Exhibit 10.1

Execution Copy

SIXTH AMENDMENT TO FOURTH AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This SIXTH AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of September 23, 2022, is entered into by and among the Lenders (as defined below) signatory hereto, BANK OF AMERICA, N.A., as administrative agent and as security trustee for the Lenders (in such capacity, “Agent”), TOPGOLF CALLAWAY BRANDS CORP. (formerly known as Callaway Golf Company), a Delaware corporation (“Parent”), CALLAWAY GOLF SALES COMPANY, a California corporation (“Callaway Sales”), CALLAWAY GOLF BALL OPERATIONS, INC., a Delaware corporation (“Callaway Operations”), OGIO INTERNATIONAL, INC., a Utah corporation, (“Ogio”), TRAVISMATHEW, LLC, a California limited liability company (“travisMathew”), JACK WOLFSKIN NORTH AMERICA, INC., a Delaware corporation (“Wolfskin” and together with Parent, Callaway Sales, Callaway Operations, Ogio and travisMathew, collectively, “U.S. Borrowers”), CALLAWAY GOLF CANADA LTD., a Canada corporation (“Canadian Borrower”), JACK WOLFSKIN AUSRÜSTUNG FÜR DRAUSSEN GMBH & CO. KGAA, a partnership limited by shares (Kommanditgesellschaft auf Aktien) under the laws of the Federal Republic of Germany (“German Borrower”), CALLAWAY GOLF EUROPE LTD., a company incorporated under the laws of England (registered number 02756321) (“U.K. Borrower”), CALLAWAY GOLF EU B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands, having its statutory seat in Amsterdam, the Netherlands and its registered office at Herikerbergweg 88, 1101 CM Amsterdam, the Netherlands, registered with the Chamber of Commerce (Kamer van Koophandel) under number 86392468 (the “New Borrower” and together with the U.S. Borrowers, German Borrower, Canadian Borrower and U.K. Borrower, each individually a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), and the other Obligors party hereto.

RECITALS

A.        Borrowers (other than the New Borrower), the other Obligors party thereto, Agent, and the financial institutions signatory thereto from time to time (each a “Lender” and collectively the “Lenders”) have previously entered into that certain Fourth Amended and Restated Loan and Security Agreement dated as of May 17, 2019 (as amended, supplemented, restated and modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

B.        Obligors (other than the New Borrower) have requested that Agent and the Lenders amend the Loan Agreement which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.

C.        Obligors are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement or any of the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.        Loan Agreement Transactions. Subject to the satisfaction in full of the conditions precedent set forth in Section 2, as of the effectiveness of this Amendment:

(a)        The Loan Agreement (excluding any Exhibits or Schedules thereto except as expressly set forth in Sections 1(c) and (d)) is hereby amended as set forth in Exhibit A attached hereto such that all of the newly inserted bold, double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text) and any formatting changes attached hereto shall be deemed to be inserted in the text of the Loan Agreement and all of the deleted stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) shall be deemed to be deleted from the text of the Loan Agreement. An unmarked draft of the Loan Agreement (excluding any Exhibits or Schedules thereto except as expressly set forth in Sections 1(c) and (d)), as amended by this Amendment, is attached hereto as Exhibit B.

(b)        the New Borrower, as provided in Section 10.1.12 of the Loan Agreement (as amended by this Amendment), hereby becomes a party to the Loan Agreement as (i) the “Dutch Borrower”, (ii) a “UK/Dutch Borrower”, (iii) a “Canadian Facility Guarantor”, (iv) a “German Facility Guarantor”, and (v) an “Obligor” under the Loan Agreement with the same force and effect as if the New Borrower had duly executed and delivered the Loan Agreement as the Dutch Borrower, a U.K./Dutch Borrower, a Canadian Facility Guarantor, a German Facility Guarantor and an Obligor thereunder and, without limiting the generality of the foregoing, the New Borrower (A) expressly assumes all obligations and liabilities of the Dutch Borrower, a U.K./Dutch Borrower, a Canadian Facility Guarantor, a German Facility Guarantor and an Obligor thereunder and (B) otherwise agrees to be bound by all terms and provisions of the Loan Agreement applicable to it as the Dutch Borrower, a U.K./Dutch Borrower, a Canadian Facility Guarantor, a German Facility Guarantor and an Obligor thereunder.

(c)        The information set forth in Schedules 8.6.1, 9.1.9, 9.1.13, 9.1.17, 9.1.21, 10.2.1, 10.2.2 and 10.2.3 of Annex A attached hereto amends and supplements the information set forth in Schedules 8.6.1, 9.1.9, 9.1.13, 9.1.17, 9.1.21, 10.2.1, 10.2.2 and 10.2.3, respectively, to the Loan Agreement and shall be deemed a part thereof for all purposes of the Loan Agreement; provided, however, that with respect to the representations and warranties by the New Borrower made as of the date of the Loan Agreement which incorporate such schedules by reference as of such date, such representations and warranties by the New Borrower shall be deemed to be made as of the date hereof.

(d)        Exhibit A-3 to the Loan Agreement is hereby amended and restated in its entirety with Exhibit A-3 attached hereto as Annex B.

2.        Effectiveness of this Amendment. Each of the following shall have occurred before this Amendment is effective:

(a)        Amendment. Agent shall have received this Amendment, duly executed and delivered by Agent, each Obligor and the Lenders.

(b)        New Borrower Certificate. Agent shall have received a copy of a certificate of a duly authorized officer of the New Borrower in form and substance reasonably satisfactory to Agent certifying (i) that attached copies of the New Borrower’s Organic Documents and its excerpt (uittreksel) from the Chamber of Commerce are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of this Amendment and the other Loan Documents to which it is (or to which it may become) a party and the performance of its obligations hereunder and thereunder is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Amendment, the Loan Agreement, and such other Loan Documents;

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and (iii) to the title, name and signature of each Person authorized to sign this Amendment and any other Loan Documents to which such Obligor is (or to which it may become) a party.

(c)        Dutch Legal Opinion. The Agent shall have received a customary legal opinion of Dutch counsel to the Agent regarding the New Borrower (with respect to effectiveness and capacity), addressed to the Agent, the Issuing Banks and the Lenders, in form and substance reasonably satisfactory to the Agent.

(d)        U.S. Legal Opinion. The Agent shall have received a customary legal opinion of counsel to the Obligors with respect to the New Borrower joining the Loan Agreement pursuant to and in accordance with Section 1(b), addressed to the Agent, the Issuing Banks and the Lenders, in form and substance reasonably satisfactory to the Agent.

(e)        Closing Certificate. Parent shall have delivered a certificate to Agent certifying that: (i) the representations and warranties set forth herein are true and correct in all material respects on and as of the date of the effectiveness of this Amendment (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects; provided, however, that with respect to the representations and warranties by the New Borrower made as of the date of the Loan Agreement which incorporate such schedules by reference as of such date, such representations and warranties by the New Borrower shall be deemed to be made as of the date hereof), and (ii) no event has occurred and is continuing on the date of the effectiveness of this Amendment that constitutes an Event of Default.

(f)        Dutch Works Council. Agent shall have received (i) the request for advice from the works council (ondernemingsraad) of the New Borrower and the positive advice from such works council which contains no condition, which if complied with, could result in a breach of any of the Loan Documents, or (ii) a confirmation in the board resolution of the New Borrower that no such works council has been installed and no action has been taken for the installation of such a works council.

3.        Representations and Warranties. Each Obligor (including, for the avoidance of doubt, the New Borrower) represents and warrants as follows, as of the effective date of this Amendment:

(a)        Authority. Each Obligor has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each Obligor of this Amendment have been duly approved by all necessary corporate, limited liability company or other equivalent action and no other corporate, limited liability company or other equivalent proceedings are necessary on the part of the Obligors to consummate such transactions.

(b)        Due Execution; Enforceability. This Amendment has been duly executed and delivered by each Obligor that is a party hereto. This Amendment and each Loan Document to which any Obligor is a party (as amended or modified hereby) is a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c)        Representations and Warranties. The representations and warranties contained in the Loan Agreement (as amended hereby and after giving effect to the inclusion of the New Borrower and the information attached as Annex A hereto) and each other Loan Document to which any Obligor is a party

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are correct in all material respects on and as of the date hereof as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects; provided, however, that with respect to the representations and warranties by the New Borrower made as of the date of the Loan Agreement which incorporate such schedules by reference as of such date, such representations and warranties by the New Borrower shall be deemed to be made as of the date hereof).

(d)        Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by any Obligor of this Amendment except for such approvals, consents, exemptions, authorizations, actions, notices and filings which have been obtained, taken, given or made and are in full force and effect.

(e)        No Default. No event has occurred and is continuing that constitutes an Event of Default.

4.        Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal law of the State of New York, without giving effect to any conflict of law principles (but giving effect to Section 5-1401 of the New York General Obligation Law and Federal laws relating to national banks). The consent to forum and judicial reference provisions set forth in Section 14.15 of the Loan Agreement are hereby incorporated in this Amendment by reference.

5.        Counterparts. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Agent and Secured Parties of a manually signed paper Amendment which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Laws, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent.

6.        Reference to and Effect on the Loan Documents.

(a)        Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement or any other Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Loan Agreement or any other

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Loan Document shall mean and refer to such agreement as amended, modified or supplemented by this Amendment.

(b)        Except as specifically amended above, the Loan Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Obligors to Agent and the Lenders in accordance with their terms.

(c)        The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)        To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

7.        Ratification. Each Obligor hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof. Subject to and without limiting the foregoing, all security interests, pledges, assignments and other Liens and Guarantees previously granted by any Obligor pursuant to the Loan Documents are hereby reaffirmed, ratified, renewed and continued, and all such security interests, pledges, assignments and other Liens and Guarantees shall remain in full force and effect as security for the Obligations on and after the date hereof.

8.        Estoppel. To induce Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Obligor hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of any Obligor as against Agent or any Lender with respect to the Obligations.

9.        Effectiveness; Binding Effect. For the avoidance of doubt, upon the effectiveness of this Amendment in accordance with its terms, this Amendment shall be binding upon each Lender and its respective successors and assigns. Notwithstanding any notice or consent requirement in the Loan Agreement to the contrary, each of the parties hereto hereby consents to any assignment by MUFG Union Bank, N.A. of its Commitments and Loans to its Affiliate, MUFG Bank, Ltd., which assignment shall otherwise be documented in accordance with the terms of the Loan Agreement.

10.        Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11.        Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

OBLIGORS:

TOPGOLF CALLAWAY BRANDS CORP.
(formerly known as Callaway Golf Company),
a Delaware corporation

By: /s/ Brian P. Lynch
Name: Brian P. Lynch
Title: Executive Vice President and Chief Financial
Officer

Address for Borrower Agent:

Topgolf Callaway Brands Corp.
2180 Rutherford Road
Carlsbad, CA 92008
Attention: Brian P. Lynch
Telephone: (760) 804-4056
Email: Brian.Lynch@callawaygolf.com

With a copy to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, CA 90071-1560
Attention: Kenneth D. Askin
Facsimile: (213) 891-8507
Email: kenneth.askin@lw.com

CALLAWAY GOLF SALES COMPANY,
a California corporation

By: /s/ Glenn Hickey
Name: Glenn Hickey
Title: President

[Signature Page to Sixth Amendment to

Fourth Amended and Restated Loan and Security Agreement]

CALLAWAY GOLF BALL OPERATIONS, INC.,
a Delaware corporation

By: /s/ Mark F. Leposky
Name: Mark F. Leposky
Title: President

OGIO INTERNATIONAL, INC.,
a Utah corporation

By: /s/ Patrick S. Burke
Name: Patrick S. Burke
Title: Vice President and Treasurer

TRAVISMATHEW, LLC,
a California limited liability company

By: /s/ Patrick S. Burke
Name: Patrick S. Burke
Title: Treasurer

JACK WOLFSKIN NORTH AMERICA, INC.,
a Delaware corporation

By: /s/ Brian P. Lynch
Name: Brian P. Lynch
Title: Vice President

CALLAWAY GOLF INTERACTIVE, INC.
a Texas corporation

By: /s/ Glenn Hickey
Name: Glenn Hickey
Title: President

[Signature Page to Sixth Amendment to

Fourth Amended and Restated Loan and Security Agreement]

CALLAWAY GOLF INTERNATIONAL SALES
COMPANY,
a California corporation

By: /s/ Patrick S. Burke
Name: Patrick S. Burke
Title: President

CALLAWAY GOLF CANADA LTD.,
a Canada corporation

By: /s/ Patrick S. Burke
Name: Patrick S. Burke
Title: Director

CALLAWAY GOLF EUROPE LTD.,
a company limited by shares incorporated under the
laws of England and Wales

By: /s/ Patrick S. Burke
Name: Patrick S. Burke
Title: Director

CALLAWAY GOLF EUROPEAN HOLDING
COMPANY LIMITED,
a company limited by shares incorporated under the
laws of England and Wales

By: /s/ Neil Howie
Name: Neil Howie
Title: Director

[Signature Page to Sixth Amendment to

Fourth Amended and Restated Loan and Security Agreement]

CALLAWAY GOLF EU B.V.,
a private company with limited liability (besloten
vennootschap met beperkte aansprakelijkheid),
incorporated under the laws of The Netherlands

By: /s/ Neil Howie
Name: Neil Howie
Title: Director

CALLAWAY GERMANY HOLDCO GMBH,
a limited liability company (Gesellschaft mit
beschränkter Haftung) under the laws of the Federal
Republic of Germany

By: /s/ Richard William Collier
Name: Richard William Collier
Title: Managing Director

By: /s/ Andre Alexander Grube
Name: Andre Alexander Grube
Title: Managing Director

JW STARGAZER HOLDING GMBH,
a limited liability company (Gesellschaft mit
beschränkter Haftung) under the laws of the Federal
Republic of Germany

By: /s/ Richard William Collier
Name: Richard William Collier
Title: Managing Director

By: /s/ Andre Alexander Grube
Name: Andre Alexander Grube
Title: Managing Director

[Signature Page to Sixth Amendment to

Fourth Amended and Restated Loan and Security Agreement]

SKYRAGER GMBH,
a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of the Federal Republic of Germany

By: /s/ Richard William Collier
Name: Richard William Collier
Title: Managing Director

By: /s/ Andre Alexander Grube
Name: Andre Alexander Grube
Title: Managing Director

JACK WOLFSKIN AUSRÜSTUNG FÜR
DRAUSSEN GMBH & CO. KGAA,
a partnership limited by shares (Kommanditgesellschaft auf Aktien) under the laws of the Federal Republic of Germany, acting through its managing partner, SKYRAGER GMBH

By: /s/ Patrick S. Burke
Name: Patrick S. Burke
Title: Director

By: /s/ Jennifer Thomas
Name: Jennifer Thomas
Title: Director

JACK WOLFSKIN RETAIL GMBH,
a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of the Federal Republic of Germany

By: /s/ Richard William Collier
Name: Richard William Collier
Title: Managing Director

By: /s/ Andre Alexander Grube
Name: Andre Alexander Grube
Title: Managing Director

[Signature Page to Sixth Amendment to

Fourth Amended and Restated Loan and Security Agreement]

AGENT AND LENDERS

BANK OF AMERICA, N.A., as Agent and as a U.S. Lender

By: /s/ Jennifer Tang
Name: Jennifer Tang
Title: SVP

Address:

Bank of America, N.A. 520 Newport Center Drive, Ste. 900
Newport Beach, CA 92660
Attn: Jennifer Tang
E-Mail: jennifer.tang@bofa.com

With a copy to:

Morgan, Lewis & Bockius LLP 300 South Grand Avenue, 22nd Floor
Los Angeles, California 90071-3132
Attn: Marshall Stoddard, Jr., Esq.
Email:marshall.stoddard@morganlewis.com
Telecopy: (213) 612-2501

BANK OF AMERICA, N.A.
(acting through its London branch), as a U.K./Dutch
Lender and a German Lender

By: /s/ Jennifer Tang
Name: Jennifer Tang
Title: SVP

Address: On File with Agent

[Signature Page to Sixth Amendment to

Fourth Amended and Restated Loan and Security Agreement]

BANK OF AMERICA, N.A.
(acting through its Canada branch), as a Canadian Lender

By: /s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President

Address:

Bank of America, N.A. 181 Bay Street, Suite 400
Toronto, ON M5J 2V8
Attn: Sylwia Durkiewicz
E-Mail: sylwia.durkiewicz@bofa.com
Telecopy: (312) 453-4041

With a copy to:

Morgan, Lewis & Bockius LLP 300 South Grand Avenue, 22nd Floor
Los Angeles, California 90071-3132
Attn: Marshall Stoddard, Jr., Esq.
Email: marshall.stoddard@morganlewis.com
Telecopy: (213) 612-2501

[Signature Page to Sixth Amendment to

Fourth Amended and Restated Loan and Security Agreement]

MUFG UNION BANK N.A., as a U.S. Lender, a Canadian Lender, a U.K./Dutch
Lender and a German Lender

By: /s/ Ryan J. Bannan
Name: Ryan J. Bannan
Title: Vice President

Address: On File with Agent

[Signature Page to Sixth Amendment to

Fourth Amended and Restated Loan and Security Agreement]

TRUIST BANK, as a U.S. Lender, a Canadian Lender, a U.K./Dutch
Lender and a German Lender

By: /s/ Jonathan Keegan
Name: Jonathan Keegan
Title: Vice President

Address: On File with Agent

[Signature Page to Sixth Amendment to

Fourth Amended and Restated Loan and Security Agreement]

JPMORGAN CHASE BANK, N.A.,
as a U.S. Lender

By: /s/ Anna C. Araya
Name: Anna C. Araya
Title: Executive Director

Address: On File with Agent

[Signature Page to Sixth Amendment to

Fourth Amended and Restated Loan and Security Agreement]

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Canadian Lender

By: /s/ Auggie Marchetti
Name: Auggie Marchetti
Title: Authorized Officer

Address: On File with Agent

[Signature Page to Sixth Amendment to

Fourth Amended and Restated Loan and Security Agreement]

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as a U.K./Dutch Lender and a German Lender

By: /s/ Graeme Syme
Name: Graeme Syme
Title: VP

Address: On File with Agent

[Signature Page to Sixth Amendment to

Fourth Amended and Restated Loan and Security Agreement]

Exhibit A

Conformed Copy of Credit Agreement

(Marked Copy)

[see attached]

CONFORMED THROUGH ~~FIFTH~~SIXTH AMENDMENT

TOPGOLF CALLAWAY ~~GOLF COMPANY~~BRANDS CORP.

(formerly known as Callaway Golf Company),

CALLAWAY GOLF SALES COMPANY,

CALLAWAY GOLF BALL OPERATIONS, INC.,

OGIO INTERNATIONAL, INC.,

TRAVISMATHEW, LLC, and

JACK WOLFSKIN NORTH AMERICA, INC.

as U.S. Borrowers, Canadian Facility Guarantors, U.K./Dutch Facility Guarantors and German Facility Guarantors

CALLAWAY GOLF CANADA LTD.,

as the Canadian Borrower, a U.K./Dutch Facility Guarantor and a German Facility Guarantor,

CALLAWAY GOLF EUROPE LTD.~~,~~ and

CALLAWAY GOLF EU B.V.

as ~~the~~  U.K. ~~Borrower~~/Dutch Borrowers, ~~a~~ Canadian Facility ~~Guarantor~~Guarantors, and ~~a~~ German Facility ~~Guarantor~~Guarantors,

JACK WOLFSKIN AUSRÜSTUNG FÜR DRAUSSEN GMBH & CO. KGAA,

as German Borrower, a Canadian Facility Guarantor and a U.K./Dutch Facility Guarantor, and

THE OTHER OBLIGORS PARTY HERETO

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Dated as of May 17, 2019

$400,000,000

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders,

BANK OF AMERICA, N.A.,

as Administrative Agent

MUFG UNION BANK N.A.

as Syndication Agent

SUNTRUST BANK,

as Documentation Agent

and

BANK OF AMERICA, N.A.,

as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

		Page
Section 1.	Definitions; Rules of Construction	2

1.1	Definitions	2
1.2	Accounting Terms	79
1.3	Uniform Commercial Code/PPSA	79
1.4	Certain Matters of Construction	79
1.5	Calculations	80
1.6	Interpretation (Quebec)	80
1.7	Interpretation (The Netherlands)	80
1.8	Interpretation (the U.K.)	81

Section 2.	Credit Facilities	81

2.1	Revolver Commitments	81
2.2	U.K./Dutch Letter of Credit Facility	87
2.3	U.S. Letter of Credit Facility	90
2.4	Canadian Letter of Credit Facility	93
2.5	German Letter of Credit Facility	96
~~2.6~~	~~Term Loans~~	~~99~~

Section 3.	Interest, Fees and Charges	100

3.1	Interest	100
3.2	Fees	104
3.3	Computation of Interest, Fees, Yield Protection	106
3.4	Reimbursement Obligations	106
3.5	Illegality	107
3.6	Inability to Determine Rates	107
3.7	Increased Costs; Capital Adequacy	112
3.8	Mitigation	113
3.9	Funding Losses	113
3.10	Maximum Interest	113
~~3.11~~	~~Terms Applicable to Alternative Currency Loans~~	~~114~~

Section 4.	Loan Administration	120

4.1	Manner of Borrowing and Funding Revolver Loans	120
4.2	Defaulting Lender	123
4.3	Number and Amount of ~~LIBOR~~Term SOFR Loans ~~and~~, EURIBOR Loans, SONIA Loans, SARON Loans, Canadian BA Rate Loans and Canadian Prime Rate Loans; Determination of Rate	124
4.4	Borrower Agent	125
4.5	One Obligation	125
4.6	Effect of Termination	125

Section 5.	Payments	126

5.1	General Payment Provisions	126
5.2	Repayment of Revolver Loans	126
5.3	~~Repayment of Term Loans~~[Reserved]	127
5.4	Payment of Other Obligations	127
5.5	Marshaling; Payments Set Aside	127

5.6	Post-Default Allocation of Payments	127
5.7	Application of Payments	132
5.8	Loan Account; Account Stated	133
5.9	Taxes	134
5.10	Lender Tax Information	137
5.11	Guarantee by Obligors	138
5.12	Currency Matters	147
5.13	Currency Fluctuations	148

Section 6.	Conditions Precedent	148

6.1	Conditions Precedent to Effectiveness and Loans	148
6.2	Conditions Precedent to All Credit Extensions	150
6.3	Loans to the Dutch Borrower	151

Section 7.	Collateral	151

7.1	Grant of Security Interest	151
7.2	Lien on Deposit Accounts; Cash Collateral	153
7.3	Real Estate Collateral	154
7.4	Other Collateral	154
7.5	No Assumption of Liability	154
7.6	Further Assurances	154

Section 8.	Collateral Administration	155

8.1	Borrowing Base Certificates	155
8.2	Administration of Accounts	155
8.3	Administration of Inventory	157
8.4	Intentionally Omitted	157
8.5	Administration of Deposit Accounts	157
8.6	General Provisions	158
8.7	Power of Attorney	159

Section 9.	Representations and Warranties	159

9.1	General Representations and Warranties	159

Section 10.	Covenants and Continuing Agreements	166

10.1	Affirmative Covenants	166
10.2	Negative Covenants	173
10.3	Financial Covenants	185
10.4	Company Trademark	185

Section 11.	Events of Default; Remedies on Default	185

11.1	Events of Default	185
11.2	Remedies upon Default	187
11.3	License	188
11.4	Setoff	188
11.5	Remedies Cumulative; No Waiver	188
11.6	Judgment Currency	189

Section 12.	Agent	189

12.1	Appointment, Authority and Duties of Agent	189
12.2	Agreements Regarding Collateral and Field Examination Reports	192

12.3	Reliance By Agent	192
12.4	Action Upon Default	192
12.5	Ratable Sharing	193
12.6	Indemnification	193
12.7	Limitation on Responsibilities of Agent	193
12.8	Successor Agent and Co-Agents	194
12.9	Due Diligence and Non-Reliance	194
12.10	Remittance of Payments and Collections	195
12.11	Agent in its Individual Capacity	195
12.12	Agent Titles	195
12.13	Bank Product Providers	195
12.14	No Third Party Beneficiaries	196

Section 13.	Benefit of Agreement; Assignments	196

13.1	Successors and Assigns	196
13.2	Participations	196
13.3	Assignments	197
13.4	Replacement of Certain Lenders	198

Section 14.	Miscellaneous	198

14.1	Consents, Amendments and Waivers	198
14.2	Indemnity	200
14.3	Notices and Communications	200
14.4	Performance of Obligors’ Obligations	200
14.5	Credit Inquiries	201
14.6	Severability	201
14.7	Cumulative Effect; Conflict of Terms	201
14.8	~~Counterparts~~Execution; Electronic Records	201
14.9	Entire Agreement	202
14.10	Relationship with Lenders	202
14.11	Lender Loss Sharing Agreement	202
14.12	No Advisory or Fiduciary Responsibility	204
14.13	Confidentiality	204
14.14	GOVERNING LAW	205
14.15	Consent to Forum; Judicial Reference; Bail-In of Affected Financial Institutions	205
14.16	Waivers by Obligors	206
14.17	Patriot Act and AML Legislation Notice	206
14.18	Canadian Anti-Money Laundering Legislation	206
14.19	Parallel Debt Undertaking	207
14.20	Reinstatement	208
14.21	Nonliability of Lenders	208
14.22	Know Your Customer	208
14.23	Amendment and Restatement	208
14.24	Intercreditor Agreement	209
14.25	Acknowledgement Regarding Supported QFCs	209

LIST OF EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Canadian Revolver Note
Exhibit A-2	Form of U.S. Revolver Note
Exhibit A-3	Form of U.K./Dutch Revolver Note
Exhibit A-4	Form of German Revolver Note
Exhibit B	Assignment and Acceptance
Exhibit C	Assignment Notice
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Mortgage
Exhibit F-1	German Account Pledge Agreement
Exhibit F-2	German Global Assignment
Exhibit F-3	German Security Transfer Agreement

Schedule E-1	Existing Letters of Credit
Schedule F-1	Company Trademarks
Schedule 1.1	Commitments of Lenders
Schedule 1.1C	U.K./Dutch Eligible Foreign Accounts
Schedule 1.1D	U.K. Non-Bank Lenders
Schedule 5.9.9	Treaty Lenders under HMRC DT Passport Scheme
Schedule 8.6.1	Business Locations
Schedule 9.1.8	Real Property in a Special Flood Hazard Zone
Schedule 9.1.9	Environmental Matters
Schedule 9.1.12	ERISA Compliance
Schedule 9.1.13	Names and Capital Structure
Schedule 9.1.17	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.21	Labor Contracts
Schedule 9.1.24	Commercial Tort Claims
Schedule 10.2.1	Existing Liens
Schedule 10.2.2	Permitted Investments
Schedule 10.2.3	Permitted Debt

CONFORMED THROUGH ~~FIFTH~~SIXTH AMENDMENT

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of May 17, 2019, among TOPGOLF CALLAWAY ~~GOLF COMPANY~~BRANDS CORP. (formerly known as Callaway Golf Company), a Delaware corporation (“Parent”), CALLAWAY GOLF SALES COMPANY, a California corporation (“Callaway Sales”), CALLAWAY GOLF BALL OPERATIONS, INC., a Delaware corporation (“Callaway Operations”), OGIO INTERNATIONAL, INC., a Utah corporation, (“Ogio”), TRAVISMATHEW, LLC, a California limited liability company (“travisMathew”), JACK WOLFSKIN NORTH AMERICA, INC., a Delaware corporation (“Domestic Jack Wolfskin” and together with Parent, Callaway Sales, Callaway Operations, Ogio, and travisMathew, collectively, “U.S. Borrowers”), CALLAWAY GOLF CANADA LTD., a Canada corporation (“Canadian Borrower”), JACK WOLFSKIN AUSRÜSTUNG FÜR DRAUSSEN GMBH & CO. KGAA, a partnership limited by shares (Kommanditgesellschaft auf Aktien) under the laws of the Federal Republic of Germany (“German Borrower”), CALLAWAY GOLF EUROPE LTD., a company ~~organized~~incorporated under the laws of England and Wales (registered number 02756321) (the “U.K. Borrower”), CALLAWAY GOLF EU B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands, having its statutory seat in Amsterdam, the Netherlands its registered office at Herikerbergweg 88, 1101 CM Amsterdam, the Netherlands, registered with the Chamber of Commerce (Kamer van Koophandel) under number 86392468 (the “Dutch Borrower” and together with the U.K. Borrower, collectively, the “U.K./Dutch Borrowers” and together with the U.S. Borrowers, the German Borrower and the Canadian Borrower, collectively, “Borrowers”), the other Obligors party to this Agreement from time to time, the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as administrative agent and as security trustee for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

R E C I T A L S:

WHEREAS, Agent, the Lenders party thereto, Parent, Callaway Sales, Callaway Operations, the Canadian Borrower, and the other Obligors party thereto entered into that certain Third Amended and Restated Loan and Security Agreement (the “Third Amended and Restated Loan Agreement”), dated as of November 20, 2017 (the “Third Amended Original Closing Date”), which amended and restated that certain Second Amended and Restated Loan and Security Agreement (the “Second Amended and Restated Loan Agreement”), dated as of December 22, 2011 (the “Second Amended Original Closing Date”), which amended and restated that certain Amended and Restated Loan and Security Agreement dated as of July 22, 2011 (the “Original Amended and Restated Loan Agreement”), which amended and restated that certain Loan and Security Agreement dated as of June 30, 2011 (the “Original Loan Agreement”);

WHEREAS, the parties hereto have agreed to amend and restate in their entirety the agreements contained in the Third Amended and Restated Loan Agreement as amongst themselves;

WHEREAS, the Obligors have requested that: (i) the U.S. Lenders provide a credit facility to the U.S. Borrowers; (ii) the Canadian Lenders provide a credit facility to the Canadian Borrower; (iii) the German Lenders provide a credit facility to the German Borrower; and (iv) the U.K./Dutch Lenders provide a credit facility to the U.K. ~~Borrower~~/Dutch Borrowers, in each case, to finance their mutual and collective business enterprise;

WHEREAS, the applicable Lenders are willing to provide such credit facilities on the terms and conditions set forth herein; and

WHEREAS, each Obligor hereby restates, ratifies and reaffirms each and every term and condition set forth in the Third Amended and Restated Loan Agreement, as amended and restated hereby, and the other Loan Documents effective as of the date hereof;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto amend and restate the Third Amended and Restated Loan Agreement and agree as follows:

SECTION 1.          DEFINITIONS; RULES OF CONSTRUCTION

1.1        Definitions. As used herein, the following terms have the meanings set forth below:

Account: as defined in the UCC (and/or, with respect to any Accounts of a Canadian Subsidiary, as defined in the PPSA), including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person who is obligated under an Account, Chattel Paper or General Intangible.

Acquisition: any transaction, or any series of related transactions, consummated on or after the Original Agreement Closing Date, by which Parent, directly or indirectly, acquires (a) any going business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger, or otherwise or (b) in one transaction or as the most recent transaction in a series of transactions, a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

Acquisition Cap: $~~25,000,000~~50,000,000.

Additional Collateral: as defined in Section 10.2.1(o).

Affected Financial Institution: ~~means~~ (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

Agent: as defined in the preamble to this Agreement.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Agent’s Office: with respect to any currency, ~~the~~  Agent’s address and, as appropriate, account specified in this Agreement with respect to such currency, or such other address or account with respect to such currency as the Agent may from time to time notify the Borrower and the Lenders.

Agreed Currency: Dollars, Canadian Dollars, British Pounds, Swiss Francs and Euros.

Agreement: this Fourth Amended and Restated Loan and Security Agreement.

Allocable Amount: as defined in Section 5.11.

~~Alternative Currency: British Pounds, Swiss Francs and Euros.~~

~~Alternative Currency Daily Rate: for any day, with respect to any extension of credit under this Agreement:~~

~~(a)    denominated in British Pounds, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and~~

~~(b)    denominated in Swiss Francs, the rate per annum equal to SARON determined pursuant to the definition thereof plus the SARON Adjustment;~~

~~provided , that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.~~

~~Alternative Currency Daily Rate Loan: a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in Swiss Francs or British Pounds.~~

~~Alternative Currency Loan: an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.~~

~~Alternative Currency Term Rate: for any Interest Period, with respect to any extension of credit under this Agreement denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;~~

~~provided,  that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

~~Alternative Currency Term Rate Loan: a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in Euros.~~

AML Legislation: as defined in Section 14.17.

Anti-Corruption Laws: ~~means~~ all laws, rules, and regulations of any jurisdiction applicable to any Obligor, any Subsidiaries or any Excluded Subsidiaries from time to time concerning or relating to bribery or corruption.

Anti-Terrorism Laws: any laws relating to terrorism or money laundering, including the Patriot Act and the Proceeds of Crime Act.

Applicable Authority: with respect to any ~~Alternative~~Agreed Currency, the applicable administrator for the Relevant Rate for such ~~Alternative~~Agreed Currency or any governmental authority having jurisdiction over the Agent or such administrator.

Applicable Law: all laws, rules, regulations and governmental guidelines with the force of law applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Lenders: with respect to: (a) the U.S. Borrowers, the U.S. Lenders who have a U.S. Revolver Commitments (and if the U.S. Revolver Commitments have terminated, each U.S. Lender that had a U.S. Revolver Commitment immediately prior to such termination), (b) the Canadian Borrower, the Canadian Lenders, (c) the German Borrower, the German Lenders, and (d) the U.K. ~~Borrower~~/Dutch Borrowers, the U.K./Dutch Lenders.

Applicable Margin: with respect to any Type of Loan, the respective margin set forth in the grid below (the “Pricing Grid”), as determined by the Availability Ratio for the last calendar month:

Level	Availability Ratio	U.S. Base Rate Revolver Loans	~~LIBOR~~ Term SOFR Revolver Loans ~~and Alternative Currency~~, SONIA Loans, EURIBOR Loans and SARON Loans	~~U.S. Base Rate Term Loans~~	~~LIBOR Term Loans~~	Canadian BA Rate Loans	Canadian Prime Rate Loans and Canadian Base Rate Loans	U.K./Dutch Base Rate Loans	German Base Rate Loans
I	Greater than or equal to 67%	~~0.50%~~ 0.25%	~~1.50%~~ 1.25%	~~3.00%~~	~~4.00%~~	~~1.50%~~ 1.25%	~~0.50%~~ 0.25%	~~1.50%~~ 1.25%	~~1.50%~~ 1.25%
II	Less than 67% but greater than or equal to 33%	~~0.75%~~ 0.50%	~~1.75%~~ 1.50%	~~3.25%~~	~~4.25%~~	~~1.75%~~ 1.50%	~~0.75%~~ 0.50%	~~1.75%~~ 1.50%	~~1.75%~~ 1.50%
III	Less than 33%	~~1.00%~~ 0.75%	~~2.00%~~ 1.75%	~~3.50%~~	~~4.50%~~	~~2.00%~~ 1.75%	~~1.00%~~ 0.75%	~~2.00%~~ 1.75%	~~2.00%~~ 1.75%

Margins shall be subject to increase or decrease based upon the Availability Ratio for the prior calendar month, as determined by Agent. If, by the first day of a calendar month, any Borrowing Base Certificate due in the preceding calendar month has not been received, then, at the option of Agent or

Required Lenders, the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.

Notwithstanding the foregoing, the Applicable Margin for any month with respect to ~~(i)~~ U.S. Base Rate Loans, Canadian Prime Rate Loans, Canadian Base Rate Loans, ~~LIBOR~~Term SOFR Revolver Loans, ~~Alternative Currency Loans, Canadian BA Rate~~SONIA Loans, ~~German Base Rate~~EURIBOR Loans ~~and U.K. Base Rate Loans shall be increased by .50% if any U.S. Availability is generated under both clause (b)(iii) and clause (b)(iv) of the definition of the U.S. Borrowing Base at any time in such month, and (ii) U.S. Base Rate Loans, Canadian Prime Rate Loans, Canadian Base Rate Loans, LIBOR Revolver Loans, Alternative Currency~~, SARON Loans, Canadian BA Rate Loans, German Base Rate Loans and U.K./Dutch Base Rate Loans~~,~~ shall be increased by ~~.25~~0.25% if any U.S. Availability is generated under either (or under both of) clause (b)(iii) or clause (b)(iv) of the definition of the U.S. Borrowing Base ~~(but not both such clauses)~~ at any time in such month.

Applicable Time Zone: for borrowings under, and payments due by Borrowers or Lenders on (a) with respect to U.S. Revolver ~~Loans, Term~~ Loans and Canadian Revolver Loans, Pacific time, and (b) with respect to U.K./Dutch Revolver Loans and German Revolver Loans, London time.

Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor or a Subsidiary, including a disposition of Property in connection with a sale-leaseback transaction, synthetic lease or statutory division of a limited liability company.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit B.

Assignment of Claims Act: Assignment of Claims Act of 1940, 31 U.S.C. § 3727, 41 U.S.C. § 15, as amended.

Attorney: as defined in Section 12.1.1(c).

Availability: as of any date of determination, the sum of the U.S. Availability plus the Canadian Availability plus the German Availability plus the U.K./Dutch Availability.

Availability Ratio: the ratio (expressed as a percentage), for any calendar month, of (a) the average daily Availability for such calendar month to (b) an amount equal to the sum of (i) the average daily Canadian Borrowing Base (without giving effect to the Canadian LC Reserve for purposes of this calculation) for such calendar month, plus (ii) the average daily U.S. Borrowing Base (without giving effect to the U.S. LC Reserve, the Canadian Overadvance Loan Balance, the German Overadvance Loan Balance, and the U.K./Dutch Overadvance Loan Balance for purposes of this calculation) for such calendar month, plus (iii) the average daily German Borrowing Base (without giving effect to the German LC Reserve for purposes of this calculation) for such calendar month, plus (iv) the average daily U.K./Dutch Borrowing Base (without giving effect to the U.K./Dutch LC Reserve for purposes of this calculation) for such calendar month.

Available Currency: (i) in the case of a U.S. Borrower, Dollars, (ii) in the case of the Canadian Borrower, Dollars or Canadian Dollars, (iii) in the case of the German Borrower, Dollars, British Pounds, Swiss Francs or Euros (but in the case of German Base Rate Loans, Dollars only), and (iv) in the case of the U.K. ~~Borrower~~/Dutch Borrowers, Dollars, British Pounds or Euros (but in the case of U.K./Dutch Base Rate Loans, Dollars only).

~~Available Tenor: as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.~~

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation: (a) with ~~(a)~~ respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule ~~and~~, (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings), and (c) with respect to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America (Canada): Bank of America, N.A. (acting through its Canada branch), and its successors and assigns.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, branches, agents and attorneys.

Bank Product: any of the following products, services or facilities extended to any Obligor or Subsidiary by a Lender or any of its Affiliates or branches: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; (d) purchase cards (including so-called “procurement cards” or “P-cards”), and (e) other banking products or services as may be requested by any Obligor or Subsidiary, in each case, unless otherwise agreed in writing between such Obligor or Subsidiary and the provider of such products or services, other than Letters of Credit.

Bank Product Debt: Debt and other obligations of an Obligor or Subsidiary relating to Bank Products.

Base Rate Loan: a U.S. Base Rate Loan, a Canadian Base Rate Loan, a German Base Rate Loan or a U.K./Dutch Base Rate Loan, as applicable.

~~Base Rate Term Loan: a Term Loan that bears interest based on the U.S. Base Rate.~~

~~Benchmark: initially, LIBOR; provided, that if a replacement of the Benchmark has occurred pursuant to Section 3.6(b) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.~~

~~Benchmark Replacement:~~

~~(1) for purposes of Section 3.6(b)(i), the first alternative set forth below that can be determined by the Agent:~~

~~(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or~~

~~(b) the sum of: (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points);~~

~~provided  that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Agent determines that Term SOFR has become available and is administratively feasible for the Agent in its sole discretion, and the Agent notifies the Borrower Agent and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and~~

~~(2)    For purposes of Section 3.6(b)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Agent and the Borrower Agent as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;~~

~~provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.~~

~~Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Agent.~~

~~Benchmark Replacement Conforming Changes: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “U.S. Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability~~

~~and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate, in consultation with the Borrowers, to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice for such Benchmark Replacement~~ (~~or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent determines in consultation with the Borrowers is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

~~Benchmark Transition Event: with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.~~

Beneficial Ownership Certification: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Agent.

Beneficial Ownership Regulation: 31 C.F.R. §1010.230.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor or Subsidiary, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor or Subsidiary, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower Agent: as defined in Section 4.4.

Borrower Group: a group consisting of (i) the U.S. Borrowers, (ii) the Canadian Borrower, (iii) the German Borrower, or (iv) the U.K. ~~Borrower~~/Dutch Borrowers, as the context requires.

Borrowers: as defined in the preamble to this Agreement.

Borrowing: a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base: the Canadian Borrowing Base and/or the German Borrowing Base and/or the U.S. Borrowing Base and/or the U.K./Dutch Borrowing Base, as the context requires.

Borrowing Base Certificate: a U.S. Borrowing Base Certificate, a Canadian Borrowing Base Certificate, a German Borrowing Base Certificate, or a U.K./Dutch Borrowing Base Certificate, as applicable. “Borrowing Base Certificates” means a U.S. Borrowing Base Certificate, a Canadian Borrowing Base Certificate, a German Borrowing Base Certificate, and a U.K./Dutch Borrowing Base Certificate.

British Pounds or £: the lawful currency of the United Kingdom.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Agent’s Office is located; provided that

(a)        if such day relates to any interest rate settings as to ~~an Alternative Currency~~a EURIBOR Loan ~~denominated in Euro~~, any fundings, disbursements, settlements and payments in Euro in respect of any such ~~Alternative Currency~~EURIBOR Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such ~~Alternative Currency~~EURIBOR Loan, means a Business Day that is also a TARGET Day;

(b)        if such day relates to any interest rate settings as to ~~an Alternative Currency Loan denominated in (i) British Pounds~~a SONIA Loan, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; ~~and (ii) Swiss Francs~~

(c) if such day relates to any interest rate setting as to a SARON Loan, means a day other than when banks are closed for settlement and payments of foreign exchange transactions in Zurich because such day is a Saturday, Sunday or a legal holiday under the laws of Switzerland; and

~~(c)        if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency; and~~

(d)        if such day relates to a Canadian Revolver Loan, any such day on which banks in Toronto, Ontario, Canada are open for the transaction of banking business.

Calculation Date: as defined in Section 5.13.

CAM: as defined in Section 14.11(a)(i).

CAM Exchange: as defined in Section 14.11(a)(ii).

CAM Exchange Date: as defined in Section 14.11(a)(iii).

CAM Percentage: as defined in Section 14.11(a)(iv).

~~Calculation Date: as defined in Section 5.13.~~

Canadian Accounts Formula Amount: (a) as of any date of determination within the period beginning on May 1 through and including October 31 of each Fiscal Year, 85% of the Value of Eligible Accounts of the Canadian Borrower; and (b) as of any date of determination within the period beginning on November 1 through and including April 30 of each Fiscal Year, 90% of the Value of Eligible Accounts of the Canadian Borrower.

Canadian Availability: as of any date of determination, the Canadian Borrowing Base as of such date of determination minus the aggregate principal amount of all Canadian Revolver Loans outstanding on such date of determination.

Canadian Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve with respect to the Canadian Borrower’s Inventory; (b) the Canadian Rent and Charges Reserve; (c) the Canadian LC Reserve; (d) the Canadian Bank Product Reserve; (e) all accrued Royalties of the Canadian Domiciled Obligors, whether or not then due and payable by a Canadian Domiciled Obligor; (f) the aggregate amount of liabilities secured by Liens upon Canadian Facility Collateral that are senior to the Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (g) the Canadian Priority Payables Reserve; (h) the Wage Earner Protection Act Reserve; (i) the Canadian Dilution Reserve; (j) the Canadian Top Golf Reserve; and (k) such additional reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment may elect to impose from time to time with respect to the Canadian Borrowing Base.

Canadian BA Rate: with respect to each Interest Period for a Canadian BA Rate Loan, a per annum rate of interest equal to the Canadian Dollar bankers’ acceptance rate, or comparable or successor rate approved by Agent, determined by it at or about ~~10:00~~10:15 a.m. (Toronto time) on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day) for a term comparable to the Canadian BA Rate Loan, as published on the ~~CDOR Page or other applicable Reuters screen~~Refinitiv Canadian Dollar Offered Rate (CDOR) page (or other commercially available source designated by Agent from time to time), provided, that in no event shall the Canadian BA Rate be less than zero.

Canadian BA Rate Loan: a Canadian Revolver Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian BA Rate.

Canadian Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Secured Bank Product Obligations owing by the Canadian Domiciled Obligors and their Subsidiaries.

Canadian Base Rate: for any day, the greater of (i) the per annum rate of interest designated by Bank of America (Canada) from time to time as its base rate for commercial loans made by it in Dollars, which rate is based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate; (ii) the Federal Funds Rate for such day, plus 0.50% per annum; or (iii) ~~LIBOR~~Term SOFR for a 30 day interest period as of such day, plus 1.00%; provided, that in no event shall the Canadian Base Rate be less than zero. Any change in such rate shall take effect at the opening of business on the applicable Business Day.

Canadian Base Rate Loan: a Canadian Revolver Loan, or portion thereof, funded in Dollars and bearing interest calculated by reference to the Canadian Base Rate.

Canadian Borrower: as defined in the preamble to this Agreement.

Canadian Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the result of: (i) the Maximum Canadian Facility Amount, minus (ii) the Canadian LC Reserve, minus (iii) the Canadian Top Golf Reserve; or (b) the result of: (i) the Canadian Accounts Formula Amount, plus (ii) the Canadian Inventory Formula Amount, plus (iii) 100% of the amount of Canadian Pledged Cash, minus (iv) the Canadian Availability Reserve.

Canadian Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, by which the Canadian Borrower certifies calculation of the Canadian Borrowing Base.

Canadian Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (Canada) or such other financial institution as Agent may select in its discretion, which account shall be for the benefit of the Canadian Facility Secured Parties and shall be subject to Agent’s Liens securing the Canadian Facility Obligations.

Canadian Dilution Reserve: as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts of the Canadian Borrower by 1% for each whole percentage point (or portion thereof) by which the Dilution Percent is in excess of 5.0%.

Canadian Dollars or Cdn$: the lawful currency of Canada.

Canadian Domiciled Obligor: each Canadian Subsidiary which is at any time an Obligor, and “Canadian Domiciled Obligors” means all such Persons, collectively.

Canadian Dominion Account: a special account established by the Canadian Borrower at Bank of America (Canada) or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes during any Dominion Trigger Period.

Canadian Employee Benefits Legislation: the Employment Pensions Plan Act (Alberta), Pension Benefits Standards Act (British Columbia), the Supplemental Pension Plans Act (Quebec) and any Canadian federal, provincial or local counterparts or equivalents, in each case, as applicable and as amended from time to time.

Canadian Employee Plan: any payroll practice and other employee benefit plan, policy, program, agreement or arrangement, including retirement, pension, profit sharing, employment, individual consultant or other compensation agreement, collective bargaining agreement, bonus or other incentive compensation, retention, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, hospitalization, health, life insurance, educational assistance or other fringe benefit or perquisite plan, policy, agreement which is or was sponsored, maintained or contributed to by, or required to be contributed to by, a Canadian Domiciled Obligor, or with respect to which a Canadian Domiciled Obligor has or could have any obligation or liability, contingent or otherwise.

Canadian Expeditors Reserve: as of any date of determination, the aggregate amount of accounts payable owed by any Canadian Facility Obligor to Expeditors, as determined by Agent in its Credit Judgment.

Canadian Facility Collateral: all Collateral that now or hereafter secures (or is intended to secure) any of the Canadian Facility Obligations, including Property of each Canadian Domiciled Obligor, each U.S. Domiciled Obligor, each U.K./Dutch Domiciled Obligor and each German Domiciled Obligor.

Canadian Facility Guarantee: each guarantee agreement (including this Agreement) at any time executed by a Canadian Facility Guarantor in favor of Agent guaranteeing all or any portion of the Canadian Facility Obligations.

Canadian Facility Guarantor: Parent, each Canadian Subsidiary, each U.S. Subsidiary (other than uPlay unless uPlay becomes a Guarantor in accordance with Section 10.2.15), each U.K. Subsidiary, each Dutch Subsidiary, each German Subsidiary, and each other Person (if any) who guarantees payment and performance of any Canadian Facility Obligations.

Canadian Facility Obligations: all Obligations of the Canadian Facility Obligors (excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Obligors as guarantors of any U.S. Facility Obligations).

Canadian Facility Obligor: each of the Canadian Borrower or any Canadian Facility Guarantor, and “Canadian Facility Obligors” means all of such Persons, collectively.

Canadian Facility Secured Parties: Agent, the Canadian Issuing Bank, the Canadian Lenders and the Secured Bank Product Providers who provide Bank Products to the Canadian Facility Obligors and their Subsidiaries.

Canadian Inventory Formula Amount: as of any date of determination, the lesser of (a) ~~the sum of (i) with respect to Eligible Inventory that has been owned by the Canadian Borrower for less than one (1) calendar year as of the applicable date of determination, (A) for the period beginning on March 1 through and including September 30 of each Fiscal Year, 65% of the Value of the Canadian Borrower’s Eligible Inventory, and (B) for the period beginning on October 1 through and including February 28 (or February 29, as applicable) of each Fiscal Year,~~ 75% of the Value of the Canadian Borrower’s Eligible Inventory~~,  plus (ii) with respect to Eligible Inventory that has been owned by the Canadian Borrower for more than one (1) calendar year, as of the applicable date of determination, 50% of the Value of the Canadian Borrower’s Eligible Inventory; or~~ and (b) 85% of the NOLV Percentage of the Value of the Canadian Borrower’s Eligible Inventory. Notwithstanding the foregoing, the aggregate amount of the Canadian Inventory Formula Amount which may be attributed to Eligible In-Transit Inventory (the “Canadian In-Transit Availability”) shall not exceed $5,000,000; provided, that the Canadian In-Transit Availability (after taking into effect the previous proviso) shall be reduced by the Canadian Expeditors Reserve if, as of any date of determination, either (I) Canadian Net Excess Availability is less than 10% of the Maximum Canadian Facility Amount, or (II) there are any accounts payable owed by any Canadian Facility Obligor to Expeditors which are aged in excess of historical levels (except in cases of good faith disputes).

Canadian Issuing Bank: Bank of America (Canada) or an Affiliate of Bank of America (Canada).

Canadian LC Obligations: the sum (without duplication) of (a) all amounts owing by the Canadian Borrower for any drawings under Letters of Credit; (b) the stated amount of all outstanding Letters of Credit issued for the account of the Canadian Borrower, which if such Letter of Credit is denominated in a currency other than Canadian Dollars or Dollars, may be stated by Agent (at its option) in Canadian Dollars or Dollars calculated at the Spot Rate; and (c) all fees and other amounts owing with respect to Letters of Credit issued for the account of the Canadian Borrower.

Canadian LC Reserve: the aggregate of all Canadian LC Obligations, other than those that have been Cash Collateralized.

Canadian Lenders: Bank of America (Canada) and each other Lender that has issued a Canadian Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment). Each Canadian Lender shall be a Canadian Qualified Lender.

Canadian Letter of Credit Subline: $5,000,000.

Canadian Letters of Credit: any standby or documentary letter of credit issued by the Canadian Issuing Bank for the account of the Canadian Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or the Canadian Issuing Bank for the benefit of the Canadian Borrower or any of its Subsidiaries.

Canadian Multi-Employer Plan: each multi-employer plan, within the meaning of the Regulations under the Income Tax Act (Canada).

Canadian Net Excess Availability: as of any date of determination, an amount equal to the Canadian Availability minus the aggregate amount, if any, of all trade payables of Canadian Domiciled Obligors that are more than 60 days past due (or such later date as Agent may approve in its sole discretion) and all book overdrafts of Canadian Domiciled Obligors in excess of historical practices with respect thereto, in each case as determined by Agent in its Credit Judgment.

Canadian Overadvance: as defined in Section 2.1.5.

Canadian Overadvance Loan: a Canadian Revolver Loan made to the Canadian Borrower when a Canadian Overadvance exists or is caused by the funding thereof.

Canadian Overadvance Loan Balance: on any date, the amount by which the aggregate Canadian Revolver Exposure exceeds the amount of the Canadian Borrowing Base on such date.

Canadian Pension Plan: a “registered pension plan,” as defined in the Income Tax Act (Canada) and any other pension plan maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Obligor in respect of its Canadian employees or former employees, excluding, for greater certainty, a Canadian Multi-Employer Plan.

Canadian Pledged Cash: the funds maintained in a blocked Deposit Account or securities account of the Canadian Borrower subject to a Deposit Account Control Agreement or securities account control agreement, as applicable, which give Agent at all times exclusive access and control for withdrawal purposes to the exclusion of the Canadian Borrower and precluding the Canadian Borrower from withdrawing or otherwise giving any instructions in connection therewith and which may not be withdrawn without the Agent’s prior written consent (such consent not to be unreasonably withheld if (i) upon and after giving effect to such withdrawal, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after such withdrawal (for clarification, including after giving effect to any recalculation of the Canadian Borrowing Base upon giving effect to such withdrawal), Canadian Availability would be a positive number), and which are subject to effective security documents, in form and substance satisfactory to Agent, that provide Agent with an unencumbered perfected first priority/ranking security interest in and Lien on such funds (subject to Liens of the depository bank having priority by law).

Canadian Prime Rate: on any date, the greater of (i) the per annum rate of interest designated by Bank of America (Canada) from time to time as its prime rate for commercial loans made by it in Canada in Canadian Dollars, which rate is based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate; or (ii) the Canadian BA Rate for a one month interest period as of such day, plus 1.00%; provided, that in no event shall the Canadian Prime Rate be less than zero. Any change in such rate shall take effect at the opening of business on the applicable Business Day.

Canadian Prime Rate Loan: a Canadian Revolver Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian Prime Rate.

Canadian Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine which reflects the unpaid (when due) or un-remitted (when due) payroll tax deductions, unpaid (when due) pension plan contributions, employment insurance premiums, amounts deducted for vacation pay, wages, workers’ compensation, unpaid (when due) or un-remitted (when due) sales tax, goods and services tax, value added tax, harmonized tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) or similar applicable provincial legislation and other unpaid (when due) or unremitted (when due) amounts by any Canadian Domiciled Obligor which would give rise to a Lien with priority under Applicable Law over the Lien of Agent.

Canadian Qualified Lender: a financial institution that is not precluded from being a Canadian Lender under the terms of the Bank Act (Canada) or other applicable Canadian federal or provincial legislation.

Canadian Reimbursement Date: as defined in Section 2.4.2.

Canadian Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Canadian Facility Collateral or could assert a Lien on any Canadian Facility Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Canadian Required Lenders: Canadian Lenders (subject to Section 4.2) having (a) Canadian Revolver Commitments in excess of 50% of the aggregate Canadian Revolver Commitments; and (b) if the Canadian Revolver Commitments have terminated, Canadian Revolver Loans and Canadian LC Obligations in excess of 50% of all outstanding Canadian Revolver Loans and Canadian LC Obligations; provided, however, that the Canadian Revolver Commitments and Canadian Revolver Loans of any Defaulting Lender shall be excluded from such calculation; provided, further, that at any time there are: (i) 3 or more Canadian Lenders, “Canadian Required Lenders” must include at least 3 Canadian Lenders, and (ii) less than 3 Canadian Lenders, “Canadian Required Lenders” must include all Canadian Lenders.

Canadian Revolver Commitment: for any Canadian Lender, its obligation to make Canadian Revolver Loans and to participate in Canadian LC Obligations in the applicable Available Currencies up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such Canadian Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.4 or 11.2. “Canadian Revolver Commitments” means the aggregate amount of such commitments of all Canadian Lenders.

Canadian Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the Borrower Agent terminates or reduces to zero all of the Canadian Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the Canadian Revolver Commitments are terminated pursuant to Section 11.2.

Canadian Revolver Exposure: on any date, an amount equal to the sum of the Dollar Equivalent of the Canadian Revolver Loans outstanding on such date plus the Canadian LC Obligations on such date.

Canadian Revolver Loan: a Revolver Loan made by Canadian Lenders to the Canadian Borrower pursuant to Section 2.1.1(b), which Revolver Loan shall, if denominated in Canadian Dollars, be either a Canadian BA Rate Loan or a Canadian Prime Rate Loan and, if denominated in Dollars, shall be either a Canadian Base Rate Loan or a ~~LIBOR~~Term SOFR Loan, in each case as selected by the Borrower Agent, and any Canadian Swingline Loan, Canadian Overadvance Loan or Protective Advance made to or owed by the Canadian Borrower.

Canadian Revolver Notes: a promissory note executed by Canadian Borrower in favor of a Canadian Lender in the form of Exhibit A-1, in the amount of such Canadian Lender’s Canadian Revolver Commitment.

Canadian Security Agreement: each (a) general security agreement, security agreement, deed of hypothec, pledge agreement, mortgage or similar agreement pursuant to which any Canadian Domiciled Obligor grants to Agent, for the benefit of the Canadian Facility Secured Parties, Liens upon its Property as security for the Canadian Facility Obligations or (b) security agreement, deed of hypothec, pledge agreement, mortgage or similar agreement pursuant to which any U.S. Domiciled Obligor, German Domiciled Obligor or U.K./Dutch Domiciled Obligor grants to Agent, for the benefit of the Secured Parties, Liens on its Property located in Canada or otherwise subject to Canadian law as security for the Obligations.

Canadian Subsidiary: a Subsidiary of Parent incorporated or organized under the laws of Canada or any province or territory of Canada.

Canadian Swingline Loan: any Borrowing of Canadian Base Rate Loans and/or Canadian Prime Rate Loans funded with Agent’s funds, until such Borrowing is settled among the Canadian Lenders or repaid by the Canadian Borrower.

Canadian Top Golf Reserve: a reserve established by Agent at Parent’s request in accordance with the definition of Top Golf Proceeds, in an initial amount as of such establishment equal to $0. The Canadian Top Golf Reserve (a) shall be reduced on a dollar for dollar basis for the amount expended in connection with (x) any Common Stock Repurchases made, or dividends paid on Parent’s common stock, in each case after the Third Amendment to Second Amended and Restated Effective Date in accordance with Section 10.2.6(g)(ii)(C) and (y) any Investments made after the Third Amendment to Second Amended and Restated Effective Date in accordance with Section 10.2.2(k)(ii)(C); (b) may be permanently reduced from time to time upon Parent’s written request to Agent; and (c) subject to Agent’s written consent (such consent not to be unreasonably withheld if (i) upon and after giving effect to such adjustment, no Default or Event of Default shall have occurred and be continuing, and (ii) immediately after such adjustment (for clarification, including after giving effect to any recalculation of the U.K./Dutch Borrowing Base, German Borrowing Base and U.S. Borrowing Base upon giving effect to such adjustment), U.K./Dutch Availability, German Availability and U.S. Availability would be a positive number), may be reallocated on a dollar for dollar basis to the U.K./Dutch Top Golf Reserve and/or German Top Golf Reserve and/or the U.S. Top Golf Reserve upon Parent’s written request to Agent; provided, however, that once reduced pursuant to clause (b) above, the Canadian Top Golf Reserve may not be increased. The parties agree that the Canadian Top Golf Reserve shall never be less than zero (-0-). For clarification, the aggregate amount of the Canadian Top Golf Reserve, the U.K./Dutch Top Golf Reserve, the German Top Golf Reserve and the U.S. Top Golf Reserve may not exceed an amount equal to the aggregate amount of Top Golf Proceeds received by Parent as reflected in all Top Golf Proceeds Notices (less any amounts Parent elects to deposit into the Top Golf Blocked Account) less all amounts expended in connection with (x) any Common Stock Repurchases made, or dividends paid on Parent’s common stock, in each case after the Third Amendment to Second Amended and Restated Effective Date in accordance with Section 10.2.6(g) and (y) any Investments made after the Third Amendment to Second Amended and Restated Effective Date in accordance with Section 10.2.2(k) and less all permanent reductions elected by Parent pursuant to clause (b) of each of the definitions of

Canadian Top Golf Reserve, U.K./Dutch Top Golf Reserve, German Top Golf Reserve and U.S. Top Golf Reserve.

Canadian Unused Line Fee Rate: a per annum rate equal to 0.25%.

Capital Expenditures: all liabilities incurred or expenditures made by an Obligor or Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: the U.S. Cash Collateral Account and/or the Canadian Cash Collateral Account and/or the German Cash Collateral Account and/or the U.K./Dutch Cash Collateral Account, as the context may require.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States, Canadian or United Kingdom government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States (or any state or district of the United States), Canada (or any province or territory of Canada), England, Wales, Scotland or Northern Ireland, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: any services provided from time to time by any Lender or any of its Affiliates or branches to any Obligor or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any European equivalent regulation (such as the European Market Infrastructure Regulation) and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or CRR, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

Change of Control: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of Parent, its Subsidiaries or the Excluded Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Equity Interests of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in all other Obligors.

Charged Company: as defined in Section 6.1(k).

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

CME: CME Group Benchmark Administration Limited.

Code: the Internal Revenue Code of 1986.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment: for any Lender, the aggregate amount of such Lender’s U.S. Revolver Commitment, ~~Term Loan Commitment, German Revolver Commitment,~~ Canadian Revolver Commitment, ~~German Revolver Commitment,~~ and U.K./Dutch Revolver Commitment. “Commitments” means the aggregate amount of all U.S. Revolver Commitments, ~~Term Loan Commitments, German Revolver~~

~~Commitments,~~ Canadian Revolver Commitments, German Revolver Commitments, and U.K./Dutch Revolver Commitments.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Common Stock Repurchase: a repurchase, redemption or other retirement for value of Parent’s common stock.

Company Trademark: collectively, the trademarks owned by the U.S. Borrowers set forth on Schedule F-1 (as such Schedule may updated to include additional trademarks with the written consent of all Lenders).

Compliance Certificate: a certificate, in the form of Exhibit D, by which Borrowers certify compliance with Section 10.3 and for purposes of determination of the Applicable Margin (such certificate to include a calculation of the Fixed Charge Coverage Ratio, whether or not a Covenant Trigger Period is in effect and regardless of the current pricing level as set forth in the Pricing Grid).

Conforming Changes: (a) with respect to the use, administration of or any conventions associated with SOFR or any proposed Term SOFR Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “U.S. Base Rate”, “Canadian Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Agent in consultation with the Borrowers, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Agent determines in consultation with the Borrowers is reasonably necessary in connection with the administration of this Agreement and any other Loan Document), and (b) with respect to the use, administration of or any conventions associated with the Canadian BA Rate, SONIA, SARON, EURIBOR or any proposed Successor Rate for any currency, any conforming changes to the definitions of “Canadian BA Rate”, “SONIA”, “SARON”, “EURIBOR”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Agent in consultation with the Borrowers, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Agent in a manner substantially consistent with market practice for such currency (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such currency exists, in such other manner of administration as the Agent determines in consultation with the Borrowers is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

Consolidated Tangible Assets: as of any date of determination, the Consolidated Total Assets of Parent and its Subsidiaries minus consolidated intangible assets of Parent and its Subsidiaries, all determined in accordance with GAAP.

Consolidated Total Assets: as of any date of determination, the consolidated total assets of Parent and its Subsidiaries as of such date, determined in accordance with GAAP.

Contingent Obligation: as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

Contractual Obligation: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

Costco: Costco Wholesale Corporation, a Washington corporation.

Covenant Trigger Period: the period (a) commencing on the day that Net Excess Availability is less than, at any time, an amount equal to the Covenant Trigger Period Threshold Percentage of the Maximum Facility Amount; and (b) continuing until, during the preceding 30 consecutive days, Net Excess Availability has been greater than, at all times, an amount equal to the Covenant Trigger Period Threshold Percentage of the Maximum Facility Amount.

Covenant Trigger Period Threshold Percentage: 10%.

Covered Entity: (a) a “covered entity,” as defined and interpreted in accordance with 12 C.F.R. §252.82(b); (b) a “covered bank,” as defined in and interpreted in accordance with 12 C.F.R. §47.3(b); or (c) a “covered FSI,” as defined in and interpreted in accordance with 12 C.F.R. §382.2(b).

Credit Judgment: Agent’s judgment exercised in good faith, based upon its consideration of any factor that it believes (a) could reasonably be expected to adversely affect the quantity, quality, mix or value of Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Agent’s Liens, or the amount that Agent and Lenders could receive in liquidation of any Collateral; (b) provides a reasonable basis to conclude that any collateral report or financial information delivered by any Obligor is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any Insolvency Proceeding involving an Obligor; or (d) creates or could reasonably be expected to result in a Default or Event of Default. In exercising such judgment, Agent may consider any factors that could reasonably be expected to increase the credit risk of lending to Borrowers on the security of the Collateral.

Credit Party: Agent, a Lender or an Issuing Bank; and “Credit Parties” means Agent, Lenders and Issuing Banks.

Creditor Representative: under any Applicable Law, a receiver, interim receiver, receiver and manager, trustee (including any trustee in bankruptcy), custodian, conservator, administrator, examiner, sheriff, monitor, assignee, liquidator, provisional liquidator, sequestrator or similar officer or fiduciary.

CRR: either CRR-EU or, as the context may require, CRR-UK.

CRR-EU: regulation 575/2013 of the European Union on prudential requirements for credit institutions and investment firms and regulation 2019/876 of the European Union amending Regulation (EU) No 575/2013 and all delegated and implementing regulations supplementing that regulation.

CRR-UK: CRR-EU as amended and transposed into the laws of the United Kingdom by the European Union (Withdrawal) Act 2018 and the European Union (Withdrawal Agreement) Act 2020 and as amended by the Capital Requirements (Amendment) (EU Exit) Regulations 2019.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Daily Simple SOFR: with respect to any applicable determination date, the secured overnight financing rate ~~(“SOFR” )~~ published on ~~such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s~~the FRBNY website (or any successor source satisfactory to Agent).

Debt: as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable and accrued expenses arising in the Ordinary Course of Business); (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (e) Capital Leases and Off-Balance Sheet Liabilities; (f) all Contingent Obligations of such Person in respect of the foregoing clauses (a) through (e); and (g) in the case of an Obligor, the Obligations.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender: any Lender that, as determined by Agent, (a) has failed to perform any funding obligations hereunder, and such failure is not cured within three Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under any other credit facility; (c) has failed, within three Business Days following request by Agent, to confirm in a manner satisfactory to Agent that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority), or Bail-In Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

Demand Date: as defined in Section 5.11.7(h).

Deposit Account: as defined in the UCC (and/or with respect to any Deposit Account located in Canada and/or Germany and/or the U.K. and/or the Netherlands and/or the Republic of Ireland, any bank account with a deposit function).

Deposit Account Control Agreements: the deposit account control agreements to be executed by each institution maintaining a Deposit Account for an Obligor, in favor of Agent, for the benefit of the applicable Secured Parties, and shall include, in the case of any Deposit Accounts domiciled outside the United States or Canada, notice to and acknowledgement from the relevant institution maintaining that Deposit Account.

Designated Jurisdiction: a country or territory that is the target of Sanctions.

Designated Obligations: as defined in Section 14.11(a)(v).

Dilution Percent: the percent, for any period determined by Agent, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts of the U.S. Borrowers (in the case of the U.S. Dilution Reserve), the Canadian Borrower (in the case of the Canadian Dilution Reserve), the German Borrower (in the case of the German Dilution Reserve), or the U.K. ~~Borrower~~/Dutch Borrowers (in the case of the U.K./Dutch Dilution Reserve), divided by (b) gross sales of the U.S. Borrowers (in the case of the U.S. Dilution Reserve), of the Canadian Borrower (in the case of the Canadian Dilution Reserve), of the German Borrower (in the case of the German Dilution Reserve), or of the U.K. ~~Borrower~~/Dutch Borrowers (in the case of the U.K./Dutch Dilution Reserve).

Direction: as defined in Section 5.9.2(a)(ii)(A).

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest, in each case, other than (a) the purchase of a customary capped call transaction in connection with convertible debt securities of Parent otherwise permitted to be incurred under this Agreement ~~and~~, (b) payments of interest with respect to convertible debt securities of Parent otherwise permitted to be incurred under this Agreement, (c) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of Parent, any Subsidiary of Parent or any of their respective Immediate Family Members, (d) payments or other adjustments to outstanding Equity Interests made by Parent in accordance with any management equity plan, stock option plan or any other similar employee benefit or incentive plan, agreement or arrangement in connection with any Distribution, payment or other transaction, in each case, contemplated by clauses (c), (d) and/or (e) of this definition, and (e) repurchases by Parent of Equity Interests in consideration of the payments described in clauses (c) and/or (d) of this definition, including demand repurchases, in the case of each of clauses (c), (d) and (e), in connection with the exercise or vesting of stock options, restricted stock units or similar incentive interests.

Document: as defined in the UCC (and/or with respect to any Document of a Canadian Subsidiary, a “document of title” as defined in the PPSA).

~~Dollars: lawful money of the United States.~~

Dollar Equivalent: on any date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any stated amount in a currency other than Dollars, the amount of Dollars that Agent determines (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Exchange Rate to obtain the stated amount of the other currency.

Dollars: lawful money of the United States.

Dominion Account: with respect to the U.S. Domiciled Obligors, a U.S. Dominion Account; with respect to the Canadian Domiciled Obligors, a Canadian Dominion Account; with respect to the German Domiciled Obligors, a German Dominion Account; ~~and~~ with respect to the U.K. Domiciled Obligors, a U.K. Dominion Account; and with respect to the Dutch Domiciled Obligors, a Dutch Dominion Account.

Dominion Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Net Excess Availability is less than: (i) an amount equal to 10% of the Maximum Facility Amount for five (5) consecutive Business Days, or (ii) 7.5% of the Maximum Facility Amount at any time, and (b) continuing until, during the preceding 30 consecutive days, no Event of Default has existed and Net Excess Availability has been greater than, at all times, an amount equal to 10% of the Maximum Facility Amount. Agent will endeavor to provide copies of each notice of control Agent sends to any Dominion Account bank to Borrower Agent substantially contemporaneously with providing such notice to such Dominion Account bank; provided, however, that the failure of Agent to provide a copy of any such notice to Borrower Agent shall not give rise to any liability on the part of Agent and shall not affect the validity and effectiveness of such notice.

~~Early Opt-in Effective Date: with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

~~Early Opt-in Election: the occurrence of:~~

~~(1)~~

~~a determination by the Agent, or a notification by the Borrower Agent to the Agent that the Borrower Agent has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.6(b), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and~~

~~(2)~~	~~the joint election by the Agent and the Borrower Agent to replace LIBOR with a Benchmark Replacement and the provision by the Agent of written notice of such election to the Lenders.~~

Dutch Borrower: as defined in the preamble to this Agreement.

Dutch Domiciled Obligor: each Dutch Subsidiary which is at any time an Obligor, and “Dutch Domiciled Obligors” means all such Persons, collectively.

Dutch Dominion Account: a special account established by the Dutch Borrower at Bank of America (or any branch or Affiliate thereof) or another bank acceptable to Agent, over which Agent has a Lien governed by the law of the jurisdiction in which such account is domiciled and exclusive control for withdrawal purposes during any Dominion Trigger Period.

Dutch Omnibus Pledge: the Dutch law omnibus pledge agreement to be granted by the Dutch Borrower in favor of Agent in connection with certain Deposit Accounts, Accounts and Inventory located in the Netherlands, as may be amended, restated, supplemented or otherwise modified from time to time.

Dutch Pledged Cash: the funds maintained in a blocked Deposit Account or securities account of a Dutch Borrower subject to a Deposit Account Control Agreement or securities account control agreement, as applicable, which give Agent at all times exclusive access and control for withdrawal purposes to the exclusion of the Dutch Borrower and precluding the Dutch Borrower from withdrawing or otherwise giving any instructions in connection therewith and which may not be withdrawn without the Agent’s prior written consent (such consent not to be unreasonably withheld if (i) upon and after giving effect to such withdrawal, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after such withdrawal (for clarification, including after giving effect to any recalculation of the U.K./Dutch Borrowing Base upon giving effect to such withdrawal), U.K./Dutch Availability would be a positive number), and which are subject to effective security documents governed by the law of the jurisdiction in which such Deposit Account is domiciled in form and substance satisfactory to Agent, that provide Agent with an unencumbered perfected first priority/ranking security interest in and Lien on such funds (subject to Liens of the depository bank having priority by law).

Dutch Security Documents: the Dutch Omnibus Pledge, the Dutch Share Pledge and any other similar agreement, instrument or document governed by the laws of any jurisdiction, including Germany, in each case now or hereafter securing (or given with the intent to secure) the U.K./Dutch Facility Obligations.

Dutch Share Pledge: the Dutch law share pledge agreement to be granted by the U.K. Borrower over the shares in the Dutch Borrower in favor of the Agent, as may be amended, restated, supplemented or otherwise modified from time to time.

Dutch Subsidiary: a Subsidiary of Parent incorporated or organized under the laws of the Netherlands.

EBITDA: (i) determined on a consolidated basis for Parent and Subsidiaries, net income, calculated before (without duplication): interest expense; non-cash stock compensation expense; provision for income taxes; depreciation and amortization expense; other non-cash expenses (except to the extent representing a reserve or accrual for cash expenses in another period) of Borrower Agent and its Subsidiaries (including, without limitation, non-cash amounts related to any downsizing, restructuring or partial close of any operations of Borrower Agent or any of its Subsidiaries); gains or losses arising from the sale of capital assets; gains arising from the write-up of assets; any extraordinary, exceptional, unusual, special or infrequent gain, loss or charge not in the ordinary course of business; any gains on account of a transaction which results in Parent receiving Top Golf Proceeds; and fees and expenses incurred or any amortization thereof in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Fourth Amendment to Fourth Amended and Restated Effective Date and any such transaction undertaken but not completed) and any charges or nonrecurring merger costs incurred during such period as a result of any such transaction, in each case, to the extent not otherwise prohibited hereunder (in each case of each of the foregoing, to the extent included in determining net income) plus (ii) Parent’s equity in the net income of any Excluded Subsidiary up to an amount equal to the aggregate amount of cash actually distributed by such Excluded Subsidiary to Parent or any Subsidiary as a dividend or other distribution during the applicable period.

EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Electronic Copy: as defined in Section 14.8.

Electronic Record and Electronic Signature: as defined in 15 U.S.C. §7006.

Eligible Account: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars (or, in the case of: (~~x~~w) an Account owing to the Canadian Borrower, in Dollars or Canadian Dollars, (~~y~~x) an Account owing to the ~~U.K. Borrower~~Dutch Borrowers, in Dollars, Euros, Swedish Kroner, Danish Kroner, Norwegian Kroner, or British Pounds, ~~and (z~~(y) an Account owing to the German Borrower, in Dollars, Euros, Swiss Francs, Swedish Kroner, Danish Kroner, Norwegian Kroner, or British Pounds~~)~~, and (z) an account owing to the U.K. Borrower in Dollars, Euros or British Pounds), and is deemed by Agent, in its Credit Judgment, to satisfy the criteria set forth below. No Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date (or up to an additional 30 days as Agent may approve on an Account Debtor by Account Debtor basis in its sole discretion), or it is unpaid for more than 150 days after the original invoice date (or up to an additional 30 days as Agent may approve on an Account Debtor by Account Debtor basis in its sole discretion); (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor and such Account Debtor’s Affiliates, it exceeds 15% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor and its Affiliates from time to time); provided that, (i) with respect to Accounts owing by Dick’s Sporting Goods and its Affiliates, such percentage shall be ~~30~~50%, and (ii) with respect to Accounts owing by Amazon and its Affiliates, such percentage shall be 35%; (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent, or is the target of any Sanction or on any specially designated nationals list maintained by OFAC; or the Borrower that originated such Account is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) with respect to Accounts owing to: (i) the U.S. Borrowers or the Canadian Borrower, the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, (ii) the German Borrower, the Account Debtor is organized or has its principal offices or assets outside of the United States, Canada, Switzerland, Norway, or any country which was a Participating Member State of the European Union prior to May 1, 2004, ~~and~~ (iii) the U.K. Borrower, the Account Debtor is organized or has its principal offices or assets outside of England, Wales, Scotland, Canada ~~or~~, Northern Ireland ~~(other than a U.K.~~, or any country which was a Participating Member State of the European Union prior to May 1, 2004 (other than a U.K./Dutch Eligible Foreign Account), and (iv) the Dutch Borrower, the Account Debtor is organized or has its principal offices or assets outside of the United States, Canada, Switzerland, Norway, England, Wales, Scotland, Northern Ireland or any country which was a Participating Member State of the European Union prior to May 1, 2004 (other than a U.K./Dutch Eligible Foreign Account); (h) it is owing by a Government Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act or the Account Debtor is the federal government of Canada or any Crown corporation, department, agency or instrumentality of Canada and the Canadian Borrower has complied, to the satisfaction of Agent, with the Financial Administration Act or other Applicable Law; (i) it is not subject to a duly perfected, first priority (in the case of U.K. Accounts, expressed as a fixed charge) Lien in favor of Agent, or is subject to any other Lien; (j) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended or the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; or (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 60 days old (or such later date as Agent may approve in its sole discretion) will be excluded.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in its Credit Judgment, based on: (i) an event, condition or other circumstance arising after the date hereof, (ii) an event, condition or other circumstance existing on the date hereof to the extent that the Agent has no knowledge thereof or its effect on the Account, or (iii) facts, information, or circumstances provided to or learned by Agent in the course of its administration of the facility, including, without limitation, in connection with field exams, audits, reports and other information received, and observance of Collateral and the Obligors’ business performance, in any case under clauses (i), (ii) or (iii), which adversely affects or would reasonably be expected to adversely affect the Accounts as determined by Agent in its Credit Judgment.

Eligible Assignee: a Person that is (i) a Lender or a U.S.-based Affiliate of a Lender, (ii) if such Person is to hold U.S. Facility Obligations, an Approved Fund~~;~~, (iii) if such Person is to hold Canadian Facility Obligations, such person is at all times, other than during any Event of Default, a Canadian Qualified Lender and an Affiliate or branch of a U.S. Lender~~;~~, (iv) if such Person is to hold U.K./Dutch Facility Obligations, such person is at all times, other than during any Event of Default, a U.K. Qualified Lender and an Affiliate of a U.S. Lender, (v) if such Person is to hold German Facility Obligations, such person is at all times, other than during any Event of Default, a U.S. Lender or an Affiliate or branch of a U.S. Lender, (vi) any other financial institution approved by Agent and Borrower Agent (which approval by Borrower Agent shall not be unreasonably withheld or delayed), that is organized under the laws of the United States or Canada or any state, province or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its Ordinary Course of Business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (vii) during any Event of Default, any Person acceptable to Agent in its discretion.

Eligible Costco Inventory: Inventory consisting of finished goods owned by a U.S. Borrower and consigned to Costco that would otherwise be Eligible Inventory if it were not consigned to a Person in violation of clause (h)(i) of the definition of “Eligible Inventory” and either (a) Costco has delivered to Agent a Lien Waiver with respect to such Inventory, or (b) Costco is rated BBB- (or better) by S&P and Baa3 (or better) by Moody’s as of the applicable date of determination.

Eligible Inventory: Inventory owned by a Borrower that Agent, in its Credit Judgment, deems to satisfy the criteria set forth below. No Inventory shall be Eligible Inventory unless it (a) is finished goods or raw materials, and not packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving (as determined by Agent from time to time), perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, has not been acquired from a Person that is the target of any Sanction or on any specially designated nationals list maintained by OFAC, and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien which must, (i) in the case of any Inventory of ~~the~~a U.K./Dutch Borrower located in Germany, be a German law governed Lien pursuant to a security transfer agreement on substantially the same terms as the German Security Transfer Agreement and (ii) in the case of any Inventory of the German Borrower or the Dutch Borrower located in the United Kingdom, be an English law governed Lien pursuant to a floating charge on substantially the same terms as the U.K. Security Agreements, and, in each case, no other Lien other than Permitted Liens; (h) (i) other than Eligible Costco Inventory, is not consigned to any Person, and (ii) other than Eligible In-Transit Inventory, is within: (A) the continental United States, in the case of Inventory of a U.S. Borrower, (B) Canada, in the case of Inventory of the Canadian Borrower, (C) Germany, or, with the consent of the Agent, the United Kingdom in the case of Inventory of the German Borrower, ~~and~~ (D) the United Kingdom, or, with the consent of the Agent, Germany in the case of Inventory of the U.K. Borrower, and (E) the Netherlands or the United Kingdom, in the case of Inventory of the Dutch Borrower; (i) other than Eligible In-Transit Inventory, is not in transit unless it is, in the case of: (i) Inventory of a U.S. Borrower, in transit between facilities in the United States of ~~the~~any U.S. ~~Borrowers~~Borrower, (ii) Inventory of the Canadian Borrower, in transit between facilities in Canada of the Canadian Borrower, (iii) Inventory of the German Borrower, in transit between facilities in Germany of the German Borrower, ~~and~~ (iv) Inventory of the U.K. Borrower, in transit between facilities in England, Wales, Scotland or Northern Ireland of the U.K. Borrower~~)~~, and (v) Inventory of the Dutch Borrower, in transit between facilities in the Netherlands of the Dutch Borrower or in between facilities in the United Kingdom of the Dutch Borrower; (j) is not subject to any warehouse receipt or negotiable Document; (k) is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; (l) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate U.S. Rent and Charges Reserve (in the case of the U.S. Borrowers), a Canadian Rent and Charges Reserve (in the case of the Canadian Borrower), a German Rent and Charges Reserve (in the case of the German Borrower), or a U.K./Dutch Rent and Charges Reserve (in the case of the U.K. ~~Borrower~~/Dutch Borrowers) has been established; (m) is reflected in the details of a current perpetual inventory report and (n) is not located at a retail location of a German Borrower.

The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in its Credit Judgment, based on: (i) an event, condition or other circumstance arising after the date hereof, (ii) an event, condition or other circumstance existing on the date hereof to the extent that the Agent has no knowledge thereof or its effect on Inventory, or (iii) facts, information, or circumstances provided to or learned by Agent in the course of its administration of the facility, including, without limitation, in connection with field exams, audits, reports and other information received, and observance of Collateral and the Obligors’ business performance, in any case under clauses (i), (ii) or (iii), which adversely affects or would reasonably be expected to adversely affect the Inventory as determined by Agent in its Credit Judgment.

Eligible In-Transit Inventory: Inventory consisting of finished goods owned by a Borrower that would be Eligible Inventory if it were not subject to a Document and in transit from a foreign location to a location of a Borrower within the United States, Canada, England, Wales, Scotland, Northern Ireland, the Netherlands or Germany, and that Agent, in its Credit Judgment, deems to be Eligible In-Transit Inventory, and thus to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory unless it (a) is finished goods, (b) has been delivered to a carrier in a foreign port or foreign airport for receipt by a Borrower in the United States (in the case of the U.S. Borrowers) or the United Kingdom (in the case of the U.S. Borrower(s) party to the U.K. Inventory Charge) or Canada (in the case of the Canadian Borrower) or the Netherlands, England, Wales, Scotland or Northern Ireland (in the case of the U.K. Borrower) or the Netherlands or the United Kingdom (in the case of the Dutch Borrower) or Germany (in the case of the German Borrower) within sixty (60) days of the date of determination, but which has not yet been received by the applicable Borrower, (c) is subject to a negotiable Document showing Agent (or, with the consent of Agent, the applicable Borrower) as consignee, which Document is in the possession of Agent or such other Person as Agent shall approve; (d) is fully insured in a manner satisfactory to Agent; (e) has been identified to the applicable sales contract and title has passed to the applicable Borrower; (f) is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any Borrower is in default of any obligations; (g) is subject to purchase orders and other sale documentation satisfactory to Agent; (h) is shipped by a common carrier that is not affiliated with the vendor and is not the target of any Sanction or on any specially designated nationals list maintained by OFAC; and (i) is being handled by a customs broker, freight-forwarder or other handler that has delivered a Lien Waiver.

Eligible Real Estate: Real Estate owned by a U.S. Borrower that is located at 2180 Rutherford Road, Carlsbad, CA 92008, and that Agent, in its Credit Judgment, deems to satisfy the criteria set forth in the subsequent sentence. Such Real Estate shall not be Eligible Real Estate unless: (a) a first priority Mortgage, in substantially the form attached hereto as Exhibit E, has been executed, delivered and recorded with respect to such Real Estate, and (b) Agent shall have received the Related Real Estate Documents with respect to such Real Estate.

EMU Legislation: the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to vote or act in an Obligor’s Insolvency Proceeding, or otherwise).

Environmental Laws: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies) relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA,

RCRA, CWA, the Environmental Protection Act (Ontario) and similar Applicable Laws of foreign jurisdictions.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security ~~or~~, ownership interest or voting rights.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) any Obligor or ERISA Affiliate fails to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan, or requests a minimum funding waiver; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

EU Regulation: as defined in Section 9.1.25.

EURIBOR Loan: a Loan bearing interest at a rate determined by reference to the EURIBOR Rate.

EURIBOR Rate: for any Interest Period, with respect to any extension of credit under this Agreement denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time) on the date that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period, provided that if EURIBOR is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Euro or €: the lawful currency of the Participating Member States introduced in accordance with EMU Legislation.

Event of Default: as defined in Section 11.

Excess Amount: as defined in Section 5.13.

Exchange Rate: on any date of determination, with respect to Canadian Dollars, British Pounds, Euros, Swiss Francs or another foreign currency in relation to Dollars, the Spot Rate for Canadian Dollars, British Pounds, Euros, Swiss Francs or such other foreign currency, as applicable.

Excluded Intellectual Property: any Intellectual Property: (i) owned by travisMathew or Travis Mathew Retail as of the Third Amended Original Closing Date; (ii) hereafter developed by travisMathew or Travis Mathew Retail (and unrelated to any Intellectual Property of the Obligors (other than travisMathew or Travis Mathew Retail) as of the Third Amended Original Closing Date); or (iii) related to the brands of travisMathew or Travis Mathew Retail as of the Third Amended Original Closing Date.

~~“~~Excluded Property~~” shall mean~~:

(a)        any permit or license issued by a Governmental Authority to any U.S. Domiciled Obligor or any agreement to which any U.S. Domiciled Obligor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any requirement of law applicable thereto, validly prohibit the creation by such U.S. Domiciled Obligor of a security interest in such permit, license or agreement in favor of the Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity);

(b)        assets owned by any U.S. Domiciled Obligor on the date hereof or hereafter acquired and any proceeds thereof that are subject to a Lien permitted by Section 10.2.1(j) or Section 10.2.1(p) of the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for the Capital Lease, Off-Balance Sheet Liability or purchase money obligation subject to such Lien) validly prohibits the creation of any other Lien on such assets and proceeds;

(c)        any Equity Interests of a Foreign Subsidiary to the extent and for so long as the pledge thereof to the Agent would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, which investment would or could reasonably be expected to trigger a material increase in the net income of a United States shareholder of such Foreign Subsidiary pursuant to Section 951 (or a successor provision) of the Code, as reasonably determined by the Agent; provided that, this clause (c) shall not apply to (a) voting stock of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing 65% of the total voting power of all outstanding voting stock of such Subsidiary and (b) 100% of the Equity Interests not constituting voting stock of any such Subsidiary, except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as voting stock for purposes of this clause (c);

(d)        any intent-to-use trademark application to the extent and for so long as creation by a U.S. Domiciled Obligor of a security interest therein would result in the loss by such U.S. Domiciled Obligor of any material rights therein;

(e)        any fee owned real property (other than Material Real Property and the fee-owned real property located at 2180 Rutherford Road, Carlsbad, CA 92008), and any leasehold rights and interests in such real property;

(f)        Margin Stock;

(g)        motor vehicles and other assets subject to certificates of title other than to the extent a security interest therein can be perfected by a UCC filing;

(h)        pledges and security interests prohibited by applicable law, rule, regulation or contractual obligation after giving effect to the anti-assignment provisions of the UCC and other applicable law; and

(i)        those assets as to which the Agent and the Borrowers reasonably agree that the cost or other consequence (including any adverse tax consequences to the Borrowers or any of their Subsidiaries) of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby;

provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clause (a), (b), (c), (d), (e), (f), (g), (h) or (i) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a), (b), (c), (d), (e), (f), (g), (h) or (i)).

Excluded Stock Repurchases: any Common Stock Repurchases made, or dividends paid on Parent’s common stock, in accordance with Section 10.2.6(g).

Excluded Subsidiary: ~~(i)  for the period commencing on the Fourth Amendment to Fourth Amended and Restated Effective Date and ending on the sooner to occur of (A) the consummation of the Top Golf Acquisition, and (B) the date that is five (5) Business Days after the Termination Date (as defined in the Top Golf Acquisition Agreement) (or such later date as agreed by Agent in its sole discretion), 51 Steps, Inc., a Delaware corporation (“Merger Sub”), and (ii) effective immediately upon the consummation of the Top Golf Acquisition,~~ each of Top Golf and each entity at least 50% of whose voting securities or Equity Interests are on such date or thereafter owned by Top Golf (including indirect ownership by Top Golf through other entities in which Top Golf directly or indirectly owns at least 50% of the voting securities or Equity Interests); provided, that (a) no Subsidiary of Parent in existence as of the Fourth Amendment to Fourth Amended and Restated Effective Date (other than Merger Sub) will be an Excluded Subsidiary, and (b) no Obligor will be an Excluded Subsidiary at any time.

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the Act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

Excluded Tax: with respect to Agent, any Lender, any Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower Agent is located; (c) any backup withholding tax required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.10; (d) in the case of a Foreign Lender, any United States withholding tax that is (i) required pursuant to laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrowers with respect to such withholding tax; and (e) any U.S. federal withholding Taxes imposed under FATCA.

Existing Letters of Credit: those letter(s) of credit described on Schedule E-1.

Expeditors: Expeditors International of Washington, Inc., a Washington corporation.

~~Existing Letters of Credit: those letter(s) of credit described on Schedule E-1.~~

Extraordinary Expenses: all costs, expenses or advances that Agent or any Lender may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent or any Lender in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses. Notwithstanding the forgoing, absent a conflict of interest among Lenders, Extraordinary Expenses shall not include (i) legal fees for more than one counsel to the Lenders (plus any local counsel deemed necessary by the Lenders) in addition to any counsel engaged by Agent or (ii) other costs, expenses or advances incurred by any Lender to the extent unreasonably duplicative of such costs, expenses or advances incurred by the Agent.

Facility Termination Date: May 17, 2024.

FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Rate: ~~(a)~~for any day, the ~~weighted average of interest rates~~per annum rate calculated by FRBNY based on ~~overnight~~such day’s federal funds transactions ~~with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published~~

~~by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is~~by depository institutions (as determined in such manner as FRBNY shall set forth on its public website from time to time) and published on the next Business Day~~,~~ by FRBNY as the ~~average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent~~federal funds effective rate; provided, that in no event shall the Federal Funds Rate be less than zero.

Fee Letters: each fee letter agreement between Agent and Borrowers (or any of them).

~~Fifth Amendment to Fourth Amended and Restated Loan Agreement: that certain Fifth Amendment to Fourth Amended and Restated Loan and Security Agreement dated as of the Fifth Amendment to Fourth Amended and Restated Effective Date, by and among the Borrowers, the Agent and the Lenders and other parties thereto.~~

~~Fifth Amendment to Fourth Amended and Restated Effective Date: December 16, 2021.~~

Financial Administration Act: the Financial Administration Act (Canada) and all regulations and schedules thereunder.

First Amendment to Second Amended and Restated Effective Date: June 11, 2012.

First Amendment to Third Amended and Restated Effective Date: November 29, 2018.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Parent and its Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Parent and its Subsidiaries for the most recent twelve calendar months, of (a) EBITDA minus Capital Expenditures (except those financed with Borrowed Money other than Revolver ~~Loans or Term~~ Loans) and cash taxes paid (which amount may not be less than zero), to (b) Fixed Charges; provided, however, that solely for the purposes of calculating the Fixed Charge Coverage Ratio under Section 10.3, Fixed Charges shall not include any Excluded Stock Repurchases.

Fixed Charges: the sum of cash interest expense, principal payments made on Borrowed Money (other than voluntary prepayments, prior to the scheduled maturity thereof, of Debt permitted under clauses (r) or (s) of Section 10.2.3), and Distributions made (other than Distributions made to Obligors to the extent permitted hereunder).

FLSA: the Fair Labor Standards Act of 1938.

Flood Laws: the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973 and related laws.

Foreign Base Rate: for any day, the reference rate for German Base Rate Loans or U.K./Dutch Base Rate Loans, being a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as announced from time to time by the local branch of Bank of America in the jurisdiction in which such currency is funded as its “base rate” with respect to such currency; provided, that in no event shall the

Foreign Base Rate be less than zero. Any change in such rate shall take effect at the opening of business on the day of such change.

Foreign Lender: any Lender that is (a) in the case of the U.S. Borrowers, organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof, (b) in the case of the Canadian Borrower, not a Canadian Qualified Lender, and (c) in the case of the U.K. Borrower, not a U.K. Qualified Lender.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States or Canada; or (b) mandated by a government other than the United States or Canada for employees of any Obligor or Subsidiary.

Foreign Subsidiary: a Subsidiary of Parent that is a “controlled foreign corporation” under Section 957 of the Code.

Fourth Amendment to Fourth Amended and Restated Credit Agreement: that certain Fourth Amendment to Fourth Amended and Restated Credit Agreement dated as of the Fourth Amendment to Fourth Amended and Restated Effective Date by and among Parent, the other Obligors party thereto, Agent and the Lenders party thereto.

Fourth Amendment to Fourth Amended and Restated Effective Date: October 27, 2020.

FRBNY: the Federal Reserve Bank of New York.

Fronting Exposure: a Defaulting Lender’s Pro Rata share of U.S. LC Obligations, Canadian LC Obligations, German LC Obligations, U.K./Dutch LC Obligations, U.S. Swingline Loans, Canadian Swingline Loans, German Swingline Loans, or U.K./Dutch Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 4.2.

~~FSCO~~FSRA: the Financial Services ~~Commission~~Regulatory Authority of Ontario or like body in any other province or territory of Canada and any other Governmental Authority succeeding to the functions thereof.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof in the applicable currency required hereunder, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligors against Agent, Lenders and Issuing Banks arising on or before the payment date. No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

Funded Debt: as of any date of determination, all Debt for borrowed money of Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

GAAP: generally accepted accounting principles in effect in the United States or the Netherlands (if applicable) from time to time.

General Intangibles: as defined in the UCC (and/or with respect to any General Intangible of a Canadian Subsidiary, an “intangible” as defined in the PPSA).

German Account Pledge Agreement: each German law account pledge agreement executed and delivered by a relevant German Facility Obligor in favor of the Agent, substantially in the form of Exhibit F-1.

German Accounts Formula Amount: (a) as of any date of determination within the period beginning on May 1 through and including October 31 of each Fiscal Year, 85% of the Value of Eligible Accounts of the German Borrower; and (b) as of any date of determination within the period beginning on November 1 through and including April 30 of each Fiscal Year, 90% of the Value of Eligible Accounts of the German Borrower.

German Availability: as of any date of determination, the German Borrowing Base as of such date of determination minus the aggregate principal amount of all German Revolver Loans outstanding on such date of determination.

German Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve with respect to the German Borrower’s Inventory; (b) the German Rent and Charges Reserve; (c) the German LC Reserve; (d) the German Bank Product Reserve; (e) all accrued Royalties of the German Domiciled Obligors, whether or not then due and payable by a German Domiciled Obligor; (f) the aggregate amount of liabilities secured by Liens upon German Facility Collateral that are senior to the Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (g) the German Dilution Reserve; (h) the German Top Golf Reserve; (i) a reserve for fees payable to an insolvency administrator pursuant to the Applicable Law in Germany; (j) a reserve on account of any form of retention of title arrangements; (k) the amount of any applicable sales tax including any applicable VAT; and (l) such additional reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment may elect to impose from time to time with respect to the German Borrowing Base.

German Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Secured Bank Product Obligations owing by the German Domiciled Obligors and their Subsidiaries.

German Base Rate Loan: a German Revolver Loan, or portion thereof, funded in Dollars and bearing interest calculated by reference to the Foreign Base Rate.

German Borrower: as defined in the preamble to this Agreement.

German Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the result of: (i) the Maximum German Facility Amount, minus (ii) the German LC Reserve, minus (iii) the German Top Golf Reserve; or (b) the result of: (i) the German Accounts Formula Amount, plus (ii) the German Inventory Formula Amount, plus (iii) 100% of the amount of German Pledged Cash, minus (iv) the German Availability Reserve.

German Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, by which the German Borrower certifies calculation of the German Borrowing Base.

German Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America, N.A. or such other financial institution as Agent may select in its discretion, which account shall be for the benefit of the German Facility Secured Parties and shall be subject to Agent’s Liens securing the German Facility Obligations.

German Dilution Reserve: as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts of the German Borrower by 1% for each whole percentage point (or portion thereof) by which the Dilution Percent is in excess of 5.0%.

German Domiciled Obligor: each German Subsidiary which is at any time an Obligor, and “German Domiciled Obligors” means all such Persons, collectively.

German Dominion Account: a special account established by the German Borrower at Bank of America, N.A. or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes during any Dominion Trigger Period.

German Expeditors Reserve: as of any date of determination, the aggregate amount of accounts payable owed by any German Facility Obligor to Expeditors, as determined by Agent in its Credit Judgment.

German Facility Collateral: all Collateral that now or hereafter secures (or is intended to secure) any of the German Facility Obligations, including Property of each German Domiciled Obligor, each U.S. Domiciled Obligor, each U.K./Dutch Domiciled Obligor and each Canadian Domiciled Obligor.

German Facility Guarantee: each guarantee agreement (including this Agreement) at any time executed by a German Facility Guarantor in favor of Agent guaranteeing all or any portion of the German Facility Obligations.

German Facility Guarantor: Parent, each U.K. Subsidiary, each Dutch Subsidiary, each Canadian Subsidiary, each U.S. Subsidiary (other than uPlay unless uPlay becomes a Guarantor in accordance with Section 10.2.15), each German Subsidiary, and each other Person (if any) who guarantees payment and performance of any German Facility Obligations.

German Facility Obligations: all Obligations of the German Facility Obligors (excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Obligors as guarantors of any U.S. Facility Obligations).

German Facility Obligor: each of the German Borrower or any German Facility Guarantor, and “German Facility Obligors” means all of such Persons, collectively.

German Facility Secured Parties: the Agent, the German Issuing Bank, the German Lenders and the Secured Bank Product Providers who provide Bank Products to the German Facility Obligors and their Subsidiaries.

German Global Assignment: each German global assignment executed and delivered by a relevant German Facility Obligor in favor of the Agent, substantially in the form of Exhibit F-2.

German Guarantor: as defined in Section 5.11.7.

German Inventory Formula Amount: as of any date of determination, the lesser of (a) ~~the sum of (i) with respect to Eligible Inventory that has been owned by the German Borrower for less than one (1) calendar year as of the applicable date of determination, (A) for the period beginning on March 1 through and including September 30 of each Fiscal Year, 65% of the Value of such German Borrower’s Eligible Inventory, (B) for the period beginning on October 1 through and including February 28 (or February 29, as applicable) of each Fiscal Year,~~ 75% of the Value of such German Borrower’s Eligible Inventory~~, plus (ii) with respect to~~

~~Eligible Inventory that has been owned by the German Borrower for more than one (1) calendar year, as of the applicable date of determination, 50% of the Value of such German Borrower’s Eligible Inventory; or~~ and (b) 85% of the NOLV Percentage of the Value of the German Borrower’s Eligible Inventory. Notwithstanding the foregoing, the aggregate amount of the German Inventory Formula Amount which may be attributed to Eligible In-Transit Inventory (the “German In-Transit Availability”) shall not exceed $~~2,000,000~~5,000,000; provided that, the German In-Transit Availability (after taking into effect the previous proviso) shall be reduced by the German Expeditors Reserve if, as of any date of determination, either (I) German Net Excess Availability is less than 10% of the Maximum German Facility Amount, or (II) there are any accounts payable owed by any German Facility Obligor to Expeditors which are aged in excess of historical levels (except in cases of good faith disputes).

German Issuing Bank: Bank of America or an Affiliate of Bank of America.

German LC Obligations: the sum (without duplication) of (a) all amounts owing by the German Borrower for any drawings under Letters of Credit; (b) the stated amount of all outstanding Letters of Credit issued for the account of the German Borrower, which if such Letter of Credit is denominated in a currency other than Dollars, British Pounds, Swiss Francs or Euros, may be stated by Agent (at its option) in Dollars, British Pounds, Swiss Francs or Euros calculated at the Spot Rate; and (c) all fees and other amounts owing with respect to Letters of Credit issued for the account of the German Borrower.

German LC Reserve: the aggregate of all German LC Obligations, other than those that have been Cash Collateralized.

German Lenders: each Lender that has issued a German Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment).

German Letter of Credit Subline: $2,000,000.

German Letters of Credit: any standby or documentary letter of credit issued by the German Issuing Bank for the account of the German Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or the German Issuing Bank for the benefit of the German Borrower or any of its Subsidiaries.

German Management Confirmation: as defined in Section 5.11.7.

German Net Excess Availability: as of any date of determination, an amount equal to the German Availability minus the aggregate amount, if any, of all trade payables of German Domiciled Obligors that are more than 60 days past due (or such later date as Agent may approve in its sole discretion) and all book overdrafts of German Domiciled Obligors in excess of historical practices with respect thereto, in each case as determined by Agent in its Credit Judgment.

German Overadvance: as defined in Section 2.1.5.

German Overadvance Loan: a German Revolver Loan made to the German Borrower when a German Overadvance exists or is caused by the funding thereof.

German Overadvance Loan Balance: on any date, the amount by which the aggregate German Revolver Exposure exceeds the amount of the German Borrowing Base on such date.

German Pledged Cash: the funds maintained in a blocked Deposit Account or securities account of the German Borrower subject to a Deposit Account Control Agreement or securities account control agreement, as applicable, which give Agent at all times exclusive access and control for withdrawal purposes to the exclusion of the German Borrower and precluding the German Borrower from withdrawing or otherwise giving any instructions in connection therewith and which may not be withdrawn without the Agent’s prior written consent (such consent not to be unreasonably withheld if (i) upon and after giving effect to such withdrawal, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after such withdrawal (for clarification, including after giving effect to any recalculation of the German Borrowing Base upon giving effect to such withdrawal), German Availability would be a positive number), and which are subject to effective security documents, in form and substance satisfactory to Agent, that provide Agent with an unencumbered perfected first priority/ranking security interest in and Lien on such funds (subject to Liens of the depository bank having priority by law).

German Reimbursed Foreign Currency: as defined in Section 2.5.2.

German Reimbursement Date: as defined in Section 2.5.2.

German Relevant Party: any Obligor that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of section 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftgesetz) (including any of its directors, managers, officers, agents and employees).

German Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any German Facility Collateral or could assert a Lien on any German Facility Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

German Required Lenders: German Lenders (subject to Section 4.2) having (a) German Revolver Commitments in excess of 50% of the aggregate German Revolver Commitments; and (b) if the German Revolver Commitments have terminated, German Revolver Loans and German LC Obligations in excess of 50% of all outstanding German Revolver Loans and German LC Obligations; provided, however, that the German Revolver Commitments and German Revolver Loans of any Defaulting Lender shall be excluded from such calculation; provided, further, that at any time there are: (i) 3 or more German Lenders, “German Required Lenders” must include at least 3 German Lenders, and (ii) less than 3 German Lenders, “German Required Lenders” must include all German Lenders.

German Revolver Commitment: for any German Lender, its obligation to make German Revolver Loans and to participate in German LC Obligations, in the applicable Available Currencies, up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such German Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.4 or 11.2. “German Revolver Commitments” means the aggregate amount of such commitments of all German Lenders.

German Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the Borrower Agent terminates or reduces to zero all of the German Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the German Revolver Commitments are terminated pursuant to Section 11.2.

German Revolver Exposure: on any date, an amount equal to the sum of the Dollar Equivalent of the German Revolver Loans outstanding on such date plus the German LC Obligations on such date.

German Revolver Loan: a Revolver Loan made by German Lenders to the German Borrower pursuant to Section 2.1.1(c), which Revolver Loan shall be either a German Base Rate Loan (which shall be denominated in Dollars only) ~~or~~, a ~~LIBOR~~Term SOFR Loan (which ~~may~~shall be denominated in Dollars~~,~~ only), a SONIA Loan (which shall be denominated in British Pounds~~,~~ only), a SARON Loan (which shall be denominated in Swiss Francs only) or ~~Euros, as selected by the Borrower Agent~~a EURIBOR Loan (which shall be denominated in Euros only)~~,~~ and any German Swingline Loan, German Overadvance Loan or Protective Advance made to or owed by the German Borrower.

German Revolver Notes: a promissory note executed by the German Borrower in favor of a German Lender in the form of Exhibit A-4, in the amount of such German Lender’s German Revolver Commitment.

German Security Documents: each German Account Pledge Agreement, each German Global Assignment, each German Security Transfer Agreement and all other documents, instruments and agreements governed by the laws of Germany or England and Wales now or hereafter securing any German Facility Obligations.

German Security Transfer Agreement: each security transfer agreement executed and delivered by a relevant German Facility Obligor in favor of the Agent, substantially in the form of Exhibit F-3.

German Subsidiary: a Subsidiary of Parent incorporated or organized under the laws of Germany.

German Swingline Loan: any Borrowing of German Base Rate Loans funded with Agent’s funds, until such Borrowing is settled among the German Lenders or repaid by the German Borrower.

German Top Golf Reserve: a reserve established by Agent at Parent’s request in accordance with the definition of Top Golf Proceeds, in an initial amount as of such establishment equal to $0. The German Top Golf Reserve (a) shall be reduced on a dollar for dollar basis for the amount expended in connection with (x) any Common Stock Repurchases made, or dividends paid on Parent’s common stock, in each case after the Third Amendment to Second Amended and Restated Effective Date in accordance with Section 10.2.6(g)(ii)(D) and (y) any Investments made after the Third Amendment to Second Amended and Restated Effective Date in accordance with Section 10.2.2(k)(ii)(D); (b) may be permanently reduced from time to time upon Parent’s written request to Agent; and (c) subject to Agent’s written consent (such consent not to be unreasonably withheld if (i) upon and after giving effect to such adjustment, no Default or Event of Default shall have occurred and be continuing, and (ii) immediately after such adjustment (for clarification, including after giving effect to any recalculation of the Canadian Borrowing Base, U.K./Dutch Borrowing Base and U.S. Borrowing Base upon giving effect to such adjustment), Canadian Availability, U.K./Dutch Availability and U.S. Availability would be a positive number), may be reallocated on a dollar for dollar basis to the Canadian Top Golf Reserve, the U.K./Dutch Top Golf Reserve and/or the U.S. Top Golf Reserve upon Parent’s written request to Agent; provided, however, that once reduced pursuant to clause (b) above, the German Top Golf Reserve may not be increased. The parties agree that the German Top Golf Reserve shall never be less than zero (-0-). For clarification, the aggregate amount of the German Top Golf Reserve, the Canadian Top Golf Reserve, the U.K./Dutch Top Golf Reserve, and the U.S. Top Golf Reserve may not exceed an amount equal to the aggregate amount of Top Golf Proceeds received by Parent as reflected in all Top Golf Proceeds Notices (less any amounts Parent elects to deposit into the Top Golf Blocked Account) less all amounts expended in connection with (x) any Common Stock Repurchases made, or dividends paid on Parent’s common stock, in each case after the Third Amendment to Second Amended and Restated Effective Date in accordance with Section 10.2.6(g) and (y) any Investments made after the Third Amendment to Second Amended and Restated Effective Date in accordance with Section 10.2.2(k) and less all permanent reductions elected by Parent pursuant to clause (b) of each of the definitions of German Top Golf Reserve, Canadian Top Golf Reserve, U.K./Dutch Top Golf Reserve, and U.S. Top Golf Reserve.

German Unused Line Fee Rate: a per annum rate equal to 0.25%.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, provincial, territorial, local, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether it is or is not associated with the United States, a state, district or territory thereof, Canada, a province or territory thereof, or any other foreign entity or government.

Guarantee: each guarantee agreement (including this Agreement, the Canadian Facility Guarantee, the German Facility Guarantee and the U.K./Dutch Facility Guarantee) executed by a Guarantor in favor of Agent guaranteeing all or any portion of any Canadian Facility Obligation, U.S. Facility Obligation, German Facility Obligation or U.K. Facility Obligation.

Guarantor Payment: as defined in Section 5.11.

Guarantors: Canadian Facility Guarantors, U.S. Facility Guarantors, U.K./Dutch Facility Guarantors, German Facility Guarantors, and each other Person who guarantees payment or performance of any Obligations.

Hedging Agreement: any “swap agreement” as defined in Section 101(53B)(A) of the U.S. Bankruptcy Code.

Immaterial Subsidiary: at any time, any Subsidiary of Parent that is not a Material Subsidiary.

Immediate Family Member: with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

Indemnified Taxes: Taxes other than Excluded Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding: any case or proceeding or proposal commenced by or against a Person under any state, provincial, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the U.S. Bankruptcy Code, or any other insolvency, debtor relief, bankruptcy, receivership, debt adjustment law (including corporate statutes) or other similar law (whether state, provincial, federal or foreign), including the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), the United Kingdom Insolvency Act 1986 and/or the Enterprise Act 2002; (b) the appointment of a Creditor Representative or other custodian for such Person or any part of its Property; (c) an assignment or trust mortgage for the benefit of creditors; or (d) in case of a German Domiciled Obligor, any petition for insolvency proceedings in respect of its assets (Antrag auf Eröffnung eines Insolvenzverfahrens) is filed in relation to such German Domiciled Obligor.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights (and all associated moral and neighboring rights), mask works, industrial design rights, trademarks and service marks (together with all associated goodwill), trade names, trade dress, domain names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that an Obligor’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercreditor Agreement: that certain Intercreditor Agreement dated as of the Second Amendment to Third Amended and Restated Effective Date between Agent and the Term Loan Collateral Agent, relating to the Debt permitted under Section 10.2.3(s).

~~Interest Payment Date: (a) as to any Alternative Currency Daily Rate Loan, the first day of each month and the applicable maturity date set forth in this Agreement and (b) as to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for an Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.~~

Interest Period: as defined in Section 3.1.4.

Interest Period Loans:     ~~LIBOR~~Term SOFR Loans, EURIBOR Loans or Canadian BA Rate Loans.

Inventory: as defined in the UCC (and/or with respect to any inventory located in Canada, as defined in the PPSA), including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in the applicable Obligor’s business (but excluding Equipment).

Inventory Reserve: reserves established by Agent in its Credit Judgment to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment: as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Contingent Obligation in respect of Debt of, assumption of Debt of, or purchase or other acquisition of any other Debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for its Obligations.

IRS: the United States Internal Revenue Service.

Issuing Bank Indemnitees: the Issuing Banks and their officers, directors, employees, Affiliates, branches, agents and attorneys.

Issuing Banks: the U.S. Issuing Bank, the Canadian Issuing Bank, the German Issuing Bank, and the U.K./Dutch Issuing Bank.

Japanese Yen or ¥: the lawful currency of Japan.

LC Application: an application by a Borrower or Borrower Agent on behalf of a Borrower to an Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to such Issuing Bank.

LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total U.S. LC Obligations do not exceed the U.S. Letter of Credit Subline, no U.S. Overadvance exists or would result therefrom and, if no U.S. Revolver Loans are outstanding, the U.S. LC Obligations do not exceed the U.S. Borrowing Base (without giving effect to the U.S. LC Reserve for purposes of this calculation); (c) after giving effect to such issuance, total Canadian LC Obligations do not exceed the Canadian Letter of Credit Subline, no Canadian Overadvance exists or would result therefrom and, if no Canadian Revolver Loans are outstanding, the Canadian LC Obligations do not exceed the Canadian Borrowing Base (without giving effect to the Canadian LC Reserve for purposes of this calculation); (d) after giving effect to such issuance, total German LC Obligations do not exceed the German Letter of Credit Subline, no German Overadvance exists or would result therefrom and, if no German Revolver Loans are outstanding, the German LC Obligations do not exceed the German Borrowing Base (without giving effect to the German LC Reserve for purposes of this calculation); (e) after giving effect to such issuance, total U.K./Dutch LC Obligations do not exceed the U.K./Dutch Letter of Credit Subline, no U.K./Dutch Overadvance exists or would result therefrom and, if no U.K./Dutch Revolver Loans are outstanding, the U.K./Dutch LC Obligations do not exceed the U.K./Dutch Borrowing Base (without giving effect to the U.K./Dutch LC Reserve for purposes of this calculation); (f) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance (or such other expiration date beyond 365 days agreed to by Agent and the applicable Issuing Bank), in the case of standby Letters of Credit, provided, however, that any standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to 365 days in duration issuance (or such other days in duration beyond 365 days agreed to by Agent and the applicable Issuing Bank), and (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit; (g) in the case of U.S. Letters of Credit, the Letter of Credit and payments thereunder are denominated in Dollars or any foreign currency acceptable to Agent and U.S. Issuing Bank and, unless otherwise specified by Agent or U.S. Issuing Bank (at their respective option) that it requires payment in Dollars calculated at the Spot Rate, payments thereunder are to be made in the same currency in which the Letter of Credit was denominated; (h) in the case of Canadian Letters of Credit, the Letter of Credit and payments thereunder are denominated in Dollars, Canadian Dollars, or any foreign currency acceptable to Agent and Canadian Issuing Bank and, unless otherwise specified by Agent or Canadian Issuing Bank (at their respective option) that it requires payment in Dollars or Canadian Dollars calculated at the Spot Rate, payments thereunder are to be made in the same currency in which the Letter of Credit was denominated; (i) in the case of U.K./Dutch Letters of Credit, the Letter of Credit and payments thereunder are denominated in Dollars, British Pounds, Euros, or any foreign currency acceptable to the Agent and U.K./Dutch Issuing Bank and, unless otherwise specified by Agent or U.K./Dutch Issuing Bank (at their respective option) that it requires payment in Dollars, British Pounds or Euros calculated at the Spot Rate, payments thereunder are to be made in the same currency in which the Letter of Credit was denominated, (j) in the case of German Letters of Credit, the Letter of Credit and payments thereunder are denominated in Dollars, British Pounds, Euros, Swiss Francs, or any foreign currency acceptable to the Agent and German Issuing Bank and, unless otherwise specified by Agent or German Issuing Bank (at their respective option) that it requires payment in Dollars, British Pounds, Swiss Francs, or Euros calculated at the Spot Rate, payments thereunder are to be made in the same currency in which the Letter of Credit was denominated, and (k) the form of the proposed Letter of Credit is satisfactory to Agent and the applicable Issuing Bank in their discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by the Borrower Agent on behalf of a Borrower or by any other Person to an Issuing Bank or Agent in connection with the issuance, amendment or renewal of, or payment under, any Letter of Credit.

LC Obligations: the U.S. LC Obligations, the Canadian LC Obligations, the German LC Obligations, and the U.K./Dutch LC Obligations.

LC Request: a request for issuance of a Letter of Credit, to be provided by the U.S. Borrowers, the Canadian Borrower, the German Borrower, the U.K. ~~Borrower~~/Dutch Borrowers, or the Borrower Agent, as applicable, to an Issuing Bank, in form satisfactory to Agent and such Issuing Bank.

Lender Indemnitees: Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders: as defined in the preamble to this Agreement, including the U.S. Lenders, the Canadian Lenders, the German Lenders, the U.K./Dutch Lenders, Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance or in accordance with Section 2.1.7.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Letter of Credit: any U.S. Letter of Credit, Canadian Letter of Credit, German Letter of Credit, or U.K./Dutch Letter of Credit.

Leverage Ratio: ~~means,~~ as of any date of determination, the ratio of (a) the amount of Funded Debt as of such date, to (b) EBITDA for the most recently 12 month period ended for which financial statements have been delivered pursuant to Section 10.1.1, in each case, determined on a consolidated basis for Parent and its Subsidiaries.

~~LIBOR: for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest, determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the applicable Screen Rate for the currency of that LIBOR Loan; or (b) if the Screen Rate is not available for any reason, the interest rate at which deposits in the applicable Available Currency in the approximate amount of the LIBOR Loan would be offered by Bank of America’s London branch to major banks in the London interbank eurocurrency market; provided, that in no event shall LIBOR be less than zero. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.~~

~~LIBOR Loan: each set of LIBOR Revolver Loans or LIBOR Term Loans having a common length and commencement of Interest Period.~~

~~LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR.~~

~~LIBOR Term Loan: a Term Loan that bears interest based on LIBOR.~~

License: any license or agreement under which an Obligor or Subsidiary is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever in respect of property (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

Lien Waiver: an agreement, in form and substance satisfactory to Agent, by which (unless, in each case, otherwise agreed to by Agent in its sole discretion) (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à -vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License; and (e) for any Collateral held by Costco on consignment on behalf of a U.S. Domiciled Obligor, Costco acknowledges the applicable Obligor’s ownership of such Collateral, acknowledges Agent’s Lien on such Collateral, authorizes the filing of UCC financing statements naming Costco as consignee, the applicable Obligor as consignor, and Agent as such Obligor’s assignee, and agrees to deliver the Collateral to Agent upon request.

Loan: a Revolver ~~Loan or Term~~ Loan.

Loan Account: the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties, condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Borrower or Guarantor to perform its obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower or Guarantor of any Loan Document to which it is a party or on the validity or priority of Agent’s Liens on the Collateral; or (d) the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any material portion of the Collateral.

Material Real Property: ~~means~~ any fee-owned real property that is owned by any U.S. Domiciled Obligor with a fair market value in excess of $15,000,000 (at the Second Amendment Third Amended and Restated Effective Date or, with respect to fee-owned real property acquired after the Second Amendment Third Amended and Restated Effective Date, at the time of acquisition, in each case, as reasonably estimated by the U.S. Borrowers in good faith), other than the property located at 2180 Rutherford Road, Carlsbad, CA 92008.

Material Subsidiary: at any time, any Subsidiary of Parent (other than an Obligor) (a) in which the aggregate Investments made by Parent and its Subsidiaries (excluding Investments in the nature of inter-company receivables payable by such Subsidiary arising in the Ordinary Course of Business for the sale of Inventory and provision of services but, in the case of Investments in a Foreign Subsidiary, including Investments in Subsidiaries of such Foreign Subsidiary other than any such receivables) exceed $20,000,000 or (b) that had net annual sales during the four fiscal quarters most recently ended (calculated on a Pro Forma Basis after giving effect to any Acquisition made during such period) of $50,000,000 or more.

Maximum Canadian Facility Amount: on any date of determination, the lesser of (i) the Canadian Revolver Commitments on such date and (ii) $25,000,000 (or such greater or lesser amount after giving effect to any increases or reductions in the Commitments and/or Canadian Revolver Commitments pursuant to and in accordance with Section 2.1.4 from time to time); it being acknowledged and agreed that at no time can the aggregate of all Maximum Country Facility Amounts exceed the Maximum Facility Amount in effect at such time.

Maximum Country Facility Amounts: each of the Maximum U.S. Facility Amount, the Maximum Canadian Facility Amount, the Maximum German Facility Amount, and the Maximum U.K./Dutch Facility Amount. “Maximum Country Facility Amount” means any of the Maximum U.S. Facility Amount, the Maximum Canadian Facility Amount, the Maximum German Facility Amount, or the Maximum U.K./Dutch Facility Amount, as the context requires.

Maximum Facility Amount: $400,000,000, or such greater or lesser amount as shall then be in effect after giving effect to any reductions in the Commitments pursuant to and in accordance with Section 2.1.4 and increases in the U.S. Revolver Commitments pursuant to and in accordance with Section 2.1.7.

Maximum German Facility Amount: on any date of determination, the lesser of (i) the German Revolver Commitments on such date and (ii) $70,000,000 (or such greater or lesser amount after giving effect to any increases or reductions in the Commitments and/or German Revolver Commitments pursuant to and in accordance with Section 2.1.4 from time to time); it being acknowledged and agreed that at no time can the aggregate of all Maximum Country Facility Amounts exceed the Maximum Facility Amount in effect at such time.

Maximum U.K./Dutch Facility Amount: on any date of determination, the lesser of (i) the U.K./Dutch Revolver Commitments on such date and (ii) $45,000,000 (or such greater or lesser amount after giving effect to any increases or reductions in the Commitments and/or the U.K./Dutch Revolver Commitments pursuant to and in accordance with Section 2.1.4 from time to time); it being acknowledged and agreed that at no time can the aggregate of all Maximum Country Facility Amounts exceed the Maximum Facility Amount in effect at such time.

Maximum U.S. Facility Amount: on any date of determination, the lesser of (i) the U.S. Revolver Commitments on such date and (ii) $260,000,000 (or such greater or lesser amount after giving effect to any increases or reductions in the Commitments and/or the U.S. Revolver Commitments pursuant to and in accordance with Section 2.1.4 and increases in the Commitments and/or the U.S. Revolver Commitments pursuant to and in accordance with Section 2.1.7 from time to time); it being acknowledged and agreed that at no time can the aggregate of all Maximum Country Facility Amounts exceed the Maximum Facility Amount in effect at such time.

Mexican Eligible Inventory: finished goods Inventory of a U.S. Borrower located in Mexico that is boxed and labeled and that would constitute Eligible Inventory of a U.S. Borrower but for the fact that it is not within the continental United States for purposes of clause (h)(ii) of the Eligible Inventory definition and it is not in transit between facilities in the United States of the U.S. Borrowers for purposes of clause (i)(i) the Eligible Inventory definition. For the avoidance of doubt, Mexican Eligible Inventory must comply with all other eligibility criteria set forth in the Eligible Inventory definition herein.

Mexican Inventory Formula Amount: as of any date of determination, (a) at all times after the entering into of the Mexican Pledge Agreement (solely to the extent the Mexican Pledge Agreement is effective within 30 days of the Sixth Amendment Effective Date (or such later date as agreed by Agent in its sole discretion)) and while it remains in full force and effect, the lesser of (i) 50% of the Value of the U.S. Borrowers’ Mexican Eligible Inventory, and (ii) $10,000,000, and (b) at all other times, $0.

Mexican Pledge Agreement: the non-possessory pledge agreement (contrato de prenda sin transmission de posesion), to be entered into after the date hereof, among the Obligors party thereto and the Agent, in connection with certain Inventory located in Mexico, as may be amended, restated, supplemented or otherwise modified from time to time.

Mexican Security Documents: the Mexican Pledge Agreement, and any other Mexican law governed secured agreement executed under or in connection with this Agreement.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Mortgage: a mortgage, deed of trust, deed of immovable hypothec or deed to secure debt pursuant to which an Obligor grants a Lien on its Real Estate to Agent, as security for the applicable Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Excess Availability: as of any date of determination, an amount equal to the Availability minus the aggregate amount, if any, of all trade payables of Obligors that are more than 60 days past due (or such later date as Agent may approve in its sole discretion) and all book overdrafts of Obligors in excess of historical practices with respect thereto, in each case as determined by Agent in its Credit Judgment.

Net Orderly Liquidation Value: with respect to trademarks of any Person, the net orderly liquidation value of such trademarks expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of such trademarks performed by an appraiser and on terms satisfactory to Agent.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by an Obligor or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed (after which, any such amounts previously held as reserves shall become Net Proceeds when received).

New Lender: as defined in Section 5.9.2(n). NOLV Percentage: with respect to each category of each Borrower’s Inventory (as determined by Agent from to time in its discretion) the net orderly liquidation value of such Inventory, expressed as a percentage (such percentage to be adjusted seasonally at such times consistent with the most recently delivered appraisal, as determined by Agent), expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of such Inventory performed by an appraiser and on terms satisfactory to Agent.

Non-U.S. Domiciled Obligor: any Obligor that is not a U.S. Domiciled Obligor.

Notes: each Revolver Note or other promissory note executed by a Borrower to evidence any Obligations.

Notice of Borrowing: a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as ~~LIBOR~~Term SOFR Loans ~~or~~, Canadian BA Rate Loans or EURIBOR Loans, in form reasonably satisfactory to Agent.

Noticed Hedge: Secured Bank Product Obligations arising under a Hedging Agreement.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) U.S. LC Obligations and other obligations of the U.S. Facility Obligors with respect to Letters of Credit, (c) Canadian LC Obligations and other obligations of the Canadian Facility Obligors with respect to Letters of Credit, (d) German LC Obligations and other obligations of the German Facility Obligors with respect to Letters of Credit, (e) U.K./Dutch LC Obligations and other obligations of the U.K./Dutch Facility Obligors with respect to Letters of Credit, (f) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, (g) Secured Bank Product Obligations, and (h) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

Obligor: each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations; provided that, notwithstanding anything to the contrary herein (including, without limitation, Section 10.1.12), in no event shall any Excluded Subsidiary be required to become an Obligor.

Obligor Group: a group consisting of (a) Canadian Facility Obligors, (b) U.S. Facility Obligors, (c) German Facility Obligors, or (d) U.K./Dutch Facility Obligors.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Off-Balance Sheet Liabilities: with respect to any Person, the (a) monetary obligations of such Person under a so-called synthetic lease, off-balance sheet or tax retention lease, if such obligations are considered indebtedness for borrowed money for tax purposes but such lease is classified as an operating lease under GAAP, but in any case excluding any obligations (i) that are liabilities of any such Person as lessee under any operating lease so long as the terms of such operating lease do not require any payment by or on behalf of such Person at termination of such operating lease pursuant to a required purchase by or on behalf of such Person of the property or assets subject to such operating lease or (ii) under any arrangement pursuant to which such Person guarantees or otherwise assures any other Person of the value of the property or assets subject to such operating lease and (b) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person.

Ordinary Course of Business: with respect to any Person, the ordinary course of business of such Person, consistent with past practices.

Organic Documents: with respect to (a) any Person (other than any Person organized under the laws of Germany or the Netherlands), its charter, certificate or articles of incorporation, amalgamation or continuance, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, memorandum of association, articles of association, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person ~~and~~, (b) any Person organized under the laws of Germany, its articles of association (Satzung) or partnership agreement, as the case may be, and, if applicable, any by-laws of its supervisory or advisory board, and (c) any Person organized under the laws of the Netherlands, its articles or association (statuten) or deed of incorporation (akte van oprichting).

Original Agreement Closing Date: June 30, 2011.

Original Amended and Restated Loan Agreement: as defined in the recitals hereto.

Original Loan Agreement: as defined in the recitals hereto.

Original Obligations: as defined in Section 14.19.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: the Intercreditor Agreement; each Note; LC Document; Fee Letter; Lien Waiver; Borrowing Base Certificate, Compliance Certificate, financial statement or report delivered hereunder; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

~~Other Rate Early Opt-in:  the Agent and the Borrower Agent have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2)  Section 3.6(b)(ii) and paragraph (2) of the definition of “Benchmark Replacement”.~~

Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Overadvance: a Canadian Overadvance, German Overadvance, U.S. Overadvance, or U.K./Dutch Overadvance, as the context requires.

Overadvance Loan: a Canadian Overadvance Loan and/or a German Overadvance Loan, and/or a U.S. Overadvance Loan, and/or a U.K./Dutch Overadvance Loan, as the context requires.

Parallel Debt Undertaking: as defined in Section 14.19.

Parallel Obligations: as defined in Section 14.19.

Parent: as defined in the preamble to this Agreement.

Participant: as defined in Section 13.2.

Participating Member State: each member state of the European Union that has the Euro as its lawful currency so described in any EMU Legislation.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to an Obligor, including those constituting proceeds of any Collateral.

PBA: the Pension Benefits Act (Ontario) or any other Canadian federal or provincial statute in relation to Canadian Pension Plans, and any regulations thereunder, as amended from time to time.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Acquisition: any Acquisition by Parent or any of its Subsidiaries where:

(a)        the Board of Directors or authorized management committee of Parent or of the applicable Subsidiary and of the Person whose assets or Equity Interests are being acquired has approved such Acquisition;

(b)        the business acquired in connection with such Acquisition is engaged in one or more of the leisure goods, products and services businesses generally or any business activities that are substantially similar, related, incidental or complementary thereto;

(c)        both before and after giving effect to such Acquisition and the Loans and Letters of Credit (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct in all material (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) respects (except (i) any such representation or warranty which relates to a specified prior date and (ii) to the extent the Agent has been notified in writing by Borrower Agent that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty) and no Default or Event of Default exists, will exist, or would result therefrom;

(d)        after giving effect to the Acquisition, the Parent and its Subsidiaries will continue to be in compliance with the covenants in this Agreement, determined on a Pro Forma Basis;

(e)        the purchase consideration payable in respect of all Permitted Acquisitions (including the proposed Acquisition and including deferred payment obligations) shall not exceed the Acquisition Cap in the aggregate; provided, however, that no such Acquisition shall count against the Acquisition Cap if either: (i) (A) on a Pro Forma Basis after giving effect to such Acquisition, Net Excess Availability has been greater than an amount equal to the Threshold Percentage of the Maximum Facility Amount at all times during the thirty (30) day period immediately prior to the consummation of such Acquisition, (B) Net Excess Availability is greater than an amount equal to the Threshold Percentage of the Maximum Facility Amount after giving effect to such Acquisition, and (C) the Fixed Charge Coverage Ratio, on a Pro Forma Basis after giving effect to such Acquisition (calculated on a trailing twelve month basis recomputed for the most recent month for which financial statements have been delivered) is not less than 1.0 to 1.0; or (ii) (A) average daily Net Excess Availability, on a Pro Forma Basis after giving effect to such Acquisition, has been greater than an amount equal to ~~20~~17.5% of the Maximum Facility Amount for the ninety (90) day period immediately prior to the consummation of such Acquisition, and (B) Net Excess Availability is greater than an amount equal to ~~20~~17.5% of the Maximum Facility Amount after giving effect to such Acquisition~~, and (C) no Term Loans are outstanding at the time such Acquisition is consummated and after giving effect to the payment of any consideration in connection with such Acquisition~~;

(f)        as soon as available, but not less than 15 Business Days prior to such Acquisition, Borrower Agent has provided Agent (i) notice of such Acquisition and (ii) a copy of all available business and financial information reasonably requested by Agent including pro forma financial statements, statements of cash flow, financial covenant projections, and Availability projections;

(g)        not later than: (i) 15 Business Days prior to the anticipated closing date of such Acquisition, Borrower Agent shall have provided Agent with the then current drafts of the acquisition agreement and other material documents relative to such Acquisition, and (ii) 3 Business Days prior to the anticipated closing date of such Acquisition, Borrower Agent shall have provided Agent with the final copies of the acquisition agreement and other material documents relative to such Acquisition;

(h)        the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States, Canada or the U.K., or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States, Canada or the U.K.; provided, however, that this clause (h) shall not be applicable to any Acquisition if either: (i) (A) on a Pro Forma Basis after giving effect to such Acquisition, Net Excess Availability has been greater than an amount equal to the Threshold Percentage of the Maximum Facility Amount at all times during the thirty (30) day period immediately prior to the consummation of such Acquisition, (B) Net Excess Availability is greater than an amount equal to the Threshold Percentage of the Maximum Facility Amount after giving effect to such Acquisition, and (C) the Fixed Charge Coverage Ratio, on a Pro Forma Basis after giving effect to such Acquisition (calculated on a trailing twelve month basis recomputed for the most recent month for which financial statements have been delivered) is not less than 1.0 to 1.0; or (ii) (A) average daily Net Excess Availability, on a Pro Forma Basis after giving effect to such Acquisition, has been greater than an amount equal to ~~20~~17.5% of the Maximum Facility Amount for the ninety (90) day period immediately prior to the consummation of such Acquisition, and (B) Net Excess Availability is greater than an amount equal to ~~20~~17.5% of the Maximum Facility Amount after giving effect to such Acquisition;

and ~~(C) no Term Loans are outstanding at the time such Acquisition is consummated and after giving effect to the payment of any consideration in connection with such Acquisition; and~~

(i)        concurrently with such Acquisition, any Person required to become a Guarantor or to execute or to deliver any Loan Document will do so in accordance with the requirements of this Agreement.

In no event will assets exceeding $15,000,000 in Value acquired pursuant to a Permitted Acquisition constitute assets eligible for inclusion in the Borrowing Base prior to completion of a field examination, appraisal and other due diligence acceptable to Agent in its discretion, and if such satisfactory field examination, appraisal and due diligence is undertaken prior to the closing of such Acquisition, the assets acquired pursuant to such Acquisition may be taken into account in the applicable Borrowing Base (subject to all eligibility criteria) in determining whether the foregoing conditions are satisfied. Assets less than $15,000,000 in Value acquired pursuant to a Permitted Acquisition shall constitute assets eligible for inclusion in the applicable Borrowing Base (subject to all eligibility criteria) on a temporary basis pending completion of a field examination, appraisal and other due diligence acceptable to Agent in its discretion.

Permitted Lien: as defined in Section 10.2.1.

Person: any individual, corporation, limited liability company, unlimited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

PPSA: the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of Agent’s security interest in and Lien on any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

Proceeds: as defined in Section 7.1.

Proceeds of Crime Act: the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.

Pro Forma Basis: with respect to compliance with any test or covenant hereunder, in connection with or after the occurrence of an Acquisition, compliance with such covenant or test after giving effect to any such Acquisition as if such Acquisition had occurred on the first day of the relevant test period (including pro forma adjustments arising out of events which are directly attributable to the proposed Acquisition, are factually supportable and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Borrower Agent and Agent).

Project Max Commitment Letter: that certain Commitment Letter, dated as of the First Amendment to Third Amended and Restated Effective Date, by and among Parent, Bank of America, N.A. (or any of its designated affiliates), JPMorgan Chase Bank, N.A. (together with any of its designated affiliates) and any Additional Lead Arranger (as defined therein) and any Additional Initial Lender (as defined therein) appointed in accordance with the terms thereof.

Properly Contested: with respect to any obligation of any Person, (a) the obligation is subject to a bona fide dispute regarding amount or such Person’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect; (e) no Lien is imposed on assets of such Person or its Affiliates (other than any Excluded Subsidiary) in an aggregate amount in excess of $1,000,000 for all such Liens, unless bonded and stayed to the reasonable satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order in an aggregate amount in excess of $1,000,000 for all such obligations, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Pro Rata: (a) with respect to any U.S. Lender and in reference to its U.S. Revolver Commitment, U.S. Facility Obligations, or other matters (including (A) payments of principal, accrued interest and fees related thereto, (B) participations in U.S. LC Obligations and U.S. Swingline Loans, (C) increases or reductions to the U.S. Revolver Commitments pursuant to Section 2.1.4 or 2.1.7, and (D) obligations to pay or reimburse Agent for Extraordinary Expenses owed by or in respect of the U.S. Facility Obligors or to indemnify any Indemnitees for Claims relating to the U.S. Facility Obligors) relating thereto, as applicable, a percentage (carried out to the ninth decimal place) determined (i) while the U.S. Revolver Commitments are outstanding, by dividing the amount of such U.S. Lender’s U.S. Revolver Commitment by the aggregate amount of all U.S. Revolver Commitments, and (ii) at any other time, by dividing the amount of such U.S. Lender’s U.S. Revolver Loans and U.S. LC Obligations by the aggregate amount of all U.S. Revolver Loans and U.S. LC Obligations; (b) with respect to any Canadian Lender and in reference to its Canadian Revolver Commitment, Canadian Facility Obligations or other matters (including (A) payments of principal, accrued interest and fees related thereto, (B) participations in Canadian LC Obligations and Canadian Swingline Loans, (C) increases or reductions to the Canadian Revolver Commitments pursuant to Section 2.1.4, and (D) obligations to pay or reimburse Agent for Extraordinary Expenses owed by or in respect of the Canadian Facility Obligors or to indemnify any Indemnitees for Claims relating to the Canadian Facility Obligors) relating thereto, as applicable, a percentage (carried out to the ninth decimal place) determined (i) while the Canadian Revolver Commitments are outstanding, by dividing such Canadian Lender’s Canadian Revolver Commitment by the aggregate amount of all Canadian Revolver Commitments, and (ii) at any other time, by dividing the amount of such Canadian Lender’s Canadian Revolver Loans and Canadian LC Obligations by the aggregate amount of all Canadian Revolver Loans and Canadian LC Obligations; (c) with respect to any U.K./Dutch Lender and in reference to its U.K./Dutch Revolver Commitment, U.K./Dutch Facility Obligations or other matters (including (A) payments of principal, accrued interest and fees related thereto, (B) participations in U.K./Dutch LC Obligations and U.K./Dutch Swingline Loans, (C) increases or reductions to the U.K./Dutch Revolver Commitments pursuant to Section 2.1.4, and (D) obligations to pay or reimburse Agent for Extraordinary Expenses owed by or in respect of the U.K./Dutch Facility Obligors or to indemnify any Indemnitees for Claims relating to the U.K./Dutch Facility Obligors) relating thereto, as applicable, a percentage (carried out to the ninth decimal place) determined (i) while the U.K./Dutch Revolver Commitments are outstanding, by dividing such U.K./Dutch Lender’s U.K./Dutch Revolver Commitment by the aggregate amount of all U.K./Dutch Revolver Commitments, and (ii) at any other time, by dividing the amount of such U.K./Dutch Lender’s U.K./Dutch Revolver Loans and U.K./Dutch LC Obligations by the aggregate amount of all U.K./Dutch Revolver Loans and U.K./Dutch LC Obligations; (d) with respect to any German Lender and in reference to its German Revolver Commitment, German Facility Obligations or other matters

(including (A) payments of principal, accrued interest and fees related thereto, (B) participations in German LC Obligations and German Swingline Loans, (C) increases or reductions to the German Revolver Commitments pursuant to Section 2.1.4, and (D) obligations to pay or reimburse Agent for Extraordinary Expenses owed by or in respect of the German Facility Obligors or to indemnify any Indemnitees for Claims relating to the German Facility Obligors) relating thereto, as applicable, a percentage (carried out to the ninth decimal place) determined (i) while the German Revolver Commitments are outstanding, by dividing such German Lender’s German Revolver Commitment by the aggregate amount of all German Revolver Commitments, and (ii) at any other time, by dividing the amount of such German Lender’s German Revolver Loans and German LC Obligations by the aggregate amount of all German Revolver Loans and German LC Obligations; ~~(e) with respect to any U.S. Lender and in reference to its Term Loan Commitment or other matters (including payments of principal, accrued interest and fees related thereto) relating thereto, as applicable, a percentage (carried out to the ninth decimal place) determined (i) while the Term Loan Commitments are outstanding, by dividing the amount of such U.S. Lender’s Term Loan Commitment by the aggregate amount of all Term Loan Commitments, and (ii) at any other time, by dividing the amount of such U.S. Lender’s Term Loans and by the aggregate amount of all Term Loans; (f) with respect to any U.S. Lender and in reference to U.S. Facility Obligations or other matters (including obligations to pay or reimburse Agent for Extraordinary Expenses owed by or in respect o of the U.S. Facility Obligors or to indemnify any Indemnitees for Claims relating to the U.S. Facility Obligors) relating thereto which, in each case, are not governed by clause (a) or clause (e) preceding of this definition (as reasonably determined by Agent from time to time), a percentage (carried out to the ninth decimal place) determined by dividing the amount of such U.S. Lender’s unused U.S. Revolver Commitment, unused Term Loan Commitment, and outstanding U.S. Revolver Loans, U.S. LC Obligations, and Term Loans, by the aggregate amount of all unused U.S. Revolver Commitments, all unused Term Loan Commitments, and all U.S. Revolver Loans, U.S. LC Obligations, and Term Loans; and (g~~and (e) with respect to any Lender and in reference to any other matter relating to this Agreement or any other Loan Document which is not governed by any of the preceding clauses of this definition (as reasonably determined by Agent from time to time), a percentage (carried out in the ninth decimal place) determined by dividing the amount of such Lender’s unused Revolver Commitments~~, unused Term Loan Commitment,~~ and outstanding Loans and LC Obligations, by the aggregate amount of all unused Revolver Commitments~~, all unused Term Loan Commitments,~~ and all outstanding Loans and LC Obligations.

~~Proceeds: as defined in Section 7.1.~~

~~Proceeds of Crime Act: the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.~~

~~Project Max Commitment Letter: that certain Commitment Letter, dated as of the First Amendment to Third Amended and Restated Effective Date, by and among Parent, Bank of America, N.A. (or any of its designated affiliates), JPMorgan Chase Bank, N.A. (together with any of its designated affiliates) and any Additional Lead Arranger (as defined therein) and any Additional Initial Lender (as defined therein) appointed in accordance with the terms thereof.~~

~~Properly Contested: with respect to any obligation of any Person, (a) the obligation is subject to a bona fide dispute regarding amount or such Person’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect; (e) no Lien is imposed on assets of such Person or its Affiliates (other than any Excluded Subsidiary) in an aggregate amount in excess of $1,000,000 for all such Liens, unless bonded and stayed to the reasonable satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order in an aggregate amount in excess of $1,000,000 for all such obligations, such judgment or order is stayed pending appeal or other judicial review.~~

~~Property : any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.~~

Protective Advances: as defined in Section 2.1.6.

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such Act.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

RDPRM: the Quebec Register of Personal and Movable Real Rights ~~or~~(le Registre des droits personnels et reels mobiliers du Quebec).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Related Real Estate Documents: with respect to any Real Estate subject to a Mortgage, the following, in form and substance reasonably satisfactory to Agent (or such other Persons as expressly set forth below): (a) all information requested by Agent or any Lender for due diligence and required for Agent or any Lender to comply with Flood Laws; and (b) (i) a mortgagee title policy (or binder therefor) covering Agent’s interest under the Mortgage, by an insurer reasonably acceptable to Agent, which must be fully paid as of the date of the applicable Mortgage; (ii) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may reasonably require and which would be customarily obtained by a lender in connection with a mortgage financing of a property such as the Real Estate with respect to other Persons having an interest in the Real Estate; (iii) a current, as-built survey of the Real Estate and certified by a licensed surveyor reasonably acceptable to Agent; (iv) a life-of-loan flood hazard determination and, if any Real Estate is located in a special flood hazard zone, flood insurance documentation and coverage as required by Flood Laws; (v) a current appraisal of the Real Estate, prepared by an appraiser acceptable to Agent, and in form and substance satisfactory to all Lenders; (vi) an environmental assessment, prepared by environmental engineers acceptable to Agent, a customary environmental indemnity agreement if appropriate, and such other reports, certificates, studies or data as Agent may reasonably require, all in form and substance satisfactory to all Lenders; and (vii) such other documents, legal opinions, instruments or agreements as Agent may reasonably require with respect to the Real Estate and Mortgage and which are customary for a mortgage financing transaction.

Relevant Governmental Body: the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of

Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

Relevant Rate: with respect to any Loan denominated in (a) British Pounds, SONIA, (b) Swiss Francs, SARON, ~~and~~ (c) Euros, EURIBOR, (d) Dollars, Term SOFR and (e) Canadian Dollars, Canadian BA Rate, as applicable.

Report: as defined in Section 12.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Reporting Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Net Excess Availability is less than, at any time, an amount equal to 10% of the Maximum Facility Amount; and (b) continuing until, during the preceding 30 consecutive days, no Event of Default has existed and Net Excess Availability has been greater than, at all times, an amount equal to 10% of the Maximum Facility Amount.

Required Lenders: Lenders (subject to Section 4.2) having unused Revolver Commitments~~, unused Term Loan Commitments,~~ and outstanding Loans and LC Obligations, in excess of 50% of the aggregate amount of all unused Revolver Commitments~~, all unused Term Loan Commitments,~~ and all outstanding Loans and LC Obligations; provided, however, that the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation; provided, further, that at any time there are: (i) 3 or more Lenders, “Required Lenders” must include at least 3 Lenders, and (ii) less than 3 Lenders, “Required Lenders” must include all Lenders.

~~Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/16th of 1%) applicable to member banks under regulations issued by the Board of Governors for determining the maximum reserve requirement for Eurocurrency liabilities.~~

Reset Date: as defined Section 5.13.

Resolution Authority: ~~means~~ an EEA Resolutions Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Commitment: a U.S. Revolver Commitment and/or a Canadian Revolver Commitment and/or a German Revolver Commitment and/or a U.K./Dutch Revolver Commitment, as the context requires. “Revolver Commitment Total” means the U.S. Revolver Commitments and/or the Canadian Revolver Commitments and/or the German Revolver Commitments and/or the U.K./Dutch Revolver Commitment, as the context requires. “Revolver Commitments” means the aggregate of the U.S. Revolver Commitments, the Canadian Revolver Commitments, the German Revolver Commitments, and the U.K./Dutch Revolver Commitments.

Revolver Facilities: as defined in Section 14.11(a)(vi).

Revolver Loan: a U.S. Revolver Loan and/or a Canadian Revolver Loan and/or a German Revolver Loan and/or a U.K./Dutch Revolver Loan, as the context requires.

Revolver Notes: collectively, the U.S. Revolver Notes, the Canadian Revolver Notes, the German Revolver Notes, and the U.K./Dutch Revolver Notes.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by an Obligor or a Subsidiary under a License.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Sanction: any sanction administered or enforced by the U.S. government (including OFAC), United Nations Security Council, European Union, U.K. government, Canadian government, German government or other sanctions authority.

SARON: with respect to any applicable determination date, the Swiss Average Rate Overnight published on such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time); provided however that if such determination date is not a Business Day, SARON means such rate that applied on the first Business Day immediately prior thereto.

SARON Adjustment: with respect to SARON, -0.0571% per annum.

~~Screen Rate: in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters~~

SARON Loans: a Loan bearing interest at a rate determined by reference to the SARON Rate.

SARON Rate: with respect to any Loan denominated in Swiss Francs, the rate per annum equal to SARON determined pursuant to the definition thereof plus the SARON Adjustment; provided that in no event shall the SARON Rate be less than 0.00%. Any change in the SARON Rate shall be effective from and including the date of such change without further notice.

SEC: the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

Second Amended and Restated Loan Agreement: as defined in the recitals hereto.

Second Amended Original Closing Date: as defined in the recitals hereto.

Second Amendment Effective Date: March 20, 2020.

Second Amendment to Third Amended and Restated Effective Date: January 4, 2019.

Secured Bank Product Obligations: Bank Product Debt owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates and branches) specified by such provider in writing to Agent, which amount may be established or increased (by further written notice to Agent from time to time) as long as no Default or Event of Default exists and no Overadvance would result from establishment of a Canadian Bank Product Reserve, German Bank Product Reserve, U.S. Bank Product Reserve, or U.K. Bank Product Reserve, as applicable, for such amount and all other Secured Bank Product Obligations; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates or branches; and (b) any other Lender or Affiliate or branch of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance reasonably satisfactory to Agent, by the later of the Closing Date or 10 days following creation of the Bank Product (for the avoidance of doubt, written notices delivered to Agent prior to the Closing Date do not need to be re-delivered), (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.

Secured Parties: Canadian Facility Secured Parties and/or German Facility Secured Parties and/or U.S. Facility Secured Parties and/or U.K./Dutch Facility Secured Parties, as the context requires.

Security Documents: this Agreement, the Guarantees, Mortgages, IP Assignments, Canadian Security Agreements, German Security Documents, U.K. Security Documents, Dutch Security Documents, Deposit Account Control Agreements, Mexican Security Documents, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer: the chairman of the board, director, president, chief executive officer, chief financial officer or treasurer of a Borrower or, if the context requires, an Obligor.

Settlement Report: a report delivered by Agent to the Applicable Lenders summarizing the Revolver Loans and, if applicable, participations in LC Obligations outstanding as of a given settlement date, allocated to the Applicable Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

~~SOFR Early Opt-in: the Agent and the Borrower Agent have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2)  Section 3.6(b)(i) and paragraph (1) of the definition of “Benchmark Replacement”~~

Sixth Amendment: that certain Sixth Amendment to Fourth Amended and Restated Loan and Security Agreement, dated as of the Sixth Amendment Effective Date, by and among the Borrowers, the Agent and the other parties thereto.

Sixth Amendment Effective Date: September 23, 2022.

SOFR: the secured overnight financing rate as administered by FRBNY (or a successor administrator).

SOFR Adjustment: with respect to Daily Simple SOFR and Term SOFR, 0.10%.

Solidary Claim: as defined in Section 12.1.1(b).

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the U.S. Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. In addition to the foregoing, “Solvent” means, with respect to any Canadian Subsidiary, that such Canadian Subsidiary is (i) adequately capitalized, (ii) owns assets, the value of which, on a going concern basis, exceeds the liabilities of such Person, (iii) will have sufficient working capital to pay its debts as they become due, (iv) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either the present or future creditors of such Subsidiary or any of its Affiliates, and (v) is not an “insolvent person” as defined in the Bankruptcy and Insolvency Act (Canada). “Solvent” means, with respect to any U.K. Subsidiary, it is not and is not deemed for the purpose of and under the Insolvency Act 1986 to be unable to pay its debts as they fall due (other than under section 123(1)(a) of the Insolvency Act 1986). “Solvent” means, with respect to any German Domiciled Obligor, such Person not being illiquid (zahlungsunfähig) or overindebted (überschuldet) in accordance with section 17 and section 19, respectively, of the German Insolvency Code (Insolvenzordnung). “Solvent” means, with respect to any Dutch Subsidiary, that it has not (i) been declared bankrupt, (ii) been dissolved, (iii) subjected to a moratorium, and (iv) entered into a private arrangement pursuant to the Court Approval of a Private Composition (Prevention of Insolvency) Act (Wet homologatie onderhands akkoord (WHOA)).

SONIA: with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

SONIA Adjustment: with respect to SONIA, 0.0326% per annum.

SONIA Loan: a Loan bearing interest at a rate determined by reference to the SONIA Rate.

SONIA Rate: with respect to any Loan denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; provided that in no event shall the SONIA Rate be less than 0.00%. Any change in the SONIA Rate shall be effective from and including the date of such change without further notice.

Specified Obligor: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.11).

Spot Rate: the exchange rate, as determined by Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in Agent’s principal foreign exchange trading office for the first currency.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests are owned by the Parent (including indirect ownership by the Parent through other entities in which the Parent directly or indirectly owns at least 50% of the voting securities or Equity Interests), but excluding the Excluded Subsidiaries.

Successor Rate: has the meaning set forth in Section ~~3.11(g)~~3.6.

Supermajority Lenders: Lenders (subject to Section 4.2) having (a) Revolver Commitments in excess of 75% of the aggregate Revolver Commitments; and (b) if the Revolver Commitments have terminated, Revolver Loans and LC Obligations in excess of 75% of all outstanding Revolver Loans and LC Obligations; provided, however, that the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation.

Swap: as defined in Section 1a(47) of the Commodity Exchange Act.

Swap Obligations: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Swingline Loans: the Canadian Swingline Loans, the German Swingline Loans, the U.S. Swingline Loans, and the U.K./Dutch Swingline Loans.

Swiss Francs or CHF: the lawful currency of Switzerland and Liechtenstein.

TARGET2: the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

TARGET Day: any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Agent acting reasonably to be a suitable replacement) is open for the settlement of payments in Euros.

Tax Credit: a credit against, relief or remission for, or repayment of any Tax.

Tax Deduction: as defined in Section 5.9.2(a).

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

~~Term Loan: a loan made by a U.S. Lender to the U.S. Borrowers pursuant to Section 2.6, which Loan shall be denominated in Dollars and shall be either a U.S. Base Rate Loan or a LIBOR Loan, in each case as selected by Borrower Agent.~~

Term Loan Collateral Agent: as defined in the Intercreditor Agreement.

~~Term Loan Commitment: for any U.S. Lender, the obligation of such U.S. Lender to make a Term Loan hereunder, up to the principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party.~~

~~“Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.~~

~~Term Loan Commitment Termination Date: the earliest of (a) the Facility Termination Date, (b) the date on which the Borrower Agent terminates the Term Loan Commitments pursuant to Section 2.6.4, (c) September 30, 2020, and (d) the date on which the Term Loan Commitments are terminated pursuant to Section 11.2.~~

Term Loan Facility Agreement: as defined in the Intercreditor Agreement.

Term ~~Loan Maturity Date: the earlier of (a) the Facility Termination Date, and (b) the date that is the three year anniversary of the making of the Terms Loans pursuant to Section 2.6.~~

~~Term SOFR: for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~Term Loan Unused Commitment Fee Rate: a per annum rate equal to 0.50%~~SOFR: (a) for any Interest Period relating to a Loan (other than a Base Rate Loan), a per annum rate equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such Interest Period, with a term equivalent to such Interest Period (or if such rate is not published prior to 11:00 a.m. on the determination date, the applicable Term SOFR Screen Rate on the U.S. Government Securities Business Day immediately prior thereto), plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation relating to a Base Rate Loan on any day, a fluctuating rate of interest equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided, that in no event shall Term SOFR be less than zero.

Term SOFR Loan: a Loan that bears interest based on clause (a) of the definition of Term SOFR.

Term SOFR Replacement Date: has the meaning specified in Section 3.6(b).

Term SOFR Revolver Loan: a Revolver Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

Term SOFR Screen Rate: the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time).

Term SOFR Successor Rate: has the meaning specified in Section 3.6(b).

Termination Event: (a) the whole or partial withdrawal of a Canadian Subsidiary from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of interest to terminate in whole or in part a

Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan; or (d) any other event or condition which might constitute grounds for the termination of or winding up, or partial termination of or winding up, or the appointment of a trustee to administer, any Canadian Pension Plan.

Third Amended Original Closing Date: as defined in the recitals hereto.

Third Amendment to Second Amended and Restated Effective Date: June 23, 2014.

~~Third Amendment to Third Amended and Restated Effective Date: February 1, 2019.~~

Threshold Percentage: ~~15~~12.5%.

Top Golf: Topgolf International, Inc., a Delaware corporation.

Top Golf Acquisition: the Acquisition by Parent, directly or indirectly, of 100% of the Equity Interests of Top Golf in accordance with the Top Golf Acquisition Agreement.

Top Golf Acquisition Agreement: the Agreement and Plan of Merger by and among Parent, Merger Sub, and Top Golf, dated October 27, 2020, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (a) in a manner that is not materially adverse to the Lenders in their capacities as such (it being understood that any decrease in the purchase price shall not be materially adverse to the Lenders and any increase in the purchase price, to the extent funded with equity interests of Parent, shall not be materially adverse to the Lenders), or (b) with the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed), pursuant to which Merger Sub merges with and into Top Golf, with Top Golf as the surviving entity of such merger.

Top Golf Blocked Account: as defined in the definition of Top Golf Proceeds.

Top Golf Proceeds: cash proceeds received by Parent in connection with any: (a) sale of all or a portion of the Equity Interests of Top Golf owned by Parent (other than in connection with the Top Golf Acquisition), or (b) dividend received by Parent from Top Golf on account of Parent’s ownership interest in Top Golf; provided that (i) Parent elects to designate such proceeds as Top Golf Proceeds by at least five (5) Business Days (or such lesser time as approved by Agent in its sole discretion) prior written notice (such notice, the “Top Golf Proceeds Notice”) to Agent of the occurrence of such transaction which will give rise to such cash proceeds; (ii) Parent sends written notice to Agent on the Business Day prior to the consummation of such transaction which will give rise to such cash proceeds; (iii) on the day such cash proceeds are received by Parent, either (in accordance with Parent’s election made in the Top Golf Proceeds Notice): (A) Parent deposits all of such proceeds in a separate Deposit Account (such Deposit Account, the “Top Golf Blocked Account”), and provides evidence to Agent, in form and substance satisfactory to Agent, of such deposit, or (B) Agent establishes or modifies, as applicable, the U.S. Top Golf Reserve, the U.K./Dutch Top Golf Reserve, the German Top Golf Reserve and the Canadian Top Golf Reserve; (iv) the Top Golf Blocked Account shall not contain any other funds other than Top Golf Proceeds; (v) Parent may remove Top Golf Proceeds from the Top Golf Blocked Account, provided, however that (A) once removed other than (1) to consummate Common Stock Repurchases or pay dividends on Parent’s common stock, in each case in accordance with Section 10.2.6(g)(A) on the date of such removal or (2) to make Investments in accordance with Section 10.2.2(k)(A) on the date of such removal, such funds shall no longer constitute Top Golf Proceeds, and (B) Parent shall provide Agent (1) three (3) Business Days’ prior written notice of such removal, and (2) evidence of the removal of such funds from the Top Golf Blocked Account within two (2) Business Days of such removal; (vi) Parent shall provide Agent with copies of all monthly statements with respect to the Top Golf Blocked Account and such other information with respect to such Deposit Account as reasonably requested by Agent from time to time; and (vii) the Top Golf Blocked Account shall be subject to a Deposit Account Control Agreement prior to any Top Golf Proceeds being deposited into the Top Golf Blocked Account.

Top Golf Proceeds Notice: as defined in the definition of Top Golf Proceeds.

Total Revolver Exposure: as of any date of determination, the sum of the U.S. Revolver Exposure plus the Canadian Revolver Exposure plus the German Revolver Exposure plus the U.K./Dutch Revolver Exposure.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Travis Mathew Retail: Travis Mathew Retail, LLC, a California limited liability company.

Treaty Lender: a Lender which: (a) is treated as a resident of a Treaty State for the purposes of a Treaty; and (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.

Treaty State: a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

Type: any type of a Loan (i.e., a ~~LIBOR~~Term SOFR Loan, a U.S. Base Rate Loan, a Canadian BA Rate Loan, a Canadian Base Rate Loan, a Canadian Prime Rate Loan, a German Base Rate Loan, a U.K./Dutch Base Rate Loan, ~~an Alternative Currency Daily Rate~~a SONIA Loan, a SARON Loan or ~~an Alternative Currency Term Rate~~a EURIBOR Loan) and, in the case of ~~LIBOR~~Term SOFR Loans, Canadian BA Rate Loans and ~~Alternative Currency Term Rate~~EURIBOR Loans, the same Interest Period.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

~~Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year and includes any unfunded liability or solvency deficiency as determined for the purposes of the PBA in respect of any Canadian Pension Plan.~~

~~uPlay: uPlay, Inc., a Delaware corporation.~~

U.K./Canadian/German Allocable Amount: as defined in Section 5.11.

U.K./Canadian/German Guarantor Payment: as defined in Section 5.11.

U.K. and United Kingdom: the United Kingdom of Great Britain and Northern Ireland.

U.K. Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Secured Bank Product Obligations owing by the U.K./Dutch Domiciled Obligors and their Subsidiaries.

U.K. Borrower: as defined in the preamble to this Agreement.

U.K. Domiciled Obligor: each U.K. Subsidiary which is at any time an Obligor, and “U.K. Domiciled Obligors” means all such Persons, collectively.

U.K. Dominion Account: a special account established by the U.K. Borrower at Bank of America, N.A. (London Branch) or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes at all times.

U.K./Dutch Accounts Formula Amount: (a) as of any date of determination within the period beginning on May 1 through and including October 31 of each Fiscal Year, 85% of the Value of Eligible Accounts of the U.K. ~~Borrower~~/Dutch Borrowers; and (b) as of any date of determination within the period beginning on November 1 through and including April 30 of each Fiscal Year, 90% of the Value of Eligible Accounts of the U.K. ~~Borrower~~/Dutch Borrowers.

U.K./Dutch Availability: as of any date of determination, the U.K./Dutch Borrowing Base as of such date of determination minus the aggregate principal amount of all U.K./Dutch Revolver Loans outstanding on such date of determination.

U.K./Dutch Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve with respect to the U.K. ~~Borrower~~/Dutch Borrowers’~~s~~ Inventory; (b) the U.K./Dutch Rent and Charges Reserve; (c) the U.K./Dutch LC Reserve; (d) the U.K. Bank Product Reserve; (e) all accrued Royalties of the U.K./Dutch Domiciled Obligors, whether or not then due and payable by a U.K./Dutch Domiciled Obligor; (f) the aggregate amount of liabilities secured by Liens upon U.K./Dutch Facility Collateral that are senior to the Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (g) the U.K./Dutch Dilution Reserve; (h) the U.K./Dutch Top Golf Reserve; (i) the U.K./Dutch Priority Payables Reserve; and (j) such additional reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment may elect to impose from time to time with respect to the U.K./Dutch Borrowing Base.

U.K. ~~Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Secured Bank Product Obligations owing by the U.K. Domiciled Obligors and their Subsidiaries.~~

~~U.K.~~/Dutch Base Rate Loan: a U.K./Dutch Revolver Loan, or portion thereof, funded in Dollars and bearing interest calculated by reference to the Foreign Base Rate.

U.K. ~~Borrower~~/Dutch Borrowers: as defined in the preamble to this Agreement.

U.K./Dutch Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the result of: (i) the Maximum U.K./Dutch Facility Amount, minus (ii) the U.K./Dutch LC Reserve, minus (iii) the U.K./Dutch Top Golf Reserve; or (b) the result of: (i) the U.K./Dutch Accounts Formula Amount, plus (ii) the U.K./Dutch Inventory Formula Amount, plus (iii) 100% of the amount of U.K. Pledged Cash and Dutch Pledged Cash, minus (iv) the U.K./Dutch Availability Reserve.

U.K./Dutch Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, by which the U.K. ~~Borrower certifies~~/Dutch Borrowers certify calculation of the U.K./Dutch Borrowing Base.

U.K./Dutch Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America, N.A. (London Branch) or such other financial institution as Agent may select in its discretion, which account shall be for the benefit of the U.K./Dutch Facility Secured Parties and shall be subject to Agent’s Liens securing the U.K./Dutch Facility Obligations.

U.K./Dutch Dilution Reserve: as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts of the U.K. ~~Borrower~~/Dutch Borrowers by 1% for each whole percentage point (or portion thereof) by which the Dilution Percent is in excess of 5.0%.

U.K./Dutch Domiciled Obligor: each (i) U.K. Domiciled Obligor, and (ii) each Dutch Subsidiary which is at any time an Obligor, and “U.K./Dutch Domiciled Obligors” means all such Persons, collectively.

~~U.K. Dominion Account: a special account established by the U.K. Borrower at Bank of America, N.A. (London Branch) or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes at all times.~~

~~U.K.~~

U.K./Dutch Eligible Foreign Account: an Account of ~~the~~a U.K./Dutch Borrower that is owed by an Account Debtor that is organized or has its principal offices or assets in a jurisdiction ~~(a) that has been a Participating Member State since before May 2004 or (b)~~ that is listed on Schedule 1.1C.

U.K./Dutch Expeditors Reserve: as of any date of determination, the aggregate amount of accounts payable owed by any U.K./Dutch Facility Obligor to Expeditors, as determined by Agent in its Credit Judgment.

U.K./Dutch Facility Collateral: all Collateral that now or hereafter secures (or is intended to secure) any of the U.K./Dutch Facility Obligations, including Property of each U.K./Dutch Domiciled Obligor, each U.S. Domiciled Obligor, each German Domiciled Obligor, and each Canadian Domiciled Obligor.

U.K./Dutch Facility Guarantee: each guarantee agreement (including this Agreement) at any time executed by a U.K./Dutch Facility Guarantor in favor of Agent guaranteeing all or any portion of the U.K./Dutch Facility Obligations.

U.K./Dutch Facility Guarantor: Parent, each U.K. Subsidiary party hereto from time to time, each Canadian Subsidiary party hereto from time to time, each Dutch Subsidiary party hereto from time to time, each German Subsidiary party hereto from time to time, each U.S. Subsidiary ~~(other than uPlay unless uPlay becomes a Guarantor in accordance with Section 10.2.15)~~party hereto from time to time, and each other Person (if any) who guarantees payment and performance of any U.K./Dutch Facility Obligations.

U.K./Dutch Facility Obligations: all Obligations of the U.K./Dutch Facility Obligors (excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Obligors as guarantors of any U.S. Facility Obligations).

U.K./Dutch Facility Obligor: each of the U.K. ~~Borrower~~/Dutch Borrowers or any U.K./Dutch Facility Guarantor, and “U.K./Dutch Facility Obligors” means all of such Persons, collectively.

U.K./Dutch Facility Secured Parties: the Agent, the U.K./Dutch Issuing Bank, the U.K./Dutch Lenders and the Secured Bank Product Providers who provide Bank Products to the U.K./Dutch Facility Obligors and their Subsidiaries.

U.K. ~~Financial Institution: means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling with IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.~~

~~U.K. Holdings: Callaway Golf European Holding Company Limited, a company incorporated in England with company number 06468420.~~

~~U.K.~~/Dutch Inventory Formula Amount: as of any date of determination, the lesser of (a) ~~the sum of (i) with respect to Eligible Inventory that has been owned by the U.K. Borrower for less than one (1) calendar year as of the applicable date of determination, (A) for the period beginning on March 1 through and including September 30 of each Fiscal Year, 65% of the Value of such U.K. Borrower’s Eligible Inventory, (B) for the period beginning on October 1 through and including February 28 (or February 29, as applicable) of each Fiscal Year,~~ 75% of the Value of ~~such~~the U.K. ~~Borrower~~/Dutch Borrowers’~~s~~ Eligible Inventory~~,  plus (ii) with respect to Eligible Inventory that has been owned by the U.K. Borrower for more than one (1) calendar year, as of the applicable date of determination, 50% of the Value of such U.K. Borrower’s Eligible Inventory; or~~ and (b) 85% of the NOLV Percentage of the Value of the U.K. ~~Borrower~~/Dutch Borrowers’~~s~~ Eligible Inventory. Notwithstanding the foregoing, the aggregate amount of the U.K./Dutch Inventory Formula Amount which may be attributed to Eligible In-Transit Inventory (the “U.K./Dutch In-Transit Availability”) shall not exceed $~~2,000,000~~5,000,000; provided that, the U.K./Dutch In-Transit Availability (after taking into effect the previous proviso) shall be reduced by the U.K./Dutch Expeditors Reserve if, as of any date of determination, either (I) U.K./Dutch Net Excess Availability is less than 10% of the Maximum U.K./Dutch Facility Amount, or (II) there are any accounts payable owed by any U.K./Dutch Facility Obligor to Expeditors which are aged in excess of historical levels (except in cases of good faith disputes).

U.K./Dutch Issuing Bank: Bank of America or an Affiliate of Bank of America.

U.K./Dutch LC Obligations: the sum (without duplication) of (a) all amounts owing by the U.K. ~~Borrower~~/Dutch Borrowers for any drawings under Letters of Credit; (b) the stated amount of all outstanding Letters of Credit issued for the account of the U.K. ~~Borrower~~/Dutch Borrowers, which if such Letter of Credit is denominated in a currency other than Dollars, British Pounds or Euros, may be stated by Agent (at its option) in Dollars, British Pounds or Euros calculated at the Spot Rate; and (c) all fees and other amounts owing with respect to Letters of Credit issued for the account of the U.K. ~~Borrower~~/Dutch Borrowers.

U.K./Dutch LC Reserve: the aggregate of all U.K./Dutch LC Obligations, other than those that have been Cash Collateralized.

U.K./Dutch Lenders: each Lender that has issued a U.K./Dutch Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment).

U.K./Dutch Letter of Credit Subline: $2,000,000.

U.K./Dutch Letters of Credit: any standby or documentary letter of credit issued by the U.K./Dutch Issuing Bank for the account of the U.K. ~~Borrower~~/Dutch Borrowers, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or the U.K./Dutch Issuing Bank for the benefit of ~~the~~a U.K./Dutch Borrower or any of its Subsidiaries.

U.K./Dutch Net Excess Availability: as of any date of determination, an amount equal to the U.K./Dutch Availability minus the aggregate amount, if any, of all trade payables of U.K./Dutch Domiciled Obligors that are more than 60 days past due (or such later date as Agent may approve in its sole discretion) and all book overdrafts of U.K./Dutch Domiciled Obligors in excess of historical practices with respect thereto, in each case as determined by Agent in its Credit Judgment.

~~U.K. Non-Bank Lender: means:~~

~~(a)        where a Lender becomes a party to this Agreement on the day on which this Agreement is entered into, any Lender listed in Schedule 1.1D; and~~

~~(b)        where a Lender becomes a party to this Agreement after the day on which this Agreement is entered into, a Lender which gives a U.K. Tax Confirmation in the assignment notice which it executes pursuant to, or in connection with, Section 13.3 below.~~

~~U.K.~~

~~U.K.~~/Dutch Overadvance: as defined in Section 2.1.5.

U.K./Dutch Overadvance Loan: a U.K./Dutch Revolver Loan made to ~~the~~a U.K./Dutch Borrower when a U.K./Dutch Overadvance exists or is caused by the funding thereof.

U.K./Dutch Overadvance Loan Balance: on any date, the amount by which the aggregate U.K./Dutch Revolver Exposure exceeds the amount of the U.K./Dutch Borrowing Base on such date.

~~U.K.~~U.K. ~~Pledged Cash: the funds maintained in a blocked Deposit Account or securities account of the U.K. Borrower subject to a Deposit Account Control Agreement or securities account control agreement, as applicable, which give Agent at all times exclusive access and control for withdrawal purposes to the exclusion of the U.K. Borrower and precluding the U.K. Borrower from withdrawing or otherwise giving any instructions in connection therewith and which may not be withdrawn without the Agent’s prior written consent,~~ and which are subject to effective security documents, in form and substance satisfactory to Agent, that provide Agent with an unencumbered perfected first priority/ranking security interest in and Lien on such funds~~.~~/Dutch Priority Payables Reserve: as of any date of determination, a reserve in such amount as the Agent may determine in its Credit Judgment to reflect the full amount of any liabilities or amounts which (by virtue of any Liens or any statutory provision) rank or are capable of ranking in priority to the Agent’s Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s Liens including, without limitation, but only to the extent prescribed pursuant to English law and statute then in force, (i) amounts due to employees in respect of unpaid wages and holiday pay, (ii) the amount of all scheduled but unpaid pension contributions, (iii) the “prescribed part” of floating charge realisations held for unsecured creditors, and (iv) the expenses and liabilities incurred by any administrator (or other insolvency officer) and any remuneration of such administrator (or other insolvency officer).

~~U.K.~~U.K. Qualified Lender~~:~~

~~(i) a Lender (other than a Lender within paragraph (ii) below) which is beneficially entitled to interest payable to that Lender in respect of any advance under the Loan Documents and is:~~

~~(A)         a Lender:~~

             ~~(1) which is a bank (as defined for the purpose of section 879 of the Income Tax Act 2007 (United Kingdom) (“ITA”) making an advance under the Loan Documents; or~~

             ~~(2) in respect of an advance made under the Loan Documents by a person that was a bank (as defined for the purpose of section 879 of ITA) at the time that that advance was made~~

~~and with respect to (i)(A)(1) and (i)(A)(2), which is within the charge to U.K. corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the Corporation Taxes Act 2009 (United Kingdom) (“~~CTA~~”); or~~

~~(B)        a Lender which is:~~

             ~~(1) a company resident in the U.K. for U.K. tax purposes;~~

             ~~(2) a partnership each member of which is:~~

                         ~~(a) a company so resident in the U.K.; or~~

~~(b) a company not so resident in the U.K. which carries on a trade in the U.K. through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or~~

~~(3) a company not so resident in the U.K. which carries on a trade in the U.K. through a permanent establishment and which brings into account interest~~

~~payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or~~

~~(C)        a Treaty Lender; or~~

~~(ii) a building society (as defined for the purposes of section 880 of ITA) making an advance under the Loan Documents.~~/Dutch Reimbursement Date: as defined in Section 2.2.2.

U.K./Dutch Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any U.K./Dutch Facility Collateral or could assert a Lien on any U.K./Dutch Facility Collateral; and (b) a reserve at least equal to three months’ rent and other charges that ~~could~~are reasonably expected to be payable to any such Person, unless it has executed a Lien Waiver.

U.K./Dutch Required Lenders: U.K./Dutch Lenders (subject to Section 4.2) having (a) U.K./Dutch Revolver Commitments in excess of 50% of the aggregate U.K./Dutch Revolver Commitments; and (b) if the U.K./Dutch Revolver Commitments have terminated, U.K./Dutch Revolver Loans and U.K./Dutch LC Obligations in excess of 50% of all outstanding U.K./Dutch Revolver Loans and U.K./Dutch LC Obligations; provided, however, that the U.K./Dutch Revolver Commitments and U.K./Dutch Revolver Loans of any Defaulting Lender shall be excluded from such calculation; provided, further, that at any time there are: (i) 3 or more U.K./Dutch Lenders, “U.K./Dutch Required Lenders” must include at least 3 U.K./Dutch Lenders, and (ii) less than 3 U.K./Dutch Lenders, “U.K./Dutch Required Lenders” must include all U.K./Dutch Lenders.

~~U.K.~~U.K. ~~Resolution Authority: means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.~~/Dutch Revolver Commitment: for any U.K./Dutch Lender, its obligation to make U.K./Dutch Revolver Loans and to participate in U.K./Dutch LC Obligations, in the applicable Available Currencies, up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such U.K./Dutch Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.4 or 11.2. “U.K./Dutch Revolver Commitments” means the aggregate amount of such commitments of all U.K./Dutch Lenders.

U.K./Dutch Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the Borrower Agent terminates or reduces to zero all of the U.K./Dutch Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the U.K./Dutch Revolver Commitments are terminated pursuant to Section 11.2.

U.K./Dutch Revolver Exposure: on any date, an amount equal to the sum of the Dollar Equivalent of the U.K./Dutch Revolver Loans outstanding on such date plus the U.K./Dutch LC Obligations on such date.

U.K./Dutch Revolver Loan: a Revolver Loan made by U.K./Dutch Lenders to ~~the~~a U.K./Dutch Borrower pursuant to Section 2.1.1(c), which Revolver Loan shall be either a U.K./Dutch Base Rate Loan (which shall be denominated in Dollars only) ~~or~~, a ~~LIBOR~~Term SOFR Loan (which ~~may~~shall be denominated in Dollars~~,~~ only), a SONIA Loan (which shall be denominated in British Pounds only) or ~~Euros, as selected by the Borrower Agent~~a EURIBOR Loan (which shall be denominated in Euros only)~~,~~ and any U.K./Dutch Swingline Loan, U.K./Dutch Overadvance Loan or Protective Advance made to or owed by ~~the~~a U.K./Dutch Borrower.

U.K./Dutch Revolver Notes: a promissory note executed by the U.K. ~~Borrower~~/Dutch Borrowers in favor of a U.K./Dutch Lender in the form of Exhibit A-3, in the amount of such U.K./Dutch Lender’s U.K./Dutch Revolver Commitment.

~~U.K. Security Agreement:~~

~~(a) the debenture dated 15 June 2012 and made by the U.K. Borrower in favor of the Agent;~~

~~(b) the supplemental debenture dated 18 December 2013 and made by the U.K. Borrower in favor of the Agent;~~

~~(c) the debenture dated 15 June 2012 and made by U.K. Holdings in favor of the Agent;~~

~~(d) the debenture dated 20 November 2017 and made by the U.K. Borrower in favor of the Agent;~~

~~(e) the debenture dated 20 November 2017 and made by U.K. Holdings in favor of the Agent;~~

~~(f) the debenture dated as of the date hereof and made by the U.K. Borrower in favor of the Agent;~~

~~(g) the debenture dated as of the date hereof and made by U.K. Holdings in favor of the Agent; and~~

~~(h) any other debenture, deed of charge or other similar agreement, instrument or document governed by the laws of England and Wales, Scotland or Northern Ireland, in each case now or hereafter securing (or given with the interest to secure) the U.K. Facility Obligations.~~

~~U.K. Security Documents: means the U.K. Security Agreements and any other similar agreement, instrument or document governed by the laws of any jurisdiction, including Germany, in each case now or hereafter securing (or given with the interest to secure) the U.K. Facility Obligations.~~

~~U.K. Subsidiary: a Subsidiary of Parent incorporated or organized under the laws of England and Wales.~~

~~U.K.~~

U.K./Dutch Swingline Loan: any Borrowing of U.K./Dutch Base Rate Loans funded with Agent’s funds, until such Borrowing is settled among the U.K./Dutch Lenders or repaid by the U.K. ~~Borrower~~/Dutch Borrowers.

U.K. ~~Tax Confirmation~~: ~~means a confirmation by a Lender that the person beneficially entitled to interest payable to it in respect of an advance under a Loan Document is either:~~

~~(a)        a company resident in the United Kingdom for United Kingdom tax purposes;~~

~~(b)        a partnership each member of which is:~~

~~(i)         a company so resident in the United Kingdom; or~~

~~(ii)        a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of Section 19 of CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of CTA; or~~

~~(c)        a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of Section 19 of CTA) of that company.~~

~~U.K. Tax Payment: as defined in Section 5.9.2(m).~~

~~U.K.~~/Dutch Top Golf Reserve: a reserve established by Agent at Parent’s request in accordance with the definition of Top Golf Proceeds, in an initial amount as of such establishment equal to $0. The U.K./Dutch Top Golf Reserve (a) shall be reduced on a dollar for dollar basis for the amount expended in connection with (x) any Common Stock Repurchases made, or dividends paid on Parent’s common stock, in each case after the Third Amendment to Second Amended and Restated Effective Date in accordance with Section 10.2.6(g)(ii)(D) and (y) any Investments made after the Third Amendment to Second Amended and Restated Effective Date in accordance with Section 10.2.2(k)(ii)(D); (b) may be permanently reduced from time to time upon Parent’s written request to Agent; and (c) subject to Agent’s written consent (such consent not to be unreasonably withheld if (i) upon and after giving effect to such adjustment, no Default or Event of Default shall have occurred and be continuing, and (ii) immediately after such adjustment (for clarification, including after giving effect to any recalculation of the Canadian Borrowing Base, the German Borrowing Base and U.S. Borrowing Base upon giving effect to such adjustment), Canadian Availability, German Availability and U.S. Availability would be a positive number), may be reallocated on a dollar for dollar basis to the Canadian Top Golf Reserve, the German Top Golf Reserve and/or the U.S. Top Golf Reserve upon Parent’s written request to Agent; provided, however, that once reduced pursuant to clause (b) above, the U.K./Dutch Top Golf Reserve may not be increased. The parties agree that the U.K./Dutch Top Golf Reserve shall never be less than zero (-0-). For clarification, the aggregate amount of the Canadian Top Golf Reserve, the U.K./Dutch Top Golf Reserve, the German Top Golf Reserve and the U.S. Top Golf Reserve may not exceed an amount equal to the aggregate amount of Top Golf Proceeds received by Parent as reflected in all Top Golf Proceeds Notices (less any amounts Parent elects to deposit into the Top Golf Blocked Account) less all amounts expended in connection with

(x) any Common Stock Repurchases made, or dividends paid on Parent’s common stock, in each case after the Third Amendment to Second Amended and Restated Effective Date in accordance with Section 10.2.6(g) and (y) any Investments made after the Third Amendment to Second Amended and Restated Effective Date in accordance with Section 10.2.2(k) and less all permanent reductions elected by Parent pursuant to clause (b) of each of the definitions of Canadian Top Golf Reserve, U.K./Dutch Top Golf Reserve, German Top Golf Reserve and U.S. Top Golf Reserve.

U.K./Dutch Unused Line Fee Rate: a per annum rate equal to 0.25%.

U.K. Eligible Inventory: finished goods Inventory of a U.S. Borrower located in the U.K. that is boxed and labeled and that would constitute Eligible Inventory of a U.S. Borrower but for the fact that it is not within the continental United States for purposes of clause (h)(ii) of the Eligible Inventory definition and it is not in transit between facilities in the United States of the U.S. Borrowers for purposes of clause (i)(i) the Eligible Inventory definition. For the avoidance of doubt, U.K. Eligible Inventory must comply with all other eligibility criteria set forth in the Eligible Inventory definition herein.

U.K. Financial Institution: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling with IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

U.K. Holdings: Callaway Golf European Holding Company Limited, a company incorporated in England with company number 06468420.

U.K. Inventory Charge: the English law governed charge over Inventory to be granted by the applicable U.S. Borrower(s) party thereto and the Dutch Borrower in favor of Agent in connection with certain Inventory located in the United Kingdom.

U.K. Inventory Formula Amount: as of any date of determination, (a) at all times after the entering into the U.K. Inventory Charge by the applicable U.S. Borrower(s) (solely to the extent such U.K. Inventory Charge is effective within 30 days of the Sixth Amendment Effective Date (or such later date as agreed by Agent in its sole discretion)) and while it remains in full force and effect, the lesser of (i) 75% of the Value of such U.S. Borrower’s U.K. Eligible Inventory and (b) 85% of the NOLV Percentage of the Value of such U.S. Borrower’s U.K. Eligible Inventory, and (b) at all other times, $0.

U.K. Non-Bank Lender:

(a)        where a Lender becomes a party to this Agreement on the day on which this Agreement is entered into, any Lender listed in Schedule 1.1D; and

(b)        where a Lender becomes a party to this Agreement after the day on which this Agreement is entered into, a Lender which gives a U.K. Tax Confirmation in the assignment notice which it executes pursuant to, or in connection with, Section 13.3 below.

U.K. Pledged Cash: the funds maintained in a blocked Deposit Account or securities account of the U.K. Borrower subject to a Deposit Account Control Agreement or securities account control agreement, as applicable, which give Agent at all times exclusive access and control for withdrawal purposes to the exclusion of the U.K. Borrower and precluding the U.K. Borrower from withdrawing or otherwise giving any instructions in connection therewith and which may not be withdrawn without the Agent’s prior written consent and which are subject to effective security documents, in form and substance satisfactory to Agent, that provide Agent with an unencumbered perfected first priority/ranking security interest in and Lien on such funds (subject to Liens of the depository bank having priority by law).

U.K. Qualified Lender:

(i) a Lender (other than a Lender within paragraph (ii) below) which is beneficially entitled to interest payable to that Lender in respect of any advance under the Loan Documents and is:

~~(A)         a Lender:~~

(1) which is a bank (as defined for the purpose of section 879 of the Income Tax Act 2007 (United Kingdom) (“ITA”) making an advance under the Loan Documents; or

(2) in respect of an advance made under the Loan Documents by a person that was a bank (as defined for the purpose of section 879 of ITA) at the time that that advance was made and with respect to (i)(A)(1) and (i)(A)(2), which is within the charge to U.K. corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the Corporation Taxes Act 2009 (United Kingdom) (“CTA”); or

(B)        a Lender which is:

(1) a company resident in the U.K. for U.K. tax purposes;

(2) a partnership each member of which is:

                           (a) a company so resident in the U.K.; or

(b)

a company not so resident in the U.K. which carries on a trade in the U.K. through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(3)

a company not so resident in the U.K. which carries on a trade in the U.K. through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(C)        a Treaty Lender; or

(ii) a building society (as defined for the purposes of section 880 of ITA) making an advance under the Loan Documents.

U.K. Resolution Authority: the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

U.K. Security Agreements:

(a)         the debenture dated 15 June 2012 and made by the U.K. Borrower in favor of the Agent;

(b)         the supplemental debenture dated 18 December 2013 and made by the U.K. Borrower in favor of the Agent;

(c)         the debenture dated 15 June 2012 and made by U.K. Holdings in favor of the Agent;

(d)         the debenture dated 20 November 2017 and made by the U.K. Borrower in favor of the Agent;

(e)         the debenture dated 20 November 2017 and made by U.K. Holdings in favor of the Agent;

(f)         the debenture dated 17 May 2019 and made by the U.K. Borrower in favor of the Agent;

(g)         the debenture dated 17 May 2019 and made by U.K. Holdings in favor of the Agent; and

(h) any other debenture, deed of charge or other similar agreement, instrument or document governed by the laws of England and Wales, Scotland or Northern Ireland, in each case now or hereafter securing (or given with the intent to secure) the U.K./Dutch Facility Obligations.

U.K. Security Documents: the U.K. Security Agreements and any other similar agreement, instrument or document governed by the laws of any jurisdiction, including Germany, in each case now or hereafter securing (or given with the intent to secure) the U.K./Dutch Facility Obligations.

U.K. Subsidiary: a Subsidiary of Parent incorporated or organized under the laws of England and Wales.

U.K. Tax Confirmation: a confirmation by a Lender that the person beneficially entitled to interest payable to it in respect of an advance under a Loan Document is either:

(a)        a company resident in the United Kingdom for United Kingdom tax purposes;

(b)        a partnership each member of which is:

(i)         a company so resident in the United Kingdom; or

(ii)        a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of Section 19 of CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of CTA; or

(c)        a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of Section 19 of CTA) of that company.

U.K. Tax Payment: as defined in Section 5.9.2(m).

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year and includes any unfunded liability or solvency deficiency as determined for the purposes of the PBA in respect of any Canadian Pension Plan.

uPlay: uPlay, Inc., a Delaware corporation.

U.S. Accounts Formula Amount: (a) as of any date of determination within the period beginning on May 1 through and including October 31 of each Fiscal Year, 85% of the Value of Eligible Accounts of the U.S. Borrowers; and (b) as of any date of determination within the period beginning on November 1 through and including April 30 of each Fiscal Year, 90% of the Value of Eligible Accounts of the U.S. Borrowers.

U.S. Availability: as of any date of determination, the U.S. Borrowing Base as of such date of determination minus the aggregate principal amount of U.S. Revolver Loans outstanding on such date of determination.

U.S. Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve with respect to the U.S. Borrowers’ Inventory; (b) the U.S. Rent and Charges Reserve; (c) the U.S. LC Reserve; (d) the U.S. Bank Product Reserve; (e) all accrued Royalties of the U.S. Facility Obligors, whether or not then due and payable by a U.S. Facility Obligor; (f) the aggregate amount of liabilities secured by Liens upon U.S. Facility Collateral that are senior to the Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (g) the U.S. Dilution Reserve; (h) the Canadian Overadvance Loan Balance, if any, outstanding on such date, the German Overadvance Loan Balance, if any, outstanding on such date, and the U.K./Dutch Overadvance Loan Balance, if any, outstanding on such date; (i) the U.S. Top Golf Reserve; and (j) such additional reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment may elect to impose from time to time with respect to the U.S. Borrowing Base.

U.S. Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Secured Bank Product Obligations owing by the U.S. Domiciled Obligors and their Subsidiaries.

U.S. Bankruptcy Code: Title 11 of the United States Code.

U.S. Base Rate: for any day, a per annum rate equal to the greater of (a) the U.S. Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) ~~LIBOR~~Term SOFR for a 30 day interest period as determined on such day, plus 1.0%; provided, that in no event shall the U.S. Base Rate be less than 1.0%.

U.S. Base Rate Loan: a Loan that bears interest based on the U.S. Base Rate.

U.S. Base Rate Revolver Loan: a Revolver Loan that bears interest based on the U.S. Base Rate.

U.S. Borrowers: as defined in the preamble to this Agreement.

U.S. Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the result of: (i) the Maximum U.S. Facility Amount, minus (ii) the U.S. LC Reserve, minus (iii) the Canadian Overadvance Loan Balance, if any, outstanding on such date, minus (iv) the U.K./Dutch Overadvance Loan Balance, if any, outstanding on such date, minus (v) the German Overadvance Loan Balance, if any, outstanding on such date, minus (vi) the U.S. Top Golf Reserve; or (b) the result of: (i) the U.S. Accounts Formula Amount, plus (ii) the U.S. Inventory Formula Amount, plus (iii) the U.S. Trademark Formula Amount, plus (iv) the U.S. Real Estate Formula Amount, plus (v) 100% of the amount of U.S. Pledged Cash, plus (vi) the Mexican Inventory Formula Amount, plus (vii) the U.K. Inventory Formula Amount, minus (~~vi~~viii) the U.S. Availability Reserve; provided, that clause (b)(iv) above may be removed from such calculation in accordance with Section 2.1.4(d).

U.S. Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, by which the U.S. Borrowers certify calculation of the U.S. Borrowing Base.

U.S. Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America or such other financial institution as Agent may select in its discretion, which account shall be for the benefit of the U.S. Facility Secured Parties and shall be subject to Agent’s Liens securing the U.S. Facility Obligations.

U.S. Dilution Reserve: as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts of the U.S. Borrowers by one (1) percentage point for each whole percentage point (or portion thereof) by which the Dilution Percent is in excess of 5.0%.

U.S. Domiciled Obligor: each of the Parent, any U.S. Borrower or any U.S. Subsidiary which it is at any time an Obligor, and “U.S. Domiciled Obligors” means all such Persons, collectively.

U.S. Dominion Account: a special account established by the U.S. Borrowers at Bank of America or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes during any Dominion Trigger Period.

U.S. Expeditors Reserve: as of any date of determination, the aggregate amount of accounts payable owed by any U.S. Facility Obligor to Expeditors, as determined by Agent in its Credit Judgment.

U.S. Facility Collateral: all Collateral that now or hereafter secures (or is intended to secure) any of the U.S. Facility Obligations, including Property of each U.S. Domiciled Obligor.

U.S. Facility Guarantee: each guarantee agreement (including this Agreement) at any time executed by a U.S. Facility Guarantor in favor of Agent guaranteeing all or any portion of the U.S. Facility Obligations.

U.S. Facility Guarantor: each U.S. Subsidiary other than uPlay (unless uPlay becomes a Guarantor in accordance with Section 10.2.15) and each other Person (if any) who guarantees payment and performance of any U.S. Facility Obligations.

U.S. Facility Obligations: all Obligations of the U.S. Facility Obligors (including, for the avoidance of doubt, the Obligations of the U.S. Domiciled Obligors as guarantors of the Canadian Facility Obligations, German Facility Obligations and U.K./Dutch Facility Obligations).

U.S. Facility Obligor: each of any U.S. Borrower or any U.S. Facility Guarantor, and “U.S. Facility Obligors” means all of such Persons, collectively.

U.S. Facility Secured Parties: the Agent, the U.S. Issuing Bank, the U.S. Lenders and the Secured Bank Product Providers who provide Bank Products to the U.S. Facility Obligors and their Subsidiaries.

U.S. Government Securities Business Day: any Business Day, except any day on which the Securities Industry and Financial Markets Association, New York Stock Exchange or FRBNY is not open for business because the day is a legal holiday under New York law or U.S. federal law.

U.S. Inventory Formula Amount: as of any date of determination, the lesser of (a) ~~the sum of (i) with respect to Eligible Inventory that has been owned by a U.S. Borrower for less than one (1) calendar year as of the applicable date of determination, (A) for the period beginning on March 1 through and including September 30 of each Fiscal Year, 65~~75% of the Value of such U.S. Borrowers’ Eligible Inventory~~, (B) for the period beginning on October 1 through and including February 28 (or February 29, as applicable) of each Fiscal Year, 75% of the Value of such U.S. Borrowers’ Eligible Inventory, plus (ii) with respect to Eligible Inventory that has been owned by a U.S. Borrower for more than one (1) calendar year, as of the applicable date of determination, 50% of the Value of such U.S. Borrowers’ Eligible Inventory; or~~ and (b) 85% of the NOLV Percentage of the Value of the U.S. Borrowers’ Eligible Inventory. Notwithstanding the foregoing, (1) the aggregate amount of the U.S. Inventory Formula Amount which may be attributed to Eligible In-Transit Inventory (the “U.S. In-Transit Availability”) shall not exceed $~~25,000,000~~50,000,000; provided that, the U.S. In-Transit Availability (after taking into effect the previous proviso) shall be reduced by the U.S. Expeditors Reserve if, as of any date of determination, either (I) U.S. Net Excess Availability is less than 10% of the Maximum U.S. Facility Amount, or (II) there are any accounts payable owed by any U.S. Facility Obligor to Expeditors which are aged in excess of historical levels (except in cases of good faith disputes); and (2) so long as there is no Lien Waiver then in place with respect thereto, the aggregate amount of the U.S. Inventory Formula Amount which may be attributed to Eligible Costco Inventory shall not exceed $20,000,000.

U.S. Issuing Bank: Bank of America or an Affiliate or branch of Bank of America.

U.S. LC Obligations: the sum (without duplication) of (a) all amounts owing by the U.S. Borrowers for any drawings under Letters of Credit; (b) the stated amount of all outstanding Letters of Credit issued for the account of any U.S. Borrower, which if such Letter of Credit is denominated in a currency other than Dollars, may be stated by Agent (at its option) in Dollars calculated at the Spot Rate; and (c) all fees and other amounts owing with respect to Letters of Credit issued for the account of any U.S. Borrower.

U.S. LC Reserve: the aggregate of all U.S. LC Obligations, other than those that have been Cash Collateralized.

U.S. Lenders: Bank of America and each other Lender (other than Canadian Lenders, German Lenders or U.K./Dutch Lenders) party hereto.

U.S. Letter of Credit Subline: $20,000,000.

U.S. Letters of Credit: any standby or documentary letter of credit issued by the U.S. Issuing Bank for the account of the U.S. Borrowers (or any U.S. Borrower), or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or the U.S. Issuing Bank for the benefit of any U.S. Borrower or any of its Subsidiaries, and shall include the Existing Letters of Credit.

U.S. Net Excess Availability: as of any date of determination, an amount equal to the U.S. Availability minus the aggregate amount, if any, of all trade payables of U.S. Domiciled Obligors that are more than 60 days past due (or such later date as Agent may approve in its sole discretion) and all book overdrafts of U.S. Domiciled Obligors in excess of historical practices with respect thereto, in each case as determined by Agent in its Credit Judgment.

U.S. Overadvance: as defined in Section 2.1.5.

U.S. Overadvance Loan: a U.S. Revolver Loan made to the U.S. Borrowers or the amount owed by the U.S. Borrowers when a U.S. Overadvance exists or is caused by the funding thereof.

U.S. Pledged Cash: the funds maintained in a blocked Deposit Account or securities account of a U.S. Borrower subject to a Deposit Account Control Agreement or securities account control agreement, as applicable, which give Agent at all times exclusive access and control for withdrawal purposes to the exclusion of the U.S. Borrowers and precluding the U.S. Borrowers from withdrawing or otherwise giving any instructions in connection therewith and which may not be withdrawn without the Agent’s prior written consent (such consent not to be unreasonably withheld if (i) upon and after giving effect to such withdrawal, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after such withdrawal (for clarification, including after giving effect to any recalculation of the U.S. Borrowing Base upon giving effect to such withdrawal), U.S. Availability would be a positive number), and which are subject to effective security documents, in form and substance satisfactory to Agent, that provide Agent with an unencumbered perfected first priority/ranking security interest in and Lien on such funds (subject to Liens of the depository bank having priority by law).

U.S. Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

U.S. Real Estate Formula Amount: as of any date of determination, the lesser of (a) 80% of the fair market value of the Eligible Real Estate, as determined from the most recent appraisal of such Real Estate performed by an appraiser and on terms satisfactory to Agent; or (b) $~~28,600,000~~35,400,000 (such amount in this clause (b) to be reduced by $~~476,666.67~~590,000 on the first day of each calendar quarter ~~occurring after the Third Amended Original Closing Date~~, commencing with the calendar quarter beginning on ~~April~~January 1, ~~2018~~2023).

U.S. Reimbursement Date: as defined in Section 2.3.2.

U.S. Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any U.S. Facility Collateral or could assert a Lien on any U.S. Facility Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

U.S. Required Lenders: U.S. Lenders (subject to Section 4.2) having (a) U.S. Revolver Commitments in excess of 50% of the aggregate U.S. Revolver Commitments; and (b) if the U.S. Revolver Commitments have terminated, U.S. Revolver Loans and U.S. LC Obligations in excess of 50% of all outstanding U.S. Revolver Loans and U.S. LC Obligations; provided, however, that the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation; provided, further, that at any time there are: (i) 3 or more U.S. Lenders with U.S. Revolver Commitments or outstanding U.S. Revolver Loans or U.S. LC Obligations, “U.S. Required Lenders” must include at least 3 such U.S. Lenders, and (ii) less than 3 U.S. Lenders with U.S. Revolver Commitments or outstanding U.S. Revolver Loans or U.S. LC Obligations, “U.S. Required Lenders” must include all such U.S. Lenders.

~~U.S. Required Term Lenders: U.S. Lenders (subject to Section 4.2) having (a) Term Loan Commitments in excess of 50% of the aggregate Term Loan Commitments; and (b) if the Term Loan Commitments have terminated, Term Loans in excess of 50% of all outstanding Term Loans; provided, however, that the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation; provided,  further, that at any time there are: (i) 3 or more U.S. Lenders with Term Loan Commitments or outstanding Term Loans, “U.S. Required Term Lenders” must include at least 3 such U.S. Lenders, and (ii) less than 3 U.S. Lenders with Term Loan Commitments or outstanding Term Loans, “U.S. Required Term Lenders” must include all such U.S. Lenders.~~

U.S. Revolver Commitment: for any U.S. Lender, its obligation to make U.S. Revolver Loans and to participate in U.S. LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such U.S. Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.4, 2.1.7, or 11.2. “U.S. Revolver Commitments” means the aggregate amount of such commitments of all U.S. Lenders.

U.S. Revolver Commitment Termination Date: the earliest of (a) the Facility Termination Date, (b) the date on which the Borrower Agent terminates or reduces to zero the U.S. Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the U.S. Revolver Commitments are terminated pursuant to Section 11.2.

U.S. Revolver Exposure: on any date, an amount equal to the sum of the U.S. Revolver Loans outstanding on such date plus the U.S. LC Obligations on such date.

U.S. Revolver Loan: a Revolver Loan made by a U.S. Lender to a U.S. Borrower pursuant to Section 2.1.1(a), which Loan shall be denominated in Dollars and shall be either a U.S. Base Rate Revolver Loan or a ~~LIBOR~~Term SOFR Loan, in each case as selected by Borrower Agent, and any U.S. Swingline Loan, U.S. Overadvance Loan or Protective Advance made to or owed by the U.S. Borrowers.

U.S. Revolver Notes: a promissory note executed by U.S. Borrowers in favor of a U.S. Lender in the form of Exhibit A-2, in the amount of such U.S. Lender’s U.S. Revolver Commitment.

U.S. Subsidiary: a Subsidiary of Parent that is organized under the laws of a state of the United States or the District of Columbia.

U.S. Swingline Loan: any Borrowing of U.S. Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among the U.S. Lenders or repaid by the U.S. Borrowers.

U.S. Top Golf Reserve: a reserve established by Agent at Parent’s request in accordance with the definition of Top Golf Proceeds, in an initial amount as of such establishment equal to the amount of the Top Golf Proceeds received as of the date of such establishment. The U.S. Top Golf Reserve (a) shall be reduced on a dollar for dollar basis for the amount expended in connection with (x) any Common Stock Repurchases made, or dividends paid on Parent’s common stock, in each case after the Third Amendment to Second Amended and Restated Effective Date in accordance with Section 10.2.6(g)(ii)(B) and (y) any

Investments made after the Third Amendment to Second Amended and Restated Effective Date in accordance with Section 10.2.2(k)(ii)(B); (b) may be permanently reduced from time to time upon Parent’s written request to Agent; and (c) subject to Agent’s written consent (such consent not to be unreasonably withheld if (i) upon and after giving effect to such adjustment, no Default or Event of Default shall have occurred and be continuing, and (ii) immediately after such adjustment (for clarification, including after giving effect to any recalculation of the Canadian Borrowing Base, the German Borrowing Base and U.K./Dutch Borrowing Base upon giving effect to such adjustment), Canadian Availability, German Availability and U.K./Dutch Availability would be a positive number), may be reallocated on a dollar for dollar basis to the Canadian Top Golf Reserve, the German Top Golf Reserve and/or the U.K./Dutch Top Golf Reserve upon Parent’s written request to Agent; provided, however, that once reduced pursuant to clause (b) above, the U.S. Top Golf Reserve may not be increased. The parties agree that the U.S. Top Golf Reserve shall never be less than zero (-0-). For clarification, the aggregate amount of the Canadian Top Golf Reserve, the U.K./Dutch Top Golf Reserve, the German Top Golf Reserve and the U.S. Top Golf Reserve may not exceed an amount equal to the aggregate amount of Top Golf Proceeds received by Parent as reflected in all Top Golf Proceeds Notices (less any amounts Parent elects to deposit into the Top Golf Blocked Account) less all amounts expended in connection with (x) any Common Stock Repurchase made, or dividends paid on Parent’s common stock, in each case after the Third Amendment to Second Amended and Restated Effective Date in accordance with Section 10.2.6(g) and (y) any Investments made after the Third Amendment to Second Amended and Restated Effective Date in accordance with Section 10.2.2(k) and less all permanent reductions elected by Parent pursuant to clause (b) of each of the definitions of Canadian Top Golf Reserve, U.K./Dutch Top Golf Reserve, German Top Golf Reserve and U.S. Top Golf Reserve.

U.S. Trademark Formula Amount: as of any date of determination, the lesser of (a) ~~42~~40% of the Net Orderly Liquidation Value of the Company Trademark~~; or~~ and (b) $~~70,000,000 (such amount in this clause (b) to be permanently reduced by $1,666,666.67 on the first day of each calendar quarter occurring after the Closing Date, commencing with the calendar quarter beginning on July 1, 2019, until such amount (for the avoidance of doubt, at all times) is less than or equal to the lesser of (i) $50,000,000 and (ii) 30% of the Net Orderly Liquidation Value of the Company Trademark)~~75,000,000.

U.S. Unused Line Fee Rate: a per annum rate equal to 0.25%.

Value: (a) for Inventory, its Dollar Equivalent value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its Dollar Equivalent face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

Wage Earner Protection Act Reserve: on any date of determination, a reserve established from time to time by Agent in its Credit Judgment in such amount as Agent determines reflects the amounts that may become due under the Wage Earner Protection Program Act (Canada) with respect to the employees of any Obligor employed in Canada which would give rise to a Lien with priority under Applicable Law over the Lien of Agent.

Write-Down and Conversion Powers: ~~means~~ (i) with respect to any EEA Resolution Authority, the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom, any powers of the applicable

Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2        Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Obligors delivered to Agent before the Original Agreement Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Obligors’ certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 and any other provision hereof are amended in a manner satisfactory to Required Lenders to take into account the effects of the change, if any. No calculations under the Loan Documents shall give effect to any such change prior to any such amendment.

1.3        Uniform Commercial Code/PPSA. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Equipment,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation” and, as such terms relate to any such Property of any Canadian Domiciled Obligor, such terms shall refer to such Property as defined in the PPSA (to the extent such terms are defined therein).

1.4        Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) except as otherwise specified herein, time of day means time of day at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent, any Issuing Bank or any Lender mean the sole and absolute discretion of such Person. Except as expressly otherwise provided herein, all calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Obligors shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, any Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the best of an Obligor’s knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer of such Obligor, or knowledge that a Senior Officer of such Obligor would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

1.5        Calculations. All references in the Loan Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by Agent on a daily basis, based on the current Spot Rate. Borrowers shall report Value and other Borrowing Base components to Agent in the currency invoiced by Obligors or shown in Obligors’ financial records, and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, Obligors shall repay such Obligation in such other currency.

1.6        Interpretation (Quebec). For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary” (k) “construction liens” shall be deemed to include “legal hypothecs”, (l) “joint and several” shall be deemed to include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “servitude” shall be deemed to include “easement”, (p) “priority” shall be deemed to include “prior claim”, (q) “survey” shall be deemed to include “certificate of location and plan”, (r) “fee simple title” shall be deemed to include “absolute ownership” and (s) “foreclosure” shall be deemed to include the “exercise of a hypothecary right”. For purposes of greater certainty, the reference to the “Loan Agreement” in the deed of hypothec dated November 3, 2017 executed by the Canadian Borrower in favor of the Agent means this Agreement.

1.7        Interpretation (The Netherlands). In this Agreement, where it relates to a Dutch Person, a reference to (a) a necessary action to authorise, where applicable, includes without limitation: (i) any action required to comply with the Dutch Works Councils Act (Wet op de ondernemingsraden), and (ii) obtaining a positive advice (positief advies) from the competent works council(s), (b) a security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht), (c) a winding-up, administration or dissolution includes a Dutch person being declared bankrupt (failliet verklaard) or dissolved (ontbonden), (d) a moratorium or suspension of payments includes a sursearce van betaling and granted a moratorium or suspension of payments includes surseance verleend, (e) any step or procedure taken in connection with insolvency proceedings includes a Dutch person having filed a notice under section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990), (e) a trustee, receiver or administrator includes a curator, (g) an administrator includes a bewindvoerder,

(h) a liquidator includes a vereffenaar, (i) an attachment includes a beslag, (j) a group includes a groep, (k) a subsidiary includes a dochtermaatschappij, (l) an affiliate includes a groepsmaatschappij, (m) a merger includes a juridische fusie, aandelenfusie and bedrijfsfusie, and (n) a director includes a bestuurder.

1.8        Interpretation (the U.K.). For the purposes of the U.K. Security Agreements, on and from the Sixth Amendment Effective Date, any reference to a “U.K. Facility Obligor”, “U.K. Lender” and “U.K. Borrower” in a U.K. Security Agreement shall be deemed to be reference to a “U.K./Dutch Facility Obligor”, “U.K./Dutch Lender” and “U.K./Dutch Borrower” (respectively).

SECTION 2.         CREDIT FACILITIES

2.1            Revolver Commitments.

2.1.1.        Revolver Loans.

(a)        U.S. Revolver Loans to U.S. Borrowers. Each U.S. Lender agrees, severally and not jointly with the other U.S. Lenders, upon the terms and subject to the conditions set forth herein, to make U.S. Revolver Loans to the U.S. Borrowers on any Business Day during the period from the Closing Date to the U.S. Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time such U.S. Lender’s U.S. Revolver Commitment at such time, which U.S. Revolver Loans may be repaid and reborrowed in accordance with the terms and provisions of this Agreement; provided, however, that such U.S. Lenders shall have no obligation to the U.S. Borrowers whatsoever to honor any request for a U.S. Revolver Loan on or after the U.S. Revolver Commitment Termination Date or if the amount of the proposed U.S. Revolver Loan exceeds U.S. Availability on the proposed funding date for such U.S. Revolver Loan. Each Borrowing of U.S. Revolver Loans shall be funded by the U.S. Lenders on a Pro Rata basis. The U.S. Revolver Loans shall bear interest as set forth in Section 3.1. Each U.S. Revolver Loan shall, at the option of the Borrower Agent, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of U.S. Base Rate Revolver Loans or ~~LIBOR~~Term SOFR Revolver Loans. The U.S. Revolver Loans shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the U.S. Facility Collateral. U.S. Borrowers shall be jointly and severally liable to pay all of the U.S. Revolver Loans. Each U.S. Revolver Loan shall be funded and repaid in Dollars.

(b)        Canadian Revolver Loans to Canadian Borrower. Each Canadian Lender agrees, severally and not jointly with the other Canadian Lenders, upon the terms and subject to the conditions set forth herein, to make Canadian Revolver Loans to the Canadian Borrower on any Business Day during the period from the Closing Date to the Canadian Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time such Canadian Lender’s Canadian Revolver Commitment at such time, which Canadian Revolver Loans may be repaid and reborrowed in accordance with the terms and provisions of this Agreement; provided, however, that such Canadian Lenders shall have no obligation to the Canadian Borrower whatsoever to honor any request for a Canadian Revolver Loan on or after the Canadian Revolver Commitment Termination Date or if the amount of the proposed Canadian Revolver Loan exceeds Canadian Availability on the proposed funding date for such Canadian Revolver Loan. Each Borrowing of Canadian Revolver Loans shall be funded by the Canadian Lenders on a Pro Rata basis. The Canadian Revolver Loans shall bear interest as set forth in Section 3.1. Each Canadian Revolver Loan shall, at the option of the Borrower Agent, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Canadian Prime Rate Loans or Canadian BA Rate Loans if denominated in Canadian Dollars, or shall consist entirely of Canadian Base Rate Loans or ~~LIBOR~~Term SOFR Revolver Loans if denominated in Dollars. The Canadian Revolver Loans shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the Canadian Facility Collateral. Each Canadian Revolver Loan shall be funded in Canadian Dollars or, at the option of the Borrower Agent, Dollars and repaid in the same currency as such underlying Canadian Revolver Loan was made.

(c)        U.K./Dutch Revolver Loans to U.K. ~~Borrower~~/Dutch Borrowers. Each U.K./Dutch Lender agrees, severally and not jointly with the other U.K./Dutch Lenders, upon the terms and subject to the conditions set forth herein, to make U.K./Dutch Revolver Loans to the U.K. ~~Borrower~~/Dutch Borrowers on any Business Day during the period from the Closing Date to the U.K./Dutch Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time such U.K./Dutch Lender’s U.K./Dutch Revolver Commitment at such time, which U.K./Dutch Revolver Loans may be repaid and reborrowed in accordance with the terms and provisions of this Agreement; provided, however, that such U.K./Dutch Lenders shall have no obligation to the U.K. ~~Borrower~~/Dutch Borrowers whatsoever to honor any request for a U.K./Dutch Revolver Loan on or after the U.K./Dutch Revolver Commitment Termination Date or if the amount of the proposed U.K./Dutch Revolver Loan exceeds U.K./Dutch Availability on the proposed funding date for such U.K./Dutch Revolver Loan. Each Borrowing of U.K./Dutch Revolver Loans shall be funded by the U.K./Dutch Lenders on a Pro Rata basis. The U.K./Dutch Revolver Loans shall bear interest as set forth in Section 3.1. Each U.K./Dutch Revolver Loan shall, at the option of the Borrower Agent, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of U.K./Dutch Base Rate Loans or ~~LIBOR~~Term SOFR Revolver Loans ~~(provided, that U.K. Base Rate Loans shall only be denominated in Dollars)~~. The U.K./Dutch Revolver Loans shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the U.K./Dutch Facility Collateral. Each U.K./Dutch Revolver Loan shall be funded in Dollars (in the case of Term SOFR Loans), British Pounds ~~and/or~~(in the case of SONIA Loans), Euros (in the case of ~~LIBOR~~EURIBOR Loans) and Dollars ~~only~~ (in the case of U.K./Dutch Base Rate Loans) and shall be repaid in the same currency as such underlying U.K./Dutch Revolver Loan was made.

(d)        German Revolver Loans to German Borrower. Each German Lender agrees, severally and not jointly with the other German Lenders, upon the terms and subject to the conditions set forth herein, to make German Revolver Loans to the German Borrower on any Business Day during the period from the Closing Date to the German Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time such German Lender’s German Revolver Commitment at such time, which German Revolver Loans may be repaid and reborrowed in accordance with the terms and provisions of this Agreement; provided, however, that such German Lenders shall have no obligation to the German Borrower whatsoever to honor any request for a German Revolver Loan on or after the German Revolver Commitment Termination Date or if the amount of the proposed German Revolver Loan exceeds German Availability on the proposed funding date for such German Revolver Loan. Each Borrowing of German Revolver Loans shall be funded by the German Lenders on a Pro Rata basis. The German Revolver Loans shall bear interest as set forth in Section 3.1. Each German Revolver Loan shall, at the option of the Borrower Agent, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of German Base Rate Loans ~~or LIBOR Loans (provided, that German Base Rate Loans shall only be denominated in Dollars)~~, SONIA Loans, EURIBOR Loans, SARON Loans or Term SOFR Revolver Loans. The German Revolver Loans shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the German Facility Collateral. Each German Revolver Loan shall be funded in Dollars (in the case of Term SOFR Loans or German Base Rate Loans), British Pounds (in the case of SONIA Loans), Swiss Francs (in the case of SARON Loans) and~~/or~~ Euros (in the case of ~~LIBOR Loans) and Dollars only (in the case of German Base Rate~~EURIBOR Loans) and shall be repaid in the same currency as such underlying German Revolver Loan was made.

(e)        Maximum Total Revolver Exposure. Notwithstanding anything to the contrary contained in this Section 2.1.1, in no event shall any Borrower be entitled to receive a Revolver Loan if, at the time of the proposed funding of such Loan (and after giving effect thereto and all pending requests for Loans), the Total Revolver Exposure exceeds (or would exceed) the lesser of the Maximum Facility Amount and the Revolver Commitments.

2.1.2.        Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, the U.S. Borrowers and/or the Canadian Borrower and/or the U.K. ~~Borrower~~/Dutch Borrowers and/or the German Borrower shall execute and deliver a U.S. Revolver Note and/or a Canadian Revolver Note and/or a U.K./Dutch Revolver Note and/or a German Revolver Note, respectively, to such Lender in the amount of such Lender’s applicable Revolver Commitment(s).

2.1.3.        Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt on the Original Agreement Closing Date; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for working capital and other lawful corporate purposes not prohibited by this Agreement. Borrowers shall not, directly or indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any country or territory, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the target of a Sanction; or (ii) in any manner that would result in a violation of a Sanction by any Person (including any Secured Party or other individual or entity participating in the transaction) or in violation of Anti-Corruption Laws.

2.1.4.        Voluntary Reallocation, Reduction or Termination of Revolver Commitments.

(a)        Termination of a Revolver Commitment.

(i)        The Canadian Revolver Commitments shall terminate on the Canadian Revolver Commitment Termination Date, the U.K./Dutch Revolver Commitments shall terminate on the U.K./Dutch Revolver Commitment Termination Date, the German Revolver Commitments shall terminate on the German Revolver Commitment Termination Date, and the U.S. Revolver Commitments shall terminate on the U.S. Revolver Commitment Termination Date, in each case, unless sooner terminated in accordance with this Agreement.

(ii)        Upon at least 10 days’ (or such shorter period as may be agreed by Agent) prior written notice to Agent from the Borrower Agent, (A) U.S. Borrowers may, at their option, terminate the U.S. Revolver Commitments and this credit facility and/or (B) the Canadian Borrower may, at its option, terminate the Canadian Revolver Commitments and/or (C) the U.K. ~~Borrower~~/Dutch Borrowers may, at its option, terminate the U.K./Dutch Revolver Commitments and/or (D) the German Borrower may, at its option, terminate the German Revolver Commitments, in each case, without premium or penalty (other than funding losses payable pursuant to Section 3.9). If the U.S. Borrowers elect to reduce to zero or terminate the U.S. Revolver Commitments pursuant to the previous sentence, the Canadian Revolver Commitments, German Revolver Commitments and U.K./Dutch Revolver Commitments shall automatically terminate concurrently with the termination of the U.S. Revolver Commitments. Any notice of termination given by Borrowers pursuant to this Section 2.1.4 shall be irrevocable but may be conditioned on a refinancing or another material event.

(iii)        On the Canadian Revolver Commitment Termination Date, the Canadian Borrower shall make Full Payment of all Canadian Facility Obligations. On the U.K./Dutch Revolver Commitment Termination Date, the U.K. ~~Borrower~~/Dutch Borrowers shall make Full Payment of all U.K./Dutch Facility Obligations. On the German Revolver Commitment Termination Date, the German Borrower shall make Full Payment of all German Facility Obligations. On the U.S. Revolver Commitment Termination Date, the U.S. Borrowers shall make Full Payment of all U.S. Facility Obligations.

(b)        Reduction of the Maximum Facility Amount.

(i)        So long as (x) no Default or Event of Default then exists or would result therefrom, and (y) no U.S. Overadvance, Canadian Overadvance, German Overadvance or U.K./Dutch Overadvance then exists or would result therefrom, the Borrower Agent may permanently and irrevocably reduce the Maximum Facility Amount by giving Agent at least 10 days’ (or such shorter period as may be agreed by Agent) prior irrevocable written notice thereof from a Senior Officer of the Borrower Agent, which notice shall (A) specify the date (which shall be a Business Day) and amount of such reduction (which shall be in a minimum amount of $10,000,000 and increments of $5,000,000 in excess thereof), (B) specify the allocation of such reduction to, and the corresponding reductions of, each of the Maximum U.S. Facility Amount and/or the Maximum Canadian Facility Amount and/or the Maximum U.K./Dutch Facility Amount and/or the Maximum German Facility Amount (and the respective U.S. Revolver Commitments, Canadian Revolver Commitments, U.K./Dutch Revolver Commitments and the German Revolver Commitments of the U.S. Lenders, the Canadian Lenders, the U.K./Dutch Lenders and the German Lenders, respectively, in respect thereof, each of which shall be allocated to such Lenders on a Pro Rata basis at the time of such reduction) and (C) certify the satisfaction of the foregoing conditions precedent (including calculations thereof in reasonable detail) both as of the date of such certificate and as of the effective date of any such proposed reduction.

(ii)        In addition to and without limiting the generality of the foregoing, (A) each reduction in the Maximum U.S. Facility Amount and the U.S. Revolver Commitments shall in no event exceed U.S. Availability and shall be in a minimum amount of $5,000,000 and increments of $1,000,000 in excess thereof, (B) each reduction in the Maximum Canadian Facility Amount and the Canadian Revolver Commitments shall in no event exceed Canadian Availability and shall be in a minimum amount of $5,000,000 and increments of $1,000,000 in excess thereof, (C) each reduction in the Maximum U.K./Dutch Facility Amount and the U.K./Dutch Revolver Commitments shall in no event exceed U.K./Dutch Availability and shall be in a minimum amount of $5,000,000 and increments of $1,000,000 in excess thereof, and (D) each reduction in the Maximum German Facility Amount and the German Revolver Commitments shall in no event exceed German Availability and shall be in a minimum amount of $5,000,000 and increments of $1,000,000 in excess thereof.

(c)        Reallocation of the Maximum Country Facility Amounts.

(i)        So long as (x) no Default or Event of Default then exists or would result therefrom, and (y) no U.S. Overadvance, Canadian Overadvance, German Overadvance or U.K./Dutch Overadvance then exists or would result therefrom, the Borrower Agent may, on no more than two occasions per calendar year, reduce one or more Maximum Country Facility Amounts, and, on a dollar for dollar basis by the amount of such reduction, increase one or more of the other Maximum Country Facility Amounts, by delivering to Agent (A) at least 30 days’ (or such shorter period as may be agreed by Agent) prior irrevocable written notice thereof from a Senior Officer of the Borrower Agent, which notice shall (1) specify the date (which shall be a

Business Day) of such proposed reallocation, (2) specify the reallocation amount(s) amongst each applicable Maximum Country Facility Amount, and (3) certify the satisfaction of the foregoing conditions precedent (including calculations thereof in reasonable detail) both as of the date of such certificate and as of the effective date of any such proposed reallocation, and (B) pro forma Borrowing Base Certificates at least three Business Days prior to the requested date of such proposed reallocation prepared in accordance with Section 8.1 and which give effect to such proposed reallocation.

(ii)        Each reallocation in the Maximum Country Facility Amounts pursuant to Section 2.1.4(c)(i) shall reduce or increase, as applicable, the corresponding Revolver Commitment Total, which such reduction or increase shall be allocated amongst the Lenders holding such Revolver Commitment Total on a Pro Rata basis at the time of such reallocation.

(iii)        In addition to and without limiting the generality of the foregoing,

(A)        (1) each reduction in the Maximum U.S. Facility Amount and the U.S. Revolver Commitments shall in no event exceed U.S. Availability, (2) after giving effect to such reduction in the Maximum U.S. Facility Amount and the U.S. Revolver Commitments, the U.S. Revolver Commitments shall represent at least 60.0% of the aggregate Revolver Commitments, and (3) each reallocation in the Maximum U.S. Facility Amount and the U.S. Revolver Commitments shall be in a minimum amount of $5,000,000 and increments of $5,000,000 in excess thereof;

(B)        (1) each reduction in the Maximum Canadian Facility Amount and the Canadian Revolver Commitments shall in no event exceed Canadian Availability, (2) unless the Canadian Revolver Commitments are terminated in their entirety pursuant to Section 2.1.4(a) above, no reduction in the Maximum Canadian Facility Amount or the Canadian Revolver Commitments shall reduce the aggregate Canadian Revolver Commitments to less than $10,000,000, and (3) each reallocation in the Maximum Canadian Facility Amount and the Canadian Revolver Commitments shall be in a minimum amount of $5,000,000 and increments of $5,000,000 in excess thereof;

(C)        (1) each reduction in the Maximum German Facility Amount and the German Revolver Commitments shall in no event exceed German Availability, (2) unless the German Revolver Commitments are terminated in their entirety pursuant to Section 2.1.4(a) above, no reduction in the Maximum German Facility Amount or the German Revolver Commitments shall reduce the aggregate German Revolver Commitments to less than $10,000,000, and (3) each reallocation in the Maximum German Facility Amount and the German Revolver Commitments shall be in a minimum amount of $5,000,000 and increments of $5,000,000 in excess thereof; and

(D)        (1) each reduction in the Maximum U.K./Dutch Facility Amount and the U.K./Dutch Revolver Commitments shall in no event exceed U.K./Dutch Availability, (2) unless the U.K./Dutch Revolver Commitments are terminated in their entirety pursuant to Section 2.1.4(a) above, no reduction in the Maximum U.K./Dutch Facility Amount or the U.K./Dutch Revolver Commitments shall reduce the aggregate U.K./Dutch Revolver Commitments to less than $10,000,000, and (3) each reallocation in the Maximum U.K./Dutch Facility Amount and the U.K./Dutch Revolver Commitments shall be in a minimum amount of $5,000,000 and increments of $5,000,000 in excess thereof.

(d)        Upon at least 10 days’ (or such shorter period as may be agreed by Agent) prior written notice to Agent from the Borrower Agent, U.S. Borrowers may, at their option, permanently remove the U.S. Real Estate Formula Amount from the calculation of the U.S. Borrowing Base, without premium or penalty (other than funding losses payable pursuant to Section 3.9). Any notice of removal given by Borrowers pursuant to this Section 2.1.4(d) shall be irrevocable. Agent and the Lenders agree that Agent shall release any Liens with respect to the Eligible Real Estate to the extent the U.S. Real Estate Formula Amount is removed from the calculation of the U.S. Borrowing Base in accordance with this Section 2.1.4(d) and so long as no Default or Event of Default has occurred and is continuing.

2.1.5.        Overadvances. If the aggregate U.S. Revolver Loans exceed the U.S. Borrowing Base (a “U.S. Overadvance”) at any time, the excess amount shall be payable by U.S. Borrowers on demand by Agent, but all such U.S. Revolver Loans shall nevertheless constitute U.S. Facility Obligations secured by the U.S. Facility Collateral. If the aggregate Canadian Revolver Loans exceed the Canadian Borrowing Base (a “Canadian Overadvance”) at any time, the excess amount shall be payable by Canadian Borrower on demand by Agent, but all such Canadian Revolver Loans shall nevertheless constitute Canadian Facility Obligations secured by the Canadian Facility Collateral. If the aggregate U.K./Dutch Revolver Loans exceed the U.K./Dutch Borrowing Base (a “U.K./Dutch Overadvance”) at any time, the excess amount shall be payable by the U.K. ~~Borrower~~/Dutch Borrowers on demand by Agent, but all such U.K./Dutch Revolver Loans shall nevertheless constitute U.K./Dutch Facility Obligations secured by the U.K./Dutch Facility Collateral. If the aggregate German Revolver Loans exceed the German Borrowing Base (a “German Overadvance”) at any time, the excess amount shall be payable by the German Borrower on demand by Agent, but all such German Revolver Loans shall nevertheless constitute German Facility Obligations secured by the German Facility Collateral. Agent may require the Applicable Lenders to honor requests for Overadvance Loans and to forbear from requiring the applicable Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 7.5% of the U.S. Borrowing Base with respect to the U.S. Borrowers, 7.5% of the Canadian Borrowing Base with respect to the Canadian Borrower, 7.5% of the German Borrowing Base with respect to the German Borrower, or 7.5% of the U.K./Dutch Borrowing Base with respect to the U.K. ~~Borrower~~/Dutch Borrowers; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause the outstanding U.S. Revolver Exposure to exceed the aggregate U.S. Revolver Commitments, the outstanding Canadian Revolver Exposure to exceed the aggregate Canadian Revolver Commitments, the outstanding U.K./Dutch Revolver Exposure to exceed the aggregate U.K./Dutch Revolver Commitments, or the outstanding German Revolver Exposure to exceed the aggregate German Revolver Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms. Required Lenders may at any time revoke Agent’s authority to knowingly make further Overadvance Loans by written notice to Agent.

2.1.6.        Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, and without regard to the aggregate U.S. Revolver Commitments, the Canadian Revolver Commitments, the U.K./Dutch Revolver Commitments, or the German Revolver Commitments to make U.S. Base Rate Revolver Loans, Canadian Prime Rate Loans, U.K./Dutch Base Rate Loans, and German Base Rate Loans, as applicable (each a “Protective Advance”) (a) up to an aggregate amount of (i) 10% of the aggregate Canadian Revolver Commitments (minus the aggregate amount of any outstanding Canadian Overadvances), with respect to the Canadian Borrower, (ii) 10% of the aggregate U.S. Revolver Commitments (minus the aggregate amount of any outstanding U.S.

Overadvances), with respect to the U.S. Borrowers, (iii) 10% of the aggregate U.K./Dutch Revolver Commitments (minus the aggregate amount of any outstanding U.K./Dutch Overadvances), with respect to the U.K. ~~Borrower~~/Dutch Borrowers, or (iv) 10% of the aggregate German Revolver Commitments (minus the aggregate amount of any outstanding German Overadvances), with respect to the German Borrower, in each case, outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses. Each Applicable Lender shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances under clause (a) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. All Protective Advances made by Agent with respect to U.S. Borrowers shall be U.S. Facility Obligations, secured by the U.S. Facility Collateral and shall be treated for all purposes as Extraordinary Expenses. All Protective Advances made by Agent with respect to Canadian Borrower shall be Canadian Facility Obligations, secured by the Canadian Facility Collateral and shall be treated for all purposes as Extraordinary Expenses. All Protective Advances made by Agent with respect to the U.K. ~~Borrower~~/Dutch Borrowers shall be U.K./Dutch Facility Obligations, secured by the U.K./Dutch Facility Collateral and shall be treated for all purposes as Extraordinary Expenses. All Protective Advances made by Agent with respect to the German Borrower shall be German Facility Obligations, secured by the German Facility Collateral and shall be treated for all purposes as Extraordinary Expenses. In no event shall Protective Advances be made by Agent if it would cause the outstanding U.S. Revolver Exposure to exceed the aggregate U.S. Revolver Commitments, the outstanding Canadian Revolver Exposure to exceed the aggregate Canadian Revolver Commitments, the outstanding U.K./Dutch Revolver Exposure to exceed the aggregate U.K./Dutch Revolver Commitments, or the outstanding German Revolver Exposure to exceed the aggregate German Revolver Commitments.

2.1.7.        Increase in U.S. Revolver Commitments. Borrowers may request an increase in the aggregate U.S. Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as the existing U.S. Revolver Commitments, except for fees mutually agreed upon by Borrowers and Agent, (b) increases under this Section do not exceed $150,000,000 in the aggregate and no more than 3 increases are made, (c) no reduction in Revolver Commitments pursuant to Section 2.1.4 has occurred prior to the requested increase, (d) no Default or Event of Default shall have occurred and be continuing at the time of such increase or result therefrom, and (e) Borrowers shall certify in writing to Agent that Borrowers are not in default under the Term Loan Facility Agreement after giving effect to the requested increase. Agent shall promptly notify U.S. Lenders of the requested increase and, within 10 Business Days thereafter, each U.S. Lender shall notify Agent if and to what extent such Lender commits to increase its U.S. Revolver Commitment. No such increases shall be consummated unless each U.S. Lender agrees to increase its U.S. Revolver Commitment on a Pro Rata basis. Any U.S. Lender not responding within such period shall be deemed to have declined an increase. Provided the conditions set forth in Section 6.2 are satisfied, total U.S. Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by U.S. Lenders on a Pro Rata basis) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following Borrowers’ increase request. Agent, Borrowers, and U.S. Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of U.S. Revolver Commitments (which shall be on a Pro Rata basis among U.S. Lenders).

2.2          U.K./Dutch Letter of Credit Facility.

2.2.1.        Issuance of U.K./Dutch Letters of Credit. U.K./Dutch Issuing Bank shall issue U.K./Dutch Letters of Credit from time to time on and after the Closing Date until 30 days prior to the Facility Termination Date (or until the U.K./Dutch Revolver Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)        The U.K. ~~Borrower acknowledges~~/Dutch Borrowers acknowledge that U.K./Dutch Issuing Bank’s issuance of any U.K./Dutch Letter of Credit is conditioned upon U.K./Dutch Issuing Bank’s receipt of a LC Application with respect to the requested U.K./Dutch Letter of Credit, as well as such other instruments and agreements as U.K./Dutch Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. U.K./Dutch Issuing Bank shall have no obligation to issue any U.K./Dutch Letter of Credit unless (i) U.K./Dutch Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender that is a U.K./Dutch Lender exists, such Lender or the U.K. ~~Borrower has~~/Dutch Borrowers have entered into arrangements satisfactory to Agent and U.K./Dutch Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, U.K./Dutch Issuing Bank receives written notice from U.K./Dutch Required Lenders that a LC Condition has not been satisfied, U.K./Dutch Issuing Bank shall not issue the requested U.K./Dutch Letter of Credit. Prior to receipt of any such notice, U.K./Dutch Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)        U.K./Dutch Letters of Credit may be requested by the U.K. ~~Borrower~~/Dutch Borrowers to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent. The renewal or extension of any U.K./Dutch Letter of Credit shall be treated as the issuance of a new U.K./Dutch Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of U.K./Dutch Issuing Bank.

(c)        The U.K. ~~Borrower assumes~~/Dutch Borrowers assume all risks of the acts, omissions or misuses of any U.K./Dutch Letter of Credit by the beneficiary. In connection with issuance of any U.K./Dutch Letter of Credit, none of Agent, Issuing Banks or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a U.K./Dutch Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and the U.K. ~~Borrower~~/Dutch Borrowers; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any U.K./Dutch Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Banks, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of U.K./Dutch Issuing Bank under the Loan Documents shall be cumulative. U.K./Dutch Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against the U.K. ~~Borrower~~/Dutch Borrowers are discharged with proceeds of any U.K./Dutch Letter of Credit.

(d)        In connection with its administration of and enforcement of rights or remedies under any U.K./Dutch Letters of Credit or LC Documents, U.K./Dutch Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by U.K./Dutch Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. U.K./Dutch Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. U.K./Dutch Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to U.K./Dutch Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.2.2.        Reimbursement; Participations.

(a)        If U.K./Dutch Issuing Bank honors any request for payment under a U.K./Dutch Letter of Credit, the U.K. ~~Borrower~~/Dutch Borrowers shall pay to U.K./Dutch Issuing Bank, on the same day (“U.K./Dutch Reimbursement Date”), the amount paid by U.K./Dutch Issuing Bank under such U.K./Dutch Letter of Credit in the same currency in which the Letter of Credit was denominated unless otherwise specified by Agent or U.K./Dutch Issuing Bank (at their respective option) that it requires payment in Dollars, British Pounds or Euros calculated at the Spot Rate, together with interest at the interest rate for U.K./Dutch Base Rate Loans from the U.K./Dutch Reimbursement Date until payment by the U.K. ~~Borrower~~/Dutch Borrowers. The obligation of the U.K. ~~Borrower~~/Dutch Borrowers to reimburse U.K./Dutch Issuing Bank for any payment made under a U.K./Dutch Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any U.K./Dutch Letter of Credit or the existence of any claim, setoff, defense or other right that the U.K. ~~Borrower~~/Dutch Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, the U.K. ~~Borrower~~/Dutch Borrowers shall be deemed to have requested a Borrowing of a ~~LIBOR~~Term SOFR Revolver Loan (the initial Interest Period of which shall be 30 days commencing on the relevant Reimbursement Date) in an amount necessary to pay all amounts due U.K./Dutch Issuing Bank on that U.K./Dutch Reimbursement Date and each U.K./Dutch Lender agrees to fund its Pro Rata share of such Borrowing whether or not the U.K./Dutch Revolver Commitments have terminated, a U.K./Dutch Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied. In the event that (i) a drawing denominated in a foreign currency (other than Dollars, British Pounds and Euros) (such foreign currency, a “U.K. Reimbursed Foreign Currency”) is to be reimbursed in Dollars, British Pounds or Euros pursuant to the first sentence in this Section 2.2.2(a); and (ii) the Dollars, British Pounds or Euros amount, as applicable, paid by the U.K. ~~Borrower~~/Dutch Borrowers shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the U.K. Reimbursed Foreign Currency equal to the drawing, the U.K. ~~Borrower agrees~~/Dutch Borrowers agree, as a separate and independent obligation, to indemnify U.K./Dutch Issuing Bank for the loss resulting from its inability on that date to purchase the U.K. Reimbursed Foreign Currency in the full amount of the drawing.

(b)        Upon issuance of a U.K./Dutch Letter of Credit, each U.K./Dutch Lender shall be deemed to have irrevocably and unconditionally purchased from U.K./Dutch Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all U.K./Dutch LC Obligations relating to the U.K./Dutch Letter of Credit. If U.K./Dutch Issuing Bank makes any payment under a U.K./Dutch Letter of Credit and the U.K. ~~Borrower does~~/Dutch Borrowers do not reimburse such payment on the U.K./Dutch Reimbursement Date, Agent shall promptly notify U.K./Dutch Lenders and each U.K./Dutch Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of U.K./Dutch Issuing Bank, the U.K./Dutch Lender’s Pro Rata share of such payment in the same currency as required of the U.K. ~~Borrower~~/Dutch Borrowers in accordance with Section 2.2.2(a). Upon request by a U.K./Dutch Lender, U.K./Dutch Issuing Bank shall furnish copies of any U.K./Dutch Letters of Credit and LC Documents in its possession at such time.

(c)        The obligation of each U.K./Dutch Lender to make payments to Agent for the account of U.K./Dutch Issuing Bank in connection with U.K./Dutch Issuing Bank’s payment under a U.K./Dutch Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan

Documents; any draft, certificate or other document presented under a U.K./Dutch Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. U.K./Dutch Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by the U.K. ~~Borrower~~/Dutch Borrowers or other Person of any obligations under any LC Documents. U.K./Dutch Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. U.K./Dutch Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)        No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct. U.K./Dutch Issuing Bank shall not have any liability to any Lender if U.K./Dutch Issuing Bank refrains from any action under a Letter of Credit or LC Documents until it receives written instructions from U.K./Dutch Required Lenders.

2.2.3.        Cash Collateral. If any U.K./Dutch LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that U.K./Dutch Availability is less than zero, or (c) within 10 Business Days prior to the U.K./Dutch Revolver Commitment Termination Date, then the U.K. ~~Borrower~~/Dutch Borrowers shall, at U.K./Dutch Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding U.K./Dutch Letters of Credit and pay to U.K./Dutch Issuing Bank the amount of all other U.K./Dutch LC Obligations. The U.K. ~~Borrower~~/Dutch Borrowers shall, on demand by U.K./Dutch Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender which is a U.K./Dutch Lender. ~~If the U.K. Borrower fails to provide any Cash Collateral as required hereunder, U.K. Lenders may (and shall upon direction of Agent) advance, as U.K. Revolver Loans, the amount of the Cash Collateral required (whether or not the U.K. Revolver Commitments have terminated, a U.K. Overadvance exists or the conditions in Section 6 are satisfied).~~

2.2.4.        Resignation of U.K./Dutch Issuing Bank. U.K./Dutch Issuing Bank may resign at any time upon notice to Agent and the U.K. ~~Borrower~~/Dutch Borrowers. On the effective date of such resignation, U.K./Dutch Issuing Bank shall have no further obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and obligations of an Issuing Bank hereunder, including under Sections 2.2, 12.6 and 14.2, relating to any Letter of Credit issued prior to such date. Agent shall promptly appoint a replacement U.K./Dutch Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to the U.K. ~~Borrower~~/Dutch Borrowers.

2.3            U.S. Letter of Credit Facility.

2.3.1.        Issuance of U.S. Letters of Credit. U.S. Issuing Bank shall issue U.S. Letters of Credit from time to time until 30 days prior to the Facility Termination Date (or until the U.S. Revolver Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)        Each U.S. Borrower acknowledges that U.S. Issuing Bank’s issuance of any U.S. Letter of Credit is conditioned upon U.S. Issuing Bank’s receipt of a LC Application with respect to the requested U.S. Letter of Credit, as well as such other instruments and agreements as U.S. Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. U.S. Issuing Bank shall have no obligation to issue any U.S. Letter of Credit unless (i) U.S. Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender that is a U.S. Lender exists, such Lender or U.S. Borrowers have entered into arrangements satisfactory to Agent and U.S. Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, U.S. Issuing Bank receives written notice from U.S. Required Lenders that a LC Condition has not been satisfied, U.S. Issuing Bank shall not issue the requested U.S. Letter of Credit. Prior to receipt of any such notice, U.S. Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)        U.S. Letters of Credit may be requested by a U.S. Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent. The renewal or extension of any U.S. Letter of Credit shall be treated as the issuance of a new U.S. Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of U.S. Issuing Bank.

(c)        U.S. Borrowers assume all risks of the acts, omissions or misuses of any U.S. Letter of Credit by the beneficiary. In connection with issuance of any U.S. Letter of Credit, none of Agent, Issuing Banks or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a U.S. Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a U.S. Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any U.S. Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Banks, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of U.S. Issuing Bank under the Loan Documents shall be cumulative. U.S. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against U.S. Borrowers are discharged with proceeds of any U.S. Letter of Credit.

(d)        In connection with its administration of and enforcement of rights or remedies under any U.S. Letters of Credit or LC Documents, U.S. Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by U.S. Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. U.S. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. U.S. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to U.S. Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

(e)        Obligors, Agent and Lenders hereby acknowledge and agree that all Existing Letters of Credit shall constitute U.S. Letters of Credit under this Agreement on and after the Original Agreement Closing Date with the same effect as if such Existing Letters of Credit were issued by U.S. Issuing Bank at the request of U.S. Borrowers on the Original Agreement Closing Date.

2.3.2.        Reimbursement; Participations.

(a)        If U.S. Issuing Bank honors any request for payment under a U.S. Letter of Credit, U.S. Borrowers shall pay to U.S. Issuing Bank, on the same day (“U.S. Reimbursement Date”), the amount paid by U.S. Issuing Bank under such U.S. Letter of Credit in the same currency in which the Letter of Credit was denominated unless otherwise specified by Agent or U.S. Issuing Bank (at their respective option) that it requires payment in Dollars calculated at the Spot Rate, together with interest at the interest rate for U.S. Base Rate Revolver Loans from the U.S. Reimbursement Date until payment by U.S. Borrowers. The obligation of U.S. Borrowers to reimburse U.S. Issuing Bank for any payment made under a U.S. Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any U.S. Letter of Credit or the existence of any claim, setoff, defense or other right that U.S. Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, U.S. Borrowers shall be deemed to have requested a Borrowing of U.S. Base Rate Revolver Loans in an amount necessary to pay all amounts due U.S. Issuing Bank on any U.S. Reimbursement Date and each U.S. Lender agrees to fund its Pro Rata share of such Borrowing whether or not the U.S. Revolver Commitments have terminated, a U.S. Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied. In the event that (i) a drawing denominated in a foreign currency (such foreign currency, a “U.S. Reimbursed Foreign Currency”) is to be reimbursed in Dollars pursuant to the first sentence in this Section 2.3.2(a); and (ii) the Dollars amount paid by the U.S. Borrowers shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the U.S. Reimbursed Foreign Currency equal to the drawing, the U.S. Borrowers agree, as a separate and independent obligation, to indemnify U.S. Issuing Bank for the loss resulting from its inability on that date to purchase the U.S. Reimbursed Foreign Currency in the full amount of the drawing.

(b)        Upon issuance of a U.S. Letter of Credit, each U.S. Lender shall be deemed to have irrevocably and unconditionally purchased from U.S. Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all U.S. LC Obligations relating to the U.S. Letter of Credit. If U.S. Issuing Bank makes any payment under a U.S. Letter of Credit and U.S. Borrowers do not reimburse such payment on the U.S. Reimbursement Date, Agent shall promptly notify U.S. Lenders and each U.S. Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of U.S. Issuing Bank, the U.S. Lender’s Pro Rata share of such payment in the same currency as required of the U.S. Borrowers in accordance with Section 2.3.2(a). Upon request by a U.S. Lender, U.S. Issuing Bank shall furnish copies of any U.S. Letters of Credit and LC Documents in its possession at such time.

(c)        The obligation of each U.S. Lender to make payments to Agent for the account of U.S. Issuing Bank in connection with U.S. Issuing Bank’s payment under a U.S. Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a U.S. Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. U.S. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any U.S. Borrower or other Person of any obligations under any LC Documents. U.S. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. U.S. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)        No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct. U.S. Issuing Bank shall not have any liability to any Lender if U.S. Issuing Bank refrains from any action under a Letter of Credit or LC Documents until it receives written instructions from U.S. Required Lenders.

2.3.3.        Cash Collateral. If any U.S. LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that U.S. Availability is less than zero, or (c) within 10 Business Days prior to the U.S. Revolver Commitment Termination Date, then U.S. Borrowers shall, at U.S. Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding U.S. Letters of Credit and pay to U.S. Issuing Bank the amount of all other U.S. LC Obligations. U.S. Borrowers shall, on demand by U.S. Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender which is a U.S. Lender. ~~If U.S. Borrowers fail to provide any Cash Collateral as required hereunder, U.S. Lenders may (and shall upon direction of Agent) advance, as U.S. Revolver Loans, the amount of the Cash Collateral required (whether or not the U.S. Revolver Commitments have terminated, a U.S. Overadvance exists or the conditions in Section 6 are satisfied).~~

2.3.4.        Resignation of U.S. Issuing Bank. U.S. Issuing Bank may resign at any time upon notice to Agent and U.S. Borrowers. On the effective date of such resignation, U.S. Issuing Bank shall have no further obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and obligations of an Issuing Bank hereunder, including under Sections 2.3, 12.6 and 14.2, relating to any Letter of Credit issued prior to such date. Agent shall promptly appoint a replacement U.S. Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to U.S. Borrowers.

2.4            Canadian Letter of Credit Facility.

2.4.1.        Issuance of Canadian Letters of Credit. Canadian Issuing Bank shall issue Canadian Letters of Credit from time to time until 30 days prior to the Facility Termination Date (or until the Canadian Revolver Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)        Canadian Borrower acknowledges that Canadian Issuing Bank’s issuance of any Canadian Letter of Credit is conditioned upon Canadian Issuing Bank’s receipt of a LC Application with respect to the requested Canadian Letter of Credit, as well as such other instruments and agreements as Canadian Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Canadian Issuing Bank shall have no obligation to issue any Canadian Letter of Credit unless (i) Canadian Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender that is a Canadian Lender exists, such Lender or Canadian Borrower has entered into arrangements satisfactory to Agent and Canadian Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, Canadian Issuing Bank receives written notice from Canadian Required Lenders that a LC Condition has not been satisfied, Canadian Issuing Bank shall not issue the requested Canadian Letter of Credit. Prior to receipt of any such notice, Canadian Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)        Canadian Letters of Credit may be requested by Canadian Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent. The renewal or extension of any Canadian Letter of Credit shall be treated as the issuance of a new Canadian Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Canadian Issuing Bank.

(c)        Canadian Borrower assumes all risks of the acts, omissions or misuses of any Canadian Letter of Credit by the beneficiary. In connection with issuance of any Canadian Letter of Credit, none of Agent, Issuing Banks or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Canadian Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and Canadian Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Canadian Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Banks, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Canadian Issuing Bank under the Loan Documents shall be cumulative. Canadian Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Canadian Borrower are discharged with proceeds of any Canadian Letter of Credit.

(d)        In connection with its administration of and enforcement of rights or remedies under any Canadian Letters of Credit or LC Documents, Canadian Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Canadian Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Canadian Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Canadian Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Canadian Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.4.2.        Reimbursement; Participations.

(a)        If Canadian Issuing Bank honors any request for payment under a Canadian Letter of Credit, Canadian Borrower shall pay to Canadian Issuing Bank, on the same day (“Canadian Reimbursement Date”), the amount paid by Canadian Issuing Bank under such Canadian Letter of Credit in the same currency in which the Letter of Credit was denominated unless otherwise specified by Agent or Canadian Issuing Bank (at their respective option) that it requires payment in Dollars or Canadian Dollars calculated at the Spot Rate, together with interest at the interest rate for Canadian Prime Rate Loans from the Canadian Reimbursement Date until payment by Canadian Borrower. The obligation of Canadian Borrower to reimburse Canadian Issuing Bank for any payment made under a Canadian Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Canadian Letter of Credit or the existence of any claim, setoff, defense or other right that Canadian Borrower may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Canadian Borrower shall be deemed to have requested a Borrowing of Canadian Prime Rate Loans in an amount necessary to pay all amounts due Canadian

Issuing Bank on any Canadian Reimbursement Date and each Canadian Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Canadian Revolver Commitments have terminated, a Canadian Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied. In the event that (i) a drawing denominated in a foreign currency (other than Dollars or Canadian Dollars) (such foreign currency, a “Canadian Reimbursed Foreign Currency”) is to be reimbursed in Dollars or Canadian Dollars pursuant to the first sentence in this Section 2.4.2(a); and (ii) the Dollars or Canadian Dollars amount, as applicable, paid by Canadian Borrower shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Canadian Reimbursed Foreign Currency equal to the drawing, Canadian Borrower agrees, as a separate and independent obligation, to indemnify Canadian Issuing Bank for the loss resulting from its inability on that date to purchase the Canadian Reimbursed Foreign Currency in the full amount of the drawing.

(b)        Upon issuance of a Canadian Letter of Credit, each Canadian Lender shall be deemed to have irrevocably and unconditionally purchased from Canadian Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all Canadian LC Obligations relating to the Canadian Letter of Credit. If Canadian Issuing Bank makes any payment under a Canadian Letter of Credit and Canadian Borrower does not reimburse such payment on the Canadian Reimbursement Date, Agent shall promptly notify Canadian Lenders and each Canadian Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Canadian Issuing Bank, the Canadian Lender’s Pro Rata share of such payment in the same currency as required of the Canadian Borrower in accordance with Section 2.4.2(a). Upon request by a Canadian Lender, Canadian Issuing Bank shall furnish copies of any Canadian Letters of Credit and LC Documents in its possession at such time.

(c)        The obligation of each Canadian Lender to make payments to Agent for the account of Canadian Issuing Bank in connection with Canadian Issuing Bank’s payment under a Canadian Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Canadian Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. Canadian Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by Canadian Borrower or other Person of any obligations under any LC Documents. Canadian Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. Canadian Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)        No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct. Canadian Issuing Bank shall not have any liability to any Lender if Canadian Issuing Bank refrains from any action under a Letter of Credit or LC Documents until it receives written instructions from Canadian Required Lenders.

2.4.3.        Cash Collateral. If any Canadian LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Canadian Availability is less than zero, or (c) within 10 Business Days prior to the Canadian Revolver Commitment Termination Date, then Canadian Borrower shall, at Canadian Issuing Bank’s or Agent’s request, Cash

Collateralize the stated amount of all outstanding Canadian Letters of Credit and pay to Canadian Issuing Bank the amount of all other Canadian LC Obligations. Canadian Borrower shall, on demand by Canadian Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender which is a Canadian Lender. ~~If Canadian Borrower fails to provide any Cash Collateral as required hereunder, Canadian Lenders may (and shall upon direction of Agent) advance, as Canadian Revolver Loans, the amount of the Cash Collateral required (whether or not the Canadian Revolver Commitments have terminated, a Canadian Overadvance exists or the conditions in Section 6 are satisfied).~~

2.4.4.        Resignation of Canadian Issuing Bank. Canadian Issuing Bank may resign at any time upon notice to Agent and Canadian Borrower. On the effective date of such resignation, Canadian Issuing Bank shall have no further obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and obligations of an Issuing Bank hereunder, including under Sections 2.4, 12.6 and 14.2, relating to any Letter of Credit issued prior to such date. Agent shall promptly appoint a replacement Canadian Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to Canadian Borrower.

2.5            German Letter of Credit Facility.

2.5.1.        Issuance of German Letters of Credit. German Issuing Bank shall issue German Letters of Credit from time to time on and after the Closing Date until 30 days prior to the Facility Termination Date (or until the German Revolver Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)        The German Borrower acknowledges that German Issuing Bank’s issuance of any German Letter of Credit is conditioned upon German Issuing Bank’s receipt of a LC Application with respect to the requested German Letter of Credit, as well as such other instruments and agreements as German Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. German Issuing Bank shall have no obligation to issue any German Letter of Credit unless (i) German Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender that is a German Lender exists, such Lender or the German Borrower have entered into arrangements satisfactory to Agent and German Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, German Issuing Bank receives written notice from German Required Lenders that a LC Condition has not been satisfied, German Issuing Bank shall not issue the requested German Letter of Credit. Prior to receipt of any such notice, German Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)        German Letters of Credit may be requested by the German Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent. The renewal or extension of any German Letter of Credit shall be treated as the issuance of a new German Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of German Issuing Bank.

(c)        The German Borrower assumes all risks of the acts, omissions or misuses of any German Letter of Credit by the beneficiary. In connection with issuance of any German Letter of Credit, none of Agent, Issuing Banks or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a German Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and the German Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any German Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Banks, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of German Issuing Bank under the Loan Documents shall be cumulative. German Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against the German Borrower are discharged with proceeds of any German Letter of Credit.

(d)        In connection with its administration of and enforcement of rights or remedies under any German Letters of Credit or LC Documents, German Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by German Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. German Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. German Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to German Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.5.2.        Reimbursement; Participations.

(a)        If German Issuing Bank honors any request for payment under a German Letter of Credit, the German Borrower shall pay to German Issuing Bank, on the same day (“German Reimbursement Date”), the amount paid by German Issuing Bank under such German Letter of Credit in the same currency in which the Letter of Credit was denominated unless otherwise specified by Agent or German Issuing Bank (at their respective option) that it requires payment in Dollars, British Pounds, Swiss Francs or Euros calculated at the Spot Rate, together with interest at the interest rate for German Base Rate Loans from the German Reimbursement Date until payment by the German Borrower. The obligation of the German Borrower to reimburse German Issuing Bank for any payment made under a German Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any German Letter of Credit or the existence of any claim, setoff, defense or other right that the German Borrower may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, the German Borrower shall be deemed to have requested a Borrowing of a ~~LIBOR~~Term SOFR Revolver Loan (the initial Interest Period of which shall be 30 days commencing on the relevant Reimbursement Date) in an amount necessary to pay all amounts due German Issuing Bank on that German Reimbursement Date and each German Lender agrees to fund its Pro Rata share of such Borrowing whether or not the German Revolver Commitments have terminated, a German Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied. In the event that (i) a drawing denominated in a foreign currency (other than Dollars, British Pounds, Swiss Francs and Euros) (such foreign currency, a “German Reimbursed Foreign Currency”) is to be reimbursed in Dollars, British Pounds, Swiss Francs or Euros pursuant to the first sentence in this Section 2.5.2(a); and (ii) the Dollars, British Pounds, Swiss Francs or Euros amount, as applicable, paid by the German Borrower shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the German Reimbursed Foreign Currency equal to the drawing, the German Borrower agrees, as a separate and independent obligation, to indemnify German Issuing Bank for the loss resulting from its inability on that date to purchase the German Reimbursed Foreign Currency in the full amount of the drawing.

(b)        Upon issuance of a German Letter of Credit, each German Lender shall be deemed to have irrevocably and unconditionally purchased from German Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all German LC Obligations relating to the German Letter of Credit. If German Issuing Bank makes any payment under a German Letter of Credit and the German Borrower does not reimburse such payment on the German Reimbursement Date, Agent shall promptly notify German Lenders and each German Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of German Issuing Bank, the German Lender’s Pro Rata share of such payment in the same currency as required of the German Borrower in accordance with Section 2.5.2(a). Upon request by a German Lender, German Issuing Bank shall furnish copies of any German Letters of Credit and LC Documents in its possession at such time.

(c)        The obligation of each German Lender to make payments to Agent for the account of German Issuing Bank in connection with German Issuing Bank’s payment under a German Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a German Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. German Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by the German Borrower or other Person of any obligations under any LC Documents. German Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. German Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)        No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct. German Issuing Bank shall not have any liability to any Lender if German Issuing Bank refrains from any action under a Letter of Credit or LC Documents until it receives written instructions from German Required Lenders.

2.5.3.        Cash Collateral. If any German LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that German Availability is less than zero, or (c) within 10 Business Days prior to the German Revolver Commitment Termination Date, then the German Borrower shall, at German Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding German Letters of Credit and pay to German Issuing Bank the amount of all other German LC Obligations. The German Borrower shall, on demand by German Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender which is a German Lender. ~~If the German Borrower fail to provide any Cash Collateral as required hereunder, German Lenders may (and shall upon direction of Agent) advance, as German Revolver Loans, the amount of the Cash Collateral required (whether or not the German Revolver Commitments have terminated, a German Overadvance exists or the conditions in Section 6 are satisfied).~~

2.5.4.        Resignation of German Issuing Bank. German Issuing Bank may resign at any time upon notice to Agent and the German Borrower. On the effective date of such resignation, German

Issuing Bank shall have no further obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and obligations of an Issuing Bank hereunder, including under Sections 2.2, 12.6 and 14.2, relating to any Letter of Credit issued prior to such date. Agent shall promptly appoint a replacement German Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to the German Borrower.

~~2.6        Term Loans.~~

~~2.6.1.        Term Loans to U.S. Borrowers. Each U.S. Lender agrees, severally (and not jointly) on a Pro Rata basis up to its Term Loan Commitment, upon the terms and subject to the conditions set forth herein and subject to Agent’s receipt, after the Second Amendment Effective Date, of an appraisal with respect to the Eligible Real Estate performed by an appraiser and on terms satisfactory to Agent, to make a one-time Term Loan to the U.S. Borrowers on any Business Day during the period from the Second Amendment Effective Date to September 30, 2020; provided, however, that such U.S. Lenders shall have no obligation to the U.S. Borrowers whatsoever to honor any request for a Term Loan on or after the Term Loan Commitment Termination Date. The Term Loans shall bear interest as set forth in Section 3.1. The Term Loans shall, at the option of the Borrower Agent, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Term Loans or LIBOR Term Loans. The Term Loans shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the U.S. Facility Collateral. U.S. Borrowers shall be jointly and severally liable to pay all of the Term Loans. The Term Loans shall be funded and repaid in Dollars. For clarification, once repaid, the Term Loans may not be reborrowed.~~

~~2.6.2.        Term Notes. The Term Loans made by each U.S. Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any U.S. Lender, the U.S. Borrowers shall execute and deliver a promissory note to such Lender, evidencing its Term Loans.~~

~~2.6.3.        Use of Term Loan Proceeds. The proceeds of the Term Loans shall be used by U.S. Borrowers solely (a) to pay Obligations in accordance with this Agreement; and (b) for working capital and other lawful corporate purposes of U.S. Borrowers.~~

~~2.6.4.         Termination of Term Loan Commitments. The Term Loan Commitments shall terminate on the Term Loan Commitment Termination Date unless sooner terminated in accordance with this Agreement. Any unused Term Loan Commitment shall terminate on the date of the making of the Term Loans. Upon at least 10 days’ prior written notice to Agent from the Borrower Agent, U.S. Borrowers may, at their option, terminate the Term Loan Commitments without premium or penalty. Any notice of termination given by Borrowers pursuant to this Section 2.6.4 shall be irrevocable but may be conditioned on a refinancing or another material event.~~

SECTION 3.        INTEREST, FEES AND CHARGES

3.1          Interest.

3.1.1.        Rates and Payment of Interest.

(a)        The Obligations shall bear interest (i) if a U.S. Base Rate Revolver Loan, at the U.S. Base Rate in effect from time to time, plus the Applicable Margin, (ii) if a ~~LIBOR~~Term SOFR Revolver Loan, at ~~LIBOR~~Term SOFR for the applicable Interest Period, plus the Applicable Margin; (iii) if a Canadian Prime Rate Loan, at the Canadian Prime Rate in effect from time to time, plus the Applicable Margin, (iv) if a Canadian Base Rate Loan, at the Canadian Base Rate in effect from time to time, plus the Applicable Margin, (v) if a Canadian BA Rate Loan, at the Canadian BA Rate for the applicable Interest Period, plus the Applicable Margin, (vi) if a U.K./Dutch Base Rate Loan, at the Foreign Base Rate in effect from time to time, plus the Applicable Margin, (vii) if a German Base Rate Loan, at the Foreign Base Rate in effect from time to time, plus the Applicable Margin, (viii) if a ~~Base Rate Term~~SONIA Loan, at the ~~U.S. Base~~SONIA Rate in effect from time to time, plus the Applicable Margin, (ix) if a ~~LIBOR Term~~SARON Loan, at ~~LIBOR~~the SARON Rate in effect from time to time, plus the Applicable Margin, (x) if a EURIBOR Loan, at the EURIBOR Rate for the applicable Interest Period, plus the Applicable Margin, (~~x~~xi) if any other U.S. Facility Obligation (including, to the extent permitted by law, interest not paid when due), at the U.S. Base Rate in effect from time to time, plus the Applicable Margin for U.S. Base Rate Revolver Loans; (~~xi~~xii) if any other Canadian Facility Obligation (including, to the extent permitted by law, interest not paid when due), at the Canadian Prime Rate in effect from time to time, plus the Applicable Margin for Canadian Prime Rate Loans; (~~xii~~xiii) if any other U.K./Dutch Facility Obligation (including, to the extent permitted by law, interest not paid when due), at the Foreign Base Rate in effect from time to time, plus the Applicable Margin for U.K./Dutch Base Rate Loans; and (~~xiii~~xiv) if any other German Facility Obligation (including, to the extent permitted by law, interest not paid when due), at the Foreign Base Rate in effect from time to time, plus the Applicable Margin for German Base Rate Loans. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by the applicable Borrower(s). If a Loan is repaid on the same day made, one day’s interest shall accrue.

(b)        Interest on the Revolver Loans shall be payable in the currency (i.e., Dollars, Canadian Dollars, British Pounds, Swiss Francs or Euros, as the case may be) of the underlying Revolver Loan (which shall be Dollars only in the case of any U.K./Dutch Base Rate Loan or German Base Rate Loan).

(c)        During an Insolvency Proceeding with respect to any Obligor (other than any Insolvency Proceedings against a German Domiciled Obligor initiated by any winding-up petition that is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement), or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Obligor acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.

(d)          Interest accrued on the Loans shall be due and payable (i) on the last day of the relevant Interest Period with respect to Interest Period Loans (or in the case of an Interest Period Loan with an Interest Period of more than 90 days’ duration, on each quarterly anniversary of the first day of such Interest Period) or, in arrears on the first day of each month with respect to Base Rate Loans, SONIA Loans and SARON Loans, and (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid. In addition, interest accrued on the Canadian Revolver Loans shall be due and payable in arrears on the Canadian Revolver Commitment Termination Date, interest accrued on the U.S. Revolver Loans shall be due and payable in arrears on the U.S. Revolver Commitment Termination Date, interest accrued on the U.K./Dutch Revolver Loans shall be due and payable in arrears on the U.K./Dutch Revolver Commitment Termination Date, and interest accrued on the German Revolver Loans shall be due and payable in arrears on the German Revolver Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2.        Application of ~~LIBOR~~Term SOFR to Outstanding Loans.

(a)        Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the U.S. Base Rate Loans, the Canadian Base Rate Loans, the U.K./Dutch Base Rate Loans, or the German Base Rate Loans, as applicable, to, or to continue any ~~LIBOR~~Term SOFR Loan at the end of its Interest Period as, a ~~LIBOR~~Term SOFR Loan~~;  provided that, in the case of U.K. Base Rate Loans and German Base Rate Loans only, portions of such Loans may be converted to a LIBOR Loan denominated in Dollars only~~. During any ~~Default or~~ Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no such Loan may be made, converted or continued as a ~~LIBOR~~Term SOFR Loan.

(b)        Whenever Borrowers desire to convert or continue Loans as ~~LIBOR~~Term SOFR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days (and at least four Business Days in the case of a U.K./Dutch Revolver Loan or a German Revolver Loan) before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Applicable Lender ~~(or Lenders with outstanding Term Loans if related to the Term Loans)~~ thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any ~~LIBOR~~Term SOFR Loans, Borrower Agent shall have failed to deliver a Notice of Conversion/Continuation, Borrowers shall be deemed to have elected to convert such Loans into U.S. Base Rate Loans (if owing by ~~the~~a U.S. ~~Borrowers~~Borrower), Canadian Base Rate Loans (if owing by the Canadian Borrower), a U.K./Dutch Base Rate Loan (if owing by a U.K./Dutch Borrower) or a German Base Rate Loan (if owing by the ~~U.K.~~German Borrower) ~~if that~~. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternate, replacement or successor to such rate (including any Successor Rate), or any component thereof, or the effect of any of the foregoing, or of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. Agent may select information source(s) in its discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate), or any component thereof, in each case pursuant to the terms hereof, and shall have no liability to any Lender, Obligor or other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise, and whether at law or in equity) for any error or other act or omission related to or affecting the selection, determination or calculation of any rate (or component thereof) provided by such information source(s).

(c)        On the Sixth Amendment Effective Date, each LIBOR Loan ~~was denominated in Dollars, or (as the case may be) a LIBOR Loan (~~(as defined in this Agreement (prior to giving effect to the Sixth Amendment)) outstanding as of the Sixth Amendment Effective Date (if any) shall be permitted to remain outstanding at the ~~initial~~applicable Interest Period ~~of which shall be 30 days commencing on the date of expiration of~~(as defined in this Agreement (prior to giving effect to the Sixth Amendment), the “Existing Interest Period ~~applicable to that LIBOR Loan) if that~~”) for such LIBOR Loan ~~was denominated in British Pounds, Swiss Francs or Euros, or~~and, at the end of such Existing Interest Period, shall be automatically converted into a ~~German~~U.S. Base Rate Loan ~~(if owing by the German Borrower) if that LIBOR~~or, as elected by Borrowers, a Term SOFR Loan ~~was denominated~~, in ~~Dollars, or (as the~~each case ~~may be) a LIBOR Loan (the initial Interest Period of which~~, in accordance with this Agreement. The terms in this Agreement (prior to giving effect to the Sixth Amendment) applicable to LIBOR Loans shall continue to be ~~30 days commencing on the date of expiration~~applicable to any LIBOR Loan that continues after the Sixth Amendment Effective Date through the end of the applicable Existing Interest Period ~~applicable to that~~for such LIBOR Loan~~) if that LIBOR Loan was denominated in British Pounds, Swiss Francs or Euros~~.

3.1.3.        Application of Canadian BA Rate to Outstanding Loans.

(a)        Canadian Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of the Canadian Prime Rate Loans, or to continue any Canadian BA Rate Loan at the end of its Interest Period as, a Canadian BA Rate Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a Canadian BA Rate Loan.

(b)        Whenever Canadian Borrower desires to convert or continue Loans as Canadian BA Rate Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Canadian Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any Canadian BA Rate Loans, Borrower Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, Canadian Borrower shall be deemed to have elected to convert such Loans into Canadian Prime Rate Loans.

3.1.4.        Application of EURIBOR Rate to Outstanding Loans. Whenever a U.K./Dutch Borrower or the German Borrower desires to convert or continue Loans as EURIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least four Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Applicable Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any EURIBOR Loans, Borrower Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, such Loans shall be continued as EURIBOR Loans with an Interest Period of one month.

3.1.5.        ~~3.1.4.~~ Interest Periods. ~~(a)~~  In connection with the making, conversion or continuation of any ~~LIBOR~~Term SOFR Loans, EURIBOR Loans or Canadian BA Rate Loans, Borrower Agent shall select an interest period (“Interest Period”) to apply, which interest period shall be 30 days, (other than with respect to ~~LIBOR~~Term SOFR Loans ~~in Dollars~~) 60 days, 90 days, or (other than with respect to Canadian BA Rate Loans) 180 days, and in the case of EURIBOR Loans, such other period that is twelve months or less requested by the Borrower Agent and consented to by all the applicable Lenders; provided, however, that:

(i)        the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a ~~LIBOR~~Term SOFR Loan, EURIBOR Loan or Canadian BA Rate Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(ii)        if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(iii)        no Interest Period shall extend beyond: (i) the U.S. Revolver Commitment Termination Date in the case of any Revolving Loan owing by the U.S. Borrowers, (ii) the Canadian Revolver Commitment Termination Date in the case of any Loan owing by the Canadian Borrower, (iii) the U.K./Dutch Revolver Commitment Termination Date in the case of any Loan owing by the U.K. ~~Borrower~~/Dutch Borrowers, and (iv) the German Revolver Commitment Termination Date in the case of any Loan owing by the German Borrower~~, and (v) the Term Loan Maturity Date in the case of any Term Loan owing by the U.S. Borrowers. No Interest Period for a LIBOR Term Loan may be established that would require repayment before the end of an Interest Period in order to make any scheduled principal payment on Term Loans; and~~

~~(b)        Notwithstanding anything to the contrary in the foregoing, as to each Alternative Currency Term Rate Loan, “Interest Period” shall mean the period commencing on the date such Alternative Currency Term Rate Loan is disbursed or converted to or continued as an Alternative Currency Term Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Borrower Agent in its Notice of Borrowing, or such other period that is twelve months or less requested by the Borrower Agent and consented to by all the applicable Lenders; provided  that:~~

~~(i)        any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of an Alternative Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;~~

~~(ii)        any Interest Period pertaining to an Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the~~

~~end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and~~

~~(iii)        no Interest Period shall extend beyond the applicable maturity date set forth in this Agreement.~~

~~3.1.5.         Interest Rate Not Ascertainable. If Agent shall determine that, on any date for determining LIBOR or the Canadian BA Rate, due to any circumstance affecting the London interbank market or the Canadian interbank bankers’ acceptances market, respectively, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify the Borrower Agent of such determination. Until Agent notifies the Borrower Agent that such circumstance no longer exists, the obligation of the Lenders to make LIBOR Loans or Canadian BA Rate Loans, as applicable, shall be suspended, and no further Loans may be converted into or continued as LIBOR Loans or Canadian BA Rate Loans, as applicable~~.

3.2        Fees.

3.2.1.        Unused Line Fee.

(a)        U.S. Borrowers shall, jointly and severally, pay to Agent, for the Pro Rata benefit of U.S. Lenders, a fee equal to the U.S. Unused Line Fee Rate times the amount by which the average daily U.S. Revolver Commitments exceed the average daily balance of U.S. Revolver Loans and stated amount of U.S. Letters of Credit, in each case, during any month. Such fee shall be payable in arrears, on the first day of each month and on the U.S. Revolver Commitment Termination Date.

(b)        Canadian Borrower shall pay to Agent, for the Pro Rata benefit of Canadian Lenders, a fee equal to the Canadian Unused Line Fee Rate times the amount by which the average daily Canadian Revolver Commitments exceed the average daily balance of Canadian Revolver Loans and stated amount of Canadian Letters of Credit, in each case, during any month. Such fee shall be payable in arrears, on the first day of each month and on the Canadian Revolver Commitment Termination Date.

(c)        The U.K. ~~Borrower~~/Dutch Borrowers shall, jointly and severally, pay to Agent, for the Pro Rata benefit of U.K./Dutch Lenders, a fee equal to the U.K./Dutch Unused Line Fee Rate times the amount by which the average daily U.K./Dutch Revolver Commitments exceed the average daily balance of U.K./Dutch Revolver Loans and stated amount of U.K./Dutch Letters of Credit, in each case, during any month. Such fee shall be payable in arrears, on the first day of each month and on the U.K./Dutch Revolver Commitment Termination Date.

(d)        The German Borrower shall pay to Agent, for the Pro Rata benefit of German Lenders, a fee equal to the German Unused Line Fee Rate times the amount by which the average daily German Revolver Commitments exceed the average daily balance of German Revolver Loans and stated amount of German Letters of Credit, in each case, during any month. Such fee shall be payable in arrears, on the first day of each month and on the German Revolver Commitment Termination Date.

3.2.2.        U.S. LC Facility Fees. The U.S. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of the U.S. Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for ~~LIBOR~~Term SOFR Revolver Loans times the average daily stated amount of U.S. Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each U.S. Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to the U.S. Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of U.S. Letters of Credit, which charges shall be paid as and when incurred. At the election of Agent or the U.S. Required Lenders, during an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3.        Canadian LC Facility Fees. The Canadian Borrower shall pay (a) to Agent, for the Pro Rata benefit of the Canadian Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for Canadian BA Rate Loans times the average daily stated amount of Canadian Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Canadian Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to the Canadian Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Canadian Letters of Credit, which charges shall be paid as and when incurred. At the election of Agent or the Canadian Required Lenders, during an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.4.        U.K. LC Facility Fees. The U.K. ~~Borrower~~/Dutch Borrowers shall pay (a) to Agent, for the Pro Rata benefit of the U.K./Dutch Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for ~~LIBOR~~Term SOFR Revolver Loans times the average daily stated amount of U.K./Dutch Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each U.K./Dutch Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to the U.K./Dutch Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of U.K./Dutch Letters of Credit, which charges shall be paid as and when incurred. At the election of Agent or the U.K./Dutch Required Lenders, during an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.5.        German LC Facility Fees. The German Borrower shall pay (a) to Agent, for the Pro Rata benefit of the German Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for ~~LIBOR~~Term SOFR Revolver Loans times the average daily stated amount of German Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each German Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to the German Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of German Letters of Credit, which charges shall be paid as and when incurred. At the election of Agent or the German Required Lenders, during an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.6.         ~~U.S. Term Loan Fees. U.S. Borrowers shall pay to Agent, for the Pro Rata benefit of U.S. Lenders with Term Loan Commitments, a fee equal to the Term Loan Unused Commitment Fee Rate times the Term Loan Commitments during each month from the Second Amendment Effective Date to the earlier of (a) date of the making of the Term Loans or (b) Term Loan Commitment Termination Date. Such fee shall be payable in arrears, on the first day of each month and on the earlier of (x) date of the making of the Term Loans or (y) the Term Loan Commitment Termination Date~~[Reserved].

3.2.7.        Other Fees. Borrowers shall pay such other fees as described in the Fee Letters.

3.3        Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days, or, in the case of (a) interest based on the U.S. Base Rate, Canadian Prime Rate or Canadian BA Rate on the basis of a 365 day year or (b) a Revolver Loan made in British Pounds, on the basis of a 365 or 366 day year, as the case may be. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by any Borrower under Section 3.4, 3.5, 3.7, 3.9 or 5.9, submitted to the Borrower Agent by Agent or the affected Lender or Issuing Bank, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and the Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate. For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by the number of days in the shorter period (360 days, in the example), and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest. Each Canadian Domiciled Obligor confirms that it fully understands and is able to calculate the rate of interest applicable to Loans and other Obligations based on the methodology for calculating per annum rates provided for in this Agreement and each Canadian Domiciled Obligor hereby irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement or to any other Loan Documents, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to the Canadian Domiciled Obligors as required pursuant to Section 4 of the Interest Act (Canada).

3.4        Reimbursement Obligations. Borrowers within each Borrower Group shall reimburse Agent and each Lender for all Extraordinary Expenses incurred by Agent or such Lender in reference to such Borrower Group or its related Obligations or Collateral. In addition to such Extraordinary Expenses, such Borrowers shall also reimburse Agent for all legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral for its Obligations, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any such Collateral, to maintain any insurance required hereunder or to verify such Collateral; and (c) subject to any limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor within such Borrowers’ related Obligor Group or Collateral securing such Obligor Group’s Obligations, whether prepared by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction. If, for any reason (including inaccurate reporting on financial statements, a Borrowing Base Certificate, or a Compliance Certificate), it is determined that a higher Applicable Margin, U.S. Unused Line Fee Rate, Canadian Unused Line Fee Rate, U.K./Dutch Unused Line Fee Rate, or German Unused Line Fee Rate should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and the applicable Borrowers shall immediately pay to Agent, for the Pro Rata benefit of Applicable Lenders ~~(or Lenders with outstanding Term Loans in the case of interest related to the Term Loans)~~, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due on demand.

3.5        Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder, to make, maintain ~~or~~, fund ~~LIBOR~~or commit to, participate in, or charge applicable interest or fees with respect to any Term SOFR Loans or Canadian BA Rate Loans, or to determine or charge interest ~~rates~~or fees based ~~upon LIBOR~~on SOFR, Term SOFR or the Canadian BA Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, the applicable Available Currency in the London interbank market, or Canadian Dollars through bankers’ acceptances, then, on notice thereof by such Lender to Agent, (a) any obligation of such Lender to ~~make~~perform such obligations, to make maintain, fund, commit to, participate in or continue ~~LIBOR~~Term SOFR Loans or Canadian BA Rate Loans, as applicable, or to convert U.S. Base Rate Loans or Canadian Base Rate Loans to ~~LIBOR~~Term SOFR Loans, or Canadian Prime Rate Loans to Canadian BA Rate Loans, or U.K./Dutch Base Rate Loans or German Base Rate Loans to ~~LIBOR~~Term SOFR Loans, as applicable, shall be suspended, (b) if such notice asserts the illegality of such Lender to make or maintain U.S. Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans whose interest rate is determined by reference to Term SOFR or the Canadian BA Rate, as applicable, the interest rate applicable to such Lender’s U.S. Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans shall, as necessary to avoid such illegality, be determined by Agent without reference to the Term SOFR component of U.S. Base Rate or Canadian Base Rate, or the Canadian BA Rate component of the Canadian Prime Rate, as applicable, in each case of clauses (a) and (b), until such Lender notifies Agent that the circumstances giving rise to ~~such~~Lender’s determination no longer exist. Upon delivery of such notice, the applicable Borrower(s) with respect to such Loans shall prepay or, if applicable, convert all ~~LIBOR~~Term SOFR Loans of such Lender to U.S. Base Rate Loans, Canadian Base Rate Loans, U.K./Dutch Base Rate Loans or German Base Rate Loans (which alternative to prepayment aforesaid shall only be applicable in relation to any ~~LIBOR~~Term SOFR Loans of such Lenders to ~~the~~a U.K./Dutch Borrower or ~~a~~the German Borrower, in each case, in the case of any such ~~LIBOR~~Term SOFR Loans denominated in Dollars), or all Canadian BA Rate Loans to Canadian Prime Rate Loans, as applicable, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~LIBOR~~Term SOFR Loans or Canadian BA Rate Loans and charge applicable interest to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~LIBOR~~Term SOFR Loans or Canadian BA Rate Loans. Upon any such prepayment or conversion, the applicable Borrower(s) with respect to such Loans shall also pay accrued interest on the amount so prepaid or converted.

3.6        Inability to Determine Rates. (a) If in connection with any request for a Term SOFR Loan, a Canadian BA Rate Loan, a SONIA Loan, a SARON Loan or a EURIBOR Loan, or a conversion to or continuation thereof, as applicable (i) Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 3.6(b) and the circumstances under clause (i) of Section 3.6(b) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the Applicable Currency for any determination date(s) or requested Interest Period with respect to a proposed Term SOFR Loan, Canadian BA Rate Loan, SONIA Loan, SARON Loan or EURIBOR Loan, or in connection with an existing or proposed U.S. Base Rate Loan, Canadian Base Rate Loan, or Canadian Prime Rate Loan, as applicable, or (ii) Agent or the U.S. Required Lenders, with respect to U.S. Revolver Loans, ~~or the U.S. Required Term Lenders, with respect to Term Loans,~~ or the Canadian Required Lenders, with respect to Canadian Revolver Loans, or the U.K./Dutch Required Lenders, with respect to U.K./Dutch Revolver Loans, or the German Required Lenders, with respect to German Revolver Loans, ~~notify Agent~~determine that for any reason ~~in connection with a request for a Borrowing of, or conversion to or continuation of, a~~

~~LIBOR Loan~~Term SOFR, SONIA, SARON, EURIBOR or ~~a~~the Canadian BA Rate ~~Loan that (i) deposits or bankers’ acceptances in the relevant Available Currency are not being offered to, as regards LIBOR, banks in the London interbank eurocurrency market or, as regards Canadian BA Rate, Persons in Canada, for the applicable amount and Interest Period of such Loan, (ii) adequate and reasonable means do not exist for determining LIBOR or the Canadian BA Rate for the~~for the Applicable Currency for any determination date(s) or requested Interest Period, ~~or (iii) LIBOR or the Canadian BA Rate for the requested Interest Period~~as applicable, with respect to a proposed Term SOFR Loan, Canadian BA Rate Loan, SONIA Loan, SARON Loan or EURIBOR Loan, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify the Borrower Agent and each Applicable Lender ~~(or Lenders with outstanding Term Loans if related to Term Loans)~~. Thereafter, (x) the obligation of the Applicable Lenders ~~(or Lenders with Term Loan Commitments or outstanding Term Loans if related to the Term Loans)~~ to make or maintain ~~the affected LIBOR Loans or~~Term SOFR Loans, SONIA Loans, SARON Loans, EURIBOR Loans or Canadian BA Rate Loans, or to convert U.S. Base Rate Loans or Canadian Base Rate Loans to Term SOFR Loans or to convert Canadian Prime Rate Loans to Canadian BA Rate Loans shall be suspended (to the extent of the affected Term SOFR Loans, SONIA Loans, SARON Loans, EURIBOR Loans or Canadian BA Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the U.S. Base Rate or the Canadian Base Rate, or the Canadian BA Rate component of the Canadian Prime Rate, the utilization of such component in determining the U.S. Base Rate, Canadian Base Rate or Canadian Prime Rate, as applicable, shall be suspended, in each case until Agent (or, in the case of a determination by U.S. Required Lenders, the Canadian Required Lenders, the U.K./Dutch Required Lenders or the German Required Lenders described above, until Agent ~~(~~upon instruction by the U.S. Required ~~Lenders, U.S. Required Term~~ Lenders, Canadian Required Lenders, U.K./Dutch Required Lenders or German Required Lenders, as applicable) revokes such notice. Upon receipt of such notice, (I) the Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of a ~~LIBOR~~Term SOFR Loan, SONIA Loan, SARON Loan, EURIBOR Loan or a Canadian BA Rate Loan (to the extent of the affected Term SOFR Loan, SONIA Loan, SARON Loan, EURIBOR Loan or Canadian BA Rate Loan or Interest Period) or, failing that, will be deemed to have ~~submitted~~converted such request into a request for a U.S. Base Rate Loan, a Canadian Base Rate Loan, a Canadian Prime Rate Loan, a U.K./Dutch Base Rate Loan, or a German Base Rate Loan ~~(but~~denominated in Dollars in the ~~case of any such pending request in relation to a LIBOR Loan for the U.K. Borrower or a German Borrower~~Dollar Equivalent of the amount specified therein, ~~if~~ (~~A~~II) ~~that LIBOR Loan was denominated in British Pounds, Swiss Francs or Euros, the Borrower Agent shall be deemed to have revoked any such pending request for a Borrowing of, conversion to or continuation of that LIBOR Loan, and the~~any outstanding Term SOFR Loans shall convert to U.~~K~~S. ~~Borrower or German Borrower~~Base Rate Loans or Canadian Base Rate Loans, as applicable, ~~shall repay~~at the end of their respective Interest Periods, (III) any ~~such~~ outstanding ~~LIBOR Loan which was~~Canadian BA Rate Loans shall convert to Canadian Prime Rate Loans at the ~~subject~~end of ~~a continuation request~~their respective Interest Periods, and (~~B~~IV) ~~only if that LIBOR Loan was denominated in Dollars shall the Borrower Agent be deemed to have submitted a request for~~any outstanding affected SONIA Loans, SARON Loans or EURIBOR Loans shall either (1) be converted into a U.K./Dutch Base Rate Loan or a German Base Rate Loan~~, as applicable)~~ denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Loan (immediately in the case of SONIA Loans and SARON Loans and, in the case of EURIBOR Loans, at the end of the applicable Interest Period) or (2) be prepaid in full immediately, in the case of a SONIA Loan or a SARON Loan, or at the end of the applicable Interest Period, in the case of a EURIBOR Loan; provided that if no election is made by the Borrower Agent (x) in the case of a SONIA Loan or a SARON Loan, by the date that is three Business Days after receipt by the Borrower Agent of such notice of (y) in the case of a EURIBOR Loan, by the last day of the current Interest Period for the applicable EURIBOR Loan, the Borrower Agent shall be deemed to have elected clause (1) above.

(b)        Notwithstanding anything to the contrary ~~herein~~in this Agreement or ~~in~~ any other Loan ~~Document, solely with respect to Loans funded in Dollars~~Documents, if Agent determines (which determination shall be conclusive absent manifest error), or the Borrower Agent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to the Borrower Agent) that the Borrower Agent or Required Lenders (as applicable) have determined, that:

(i)        ~~On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA” ), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.~~

~~(ii)        (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Applicable Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error).~~

~~(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes~~adequate and reasonable means do not exist for ascertaining the Relevant Rate for a currency, including because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)        the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Agreed Currency (including any forward-looking term rate thereof) shall or will no longer be made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to Agent, that will continue to provide such representative tenor(s) of the Relevant Rate for such Agreed Currency after such specific date (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (including any forward-looking term rate thereof) are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, in relation to Term SOFR Loans, on a date and time determined by Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document ~~in respect of any setting of such Benchmark on such day and all subsequent settings~~with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document~~.~~

~~(iii)        At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower Agent’s receipt of notice from the Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of U.S. Base Rate based upon the Benchmark will not be used in any determination of U.S. Base Rate.~~

~~(iv)        In connection with the implementation and administration of a Benchmark Replacement, the~~ (the “Term SOFR Successor Rate”).

If the Term SOFR Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.6(b)(i) or (ii) have occurred with respect to the Relevant Rate then in effect, then in each case, Agent and the Borrower Agent may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Successor Rate in accordance with this Section 3.6 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for such alternative benchmarks in similar credit facilities syndicated and agented in the United States and denominated in such Agreed Currency for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for such benchmarks in similar credit facilities syndicated and agented in the United States and denominated in such Agreed Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Agent from time to time in its reasonable discretion and may be periodically updated.

For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m., New York City time, on the fifth Business Day after Agent shall have posted such proposed amendment to all Lenders and the Borrower Agent unless, prior to such time, Lenders comprising the Required Lenders have delivered to Agent written notice that such Required Lenders object to such amendment.

Agent will promptly (in one or more notices) notify the Borrower Agent and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement~~.~~ ; provided that, with respect to any such amendment effected, Agent shall post each such amendment implementing such Conforming Changes to the Borrower Agent and the Lenders reasonably promptly after such amendment becomes effective.

~~(v)        The Agent will promptly notify the Borrower Agent and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent pursuant to this Section 3.6(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.6(b).~~

~~(vi)        At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings~~

For purposes of this Section 3.6, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Agreed Currency shall be excluded from any determination of Required Lenders.

3.7        Increased Costs; Capital Adequacy.

3.7.1.        Change in Law. If any Change in Law shall:

(a)        impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in ~~LIBOR~~Term SOFR, EURIBOR or the Canadian BA Rate) or any Issuing Bank;

(b)        subject any Lender or any Issuing Bank to any Tax with respect to any Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or such Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 (or would be covered by Section 5.9 but for exclusions in Sections 5.9.2(a) and 5.9.2(l)) and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such Issuing Bank); or

(c)        impose on any Lender or any Issuing Bank or the London interbank market or the Canadian bankers’ acceptances market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit, participation in LC Obligations, or Commitment;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any ~~LIBOR~~Term SOFR Loan, EURIBOR Loan or Canadian BA Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Issuing Bank, the Borrower(s) of any Borrower Group with respect to such Commitments, Loans, Letters of Credit or participations in LC Obligations) will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2.        Capital Adequacy. If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any Lending Office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, such Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or such Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, such Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, such Issuing Bank’s and holding company’s policies with respect to capital adequacy), then from time to time the Borrowers (or the applicable Borrower(s) of any Borrower Group with respect to such Commitments, Loans, Letters of Credit or participations in LC Obligations) will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3.        Compensation. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but the Borrower(s) of any Borrower Group shall not be required to compensate a Lender or an Issuing Bank for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such Issuing Bank notifies the Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8        Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if the Borrower(s) of any Borrower Group are required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or unlawful. The Borrower(s) of each affected Borrower Group shall pay all reasonable costs and expenses incurred by any Lender that has issued a Commitment to such Borrower Group in connection with any such designation or assignment.

3.9        Funding Losses. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a ~~LIBOR~~Term SOFR Loan, EURIBOR Loan or a Canadian BA Rate Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a ~~LIBOR~~Term SOFR Loan, EURIBOR Loan or a Canadian BA Rate Loan occurs on a day other than the end of its Interest Period, (c) a Lender (other than a Defaulting Lender) is required to assign a ~~LIBOR~~Term SOFR Loan, EURIBOR Loan or Canadian BA Rate Loan prior to the end of its Interest Period pursuant to Section 13.4, or (d) the Borrower(s) of any Borrower Group fail(s) to repay a ~~LIBOR~~Term SOFR Loan, EURIBOR Loan or a Canadian BA Rate Loan when required hereunder, then such applicable Borrower(s) shall pay to Agent its customary administrative charge and to each Applicable Lender all losses and expenses that it sustains as a consequence thereof, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds but excluding the Applicable Margin. The Lenders shall not be required to purchase deposits in the London interbank market or any other offshore market to fund any ~~LIBOR~~Term SOFR Loan or EURIBOR Loan or to transact in bankers’ acceptances to make any Canadian BA Rate Loan, but the provisions hereof shall be deemed to apply as if each Applicable Lender had purchased such deposits or transacted in such bankers’ acceptances to fund its ~~LIBOR~~Term SOFR Loans, EURIBOR Loans or Canadian BA Rate Loans, as applicable.

3.10        Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations of the Borrower Group to which such excess interest relates or, if it exceeds such unpaid principal, refunded to such Borrower Group. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. Without limiting the generality of the foregoing provisions of this Section 3.10, if any provision of any of the Loan Documents would obligate any Canadian Domiciled Obligor to make any payment of interest with respect to the Canadian Facility Obligations in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in the receipt of interest with respect to the Canadian Facility Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest with respect to the Canadian Facility Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rates of interest required to be paid by the Canadian Domiciled Obligors to the applicable recipient under the Loan Documents; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid by the Canadian Domiciled Obligors to the applicable recipient which would constitute interest with respect to the Canadian Facility Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the applicable recipient shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then the Canadian Domiciled Obligors shall be entitled, by notice in writing to Agent, to obtain reimbursement from the applicable recipient in an amount equal to such excess, and, pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable recipient to the applicable Canadian Domiciled Obligor. Any amount or rate of interest with respect to the Canadian Facility Obligations referred to in this Section 3.10 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Loans to the Canadian Borrower remain outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro rated over that period of time and otherwise be pro rated over the period from the Original Agreement Closing Date to the date of Full Payment of the Canadian Facility Obligations, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

~~3.11        Terms Applicable to Alternative Currency Loans. From and after the Fifth Amendment to Fourth Amended and Restated Effective Date, notwithstanding any provision of this Agreement or any other Loan Document to the contrary, the parties hereto agree as follows with respect to the Alternative Currencies (it being understood that, for the avoidance of doubt, to the extent provisions in this Agreement (other than this Section 3.11) apply to the Alternative Currencies and such provisions are not specifically addressed by this Section 3.11, the provisions in this Agreement (other than this Section 3.11) shall continue to apply to the Alternative Currencies):~~

~~(a)        Alternative Currencies. (i) No Alternative Currency shall be considered a currency for which there is a published LIBOR rate, and (ii) any request for a new Loan denominated in an Alternative Currency, or to continue an existing Loan denominated in an Alternative Currency, shall be deemed to be a request for a new Loan bearing interest at the Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable; provided, that, to the extent any Loan denominated in an Alternative Currency bearing interest at the LIBOR Rate is outstanding on the Fifth Amendment to Fourth Amended and Restated Effective Date, such Loan shall continue to bear interest at LIBOR until the end of the current Interest Period or payment period applicable to such Loan unless, in the case of a Loan that bears interest at a daily floating rate, such daily floating rate is no longer representative or being made available, in which case such Loan shall bear interest at the applicable Alternative Currency Rate immediately upon the effectiveness of the Fifth Amendment to Fourth Amended and Restated Loan Agreement.~~

~~(b)        References to LIBOR and LIBOR Loans in this Agreement and Loan Documents.~~

~~(i)         References to LIBOR and LIBOR Loans in provisions of this Agreement and the other Loan Documents that relate to Loans denominated in Alternative Currencies and that are not specifically addressed in this Section 3.11 (and the definitions of the defined terms used in this Section 3.11 (other than the definitions of LIBOR and LIBOR Loan)) shall be deemed to include Alternative Currency Daily Rates, Alternative Currency Term Rates, and Alternative Currency Loans, as applicable.~~

~~(ii)         For purposes of any requirement for the Borrowers to compensate Lenders for losses in this Agreement resulting from any continuation, conversion, payment or prepayment of any Alternative Currency Loan on a day other than the last day of any Interest Period, references to the Interest Period shall be deemed to include any relevant interest payment date or payment period for an Alternative Currency Loan.~~

~~(c)        Interest Rates. The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Alternative Currency Daily Rate”, “Alternative Currency Term Rate” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate or the effect of any of the foregoing, or of any Conforming Changes.~~

~~(d)        Borrowings and Continuations of Alternative Currency Loans. In addition to any other borrowing requirements set forth herein:~~

~~(i)        Alternative Currency Loans. Each Borrowing of Alternative Currency Loans, and each continuation of an Alternative Currency Term Rate Loan shall be made upon the Borrower Agent’s irrevocable notice to Agent, which may be given by (A) telephone or (B) a Notice of Borrowing; provided, that any telephonic notice must be confirmed promptly by delivery to Agent of a Notice of Borrowing. Each such Notice of Borrowing must be received by the Agent not later than 11:00 a.m. three Business Days prior to the requested date of any Borrowing or, in the case of Alternative Currency Term Rate Loans, any continuation. Each Borrowing of or continuation of Alternative Currency Loans shall be in (i) a minimum principal amount of, in the case of Alternative Currency Loans denominated in (x) British Pounds, £1,000,000, (y) Swiss Francs, CHF1,000,000 or (z) Euros, Euros 1,000,000 or (ii) an increment of, in the case of Alternative Currency Loans denominated in (x) British Pounds, £1,000,000, (y) Swiss Francs, CHF1,000,000 or, (z) Euros, Euros 1,000,000, in excess thereof. Each Notice of Borrowing shall specify (i) whether the Borrower is requesting a Borrowing or a continuation of Alternative Currency Term Rate Loans, (ii) the requested date of the Borrowing or continuation, as the case may be (which shall be a Business Day), (iii) the currency and principal amount of Loans to be borrowed or continued, (iv) the Type of Loans to be borrowed, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Borrower fails to specify a Type of Loan~~

~~in a Notice of Borrowing or if such Borrower fails to give a timely notice requesting a continuation, then the applicable Loans shall be made as Base Rate Loans denominated in Dollars; provided, however, that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one (1) month. If the Borrower requests a Borrowing of or continuation of Alternative Currency Term Rate Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Except as otherwise specified in this Agreement, no Alternative Currency Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Alternative Currency Loan and reborrowed in the other currency.~~

~~(ii)        Conforming Changes. With respect to any Alternative Currency Rate, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided, that, with respect to any such amendment effected, Agent shall post each such amendment implementing such Conforming Changes to Borrower Agent and the Lenders reasonably promptly after such amendment becomes effective.~~

~~(iii)        Notice of Borrowing. For purposes of a Borrowing of Alternative Currency Loans, or a continuation of and Alternative Currency Term Rate Loan, Borrower Agent shall use a Notice of Borrowing.~~

~~(e)        Interest.~~

~~(i)         Subject to the provisions hereof with respect to default interest, (x) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Margin; and (y) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Margin.~~

~~(ii)         Interest on each Alternative Currency Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified in this Agreement. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.~~

~~(f)        Computations. All computations of interest for Alternative Currency Loans (other than Alternative Currency Loans with respect to SARON) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Alternative Currency Loans as to which market practice differs from~~

~~the foregoing, in accordance with such market practice. All other computations of fees and interest with respect to Alternative Currency Loans determined by reference to SARON shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Alternative Currency Loan for the day on which the Alternative Currency Loan is made, and shall not accrue on an Alternative Currency Loan, or any portion thereof, for the day on which the Alternative Currency Loan or such portion is paid, provided that any Alternative Currency Loan that is repaid on the same day on which it is made shall, subject to the terms hereof, bear interest for one day. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.~~

~~(g)         Inability to Determine Rate; Successor Rates.~~

             ~~(i) Defined Terms. For purposes of this Section 3.11(g), those Lenders that either have not made, or do not have an obligation hereunder to make, the relevant Loans in the relevant Alternative Currency shall be excluded from any determination of Required Lenders.~~

~~(ii)         Inability to Determine Rates. If in connection with any request for an Alternative Currency Loan or a continuation of any of such Loans, as applicable, (A) Agent determines (which determination shall be conclusive absent manifest error) that (x) no Successor Rate for the Relevant Rate for the applicable currency has been determined in accordance with Section  3.11(g)(iii) and the circumstances under clause (x) of Section 3.11(g)(iii) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (y) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Alternative Currency Loan, or (B) Agent or the Required Lenders determine for any reason that the Relevant Rate with respect to a proposed Loan denominated in a currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify the Borrower Agent and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, shall be suspended in each case to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable, in each case until Agent (or, in the case of a determination by the Required Lenders described in clause (B) of this Section, until Agent upon instruction of the Required Lenders) revokes such notice.~~

            ~~Upon receipt of such notice, (A) the Borrower Agent may revoke any pending request for a Borrowing of, or continuation of Alternative Currency Loans to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein~~

~~and (B) any outstanding affected Alternative Currency Loans, at the Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Borrower Agent (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Borrower Agent of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Borrower Agent shall be deemed to have elected clause (1) above.~~

            ~~(iii)Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Agent determines (which determination shall be conclusive absent manifest error), or the Borrower Agent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to the Borrower Agent) that the Borrower Agent or Required Lenders (as applicable) have determined, that:~~

            ~~(x)  adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternative Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or~~

            ~~(y)  the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternative Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Alternative Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternative Currency (the latest date on which all tenors of the Relevant Rate for such Alternative Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or~~

            ~~(z)  syndicated loans currently being executed and agented in the United States, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Alternative Currency;~~

~~or if the events or circumstances of the type described in Section 3.11(g)(iii)(x), (iii)(y) or (iii)(z) have occurred with respect to the Successor Rate then in effect, then, Agent and the Borrowers may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Alternative Currency or any then current Successor Rate for an Alternative Currency in accordance with this Section 3.11(g)(iii) with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent shall have posted such proposed amendment to all Lenders and the Borrower Agent unless, prior to such time, Lenders comprising the Required Lenders have delivered to Agent written notice that such Required Lenders object to such amendment.~~

~~Agent will promptly (in one or more notices) notify the Borrower Agent and each Lender of the implementation of any Successor Rate.~~

~~Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent.~~

~~Notwithstanding anything else in this Agreement, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.~~

~~In connection with the implementation of a Successor Rate, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement;  provided, that, with respect to any such amendment effected, Agent shall post each such amendment implementing such Conforming Changes to the Borrower Agent and the Lenders reasonably promptly after such amendment becomes effective.~~

SECTION 4.         LOAN ADMINISTRATION

4.1      Manner of Borrowing and Funding Revolver Loans.

4.1.1.      Notice of Borrowing.

(a)        Whenever Borrowers within a Borrower Group desire funding of a Borrowing of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of U.S. Base Rate Loans, Canadian Prime Rate Loans, or Canadian Base Rate Loans, (ii) on the Business Day prior to the requested funding date, in the case of U.K./Dutch Base Rate Loans or German Base Rate Loans, and (iii) at least three Business Days prior (and at least four Business Days in the case of a U.K./Dutch Revolver Loan or a German Revolver Loan) to the requested funding date, in the case of ~~LIBOR~~Term SOFR Loans, SONIA Loans, SARON Loans, EURIBOR Loans or Canadian BA Rate Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a U.S. Base Rate Loan or a ~~LIBOR~~Term SOFR Loan (in the case of a Borrowing by the U.S. Borrowers), or as a Canadian Base Rate Loan, a Canadian Prime Rate Loan, ~~LIBOR~~Term SOFR Loan, or a Canadian BA Rate Loan (in the case of a Borrowing by the Canadian Borrower), or as a U.K./Dutch Base Rate Loan, a Term SOFR Loan, a SONIA Loan or a ~~LIBOR~~EURIBOR Loan (in the case of a Borrowing by the U.K. ~~Borrower~~/Dutch Borrowers), or as a German Base Rate Loan, a Term SOFR Loan, a SONIA Loan, a EURIBOR Loan or a ~~LIBOR~~SARON Loan (in the case of a Borrowing by a German Borrower), (D) in the case of ~~LIBOR~~Term SOFR Loans, EURIBOR Loans or Canadian BA Rate Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified), and (E) in the case of a Borrowing by the Canadian Borrower, whether such Loan is to be denominated in Dollars or Canadian Dollars~~, and (F) in the case of a Borrowing by the U.K. Borrower or a German Borrower, in the case of LIBOR Loans only, whether such Loan is to be denominated in Dollars, British Pounds, Swiss Francs or Euros~~.

(b)        Unless payment is otherwise timely made by Borrowers within a Borrower Group, the becoming due of any amount required to be paid with respect to any of the Obligations of the Obligor Group to which such Borrower Group belongs (whether principal, interest, fees or other charges, including Extraordinary Expenses~~,~~ and LC Obligations, but excluding Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for Revolver Loans by such Borrower Group on the due date, in the amount of such Obligations and shall bear interest at the per annum rate applicable hereunder to U.S. Base Rate Revolver Loans, in the case of such Obligations owing by any U.S. Facility Obligor, or to Canadian Prime Rate Loans, in the case of such Obligations owing by a Canadian Domiciled Obligor, or to U.K./Dutch Base Rate Loans, in the case of such Obligations owing by a U.K./Dutch Domiciled Obligor, or to German Base Rate Loans, in the case of such Obligations owing by a German Domiciled Obligor. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Agent may, at its option, charge such Obligations of an Obligor Group against any operating, investment or other account of an Obligor within such Obligor Group maintained with Agent or any of its Affiliates.

(c)        If Borrowers within a Borrower Group establish a controlled disbursement account with Agent or any branch or Affiliate of Agent, then the presentation for payment of any check, ACH or electronic debit, or other payment item at a time when there are insufficient funds to cover it shall be deemed to be a request for Revolver Loans by such Borrower Group on the date of such presentation, in the amount of such payment item, and shall bear interest at the per annum rate applicable hereunder to U.S. Base Rate

Revolver Loans, in the case of insufficient funds owing by any U.S. Facility Obligor, or to Canadian Prime Rate Loans, in the case of insufficient funds owing by a Canadian Domiciled Obligor, or to U.K./Dutch Base Rate Loans, in the case of insufficient funds owing by a U.K./Dutch Domiciled Obligor, or to German Base Rate Loans, in the case of insufficient funds owing by a German Domiciled Obligor. The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

~~(d)       Whenever U.S. Borrowers desire funding of the Borrowing of the Term Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 11:00 a.m. (i) at least two (2) Business Days prior to the requested funding date in the case of Base Rate Term Loans and (ii) at least three (3) Business Days prior to the requested funding date in the case of LIBOR Term Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Any such Notice of Borrowing shall be irrevocable (subject to the last sentence of this Section 4.1.1(d)) and shall specify (A) the amount of the Term Loans to be borrowed (subject to the limits set forth herein), (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Term Loan or a LIBOR Term Loan, and (D) in the case of LIBOR Term Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified). Notwithstanding the foregoing, a request for a Base Rate Term Loan (a “Base Rate Term Loan Request”) meeting the foregoing requirements may be conditioned by U.S. Borrowers on a material event occurring, provided, that, Agent must receive notice no later than 11:00 a.m. on the requested funding date on whether such material event has, or shall be deemed to have, occurred (a “Material Event Confirmation”) (it being understood that to the extent Agent does not receive a Material Event Confirmation by such time, the corresponding Base Rate Term Loan Request shall be deemed null and void).~~

4.1.2.        Fundings by Lenders.

(a)        Each Applicable Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify the Applicable Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon (Applicable Time Zone) on the proposed funding date (and by 12:00 p.m. (Applicable Time Zone) on the Business Day prior to the proposed funding date, in the case of U.K./Dutch Base Rate Loans and German Base Rate Loans) for U.S. Base Rate Loans, Canadian Base Rate Loans, Canadian Prime Rate Loans, U.K./Dutch Base Rate Loans or German Base Rate Loans, or by 3:00 p.m. (Applicable Time Zone) at least two Business Days before any proposed funding of ~~LIBOR~~Term SOFR Loans, SONIA Loans, SARON Loans, EURIBOR Loans or Canadian BA Rate Loans. Each Applicable Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. (Applicable Time Zone) on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund its Pro Rata share by 11:00 a.m. (Applicable Time Zone) on the next Business Day. Subject to its receipt of such amounts from the Applicable Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from an Applicable Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to the applicable Borrower(s). If an Applicable Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then the Borrowers within the applicable Borrower Group agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.

~~(b)         Each U.S. Lender shall timely honor its Term Loan Commitment by funding its Pro Rata share of the Term Loans that are properly requested hereunder. Agent shall endeavor to notify the U.S. Lenders with Term Loan Commitments of any Notice of Borrowing to request the Term Loans by 12:00 noon (Pacific time) at least three (3) Business Days prior to the proposed funding date. Each U.S. Lender with a Term Loan Commitment shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. (Pacific time) on the requested funding date. Subject to its receipt of such amounts from such U.S. Lenders, Agent shall disburse the proceeds of the Term Loans as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from a U.S. Lender with a Term Loan Commitment that it does not intend to fund its Pro Rata share of such Borrowing, Agent may assume that such U.S. Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to the applicable U.S. Borrower(s). If a U.S. Lender’s share of any such Borrowing is not received by Agent, then the U.S. Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.~~

4.1.3.        Swingline Loans; Settlement.

(a)        Agent may, but shall not be obligated to, advance U.S. Swingline Loans to the U.S. Borrowers, up to an aggregate outstanding amount equal to 10% of the aggregate U.S. Revolver Commitments, unless the funding is specifically required to be made by all U.S. Lenders hereunder. Each U.S. Swingline Loan shall constitute a U.S. Base Rate Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account. The obligation of the U.S. Borrowers to repay U.S. Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note. Agent (acting through its Canada branch) may, but shall not be obligated to, advance Canadian Swingline Loans to the Canadian Borrower, up to an aggregate outstanding amount equal to 10% of the aggregate Canadian Revolver Commitments, unless the funding is specifically required to be made by all Canadian Lenders hereunder. Each Canadian Swingline Loan shall constitute a Canadian Prime Rate Revolver Loan or a Canadian Base Rate Loan, as applicable, for all purposes, except that payments thereon shall be made to Agent (acting through its Canada branch) for its own account. The obligation of the Canadian Borrower to repay Canadian Swingline Loans shall be evidenced by the records of Agent (acting through its Canada branch) and need not be evidenced by any promissory note. Agent may, but shall not be obligated to, advance U.K./Dutch Swingline Loans to the U.K. ~~Borrower~~/Dutch Borrowers, up to an aggregate outstanding amount equal to 10% of the aggregate U.K./Dutch Revolver Commitments, unless the funding is specifically required to be made by all U.K./Dutch Lenders hereunder. Each U.K./Dutch Swingline Loan shall be made in and denominated only in Dollars, and shall constitute a U.K./Dutch Base Rate Loan for all purposes, except that payments thereon shall be made to Agent for its own account. The obligation of the U.K. ~~Borrower~~/Dutch Borrowers to repay U.K./Dutch Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note. Agent may, but shall not be obligated to, advance German Swingline Loans to the German Borrower, up to an aggregate outstanding amount equal to 10% of the aggregate German Revolver Commitments, unless the funding is specifically required to be made by all German Lenders hereunder. Each German Swingline Loan shall be made in and denominated only in Dollars, and shall constitute a German Base Rate Loan for all purposes, except that payments thereon shall be made to Agent for its own account. The obligation of the German

Borrower to repay German Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b)        Settlement of Swingline Loans and other Revolver Loans among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly), in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by any Borrower or any provision herein to the contrary. Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any U.S. Swingline Loan may not be settled among the U.S. Lenders hereunder, then each U.S. Lender shall be deemed to have purchased from Agent a Pro Rata participation in such Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Canadian Swingline Loan may not be settled among the Canadian Lenders hereunder, then each Canadian Lender shall be deemed to have purchased from Agent a Pro Rata participation in such Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request ~~therefore~~therefor. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any U.K./Dutch Swingline Loan may not be settled among the U.K./Dutch Lenders hereunder, then each U.K./Dutch Lender shall be deemed to have purchased from Agent a Pro Rata participation in such Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefore. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any German Swingline Loan may not be settled among the German Lenders hereunder, then each German Lender shall be deemed to have purchased from Agent a Pro Rata participation in such Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefore.

4.1.4.        Notices. Borrowers may request, convert or continue Loans, select interest rates and transfer funds based on telephonic or e-mailed instructions to Agent. Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs materially from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.2        Defaulting Lender.

4.2.1.        Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations to fund or participate in Loans or Letters of Credit, Agent may exclude the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2.        Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s Fronting Exposure, or readvance the amounts, in accordance with this Agreement, to the Borrowers of the Borrower Group to which such defaulted obligations relate. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fees under Section 3.2.1. If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2, Section 3.2.3, and Section 3.2.4, as applicable, shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3.        Cure. Borrowers, Agent and Issuing Banks may agree in writing that a Lender is no longer a Defaulting Lender. At such time, Pro Rata shares shall be reallocated without exclusion of such Lender’s Commitments and Loans, and all outstanding Revolver Loans, LC Obligations and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and Issuing Banks, or as expressly provided herein with respect to Bail-In Actions and related matters, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

4.3        Number and Amount of ~~LIBOR~~Term SOFR Loans, EURIBOR Loans, SONIA Loans, SARON Loans, Canadian BA Rate Loans, Canadian Base Rate Loans and Canadian ~~BA~~Prime Rate Loans; Determination of Rate.

4.3.1.        With respect to the U.S. Borrowers, (a) no more than 10 Borrowings of ~~LIBOR~~Term SOFR Loans may be outstanding at any time, and all ~~LIBOR~~Term SOFR Loans to U.S. Borrowers having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose, and (b) each Borrowing of ~~LIBOR~~Term SOFR Loans when made, continued or converted shall be in a minimum amount of $1,000,000 or an increment of $1,000,000, in excess thereof.

4.3.2.        With respect to the Canadian Borrower, (a) no more than 5 Borrowings of ~~LIBOR~~Term SOFR Loans may be outstanding at any time, and all ~~LIBOR~~Term SOFR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose, (b) no more than 5 Borrowings of Canadian BA Rate Loans may be outstanding at any time, and all Canadian BA Rate Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose, ~~and~~ (c) each Borrowing of such Loans when made, continued or converted shall be in a minimum amount of $1,000,000 (or, in the case of Canadian BA Rate Loans, Cdn$1,000,000), in excess thereof, (d) and each Borrowing of Canadian Prime Rate Loans when made, continued or converted shall be in a minimum amount of Cdn$~~1,000,000)~~500,000 or an increment of Cdn$~~1,000,000 (or, in the case~~100,000 in excess thereof, and (e) each Borrowing of Canadian ~~BA~~Base Rate Loans~~, Cdn$1,000,000),~~ when made, continued or converted shall be in a minimum amount of $500,000 or an increment of $100,000 in excess thereof.

4.3.3.        With respect to the U.K. ~~Borrower~~/Dutch Borrowers, (a) no more than 5 Borrowings of ~~LIBOR~~Term SOFR Loans and/or EURIBOR Loans may be outstanding at any time, and all ~~LIBOR~~Term SOFR Loans and EURIBOR Loans having the same length and beginning date of their Interest Periods and in the same Available Currency shall be aggregated together and considered one Borrowing for this purpose, and (b) each Borrowing of such Loans when made, continued or converted shall be in a minimum amount of $1,000,000 (or, in the case of ~~LIBOR~~SONIA Loans ~~denominated in British Pounds~~, £1,000,000 or, in the case of ~~LIBOR~~EURIBOR Loans ~~denominated in Euros~~, Euros

1,000,000) or an increment of $1,000,000 (or, in the case of ~~LIBOR~~SONIA Loans ~~denominated in British Pounds~~, £1,000,000 or, in the case of ~~LIBOR~~EURIBOR Loans ~~denominated in Euros~~, Euros 1,000,000), in excess thereof.

4.3.4.        With respect to the German Borrower, (a) no more than 5 Borrowings of ~~LIBOR~~Term SOFR Loans and/or EURIBOR Loans may be outstanding at any time, and all ~~LIBOR~~Term SOFR Loans and/or EURIBOR Loans having the same length and beginning date of their Interest Periods and in the same Available Currency shall be aggregated together and considered one Borrowing for this purpose, and (b) each Borrowing of such Loans when made, continued or converted shall be in a minimum amount of $1,000,000 (or, in the case of ~~LIBOR~~SONIA Loans ~~denominated in (x) British Pounds~~, £1,000,000, ~~(y) Swiss Francs~~SARON Loans, CHF1,000,000 or ~~(z) Euros~~EURIBOR Loans, Euros 1,000,000) or an increment of $1,000,000 (or, in the case of ~~LIBOR~~SONIA Loans ~~denominated in (x) British Pounds~~, £1,000,000, ~~(y) Swiss Francs~~SARON Loans, CHF1,000,000 or~~, (z) Euros~~ EURIBOR Loans, Euros 1,000,000), in excess thereof.

4.3.5.        Upon determining ~~LIBOR~~Term SOFR, EURIBOR or the Canadian BA Rate for any Interest Period requested by the Borrower Agent on behalf of a Borrower Group, Agent shall promptly notify the Borrower Agent thereof by telephone or electronically and, if requested by the Borrower Agent, shall confirm any telephonic notice in writing.

4.4        Borrower Agent. Each Borrower and other Obligor hereby designates Topgolf Callaway Brands Corp. (formerly known as Callaway Golf Company), a Delaware corporation (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, any Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower or other Obligor hereunder to Borrower Agent on behalf of such Borrower or other Obligor. Each of Agent, Issuing Banks and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower and other Obligor agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5        One Obligation. The Loans, LC Obligations and other Obligations of the applicable Borrower(s) of each Borrower Group and their respective Guarantors shall constitute one general obligation of such Borrower(s) of such Borrower Group and their respective Guarantors and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral of such Borrower(s) of such Borrower Group and their respective Guarantors; provided, however, that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower or other Obligor to the extent of any Obligations jointly or severally owed by such Borrower or other Obligor to such Credit Party.

4.6        Effect of Termination. On the effective date of any termination of any of the Revolver Commitments, all Obligations with respect thereto shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products. All undertakings of Borrowers contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations. Notwithstanding

Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement satisfactory to Agent, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from such damages; and (b) such Cash Collateral as Agent, in its discretion, deems appropriate to protect against such damages. Sections 2.2, 2.3, 2.4, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5.         PAYMENTS

5.1        General Payment Provisions.

5.1.1.        All payments of Obligations shall be made without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon (Applicable Time Zone) on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a ~~LIBOR~~Term SOFR Loan, a EURIBOR Loan or a Canadian BA Rate Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Loans by a Borrower Group shall be applied first to U.S. Base Rate Loans, Canadian Base Rate Loans, Canadian Prime Rate Loans, German Base Rate Loans, or U.K./Dutch Base Rate Loans, as applicable, of such Borrower Group and then to ~~LIBOR~~Term SOFR Loans, EURIBOR Loans or Canadian BA Rate Loans, as applicable, of such Borrower Group.

5.1.2.        All payments with respect to any U.S. Facility Obligations shall be made in Dollars. All payments with respect to any Canadian Facility Obligations shall be made in Canadian Dollars or, if any portion of such Canadian Facility Obligations is denominated in Dollars, then in Dollars. All payments with respect to any U.K./Dutch Facility Obligations shall be made in British Pounds or, if any portion of such U.K./Dutch Facility Obligations is denominated in Euros, then in Euros or, if any portion of such U.K./Dutch Facility Obligations is denominated in Dollars, then in Dollars. All payments with respect to any German Facility Obligations shall be made in Euros or, if any portion of such German Facility Obligations is denominated in British Pounds, then in British Pounds, if any portion of such German Facility Obligations is denominated in Swiss Francs, then in Swiss Francs, or, if any portion of such German Facility Obligations is denominated in Dollars, then in Dollars.

5.2        Repayment of Revolver Loans.

5.2.1.        All U.S. Revolver Loans shall be due and payable in full on the U.S. Revolver Commitment Termination Date, all Canadian Revolver Loans shall be due and payable in full on the Canadian Revolver Commitment Termination Date, all German Revolver Loans shall be due and payable in full on the German Revolver Commitment Termination Date, and all U.K./Dutch Revolver Loans shall be due and payable in full on the U.K./Dutch Revolver Commitment Termination Date, in each case unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium, subject to, in the case of ~~LIBOR~~Term SOFR Loans, EURIBOR Loans and Canadian BA Rate Loans, Section 3.9.

5.2.2.        ~~If any Asset Disposition includes the disposition of Accounts or Inventory of an Obligor, then Net Proceeds equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in the applicable Borrowing Base (i.e., the U.S. Borrowing Base in the case of an Asset Disposition with respect to Accounts or Inventory of the U.S. Borrowers, the Canadian Borrowing Base in the case of an Asset Disposition with~~

~~respect to Accounts or Inventory of the Canadian Borrower, the German Borrowing Base in the case of an Asset Disposition with respect to Accounts or Inventory of the German Borrower, and the U.K. Borrowing Base in the case of an Asset Disposition with respect to Accounts or Inventory of the U.K. Borrower) upon giving effect to such disposition, shall be applied to the applicable Revolver Loans (i.e., the U.S. Revolver Loans in the case of an Asset Disposition of Accounts or Inventory of the U.S. Borrowers, the Canadian Revolver Loans in the case of an Asset Disposition with respect to the Accounts or Inventory of the Canadian Borrower, the German Revolver Loans in the case of an Asset Disposition with respect to the Accounts or Inventory of the German Borrower, and the U.K. Revolver Loans in the case of an Asset Disposition with respect to the Accounts or Inventory of the U.K. Borrower)~~[Reserved].

5.2.3.        Notwithstanding anything herein to the contrary, if an Overadvance exists (including as a result of any Asset Disposition), the applicable Borrower(s) (i.e., the U.S. Borrowers in the case of a U.S. Overadvance, the Canadian Borrower in the case of a Canadian Overadvance, the German Borrower in the case of a German Overadvance, and the U.K. ~~Borrower~~/Dutch Borrowers in the case of a U.K./Dutch Overadvance) shall, on the sooner of Agent’s demand or the first Business Day after any such Borrower has knowledge thereof, repay the outstanding applicable Revolver Loans (i.e., the U.S. Revolver Loans in the case of a U.S. Overadvance, the Canadian Revolver Loans in the case of a Canadian Overadvance, the German Revolver Loans in the case of a German Overadvance, and the U.K./Dutch Revolver Loans in the case of a U.K./Dutch Overadvance) in an amount sufficient to reduce the principal balance of such Revolver Loans to the applicable Borrowing Base (i.e., the U.S. Borrowing Base in the case of a U.S. Revolver Loans, the Canadian Borrowing Base in the case of Canadian Revolver Loans, the German Borrowing Base in the case of German Revolver Loans, and the U.K./Dutch Borrowing Base in the case of U.K./Dutch Revolver Loans).

~~5.3        Repayment of Term Loans.~~

~~5.3.1.        Payment of Principal. Commencing on the first day of the fiscal quarter immediately following the fiscal quarter ending June 30, 2020 (or the fiscal quarter ending September 30, 2020 if the Term Loan is made after June 30, 2020) (in either case, such month, the “First Term Loan Repayment Quarter”), and on the first day of each fiscal quarter ending after the First Term Loan Repayment Quarter, the principal amount of the Term Loans shall be repaid by an amount equal to $2,500,000. In addition to the foregoing, on the earlier of the Term Loan Maturity Date and the U.S. Revolver Commitment Termination Date, all principal, interest and other amounts owing with respect to the Term Loans shall be due and payable in full. Each installment shall be paid to Agent for the Pro Rata benefit of Lenders. Once repaid, whether such repayment is voluntary or required, Term Loans may not be reborrowed. Any prepayment of Term Loans shall be accompanied by all interest accrued thereon and any amounts payable under Section 3.9.~~

~~5.3.2.     Mandatory Prepayments.~~

~~(a)        Concurrently with any Asset Disposition by any U.S. Facility Obligor of any Revolving Real Estate Collateral (as defined in the Intercreditor Agreement) or Intellectual Property (other than Term Loan Priority Intellectual Property, as defined in the Intercreditor Agreement), U.S. Borrowers shall prepay Term Loans in an amount equal to~~

~~the Net Proceeds of such disposition. Any such prepayment of the Term Loans shall be applied to principal in inverse order of maturity.~~

~~5.3.3.    Optional Prepayments. U.S. Borrowers may, at their option from time to time, prepay Term Loans, which prepayment must be at least $5,000,000, plus any increment of $1,000,000 in excess thereof. Borrower Agent shall give written notice to Agent of an intended prepayment of Term Loans, which notice shall specify the amount of the prepayment and the date of such prepayment (which must be a Business Day), shall be irrevocable once given, and shall be given at least 3 Business Days prior to the date of such prepayment. Any such voluntary prepayment of the Term Loans shall be applied to principal in inverse order of maturity~~

5.3        [Reserved].

5.4        Payment of Other Obligations. Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5        Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers or any other Obligor is made to Agent, any Issuing Bank or any Lender, or Agent, any Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a Creditor Representative or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6        Post-Default Allocation of Payments.

5.6.1.        Allocation. Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by or on behalf of any Obligor, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)        with respect to monies, payments, Property or Collateral of or from any U.S. Domiciled Obligor:

(i)          first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(ii)         second, to all Extraordinary Expenses owing to any U.S. Lender;

(iii)        third, to all amounts owing to Agent on U.S. Swingline Loans;

(iv)        fourth, to all amounts owing to U.S. Issuing Bank on account of U.S. LC Obligations;

(v)         fifth, to all Obligations constituting fees (other than Secured Bank Product Obligations) owing by any U.S. Domiciled Obligor (exclusive of any such amounts owing by the

Canadian Domiciled Obligors, the German Domiciled Obligors or U.K./Dutch Domiciled Obligors which are guaranteed by the U.S. Domiciled Obligors);

(vi)        sixth, to all U.S. Facility Obligations constituting interest (other than Secured Bank Product Obligations ~~and other than on account of the Term Loans~~) owing by any U.S. Domiciled Obligor (exclusive of any such amounts owing by the Canadian Domiciled Obligors, German Domiciled Obligors or U.K./Dutch Domiciled Obligors which are guaranteed by the U.S. Domiciled Obligors);

(vii)        seventh, to Cash Collateralize the U.S. LC Obligations;

(viii)        eighth, to all U.S. Revolver Loans and Noticed Hedges (solely to the extent such Noticed Hedges were reserved for by Agent under the U.S. Borrowing Base immediately prior to the time of such allocation) of any U.S. Domiciled Obligor, including Cash Collateralization of Noticed Hedges (solely to the extent such Noticed Hedges were reserved for by Agent under the U.S. Borrowing Base immediately prior to the time of such allocation) of any U.S. Domiciled Obligor;

(ix)        ninth, to all other U.S. Facility Obligations (exclusive of any such amounts owing by the Canadian Domiciled Obligors, German Domiciled Obligors or U.K./Dutch Domiciled Obligors which are guaranteed by the U.S. Domiciled Obligors); and

(x)        tenth, ratably: (i) to be applied in accordance with clause (b) below, to the extent there are insufficient funds for the Full Payment of all Obligations owing by any Canadian Domiciled Obligor, (ii) to be applied in accordance with clause (c) below, to the extent there are insufficient funds for the Full Payment of all Obligations owing by any U.K./Dutch Domiciled Obligor and (iii) to be applied in accordance with clause (d) below, to the extent there are insufficient funds for the Full Payment of all Obligations owing by any German Domiciled Obligor~~;~~

~~(xi)        eleventh, to all interest owing by any U.S. Domiciled Obligor on account of the Term Loans; and~~

~~(xii)        twelfth, to all Term Loans~~.

(b)        with respect to monies, payments, Property or Collateral of or from any Canadian Domiciled Obligor, together with any allocations pursuant to subclause (x) of clause (a) above, subclause (x) of clause (c) below and subclause (x) of clause (d) below:

(i)          first, to all costs and expenses, including Extraordinary Expenses, owing to Agent, to the extent owing by any Canadian Domiciled Obligor;

(ii)         second, to all Extraordinary Expenses owing to any Canadian Lender;

(iii)        third, to all amounts owing to Agent (acting through its Canada branch) on Canadian Swingline Loans;

(iv)        fourth, to all amounts owing to the Canadian Issuing Bank on account of Canadian LC Obligations;

(v)         fifth, to all Canadian Facility Obligations constituting fees (other than Secured Bank Product Obligations) owing by any Canadian Domiciled Obligor (exclusive of any such amounts owing by the German Domiciled Obligors or U.K./Dutch Domiciled Obligors which are guaranteed by the Canadian Domiciled Obligors);

(vi)        sixth, to all Canadian Facility Obligations constituting interest (other than Secured Bank Product Obligations) owing by any Canadian Domiciled Obligor (exclusive of any such amounts owing by the German Domiciled Obligors or U.K./Dutch Domiciled Obligors which are guaranteed by the Canadian Domiciled Obligors);

(vii)      seventh, to Cash Collateralize the Canadian LC Obligations;

(viii)    eighth, to all Canadian Revolver Loans and Noticed Hedges of any Canadian Domiciled Obligor (solely to the extent such Noticed Hedges were reserved for by Agent under the Canadian Borrowing Base immediately prior to the time of such allocation), including Cash Collateralization of Noticed Hedges (solely to the extent such Noticed Hedges were reserved for by Agent under the Canadian Borrowing Base immediately prior to the time of such allocation) of any Canadian Domiciled Obligor;

(ix)      ninth, to all other Canadian Facility Obligations (exclusive of any such amounts owing by the German Domiciled Obligors or U.K./Dutch Domiciled Obligors which are guaranteed by the Canadian Domiciled Obligors); and

(x)        tenth, ratably: (i) to be applied in accordance with clause (c) below, to the extent there are insufficient funds for the Full Payment of all Obligations owing by any U.K./Dutch Domiciled Obligor and (ii) to be applied in accordance with clause (d) below, to the extent there are insufficient funds for the Full Payment of all Obligations owing by any German Domiciled Obligor.

(c)        with respect to monies, payments, Property or Collateral of or from any U.K./Dutch Domiciled Obligor, together with any allocations pursuant to subclause (x) of clause (a) above, subclause (x) of clause (b) above and subclause (x) of clause (d) below:

(i)          first, to all costs and expenses, including Extraordinary Expenses, owing to Agent, to the extent owing by any U.K./Dutch Domiciled Obligor;

(ii)         second, to all Extraordinary Expenses owing to any U.K./Dutch Lender;

(iii)        third, to all amounts owing to Agent on U.K./Dutch Swingline Loans;

(iv)        fourth, to all amounts owing to the U.K./Dutch Issuing Bank on account of U.K./Dutch LC Obligations;

(v)         fifth, to all U.K./Dutch Facility Obligations constituting fees (other than Secured Bank Product Obligations) owing by any U.K./Dutch Domiciled Obligor (exclusive of any such amounts owing by the Canadian Domiciled Obligors or German Domiciled Obligors which are guaranteed by the U.K./Dutch Domiciled Obligors);

(vi)        sixth, to all U.K./Dutch Facility Obligations constituting interest (other than Secured Bank Product Obligations) owing by any U.K./Dutch Domiciled Obligor (exclusive of any such amounts owing by the Canadian Domiciled Obligors or German Domiciled Obligors which are guaranteed by the U.K./Dutch Domiciled Obligors);

(vii)        seventh, to Cash Collateralize the U.K./Dutch LC Obligations;

(viii)      eighth, to all U.K./Dutch Revolver Loans and Noticed Hedges of any U.K./Dutch Domiciled Obligor (solely to the extent such Noticed Hedges were reserved for by Agent under the U.K./Dutch Borrowing Base immediately prior to the time of such allocation), including Cash Collateralization of Noticed Hedges (solely to the extent such Noticed Hedges were reserved for by Agent under the U.K./Dutch Borrowing Base immediately prior to the time of such allocation) of any U.K./Dutch Domiciled Obligor;

(ix)        ninth, to all other U.K./Dutch Facility Obligations (exclusive of any such amounts owing by the Canadian Domiciled Obligors or German Domiciled Obligors which are guaranteed by the U.K./Dutch Domiciled Obligors); and

(x)        tenth, ratably: (i) to be applied in accordance with clause (b) above, to the extent there are insufficient funds for the Full Payment of all Obligations owing by any Canadian Domiciled Obligor and (ii) to be applied in accordance with clause (d) below, to the extent there are insufficient funds for the Full Payment of all Obligations owing by any German Domiciled Obligor.

(d)        with respect to monies, payments, Property or Collateral of or from any German Domiciled Obligor, together with any allocations pursuant to subclause (x) of clause (a) above, subclause (x) of clause (b) above and subclause (x) of clause (c) above:

(i)         first, to all costs and expenses, including Extraordinary Expenses, owing to Agent, to the extent owing by any German Domiciled Obligor;

(ii)        second, to all Extraordinary Expenses owing to any German Lender;

(iii)        third, to all amounts owing to Agent on German Swingline Loans;

(iv)        fourth, to all amounts owing to the German Issuing Bank on account of German LC Obligations;

(v)        fifth, to all German Facility Obligations constituting fees (other than Secured Bank Product Obligations) owing by any German Domiciled Obligor (exclusive of any such amounts owing by the Canadian Domiciled Obligors or U.K./Dutch Domiciled Obligors which are guaranteed by the German Domiciled Obligors);

(vi)        sixth, to all German Facility Obligations constituting interest (other than Secured Bank Product Obligations) owing by any German Domiciled Obligor (exclusive of any such amounts owing by the Canadian Domiciled Obligors or U.K./Dutch Domiciled Obligors which are guaranteed by the German Domiciled Obligors);

(vii)        seventh, to Cash Collateralize the German LC Obligations;

(viii)        eighth, to all German Revolver Loans and Noticed Hedges of any German Domiciled Obligor (solely to the extent such Noticed Hedges were reserved for by Agent under the German Borrowing Base immediately prior to the time of such allocation), including Cash Collateralization of Noticed Hedges (solely to the extent such Noticed Hedges were reserved for by Agent under the German Borrowing Base immediately prior to the time of such allocation) of any German Domiciled Obligor;

(ix)        ninth, to all other German Facility Obligations (exclusive of any such amounts owing by the Canadian Domiciled Obligors or U.K./Dutch Domiciled Obligors which are guaranteed by the German Domiciled Obligors); and

(x)        tenth, ratably: (i) to be applied in accordance with clause (b) above, to the extent there are insufficient funds for the Full Payment of all Obligations owing by any Canadian Domiciled Obligor and (ii) to be applied in accordance with clause (c) above, to the extent there are insufficient funds for the Full Payment of all Obligations owing by any U.K./Dutch Domiciled Obligor.

5.6.2.        General Application Provisions. Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to Agent for determining the amount due. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in any applicable category. Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party. If a Secured Party fails to deliver such calculation within five days following request by Agent, Agent may assume the amount to be distributed is the last reported amount. The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Secured Parties as among themselves, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Borrower.

5.6.3.        Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7        Application of Payments.

5.7.1.        Dominion Account(s) of U.S. Borrowers. The ledger balance in the main Dominion Account of the U.S. Borrowers as of the end of a Business Day shall be applied to the U.S. Facility Obligations of the U.S. Borrowers at the beginning of the next Business Day, during any Dominion Trigger Period. If, at the end of a Business Day, after giving effect to such application, if any, a credit balance exists, the balance shall not accrue interest in favor of the U.S. Borrowers and shall be made available to the U.S. Borrowers as long as the Obligations have not been accelerated on account of an Event of Default. During any Dominion Trigger Period, each U.S. Borrower and each other U.S. Facility Obligor irrevocably ~~waive~~waives the right to direct the application of any payments or Collateral proceeds, and ~~agree~~agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the U.S. Facility Obligations, in such manner as Agent deems advisable.

5.7.2.        Dominion Account(s) of Canadian Borrower. The ledger balance in the main Dominion Account of the Canadian Borrower as of the end of a Business Day shall be applied to the Canadian Facility Obligations of the Canadian Borrower at the beginning of the next Business Day, during any Dominion Trigger Period. If, at the end of a Business Day, after giving effect to such application, if any, a credit balance exists, the balance shall not accrue interest in favor of the Canadian Borrower and shall be made available to the Canadian Borrower as long as the Obligations have not been accelerated on account of an Event of Default. During any Dominion Trigger Period, the Canadian Borrower and each other Canadian Facility Obligor irrevocably ~~waive~~waives the right to direct the application of any payments or Collateral proceeds, and ~~agree~~agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Canadian Facility Obligations, in such manner as Agent deems advisable.

5.7.3.        Dominion Account(s) of U.K. Borrower. The ledger balance in the main Dominion Account of the U.K. Borrower as of the end of a Business Day occurring on and after the Closing Date shall be applied to the U.K./Dutch Facility Obligations of the U.K. ~~Borrower~~/Dutch Borrowers at the beginning of the next Business Day. If, at the end of a Business Day occurring after the Closing Date, after giving effect to such application, if any, a credit balance exists, the balance shall not accrue interest in favor of the U.K. Borrower and shall be made available to the U.K. Borrower as long as the Obligations have not been accelerated on account of an Event of Default and in any event subject to the terms of the U.K. Security Agreements. The U.K. Borrower and each other U.K./Dutch Facility Obligor irrevocably ~~waive~~waives the right to direct the application of any payments or Collateral proceeds, and ~~agree~~agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the U.K./Dutch Facility Obligations, in such manner as Agent deems advisable.

5.7.4.        Dominion Account(s) of German Borrower. ~~Commencing 90 days after the Closing Date (or such later date as Agent may approve in its sole discretion), the~~The ledger balance in the main Dominion Account of the German Borrower as of the end of a Business Day shall be applied to the German Facility Obligations of the German Borrower at the beginning of the next Business Day, during any Dominion Trigger Period. If, at the end of a Business Day, after giving effect to such application, if any, a credit balance exists, the balance shall not accrue interest in favor of the German Borrower and shall be made available to the German Borrower as long as the Obligations have not been accelerated on account of an Event of Default. During any Dominion Trigger Period, the German Borrower and each other German Facility Obligor irrevocably ~~waive~~waives the right to direct the application of any payments or Collateral proceeds, and ~~agree~~agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the German Facility Obligations, in such manner as Agent deems advisable.

5.7.5.        Dominion Account(s) of the Dutch Borrower. The ledger balance in the main Dominion Account of the Dutch Borrower as of the end of a Business Day shall be applied to the U.K./Dutch Facility Obligations of the U.K./Dutch Borrowers at the beginning of the next Business Day, during any Dominion Trigger Period. If, at the end of a Business Day, after giving effect to such application, if any, a credit balance exists, the balance shall not accrue interest in favor of the Dutch Borrower and shall be made available to the Dutch Borrower as long as the Obligations have not been accelerated on account of an Event of Default. During any Dominion Trigger Period, the Dutch Borrower and each other U.K./Dutch Facility Obligor irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the U.K./Dutch Facility Obligations, in such manner as Agent deems advisable.

5.8        Loan Account; Account Stated.

5.8.1.        Loan Account. Agent shall maintain, in accordance with its usual and customary practices, an account or accounts (“Loan Account”) evidencing the Debt of each of the Borrower(s) within each Borrower Group resulting from each Loan made to such Borrower Group or issuance of a Letter of Credit for the account of such Borrower(s) from time to time. Any failure of Agent to record anything in any Loan Account, or any error in doing so, shall not limit or otherwise affect the obligations of the applicable Borrower(s) to pay any amount owing hereunder. Agent may maintain a single Loan Account in the name of the Borrower Agent, and each Borrower and other Obligor confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations as and to the extent provided herein or in the other Loan Documents.

5.8.2.        Entries Binding. Entries made in any Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9        Taxes.

5.9.1.        Payments Free of Taxes. All payments by or on behalf of any Obligor hereunder shall be free and clear of and without withholding or deduction for any Taxes. If Applicable Law requires any Obligor or Agent to withhold or deduct any Tax (including backup withholding or withholding Tax), the withholding or deduction shall be based on information provided pursuant to Section 5.10 and Agent shall pay the amount withheld or deducted to the relevant Governmental Authority. If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Borrowers or other Obligors shall be increased so that Agent, each Lender and each Issuing Bank, as applicable, receives an amount equal to the sum it would have received if no such withholding or deduction (including withholdings or deductions applicable to additional sums payable under this Section) had been made. In addition, Borrowers and the other Obligors shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.9.2.        Payments Free of Tax by the U.K. Borrower.

(a)        Payments Free of Tax. A payment by the U.K. Borrower under this Agreement shall not be increased under Section 5.9.1 above by reason of a withholding or deduction on account of Tax imposed by the United Kingdom (“Tax Deduction”), if on the date on which the payment falls due:

(i)        the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a U.K. Qualified Lender, but on that date that Lender is not or has ceased to be a U.K. Qualified Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)        the relevant Lender is a U.K. Qualified Lender solely by virtue of paragraph (i)(B) of the definition of U.K. Qualified Lender; and (A) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of ITA which relates to the payment and that Lender has received from the U.K. Borrower making the payment a certified copy of that Direction; and (B) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)      the Lender is a U.K. Qualified Lender solely by virtue of paragraph (i)(B) of the definition of U.K. Qualified Lender and (A) the Lender has not given a U.K. Tax Confirmation to the U.K. Borrower; and (B) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a U.K. Tax Confirmation to the U.K. Borrower, on the basis that the U.K. Tax Confirmation would have enabled the U.K. Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purposes of Section 930 of ITA; or

(iv)        the relevant Lender is a Treaty Lender and the U.K. Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under Section 5.9.2(d) below.

(b)        Timing and Amount. If the U.K. Borrower is required to make a Tax Deduction, the U.K. Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(c)        Evidence of Payment. Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the U.K. Borrower shall deliver to the Agent for the Lender or the Agent entitled to the payment a statement under Section 975 of ITA or other evidence reasonably satisfactory to that Lender or the Agent that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(d)        Co-operation between a Treaty Lender and the U.K. Borrower. A Treaty Lender and the U.K. Borrower making a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for U.K. Borrower to obtain authorization to make that payment without a Tax Deduction.

(e)        Exceptions. Nothing in Section 5.9.2(d) above shall require a Treaty Lender to: (a) register under the HMRC DT Treaty Passport scheme; (b) apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or (c) file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with Section 5.9.2(h) below or Section 5.9.2(o) below and the Obligor making that payment has complied with its obligations under Section 5.9.2(i) below or Section 5.9.2(p) below.

(f)        Existing Lenders. A U.K. Non-Bank Lender which becomes a Lender on the day on which this Agreement is entered into gives a U.K. Tax Confirmation to the U.K. Borrower by entering into this Agreement.

(g)        Notice. A U.K. Non-Bank Lender shall promptly notify the U.K. Borrower and the Agent if there is any change in the position from that set out in the U.K. Tax Confirmation.

(h)        HMRC DT Treaty Passport schemes. A Treaty Lender which becomes a party to this Agreement on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which then wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Agent and without liability to any Obligor) by including its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 5.9.9.

(i)        Form DTTP2. Where a Lender includes the indication described in Section 5.9.2(h) above in Schedule 5.9.9, the U.K. Borrower shall, to the extent that such Lender is a Lender under the facilities made available to the U.K. Borrower pursuant to Section 2.1 or Section 2.2, file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of this Agreement and shall promptly provide such Lender with a copy of that filing.

(j)        No Filings. If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with Section 5.9.2(h) above or Section 5.9.2(o) below, no Obligor shall file a form DTTP2 or any other form relating to the

HMRC DT Treaty Passport scheme in respect of that Lender’s commitment(s) or its participation in any facility made available under this Agreement.

(k)        Payment. Obligors shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Agent, Lenders and Issuing Banks for any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section) paid by Agent, any Lender or any Issuing Bank, with respect to any Obligations of such Borrower’s Borrower Group, Letters of Credit of such Borrower’s Borrower Group or Loan Documents, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and reasonable expenses relating thereto, as well as any amount that a Lender or an Issuing Bank fails to pay indefeasibly to Agent under Section 5.10. A certificate as to the amount of any such payment or liability delivered to Borrower Agent by Agent, or by a Lender or an Issuing Bank (with a copy to Agent), shall be conclusive, absent manifest error. As soon as practicable after any payment of Taxes by any Obligor, Borrower Agent shall deliver to Agent a receipt from the Governmental Authority or other evidence of payment satisfactory to Agent.

(l)        Payment by the U.K. Borrower. Section 5.9.2(k) shall not apply:

(i)        with respect to any Tax assessed on a Lender or the Agent: (A) under the law of the jurisdiction in which that Lender or the Agent is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Lender or the Agent is treated as resident for tax purposes or (B) under the law of the jurisdiction in which that Lender’s or the Agent’s lending office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Lender or the Agent; or

(ii)        to the extent a loss, liability or cost: (A) is compensated for by an increased payment under Section 5.9.1 or (B) would have been compensated for by an increased payment under Section 5.9.1 but was not so compensated solely because one of the exclusions in Section 5.9.2(a) applied.

(m)        Tax Credit. If the U.K. Borrower makes a payment under Section 5.9.1 or Section 5.9.2(k) (a “U.K. Tax Payment”) and either a Lender or the Agent determines that (i) a Tax Credit is attributable either to an increased payment of which that U.K. Tax Payment forms part, or to that U.K. Tax Payment and (ii) that Lender or the Agent has obtained, utilized and retained that Tax Credit, that Lender or the Agent shall pay an amount to the U.K. Borrower which that Lender or the Agent determines will leave it (after that payment) in the same after-Tax position as it would have been in had the U.K. Tax Payment not been required to be made by the U.K. Borrower.

(n)        New Lenders. Each Lender which becomes a party to this Agreement in the capacity of a U.K./Dutch Lender after the date of this Agreement (“New Lender”) shall indicate, at the time it becomes a New Lender, on and for the benefit of the Agent and without liability to the U.K. Borrower, which of the following categories it falls in (i) not a U.K. Qualified Lender; (ii) a U.K. Qualified Lender (other than a Treaty Lender); or (iii) a Treaty Lender. If a New Lender fails to indicate its status in accordance with this Section 5.9.2(n) then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a U.K. Qualified Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the U.K. Borrower). For the avoidance of doubt, an assignment in accordance with Section 13.3 shall not be invalidated by any failure of a New Lender to comply with this Section 5.9.2(n).

(o)        HMRC DT Treaty Passport schemes – New Lenders. A New Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which then wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Agent and without liability to any Obligor) in the assignment notice which it executes pursuant to, or in connection with, Section 13.3 below by including its scheme reference number and its jurisdiction of tax residence in that assignment notice.

(p)        Form DTTP2 – New Lenders. Where a New Lender includes the indication described in Section 5.9.2(o) above in the relevant assignment notice the U.K. Borrower shall, to the extent that that New Lender becomes a Lender under a facility which is made available to the U.K. Borrower pursuant to pursuant to Section 2.1 or Section 2.2, file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of that assignment and shall promptly provide the Lender with a copy of that filing.

5.9.3.        FATCA Grandfathering. For purposes of determining withholding Taxes imposed under FATCA, from and after the Third Amended Original Closing Date, the Borrowers and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

5.10        Lender Tax Information.

5.10.1.        Status of Lenders. Each Lender shall deliver documentation and information to Agent and Borrower Agent, at the times and in form required by Applicable Law or reasonably requested by Agent or Borrower Agent, sufficient to permit Agent or Borrowers to determine (a) whether or not payments made with respect to Obligations are subject to Taxes, (b) if applicable, the required rate of withholding or deduction, and (c) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

5.10.2.        Documentation. If a Borrower is resident for tax purposes in the United States, any Lender that is a “United States person” within the meaning of section 7701(a)(30) of the Code shall deliver to Agent and Borrower Agent IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. If any Foreign Lender is entitled to any exemption from or reduction of withholding tax for payments with respect to the U.S. Facility Obligations, it shall deliver to Agent and Borrower Agent, on or prior to the date on which it becomes a Lender hereunder (and from time to time thereafter upon request by Agent or Borrower Agent, but only if such Foreign Lender is legally entitled to do so), (a) IRS Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) IRS Form W-8ECI; (c) IRS Form W-8IMY and all required supporting documentation; (d) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, IRS Form W-8BEN-E and a certificate showing such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code; or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding tax, together with such supplementary documentation necessary to allow Agent and Borrowers to determine the withholding or deduction required to be made.

5.10.3.        Lender Obligations. Each Lender and each Issuing Bank shall promptly notify Borrower Agent and Agent of any change in circumstances that would change any claimed Tax exemption or reduction. Each Lender and each Issuing Bank, in each case severally and not jointly with the other

Lenders and/or applicable Issuing Bank, shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) the affected Borrower to which such Lender or such Issuing Bank (as applicable) has issued a Commitment and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against such affected Borrower or Agent by any Governmental Authority due to such Lender’s or such Issuing Bank’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section. Each Lender and each Issuing Bank authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to such Lender or such Issuing Bank under any Loan Document.

5.11        Guarantee by Obligors.

5.11.1.        Guarantee by U.S. Domiciled Obligors.

(a)        Joint and Several Liability. Each U.S. Domiciled Obligor agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Secured Parties the prompt payment and performance of, all Obligations and all agreements of each other Obligor under the Loan Documents, except its Excluded Swap Obligations, and that it is a U.S. Facility Guarantor, a Canadian Facility Guarantor, a German Facility Guarantor, and a U.K./Dutch Facility Guarantor hereunder. Each U.S. Domiciled Obligor agrees that its guaranty or guarantee of obligations as a U.S. Facility Guarantor, a Canadian Facility Guarantor, a German Facility Guarantor, and a U.K./Dutch Facility Guarantor hereunder, as applicable, constitute a continuing guaranty or guarantee of payment and not of collection, that such obligations shall not be discharged until Full Payment of all Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by any Secured Party with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty or guarantee for the Obligations or any action, or the absence of any action, by any Secured Party in respect thereof (including the release of any security or guaranty or guarantee); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the U.S. Bankruptcy Code or similar provision of other Applicable Law; (f) any borrowing or grant of a Lien by any other Obligor, as debtor-in-possession under Section 364 of the U.S. Bankruptcy Code, under other Applicable Law or otherwise; (g) the disallowance of any claims of any Secured Party against any Obligor for the repayment of any Obligations under Section 502 of the U.S. Bankruptcy Code, under other Applicable Law or otherwise; (h) any other insolvency, debtor relief or debt adjustment law (whether state, provincial, federal or foreign, including the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Insolvency Act 1986 of the United Kingdom and the Enterprise Act 2002 of the United Kingdom); (i) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of any Obligor or any other person; (j) any merger, amalgamation or consolidation of any Obligor with any person or persons; (k) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of any governmental body or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations under the Loan Documents; (l) the existence of any claim, set-off, compensation or other rights which any Obligor may have at any time against any other Obligor or any other person, or which any Obligor may have at any time against the Secured Parties, whether in connection with the Loan Documents or otherwise; or (m) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

(b)        Waivers.

(i)        Each U.S. Domiciled Obligor expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Obligor. Each U.S. Domiciled Obligor waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations. It is agreed among each U.S. Domiciled Obligor, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each U.S. Domiciled Obligor acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(ii)        Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral (including any Real Estate owned by any Obligor) by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any U.S. Domiciled Obligor or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each U.S. Domiciled Obligor consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any U.S. Domiciled Obligor might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any U.S. Domiciled Obligor shall not impair any other U.S. Domiciled Obligor’s obligation to pay the full amount of the Obligations. Each U.S. Domiciled Obligor waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such U.S. Domiciled Obligor’s rights of subrogation against any other Person. Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the applicable Obligations shall be conclusively deemed to be the amount of the applicable Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

(c)        Extent of Liability; Contribution.

(i)        Notwithstanding anything herein to the contrary, each U.S. Domiciled Obligor’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such U.S. Domiciled Obligor is primarily liable, as described below, and (ii) such U.S. Domiciled Obligor’s Allocable Amount.

(ii)        If any U.S. Domiciled Obligor makes a payment under this Section 5.11 of any Obligations (other than amounts for which such U.S. Domiciled Obligor is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other U.S. Domiciled Obligor, exceeds the amount that such U.S. Domiciled Obligor would otherwise have paid if each U.S. Domiciled Obligor had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such U.S. Domiciled Obligor’s Allocable Amount bore to the total Allocable Amounts of all U.S. Domiciled

Obligors, then such U.S. Domiciled Obligor shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other U.S. Domiciled Obligor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any U.S. Domiciled Obligor shall be the maximum amount that could then be recovered from such U.S. Domiciled Obligor under this Section 5.11 without rendering such payment voidable under Section 548 of the U.S. Bankruptcy Code or under any similar applicable fraudulent transfer or conveyance Applicable Law, or the Applicable Law in Canada or any province or territory thereof, or in England or Germany.

(iii)        Each U.S. Domiciled Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each other U.S. Domiciled Obligor that is a Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.11 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each U.S. Domiciled Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.11.2.        Guarantee by Canadian Domiciled Obligors, German Domiciled Obligors and U.K./Dutch Domiciled Obligors.

(a)        Joint and Several Liability. Subject to Section 5.11.7 and to any Applicable Law limitations with respect to the German Domiciled Obligors, each Canadian Domiciled Obligor, German Domiciled Obligor and U.K./Dutch Domiciled Obligor agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Secured Parties the prompt payment and performance of, all Canadian Facility Obligations, U.K./Dutch Facility Obligations, German Facility Obligations, and all agreements of each other Canadian Domiciled Obligor, German Domiciled Obligor and U.K./Dutch Domiciled Obligor under the Loan Documents, except its Excluded Swap Obligations, and that it is a Canadian Facility Guarantor, a German Facility Guarantor and a U.K./Dutch Facility Guarantor hereunder. Each Canadian Domiciled Obligor, German Domiciled Obligor and U.K./Dutch Domiciled Obligor agrees that its guaranty or guarantee of obligations as a Canadian Facility Guarantor, a German Facility Guarantor and a U.K./Dutch Facility Guarantor hereunder, as applicable, constitute a continuing guaranty or guarantee of payment and not of collection, that such obligations shall not be discharged until Full Payment of all Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by any Secured Party with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty or guarantee for the Obligations or any action, or the absence of any action, by any Secured Party in respect thereof (including the release of any security or guaranty or guarantee); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the U.S. Bankruptcy Code or similar provision of other Applicable Law; (f) any borrowing or grant of a Lien by any other Obligor, as debtor-in-possession under Section 364 of the U.S. Bankruptcy Code, under other Applicable Law or otherwise; (g) the disallowance of any claims of any Secured Party against any Obligor for the repayment of any Obligations under Section 502 of the U.S. Bankruptcy Code, under other Applicable Law or otherwise; (h) any other insolvency, debtor relief or debt adjustment law (whether state, provincial, federal or foreign, including the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Insolvency Act 1986 of England and the Enterprise Act 2002 of England); (i) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of any Obligor or any other person; (j) any merger, amalgamation or consolidation of any Obligor with any person or persons; (k) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of any governmental body or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations under the Loan Documents; (l) the existence of any claim, set-off, compensation or other rights which any Obligor may have at any time against any other Obligor or any other person, or which any Obligor may have at any time against the Secured Parties, whether in connection with the Loan Documents or otherwise; or (m) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

(b)        Waivers.

(i)        Each Canadian Domiciled Obligor, German Domiciled Obligor and U.K./Dutch Domiciled Obligor expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Obligor. Each Canadian Domiciled Obligor, German Domiciled Obligor and U.K./Dutch Domiciled Obligor waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations. It is agreed among each Canadian Domiciled Obligor, German Domiciled Obligor and U.K./Dutch Domiciled Obligor, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Canadian Domiciled Obligor, German Domiciled Obligor and U.K./Dutch Domiciled Obligor acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(ii)        Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral (including any Real Estate owned by any Obligor) by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Canadian Domiciled Obligor, German Domiciled Obligor or U.K./Dutch Domiciled Obligor or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Canadian Domiciled Obligor, German Domiciled Obligor and U.K./Dutch Domiciled Obligor consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Canadian Domiciled Obligor, German Domiciled Obligor or U.K./Dutch Domiciled Obligor might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Canadian Domiciled Obligor, German Domiciled Obligor or U.K./Dutch Domiciled Obligor shall not impair any other Canadian Domiciled Obligor’s, German Domiciled Obligor’s or U.K./Dutch Domiciled Obligor’s obligation to pay the full amount of the Obligations it is jointly and severally liable for and has guaranteed under the Loan Documents. Each Canadian Domiciled Obligor, German Domiciled Obligor and U.K./Dutch Domiciled Obligor waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Canadian Domiciled Obligor’s, German Domiciled Obligor’s or U.K./Dutch Domiciled Obligor’s rights of subrogation against any other Person. Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the applicable Obligations shall be conclusively deemed to be the amount of the applicable Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

(c)        Extent of Liability; Contribution.

(i)        Notwithstanding anything herein to the contrary, each Canadian Domiciled Obligor’s, German Domiciled Obligor’s and U.K./Dutch Domiciled Obligor’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such Canadian Domiciled Obligor, German Domiciled Obligor or U.K./Dutch Domiciled Obligor is primarily liable, as described below, and (ii) such Canadian Domiciled Obligor’s, German Domiciled Obligor’s and U.K./Dutch Domiciled Obligor’s U.K./Canadian/German Allocable Amount.

(ii)        If any Canadian Domiciled Obligor, German Domiciled Obligor or U.K./Dutch Domiciled Obligor makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Canadian Domiciled Obligor, German Domiciled Obligor or U.K./Dutch Domiciled Obligor is primarily liable) (a “U.K./Canadian/German Guarantor Payment”) that, taking into account all other U.K./Canadian/German Guarantor Payments previously or concurrently made by any other Canadian Domiciled Obligor, German Domiciled Obligor or U.K./Dutch Domiciled Obligor, exceeds the amount that such Canadian Domiciled Obligor, German Domiciled Obligor or U.K./Dutch Domiciled Obligor would otherwise have paid if each Canadian Domiciled Obligor, German Domiciled Obligor and U.K./Dutch Domiciled Obligor had paid the aggregate Obligations satisfied by such U.K./Canadian/German Guarantor Payments in the same proportion that such Canadian Domiciled Obligor’s, German Domiciled Obligor’s or U.K./Dutch Domiciled Obligor’s U.K./Canadian/German Allocable Amount bore to the total U.K./Canadian/German Allocable Amounts of all Canadian Domiciled Obligors, German Domiciled Obligors and U.K./Dutch Domiciled Obligors, then such Canadian Domiciled Obligor, German Domiciled Obligor or U.K./Dutch Domiciled Obligor shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Canadian Domiciled Obligor, German Domiciled Obligor and U.K./Dutch Domiciled Obligor for the amount of such excess, pro rata based upon their respective U.K./Canadian/German Allocable Amounts in effect immediately prior to such U.K./Canadian/German Guarantor Payment. The “U.K./Canadian/German Allocable Amount” for any Canadian Domiciled Obligor, German Domiciled Obligor or U.K./Dutch Domiciled Obligor shall be the maximum amount that could then be recovered from such Canadian Domiciled Obligor, German Domiciled Obligor or U.K./Dutch Domiciled Obligor under this Section 5.11 without rendering such payment voidable under Section 548 of the U.S. Bankruptcy Code or under any similar applicable fraudulent transfer or conveyance Applicable Law, or the Applicable Law in Canada, Germany or any province or territory thereof, or in England and with respect to the German Domiciled Obligors, subject to Section 5.11.7.

(iii)        Subject to Section 5.11.7 and to any Applicable Law limitations with respect to the German Domiciled Obligors, each Canadian Domiciled Obligor, each German Domiciled Obligor and each U.K./Dutch Domiciled Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Canadian Domiciled Obligor, German Domiciled Obligor and U.K./Dutch Domiciled Obligor that is a Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.11 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Canadian Domiciled Obligor, German Domiciled Obligor and each U.K./Dutch Domiciled Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.11.3.        No Limitation. Nothing contained in this Section 5.11 shall limit the liability of any Obligor to pay Loans made directly or indirectly to that Obligor (including Loans advanced to any other Obligor and then re-loaned or otherwise transferred to, or for the benefit of, such Obligor), LC Obligations relating to Letters of Credit issued to support such Obligor’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Obligor shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such Borrower.

5.11.4.        Joint Enterprise. Each Obligor has requested that Agent and Lenders make the credit facilities available to the applicable Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Obligors’ business is a mutual and collective enterprise, and the successful operation of each Obligor is dependent upon the successful performance of the integrated group. The Obligors believe that the credit facilities provided to the applicable Borrowers under this Agreement will enhance the borrowing power of each Borrower and ease administration of such credit facilities, all to their mutual advantage. Obligors acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral as provided under the Loan Documents is done solely as an accommodation to Obligors and at Obligors’ request.

5.11.5.        California Waivers.

(a)        Notwithstanding anything to the contrary set forth in this Agreement or any of the Loan Documents, each of the Obligors hereby understands and acknowledges that if Agent forecloses judicially or nonjudicially against any Collateral consisting of Real Estate located in California for the Obligations, that foreclosure could impair or destroy any ability that the Obligors may have to seek reimbursement, contribution, or indemnification from one another based on any right any Obligor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by the Obligors under this Agreement. Each of the Obligors further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of the Obligors’ rights, if any, may entitle the Obligors to assert a defense to this Agreement based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Agreement, each Obligor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that the Obligors will be fully liable under this Agreement even though Agent may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that the Obligors will not assert that defense in any action or proceeding which Agent may commence to enforce this Agreement or any other Loan Document; (iii) acknowledges and agrees that the rights and defenses waived by the Obligors in this Agreement include any right or defense that the Obligors may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that Agent and the Lenders are relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which Agent and the Lenders are receiving for creating the Obligations.

(b)        Each of the Obligors waives all rights and defenses that each Obligor may have because of any of the Obligations is secured by Real Estate. This means, among other things: (i) Agent may collect from the Obligors without first foreclosing on any real or personal property collateral pledged by the Obligors; and (ii) if Agent forecloses on any Collateral consisting of Real Estate pledged by the Obligors: (A) the amount of the Obligations may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (B) Agent may collect from the Obligors even if Agent, by foreclosing on the Collateral consisting of Real Estate, has destroyed any right the Obligors may have to collect from one another. This is an unconditional and irrevocable waiver of any rights and defenses the Obligors may have because any of the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(c)        Each of the Obligors waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

5.11.6.        Subordination. Each Obligor hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

5.11.7.        German Limitations. On the basis of the judgments LG Darmstadt, 25.4.2013 – 16 O 195/12, OLG Frankfurt a. M., 8.11.2013 – 24 U 80/13 A, BGH, 10.1.2017 – II ZR 94/15 and BGH, 21.3.2017 – II ZR 93/16 the respective directors (Geschäftsführer) of each German Facility Obligor incorporated or established (as the case may be) in Germany (a “German Guarantor”) have assessed the financing concept provided for in connection with this Agreement and are satisfied by its robustness. In the case that during the lifetime of this Agreement the directors of a German Guarantor reasonably expect to suffer a personal liability in the case of an enforcement of this Section 5.11, the Secured Parties agree to the following limitations in order to avoid a personal liability of the directors (Geschäftsführer) or managing directors, respectively, of that German Guarantor (and/ or in the case of a GmbH & Co. KG or a GmbH & Co. KGaA, its general partner’s directors (Geschäftsführer)) as follows:

(a)

To the extent a German Guarantor guarantees or indemnifies any obligations under this Section 5.11 or any other provision of the Loan Documents of any of its Holding Companies or Affiliates (other than a Subsidiary of that German Guarantor) and that the German Guarantor is a GmbH, a GmbH & Co. KG or a GmbH & Co. KGaA, the enforcement of the respective obligations of that German Guarantor under this Section 5.11 (or any other relevant provision of the Loan Documents) shall, subject to paragraphs (b) to (d) below, be limited to the amount that would not lead to the situation, that (i) such German Guarantor’s net assets (for the purposes of this clause net assets means the assets (taking into consideration the assets listed under Section 266 paragraph 2 A, B, C, D and E of the

German Commercial Code (HGB)) less the aggregate of its liabilities (taking into consideration the liabilities listed under Section 266 paragraph 3 B, C, D and E of the German Commercial Code (HGB)) of the German Guarantor in each case as calculated in accordance with the applicable law at that time fall below its (or in the case of a GmbH & Co. KG, its general partner’s) registered share capital (Stammkapital) or (ii), if its (or in the case of a GmbH & Co. KG or a GmbH & Co. KGaA, its general partner’s) net assets are already below its (or in the case of a GmbH & Co. KG or a GmbH & Co. KGaA, its general partner’s) registered share capital, the existing shortage in its (or in the case of a GmbH & Co. KG or a GmbH & Co. KGaA, its general partner’s) net assets would be further increased in each case in violation of Sections 30, 31 of the German Limited Liability Companies’ Act (GmbHG).

(b)	The limitations set out in paragraph (a) of this Section 5.11.7 only apply:

(i)

if and to the extent that the managing directors on behalf of such German Guarantor have evidenced (in reasonable detail) in writing to the Agent (a “German Management Confirmation”) within 15 Business Days of demand under this Section 5.11 (or the respective other provision of the Loan Documents) the amount of the obligations under this Section 5.11 (or the respective other provision of the Loan Documents) which cannot be met without causing the net assets of such German Guarantor (or, in the case of a GmbH & Co. KG or a GmbH & Co. KGaA, its general partner) to fall below its registered share capital or further reducing an existing shortage of its net assets below its registered share capital; and

(ii)

in case a Lender raises an objection against the German Management Confirmation and the Agent notifies the respective German Guarantor of such objection, if the Agent receives within 25 Business Days after such notification a written audit report prepared at the expense of the relevant German Guarantor by a firm of auditors of international standard and reputation that has been appointed by the respective German Guarantor with a view to investigating to what extent the net assets of that German Guarantor (or in the case of a GmbH & Co. KG or a GmbH & Co. KGaA, its general partner) exceeded its registered share capital.

(c)

The limitations set out in paragraph (a) of this Section 5.11.7 shall not apply to a guarantee in respect of loans made to the German Guarantor under this Agreement to the extent they are on-lent to, or letters of credit (or similar instruments under any Ancillary Facility) to the extent issued for the benefit of, that German Guarantor or its Subsidiaries (and/ or in the case of a GmbH & Co. KG or a GmbH & Co. KGaA, its general partner and the general partner’s Subsidiaries) and such amount on-lent or benefit granted has not been returned prior to the time of the intended enforcement.

(d)

In any event the Secured Parties shall be entitled to enforce the guarantee and indemnities up to the amount that is undisputed between them and the relevant German Guarantor and, in relation to the amount which is disputed, the Secured Parties shall be entitled to further pursue their claims (if any) and the German Guarantor shall be entitled to provide evidence that the disputed amount is necessary for maintaining its or its general partner’s registered share capital or avoiding a further reduction of an existing shortage of its net assets below its registered share capital.

(e)	In any event the Secured Parties shall be entitled to enforce the guarantee and indemnities without any limitations if:

(i)	a domination and/ or profit and loss pooling agreement (Beherrschungs- und/ oder Gewinnabführungsvertrag) has been entered into with the German Guarantor as dominated party (beherrschtes Unternehmen);

(ii)	the German Guarantor has an adequate counterclaim (vollwertiger Gegenanspruch) against its shareholder for the indemnification of any amount paid by it under the guarantee and indemnities;

(iii)	insolvency proceedings have been opened in relation to that German Guarantor;

(iv)

by law, changes in applicable law or applicable court rulings of the Federal Supreme Court the limitations set out in this Section 5.11.7 are not deemed to be longer required to protect the management of the German Guarantor; or

(v)	the German Guarantor has not complied with its obligations under this Section 5.11.7.

(f)

Subject to paragraphs (g) and (h) below, any guarantee and/or indemnity granted under this Section 5.11 by a German Guarantor that is incorporated as a stock corporation (Aktiengesellschaft) or a partnership limited by shares (Kommanditgesellschaft auf Aktien), including, for the avoidance of doubt, a GmbH & Co. KGaA, or any Subsidiary of such German Guarantor shall not secure liabilities which are owed by direct or indirect shareholders of such German Guarantor or Subsidiaries of such shareholders (for the avoidance of doubt, such subsidiaries not to include the German Guarantor and its Subsidiaries) except if and for so long as the German Guarantor is a party to a domination and/or profit and loss pooling agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) within the meaning of section 291 of the German Stock Corporation Act (Aktiengesetz) as the dominated party with a direct or indirect shareholder or any Subsidiary of such shareholder (for the avoidance of doubt, such Subsidiaries not to include the German Guarantor and its Subsidiaries) as the dominating party.

(g)

If a domination and/or profit and loss pooling agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) within the meaning of section 291 of the German Stock Corporation Act (Aktiengesetz) is in force between the German Guarantor and a direct or indirect shareholder or any Subsidiary of such shareholder (for the avoidance of doubt, such Subsidiaries not to include the German Guarantor and its Subsidiaries) with the direct or indirect shareholder or relevant Subsidiary as the dominating party, any guarantee and/or indemnity granted under this Section 5.11 by the German Guarantor or by any Subsidiary of such German Guarantor shall be fully enforceable (vollstreckbar), except that it shall not be enforceable (vollstreckbar) if and to the extent that despite the existence of such circumstances there would be a violation of section 57 para. 1 sentence 1 or section 71a para. 1 sentence 1 of the German Stock Corporation Act (Aktiengesetz).

(h)

Except if and to the extent that despite the existence of the circumstances set out in paragraphs (i) to (iii) below there would be a violation of section 57 para. 1 sentence 1 or section 71a para. 1 sentence 1 of the German Stock Corporation Act (Aktiengesetz), the restrictions in paragraphs (f) and (g) above shall not apply to any amounts which:

(i)

correspond to funds that have been borrowed under this Agreement and have been on-lent to, or otherwise been passed on to, the German Guarantor or any of its Subsidiaries, in each case to the extent that any such on-lent or passed-on funds are still outstanding at the date a demand is made under any guarantee and/or indemnity granted under this Section 5.11 (in each case, the “Demand Date”);

(ii)

correspond to letters of credit or bank guarantees issued for the benefit of creditors of the German Guarantor or any of its Subsidiaries by a Secured Party under the Loan Documents, in each case to the extent outstanding at the Demand Date; or

(iii)

are covered (and to the extent they are covered) by a fully recoverable indemnity claim or claim for refund (vollwertiger und durchsetzbarer Gegenleistungs- oder Rückgewähranspruch) of the German Guarantor against its shareholder that can be accounted for in the balance sheet of the German Guarantor at full value (vollwertig), provided that the Agent has waived with binding effect on the Secured Parties any restrictions otherwise applicable to the German Guarantor under the Loan Documents with respect to demanding, enforcing, setting off or otherwise claiming or discharging any of its recourse claims (if any) arising as a result of the enforcement of any guarantee and/or indemnity granted under this Section 5.11 so that it shall be permitted for the German Guarantor to (1) set off its recourse claim (if any) against the loan obligation in respect of any amounts so on-lent to it, (2) otherwise use its recourse claim (if any) to settle or discharge such loan obligation, or (3) to claim to be indemnified by another Obligor (including to bring legal or other proceedings against another Obligor in that regard).

(i)

The restrictions set forth in paragraph (a) or paragraph (f) of this Section 5.11.7 shall not imply any full or partial waiver of any amount owed under the guarantee and indemnity under this Section 5.11, but shall impede only temporarily the enforcement of the guarantee and indemnity under this Section 5.11 to the extent the enforcement of the guarantee and indemnity under this Section 5.11 is limited by the restrictions set forth in paragraph (a) or paragraph (f), respectively, of this Section 5.11.7.

5.11.8  U.K. Limitations. The guarantees under this Section 5.11 shall not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 and, with respect to any U.K. Subsidiary, is subject to any limitations set out in any Joinder Agreement applicable to such U.K. Subsidiary

5.12        Currency Matters. Dollars are the currency of account and payment for each and every sum at any time due from Borrowers hereunder unless otherwise specifically provided in this Agreement, any other Loan Document or otherwise agreed to by Agent. The parties hereto hereby agree as follows:

(a)        Each repayment of a Loan or LC Obligation or a part thereof shall be made in the currency in which such Loan or LC Obligation is denominated at the time of that repayment;

(b)        Each payment of interest shall be made in the currency in which the principal or other sum in respect of which such interest is denominated;

(c)        Each payment of fees by any Borrower pursuant to Section 3.2 shall be in Dollars;

(d)        Each payment in respect of Extraordinary Expenses and any other costs, expenses and indemnities shall be made in the currency in which the same were incurred by the party to whom payment is to be made;

(e)        Any amount expressed to be payable in Canadian Dollars shall be paid in Canadian Dollars;

(f)        Any amount expressed to be payable in British Pounds shall be paid in British Pounds;

(g)        Any amount expressed to be payable in Swiss Francs shall be paid in Swiss Francs; and

(h)        Any amount expressed to be payable in Euros shall be paid in Euros.

No payment to any Credit Party (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Obligor in respect of which it was made unless and until such Credit Party shall have received Full Payment in the currency in which such obligation or liability is payable pursuant to the above provisions of this Section 5.12. To the extent that the amount of any such payment shall, on actual conversion into such currency, be less than the full amount of such obligation or liability (actual or contingent) expressed in that currency, such Obligor (together with the other Obligors who are liable thereunder or obligated therefor) agrees to indemnify and hold harmless such Credit Party with respect to the amount of such deficiency, with such indemnity surviving the termination of this Agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in such deficiency. To the extent that the amount of any such payment to a Credit Party shall, upon an actual conversion into such currency, exceed such obligation or liability, actual or contingent, expressed in that currency, such Credit Party shall return such excess to the Borrower Agent.

5.13        Currency Fluctuations. On each Business Day or such other date determined by Agent (the “Calculation Date”), Agent shall determine the Exchange Rate as of such date. The Exchange Rate so determined shall become effective on the first Business Day immediately following such determination (a “Reset Date”) and shall remain effective until the next succeeding Reset Date. On each Reset Date, Agent shall determine the Dollar Equivalent of the Canadian Revolver Exposure, German Revolver Exposure and the U.K./Dutch Revolver Exposure. If, on any Reset Date: (a) the Total Revolver Exposure exceeds the total amount of the Revolver Commitments on such date, (b) the Canadian Revolver Exposure on such date exceeds the lesser of the Canadian Borrowing Base or the Canadian Revolver Commitments on such date, (c) the German Revolver Exposure on such date exceeds the lesser of the German Borrowing Base or the German Revolver Commitments on such date, or (d) the U.K./Dutch Revolver Exposure on such date exceeds the lesser of the U.K./Dutch Borrowing Base or the U.K./Dutch Revolver Commitments on such date (in any case, the amount of any such excess referred to herein as the “Excess Amount”) then (i) Agent shall give notice thereof to Borrower Agent and Lenders and (ii) within one (1) Business Day thereafter, Borrowers shall cause such excess to be eliminated, either by repayment of Revolver Loans or depositing of Cash Collateral with Agent with respect to LC Obligations and until such Excess Amount is repaid, Lenders shall not have any obligation to make any Loans and the Issuing Banks shall not have any obligation to issue any Letters of Credit.

SECTION 6.         CONDITIONS PRECEDENT

6.1        Conditions Precedent to Effectiveness and Loans. In addition to the conditions set forth in Section 6.2, this Agreement shall not become effective and Agent, the Issuing Banks and the Lenders shall not be required to fund any requested Loans, issue any Letter of Credit for the benefit of the Borrowers or otherwise extend credit to the Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a)        Notes shall have been executed by each Borrower and delivered to each Applicable Lender that requests issuance of a Note. Each other Loan Document to which any Obligor is a party shall have been duly executed and delivered to Agent by each of the signatories thereto, and each such Obligor shall be in compliance with all terms thereof.

(b)        U.S. Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(c)        Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Obligor certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Obligor is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Obligor has complied with all agreements and conditions to be satisfied by it under the Loan Documents to which such Obligor is a party.

(d)        Agent shall have received a certificate of a duly authorized officer of each Obligor certifying (i) that attached copies of such Obligor’s Organic Documents (and for any Person organized under the laws of Germany, its extract from the commercial register (Handelsregisterauszug)) are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents to which such Obligor is a party is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents to which such Obligor is a party. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(e)        Agent shall have received written opinions of Gibson, Dunn & Crutcher LLP, Durham Jones & Pinegar, P.C., McMillan LLP, and Norton Rose Fulbright LLP, in form and substance satisfactory to Agent.

(f)        Agent shall have received good standing certificates for each Obligor (other than the U.K./Dutch Domiciled Obligors and the German Domiciled Obligors), issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.

(g)        There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that in Agent’s judgment (i) could reasonably be expected to have a material adverse effect on any Obligor’s business, assets, properties, liabilities, operations, condition or prospects, or could impair any Obligor’s ability to perform satisfactorily under this Agreement and the other Loan Documents; or (ii) could reasonably be expected to materially and adversely affect this Agreement or the transactions contemplated hereby.

(h)        (i) Each Canadian Security Agreement (amended as required) shall have been duly executed and delivered to Agent by each of the signatories thereto, and each signatory thereto shall be in compliance with all terms thereof, (ii) all PPSA and other Lien filings or recordations necessary to perfect Agent’s Liens on the Collateral of each signatory to the Canadian Security Agreement shall have been filed, and (iii) Agent shall have received PPSA and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral of each signatory to the Canadian Security Agreement (including estoppel letters), except Permitted Liens.

(i)        Each document listed in paragraphs (a) to (g) of the definition of U.K. Security Agreement shall have been duly executed and delivered to the Agent by each of the signatories thereto, and each U.K. Domiciled Obligor shall be in compliance with all terms thereof.

(j)        (i) Each German Security Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each signatory thereto shall be in compliance with all terms thereof and (ii) all Lien filings or recordations necessary to perfect Agent’s Liens on the Collateral of each signatory to the German Security Documents shall have been filed.

(k)        In respect of each company incorporated in the United Kingdom whose shares are the subject of a Lien in favor of the Agent (a “Charged Company”), either (i) a certificate of an authorised signatory of U.K. Holdings certifying that (A) Parent and each of its Subsidiaries have complied within the relevant timeframe with any notice they have received pursuant to Part 21A of the Companies Act 2006 from a Charged Company; and (B) no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares, together with a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Company, which, is certified by an authorised signatory of U.K. Holdings to be correct, complete and not amended or superseded as at a date no earlier than the date of this Agreement; or (ii) a certificate of an authorised signatory of U.K. Holdings certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006.

(l)        Each Obligor shall have provided, in form and substance satisfactory to Agent, Issuing Banks and Lenders, all documentation and other information as Agent or any Lender deems appropriate in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, Beneficial Ownership Regulation and the AML Legislation. If any Obligor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to Agent, Issuing Banks and Lenders in relation to such Obligor.

6.2        Conditions Precedent to All Credit Extensions. Agent, Issuing Banks and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)        No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)        The representations and warranties of each Obligor in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c)        All conditions precedent in any other Loan Document shall be satisfied; and

(d)        With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrower Agent or any Borrower for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

6.3         Loans to the Dutch Borrower. Notwithstanding any provision of this Agreement to the contrary, Dutch Borrower may not request, and no Loans or other advances of credit (including without limitation Letters of Credit) under this Agreement shall be made to or issued to the account of, the Dutch Borrower prior to the date on which both of the following have occurred: (a) Agent has notified the Borrower Agent in writing that each Lender having a U.K./Dutch Revolver Commitment has satisfactorily completed all actions required (as determined by such Lender) for such Lender to comply, with respect to the Dutch Borrower, with all applicable “know your customer” rules and regulations (including without limitation the USA PATRIOT ACT) and such Lender’s internal policies with respect to the same, and (b) (i) each of the Dutch Omnibus Pledge and Dutch Share Pledge shall have been duly executed and delivered to Agent by each of the signatories thereto and each of the signatories thereto shall be in compliance with all terms thereof, (ii) all Lien filings or recordations necessary to perfect Agent’s Liens on the Collateral of the Dutch Borrower under such Dutch Omnibus Pledge and Dutch Share Pledge shall have been filed, and (iii) any corporate authorization documents and legal opinions of Dutch counsel to the Agent reasonably required by Agent in connection with such Dutch Security Documents have been duly executed and delivered to Agent, in each case of this clause (b), in form and substance reasonably satisfactory to Agent.

SECTION 7.         COLLATERAL

7.1        Grant of Security Interest.

7.1.1.        (a) To secure the prompt payment and performance of all Obligations (including, without limitation, all Obligations of the Guarantors), each U.S. Domiciled Obligor hereby grants to Agent, for the benefit of the Secured Parties, a continuing security interest in and Lien upon all Property of such Obligor, in which such Obligor has rights, or the power to transfer rights, including all of the following Property of such Obligor, whether now or in the future, and wherever located:

(i)        all Accounts;

(ii)        all Goods, including Inventory, Equipment and fixtures;

(iii)        all Deposit Accounts (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto);

(iv)        all securities accounts (including any and all Investment Property held therein or credited thereto);

(v)        all General Intangibles, including Intellectual Property (including the right to sue and recover for any and all past, present or future infringements of, violations of, dilution of or other damages or injuries to any Intellectual Property);

(vi)        all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, and any Cash Collateral;

(vii)        all Supporting Obligations;

(viii)        all Instruments, Documents and Chattel Paper;

(ix)        all Investment Property

(x)        all Letters of Credit (as defined in the UCC) and Letter-of-Credit Rights;

(xi)        all Commercial Tort Claims, including those shown on Schedule 9.1.24;

(xii)        all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any of the Property described in this Section 7.1.1(a) (the “Proceeds”); and

(xiii)        all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to any of the Property described in this Section 7.1.1(a).

Notwithstanding anything to the contrary contained in clauses (i) through (xiii) above, the security interest granted by the U.S. Domiciled Obligors pursuant to this Agreement shall not extend to, and the “Collateral” of the U.S. Domiciled Obligors shall not include, any Excluded Property.

(b)        To secure the prompt payment and performance of all Canadian Facility Obligations (including, without limitation, all Canadian Facility Obligations of each Canadian Facility Guarantor), each Canadian Domiciled Obligor hereby grants to Agent, for the benefit of the Canadian Facility Secured Parties, the German Facility Secured Parties and the U.K./Dutch Facility Secured Parties a continuing security interest in and Lien upon all of the following Property of such Obligor, in which such Obligor has rights, or the power to transfer rights, whether now or in the future, and wherever located:

(i)        all Accounts;

(ii)        all Inventory;

(iii)        all Deposit Accounts (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto);

(iv)        all securities accounts (including any and all Investment Property held therein or credited thereto);

(v)        all Intellectual Property (including the right to sue and recover for any and all past, present or future infringements of, violations of, dilution of or other damages or injuries to any Intellectual Property);

(vi)        all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender that were derived from or consist of any of the Property described in this Section 7.1.1(b), and any Cash Collateral;

(vii)        all Supporting Obligations of any of the Property described in this Section 7.1.1(b);

(viii)        all Instruments, Documents and Chattel Paper, in each case only to the extent evidencing or governing any of the Property described in this Section 7.1.1(b);

(ix)        all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any of the Property described in this Section 7.1.1(b) (the “Proceeds”); and

(x)        all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to any of the Property described in this Section 7.1.1(b), and any General Intangibles to the extent evidencing or governing any of the Property described in this Section 7.1.1(b).

7.2        Lien on Deposit Accounts; Cash Collateral.

7.2.1.        Deposit Accounts. To further secure the prompt payment and performance of: (i) all Obligations (including, without limitation, all Obligations of the Guarantors), each U.S. Domiciled Obligor hereby grants to Agent, for the benefit of the Secured Parties, and (ii) all Canadian Facility Obligations (including, without limitation, all Canadian Facility Obligations of each Canadian Facility Guarantor), each Canadian Domiciled Obligor hereby grants to Agent, for the benefit of the Canadian Facility Secured Parties, the German Facility Secured Parties and the U.K./Dutch Facility Secured Parties, in each case of clauses (i) and (ii), a continuing security interest in and Lien on all amounts credited to any Deposit Account of such Obligor, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept. Each Obligor hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account maintained by such Obligor, without inquiry into the authority or right of Agent to make such request.

7.2.2.        Cash Collateral.

(a)        Any Cash Collateral may be invested, at Agent’s discretion (and with the consent of Borrowers, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss. To further secure the prompt payment and performance of all: (i) Obligations (including, without limitation, all Obligations of the Guarantors), each U.S. Domiciled Obligor hereby grants to Agent, for the benefit of the Secured Parties, (ii) Canadian Facility Obligations (including, without limitation, all Canadian Facility Obligations of each Canadian Facility Guarantor), each Canadian Domiciled Obligor hereby grants to Agent, for the benefit of the Canadian Facility Secured Parties, the German Facility Secured Parties and the U.K./Dutch Facility Secured Parties, (iii) German Facility Obligations (including, without limitation, all German Facility Obligations of each German Facility Guarantor), each German Domiciled Obligor hereby, subject to Section 5.11.7 above, grants to Agent, for the benefit of the German Facility Secured Parties, the U.K./Dutch Facility Secured Parties and the Canadian Facility Secured Parties, and (iv) U.K./Dutch Facility Obligations (including, without limitation, all U.K./Dutch Facility Obligations of each U.K./Dutch Facility Guarantor), each U.K./Dutch Domiciled Obligor hereby grants to Agent, for the benefit of the U.K./Dutch Facility Secured Parties, the German Facility Secured Parties and the Canadian Facility Secured Parties, in each case of clauses (i) through (iv), a continuing security interest in and Lien on all Cash Collateral held from time to time and all proceeds thereof, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere.

(b)        Agent may apply Cash Collateral of a U.S. Domiciled Obligor to the payment of any Obligations, may apply Cash Collateral of a Canadian Domiciled Obligor to the payment of any Canadian Facility Obligations, may apply Cash Collateral of a German Domiciled Obligor, subject to, and in accordance with, Section 5.11.7 above, to the payment of any German Facility Obligations, and may apply Cash Collateral of a U.K./Dutch Domiciled Obligor to the payment of any U.K./Dutch Facility Obligations, in each case, in such order as Agent may elect, as they become due and payable. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent.

(c)        No U.S. Domiciled Obligor or other Person claiming through or on behalf of any U.S. Domiciled Obligor shall have any right to any Cash Collateral, until Full Payment of all Obligations. No Canadian Domiciled Obligor or other Person claiming through or on behalf of any Canadian Domiciled

Obligor shall have any right to any Cash Collateral, until Full Payment of all Canadian Facility Obligations. No German Domiciled Obligor or other Person claiming through or on behalf of any German Domiciled Obligor shall have any right to any Cash Collateral, until Full Payment of all German Facility Obligations. No U.K./Dutch Domiciled Obligor or other Person claiming through or on behalf of any U.K./Dutch Domiciled Obligor shall have any right to any Cash Collateral, until Full Payment of all U.K./Dutch Facility Obligations.

7.3        Real Estate Collateral. If any U.S. Domiciled Obligor owns any Material Real Property as of the Second Amendment to Third Amended and Restated Effective Date, Borrowers shall, within 120 days of the Second Amendment to Third Amended and Restated Effective Date, execute, deliver and record a first priority (subject to the terms of the Intercreditor Agreement) Mortgage, in form and substance satisfactory to Agent, together with all Related Real Estate Documents. If any U.S. Domiciled Obligor acquires Material Real Property after the Second Amendment to Third Amended and Restated Effective Date, Borrowers shall promptly notify Agent and, within 120 days, execute, deliver and record a first priority (subject to the terms of the Intercreditor Agreement) Mortgage, in form and substance satisfactory to Agent, together with all Related Real Estate Documents. Notwithstanding anything contained in this Agreement to the contrary, no Mortgage shall be executed and delivered with respect to any real property unless and until each Lender has received, at least twenty Business Days prior to such execution and delivery, a life of loan flood zone determination and such other documents as it may reasonably request to complete its flood insurance due diligence and has confirmed to the Agent that flood insurance due diligence and flood insurance compliance has been completed to its satisfaction.

7.4        Other Collateral

7.4.1.        Commercial Tort Claims. U.S. Borrowers shall promptly notify Agent in writing if any U.S. Domiciled Obligor has a Commercial Tort Claim (other than a Commercial Tort Claim for less than $1,000,000), shall promptly amend Schedule 9.1.24 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority (subject to the terms of the Intercreditor Agreement) Lien in favor of Agent.

7.4.2.        Certain After-Acquired Collateral. Borrowers shall promptly notify Agent in writing if, after the Original Agreement Closing Date, any Obligor obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver. If any Collateral is in the possession of a third party, at Agent’s request, Borrowers shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5        No Assumption of Liability. The Liens on the Collateral granted hereunder are given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of any Obligor relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor.

7.6        Further Assurances. Promptly upon request, Obligors shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Obligor authorizes Agent to file any financing statement that Agent deems desirable to preserve and perfect Agent’s security interest in the Collateral of such Obligor, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

SECTION 8.         COLLATERAL ADMINISTRATION

8.1        Borrowing Base Certificates.

8.1.1.        By the 20th day of each month, Borrower Agent shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a U.S. Borrowing Base Certificate, Canadian Borrowing Base Certificate, German Borrowing Base Certificate, and a U.K./Dutch Borrowing Base Certificate, in each case, prepared as of the close of business of the previous month, and at such other times as Agent may request; provided that during any Reporting Trigger Period, Borrower Agent shall also be required to deliver to Agent weekly U.S. Borrowing Base Certificates, Canadian Borrowing Base Certificates, German Borrowing Base Certificates, and U.K./Dutch Borrowing Base Certificates by the 3rd Business Day of each week which begins during such Reporting Trigger Period, in each case, prepared as of the close of business on the last Business Day of the previous week (in the case of matters other than those related to Inventory) or of the close of business of the previous month (in the case of matters relating to Inventory).

8.1.2.        All calculations of U.S. Availability, Canadian Availability, German Availability, or U.K./Dutch Availability in any Borrowing Base Certificate shall originally be made by Borrower Agent and certified by a Senior Officer of Borrower Agent; provided, that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in any Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the U.S. Availability Reserve and/or the Canadian Availability Reserve and/or the U.K./Dutch Availability Reserve and/or the German Availability Reserve.

8.1.3.        The U.S. Borrowing Base Certificate shall set forth the calculation of the U.S. Borrowing Base in Dollars. The Canadian Borrowing Base shall set forth the calculation of the Canadian Borrowing Base in both Canadian Dollars and the Dollar Equivalent thereof along with the Exchange Rate used to determine such Dollar Equivalent. The U.K./Dutch Borrowing Base shall set forth the calculation of the U.K./Dutch Borrowing Base in each of British Pounds, Dollars and Euros and the Dollar Equivalent thereof along with the Exchange Rate used to determine such Dollar Equivalent. The German Borrowing Base shall set forth the calculation of the German Borrowing Base in each of British Pounds, Swiss Francs, Dollars and Euros and the Dollar Equivalent thereof along with the Exchange Rate used to determine such Dollar Equivalent.

8.2        Administration of Accounts.

8.2.1.        Records and Schedules of Accounts. Each Obligor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request. Borrower Agent shall also provide to Agent, on or before the 20th day of each month, a detailed aged trial balance of all Accounts of each Borrower as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts of any Borrower Group in an aggregate face amount of $2,500,000 or more cease to be Eligible Accounts, Borrower Agent shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Obligor has knowledge thereof.

8.2.2.        Taxes. If an Account of any Obligor includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such

Obligor and to charge the Borrowers of the applicable Borrower Group therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from any Obligor or with respect to any Collateral.

8.2.3.        Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Obligor, to verify the validity, amount or any other matter relating to any Accounts of Obligors by mail, telephone or otherwise. Obligors shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4.        Maintenance of Dominion Accounts.

(a)        U.S. Domiciled Obligors, Canadian Domiciled Obligors ~~and commencing 90 days after the Closing Date (or such later date as Agent may approve in its sole discretion)~~, German Domiciled Obligors, and Dutch Domiciled Obligors shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent. U.S. Domiciled Obligors, Canadian Domiciled Obligors, ~~and~~ commencing 90 days after the Closing Date (or such later date as Agent may approve in its sole discretion), German Domiciled Obligors, and commencing 90 days after the Sixth Amendment Effective Date (or such later date as Agent may approve in its sole discretion), Dutch Domiciled Obligors, shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien (governed by the laws of the jurisdiction in which such Dominion Account is domiciled) in the lockbox or Dominion Account, which may be exercised by Agent during any Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account of a U.S. Domiciled Obligor, Canadian Domiciled Obligor ~~or~~, commencing 90 days after the Closing Date (or such later date as Agent may approve in its sole discretion), German Domiciled Obligor, or commencing 90 days after the Sixth Amendment Effective Date (or such later date as Agent may approve in its sole discretion), Dutch Domiciled Obligor is not maintained with Bank of America or Bank of America (Canada), as applicable, Agent may, during any Dominion Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America or Bank of America (Canada), as applicable.

(b)        U.K. Domiciled Obligors shall maintain Dominion Accounts at all times pursuant to arrangements acceptable to Agent. U.K. Domiciled Obligors shall obtain an agreement (in form and substance satisfactory to Agent) from each Dominion Account bank, establishing Agent’s control over and Lien in the Dominion Account at all times and waiving offset rights of such bank, except for customary administrative charges. If a Dominion Account of a U.K. Domiciled Obligor is not maintained with Bank of America, N.A., London Branch, Agent may require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America, N.A., London Branch.

(c)        Agent and Lenders assume no responsibility to any Obligor for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5.        Proceeds of Collateral. Obligors (other than the German Domiciled Obligors) shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Obligor (other than the German Domiciled Obligors) receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account. Commencing 90 days after the Closing Date (or such later date as Agent may approve in its sole discretion), the German Domiciled Obligors shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a German Dominion Account of such German Domiciled Obligor (or a lockbox relating to a German Dominion Account of such German Domiciled Obligor). Upon completion of the conditions set forth in Section 10.1.18(a), if any German Domiciled Obligor receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a German Dominion Account of such German Domiciled Obligor.

8.3        Administration of Inventory.

8.3.1.        Records and Reports of Inventory. Each Obligor shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis as Agent may request. Each Obligor shall conduct periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such count promptly upon completion thereof, together with such supporting information as Agent may request.

8.3.2.        Returns of Inventory. No Obligor shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $5,000,000; and (d) any payment received by an Obligor for a return during any Dominion Trigger Period is promptly remitted to Agent for application to the Obligations.

8.3.3.        Acquisition, Sale and Maintenance. No Obligor shall acquire or accept any Inventory on consignment or approval, and each Obligor shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA. Except to the extent permitted by Section 10.2.5(b) in the case of consignments, no Obligor shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require an Obligor to repurchase such Inventory. Each Obligor shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and, except in cases of good faith disputes, shall make current rent payments (within applicable grace and cure periods provided for in leases) at all locations where any Collateral is located.

8.4        Intentionally Omitted.

8.5        Administration of Deposit Accounts. Each Obligor shall take all actions necessary to establish Agent’s control of all Deposit Accounts (including Dominion Accounts) and securities accounts maintained by such Obligor; provided, however, that such control shall not be required for the following (collectively, the “Excluded Deposit Accounts”): (a) an account exclusively used for payroll, payroll taxes or employee benefits, (b) an account held by a German Domiciled Obligor and used exclusively to collect funds from promotional voucher schemes which that such German Domiciled Obligor holds on trust for the participants of such promotional voucher scheme, (c) at any time during which an Event of Default does not exist, an account containing not more than $250,000, provided, that the aggregate amounts contained in all such accounts referred to in this clause (c) for which Agent does not have control at any time shall not exceed $1,000,000, and (d) at any time during which an Event of Default does not exist, an account of a German Domiciled Obligor which is not maintained with a German domiciled bank and which contains not more than €500,000, provided, that the aggregate amounts contained in all such accounts referred to in this clause (d) for which Agent does not have control at any time shall not exceed €2,000,000. The applicable Obligor shall be the sole account holder of each Deposit Account or securities account and shall not allow any other Person (other than Agent) to have control over a Deposit Account, securities account or any Property deposited therein. Each of the Obligors shall promptly notify Agent in writing of any opening or closing of a Deposit Account or securities account and, concurrently with the opening thereof, shall ensure that such account (except an Excluded Deposit Account) is subject to a fully executed Deposit Account Control Agreement or, in the case of a securities account, similar control agreement in favor of Agent and acceptable to Agent.

8.6        General Provisions.

8.6.1.        Location of Collateral. All tangible items of Collateral, other than Inventory in transit (including in transit to or from a manufacturing facility), shall at all times be kept by Obligors at the business locations for such Obligors set forth in Schedule 8.6.1, except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.5; and (b) move Collateral to another location in the United States or, in the case of: (i) a Canadian Domiciled Obligor, in Canada, (ii) a German Domiciled Obligor, in Germany~~,~~ or, with the consent of the Agent, the United Kingdom, (iii) a U.K. Domiciled Obligor, in ~~England, Wales, Scotland or Northern Ireland~~the United Kingdom or, with the consent of the Agent, Germany, (iv) a Dutch Domiciled Obligor, in the Netherlands or the United Kingdom or (v) a U.S. Domiciled Obligor, the United Kingdom (subject, in each case, to Agent being granted a first priority Lien (subject to Permitted Liens) if none has been previously granted in such province or territory), in each case, upon 15 Business Days’ prior written notice to Agent.

8.6.2.        Insurance of Collateral; Condemnation Proceeds.

(a)        Each Obligor shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best’s Financial Strength Rating of at least A_ VII, unless otherwise approved by Agent) satisfactory to Agent; provided, that if Real Estate secures any Obligations, flood hazard diligence, documentation and insurance for such Real Estate shall comply with all Flood Laws or shall otherwise be satisfactory to all Lenders. From time to time upon request, Borrower Agent shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as lender first loss payee (with respect to property policies only); (ii) requiring at least 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Obligor fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. Each Obligor agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent in accordance with Section 8.6.2(b). If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise any claims involving any Collateral.

(b)        Any proceeds of insurance relating to the Collateral and any awards arising from condemnation of any Collateral shall be paid to Agent for application to the Obligations in accordance with the terms hereof.

8.6.3.        Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’ sole risk.

8.6.4.        Defense of Title to Collateral. Each Obligor shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.7        Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Obligor’s true and lawful attorney (and agent-in-fact), coupled with an interest, for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or ~~a~~ an Obligor’s name, but at the cost and expense of the Borrowers:

(a)        Endorse an Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)        During an Event of Default, (i) notify any Account Debtors of the assignment or charging of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or securities accounts, and take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign an Obligor’s name to a proof of claim or other document in a bankruptcy or other Insolvency Proceeding of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor where the addressor is any Account Debtor or where the addressor is not identifiable with certainty, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing, electronic or information systems relating to any Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which an Obligor is a beneficiary; (xii) exercise any voting or other rights under or with respect to any Investment Property; and (xiii) take all other actions as Agent deems appropriate to fulfill any Obligor’s obligations under the Loan Documents.

SECTION 9.        REPRESENTATIONS AND WARRANTIES

9.1        General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor represents and warrants that:

9.1.1.        Existence, Qualification and Power; Compliance with Applicable Laws. Each Obligor and each Subsidiary (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Applicable Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a

Material Adverse Effect. No Obligor is an EEA Financial Institution. As of the Closing Date, the information included in the Beneficial Ownership Certification most recently provided to Agent and Lenders prior to the Closing Date is true and complete in all respects. The information included in each Beneficial Ownership Certification provided to Agent or any Lender after the Closing Date shall be true and complete in all respects as of the date such Beneficial Ownership Certification is so provided.

9.1.2.        Authorization; No Contravention. The execution, delivery and performance by each Obligor of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organic Documents; (b) conflict with or result in any breach of or contravention under (i) any Contractual Obligation to which such Person is a party or by which it is bound, the termination or adverse modification of which could reasonably be expected to have a Material Adverse Effect, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in the creation of any Lien (other than Permitted Liens), or (d) violate any Applicable Law.

9.1.3.        Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Obligor of this Agreement or any other Loan Document except for (i) such approvals, consents, exemptions, authorizations, actions, notices and filings which have been obtained, taken, given or made and are in full force and effect and (ii) registration of the Dutch Security Documents at the Dutch tax authorities, the Dutch land registry, any relevant intellectual property register and payment of associated fees (if applicable). All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Obligors and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.4.        Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Obligor that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, in case of Section 7.2.1 and Section 7.2.2 above, subject to any notification or other perfection requirements under any Applicable Law, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

9.1.5.        Financial Statements; No Material Adverse Effect.

(a)        The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Parent, its Subsidiaries and the Excluded Subsidiaries, as applicable, that have been and are hereafter delivered to Agent and Lenders (i) are prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial positions and results of operations of Parent, its Subsidiaries and the Excluded Subsidiaries, as applicable, at the dates and for the periods indicated, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Parent, its Subsidiaries and the Excluded Subsidiaries, as applicable, as of the date thereof, including liabilities for taxes, material commitments and Debt, to the extent required by GAAP to be shown on such financial statements.

(b)        Since December 31, 2010, there has been no change in the condition, financial or otherwise, of any Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(c)        Each Borrower is Solvent and Parent and the Subsidiaries on a consolidated basis are Solvent.

9.1.6.        Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Obligor, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower or any Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

9.1.7.        No Default. No Borrower or Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

9.1.8.        Ownership of Property; Liens. Each Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Estate necessary or used in the ordinary conduct of its business (other than minor defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and all personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens. Except disclosed on the survey delivered to Agent as part of the Related Real Estate Documents, no Real Estate is located in a special flood hazard zone, except as disclosed on Schedule 9.1.8. Each Borrower and each Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

9.1.9.        Environmental Compliance. Borrowers and Subsidiaries conduct in the Ordinary Course of Business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties (including Real Estate), and as a result thereof the Obligors have reasonably concluded that, except as specifically disclosed on Schedule 9.1.9, such Environmental Laws and claims could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. No Borrower or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.10.        Insurance. The properties of Borrowers and Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Obligor, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Borrower or the applicable Subsidiary operates.

9.1.11.        Taxes. Each Borrower and each Subsidiary has filed all federal, state and material local tax returns and other material reports that it is required by law to file, and has paid, or made proper provision in accordance with relevant accounting standards for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.

9.1.12.        ERISA; Canadian Pension Plan Compliance. Except as disclosed on Schedule 9.1.12:

(a)        Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Obligors, nothing has occurred which would prevent, or cause the loss of, such qualification. Parent and each ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)        There are no pending or, to the best knowledge of Obligors, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)        No Canadian Borrower or any Canadian Subsidiary provides benefits to retired Canadian Employees or to beneficiaries or dependents of retired Canadian Employees. Except as would not reasonably be expected to result in a Material Adverse Effect, Canadian Borrower and each Canadian Subsidiary is in compliance with all Requirements of Law and all Canadian Employee Benefits Legislation and health and safety, workers compensation, employment standards, labor relations, health insurance, employment insurance, protection of personal information, human rights laws and any Canadian federal, provincial or local counterparts or equivalents in each case, as applicable to the Canadian Employees and as amended from time to time.

(d)        (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(e)        Canadian Borrower and Canadian Subsidiaries are in compliance with the requirements of the PBA and other federal, provincial or state laws with respect to each Canadian Pension Plan, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Pension Plan. Neither Canadian Borrower nor any ~~of~~ Canadian Subsidiary has any material withdrawal liability in connection with a Plan. No Termination Event has occurred. Each Canadian Pension Plan has no solvency deficiency and is fully funded as required under the most recent actuarial valuation filed with the applicable Governmental Authority pursuant to generally accepted actuarial practices and principles. No fact or circumstance exists that could adversely affect the tax-exempt status of a Canadian Pension Plan. No Lien has arisen, choate or inchoate, in respect of Canadian Borrower or Canadian Subsidiaries or their property in connection with any Canadian Pension Plan (save for contribution amounts not yet due). No Canadian Pension Plan provides benefits on a defined benefit basis.

(f)        With respect to any Foreign Plan, except as could not reasonably be expected to have a Material Adverse Effect, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

(g)        No U.K. Domiciled Obligor nor any of its U.K. subsidiaries is nor has at any time been: (i) an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004 of the United Kingdom) of an occupational pension scheme which is not a money purchase scheme (as those terms are defined in the Pension Schemes Act 1993 of the United Kingdom); or (ii) “connected” with or an “associate” of the Parent or any of its Subsidiaries which is such an employer (as those terms are used in Sections 38 and 43 of the Pensions Act 2004 of the United Kingdom) in relation to an occupational pension scheme in the United Kingdom which is not a money purchase scheme.

9.1.13.        Subsidiaries. Schedule 9.1.13 shows, for each Borrower and each Subsidiary, its name and its jurisdiction of organization. Schedule 9.1.13 shows, for each Subsidiary of Parent, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests. Except as disclosed on Schedule 9.1.13, in the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger, amalgamation or combination. Each Borrower has good title to its Equity Interests in its Subsidiaries, and all such Equity Interests are duly issued, fully paid and non-assessable. There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Subsidiary of Parent.

9.1.14.        Margin Regulations; Investment Company Act.

(a)        No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose, in each case, in violation of Regulations T, U or X of the Board of Governors.

(b)        None of the Borrowers is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

9.1.15.        Disclosure. No written report, financial statement, certificate or other written information furnished by or on behalf of any Obligor to Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrowers’ control, and that no assurance can be given the projections will be realized).

9.1.16.        Compliance with Laws. Each Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its Properties, except in such instances in which (a) such requirement of Applicable Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, no Inventory has been produced in violation of the FLSA. The undertakings and covenants provided in this Section 9.1.16 shall (i) only be made by and apply to the Dutch Borrower to the extent that giving of and complying with such representations and warranties / undertakings does not result in a violation of or conflict with or does not expose any Obligor to any liability under the Council Regulation (EC) 2271/96 or any similar anti-boycott laws or regulations and (ii) be provided only insofar as they do not result, in relation to a German Relevant Party, in a violation of or conflict with section 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any provision of Council Regulation (EC) 2271/1996.

9.1.17.        Intellectual Property; Licenses, Etc. To the best knowledge of Obligors, or as could not reasonably be expected to have a Material Adverse Effect, Borrowers and Subsidiaries own, or possess the lawful right to use, all Intellectual Property necessary for the conduct of its business, without conflict with the rights of any other Person. To the best knowledge of Obligors, no slogan or other advertising device, product, process, method, substance, part or other material now employed by any Borrower or any Subsidiary infringes upon any valid, proprietary rights held by any other Person that could result in a claim, that, if successful, could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Obligors, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Borrower Agent has disclosed on Schedule 9.1.17 (i) all Royalties or other compensation paid by any Borrower or Subsidiary to any Person with respect to any Intellectual Property and (ii) all Intellectual Property registrations, filings and applications for registration owned by any Obligor (in each case other than the German Domiciled Obligors).

9.1.18.        Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a)        it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b)        it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)        it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(d)        it is not subject to any offset, Lien (other than Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)        no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC or PPSA, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f)        no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g)        to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.19.        Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.20.        Trade Relations. Except as would not reasonably be expected to have a Material Adverse Effect, there exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Borrower or Subsidiary.

9.1.21.        Labor Relations. Except as described on Schedule 9.1.21, no Obligor is party to or bound by any collective bargaining agreement. Except as would not reasonably be expected to have a Material Adverse Effect, there are no material grievances, disputes or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees, or, to any Obligor’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.22.        OFAC. No Obligor (i) or (to the knowledge of any Obligor) any director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the target of any Sanction or is located, organized or resident in a Designated Jurisdiction, (ii) is a person whose property or interest in property is blocked or subject to blocking pursuant to (A) Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (B) the United Nations Act (Canada), the Special Economic Measures Act (Canada), the Export and Import Permits Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Criminal Code (Canada), the Defence Production Act (Canada), the Proceeds of Crime Act, the Anti-terrorism Act (Canada) or the Foreign Extraterritorial Measures Act (Canada) (together with and all regulations and orders made thereunder, collectively, “Canadian Sanctions Laws”), or (C) the Proceeds of Crime Act 2002, the Counter-Terrorism Act 2008 and Export Control Order 2008, the Export Control Act 2002, the Export Control (Al-Qaida and Taliban Sanctions) Regulations 2011, the Terrorist Asset-Freezing etc. Act 2010 and the Consolidated List of Financial Sanctions Targets administered by HM Treasury through the Office of Financial Sanctions Implementations, EU Council Regulation 2580/2001 and all supplementary instruments thereto including Implementing Resolution 1169/2012 and EU (EC) Regulation 881/2002, (EU) 753/2011, (EU) 754/2011 and (EU) 2017/1411 (collectively, the “U.K. Sanctions Laws”), (iii) engages in any dealings or transactions prohibited by (A) Section 2 of such executive order, (B) Canadian Sanctions Laws or (C) U.K. Sanctions Laws, or is otherwise associated with any such person in any manner violative of Section 2 of such executive order or by Canadian Sanctions Laws or U.K. Sanctions Laws, or (iv) is a person (A) on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order, (B) on the list of names subject to the Regulations Establishing a List of Entities made under subsection 83.05(1) of the Criminal

Code, and/or the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (RIUNRST) and/or United Nations Al-Qaida and Taliban Regulations (UNAQTR), or (C) is a person included on the UK’s Consolidated List of Financial Sanctions Targets. The representations and warranties provided in this Section 9.1.22 shall (i) only be made by and apply to the Dutch Borrower to the extent that giving of and complying with such representations and warranties / undertakings does not result in a violation of or conflict with or does not expose any Obligor to any liability under the Council Regulation (EC) 2271/96 or any similar anti-boycott laws or regulations and (ii)be provided only in so far as they do not result, in relation to any German Relevant Party, in a violation of, or conflict with, section 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any provision of Council Regulation (EC) 2271/1996.

9.1.23.        Anti-Corruption Laws. Each Obligor has implemented and maintains in effect policies and procedures designed to ensure compliance by such Obligor, its Subsidiaries, the Excluded Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws of Canada, United Kingdom, United States, and any of the member states of the European Union and applicable Sanctions, and such Obligor, its Subsidiaries, the Excluded Subsidiaries and their respective officers and directors and, to the knowledge of such Obligor, its employees and agents, are in compliance with Anti-Corruption Laws of Canada, United Kingdom, United States, and any of the member states of the European Union and applicable Sanctions in all material respects.

9.1.24.        Commercial Tort Claims. Except as shown on Schedule 9.1.24, no U.S. Domiciled Obligor has a Commercial Tort Claim (other than a Commercial Tort Claim for less than $1,000,000).

9.1.25.        Centre of Main Interests and Establishments. For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “EU Regulation”), the centre of main interest (as that term is used in Article 3(1) of the EU Regulation) of each Obligor is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(10) of the EU Regulation) in any other jurisdiction.

9.1.26.        DAC6. Neither the use of the Facility, nor any transaction to be carried out by the Obligors in connection with the Facility funds meets any hallmark set out in Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU (“DAC6”).

9.1.27.        Fiscal unity. As at the date of this Agreement, no Obligor is a member of any fiscal unity or any other similar taxing group other than a fiscal unity consisting of other Obligors only.

SECTION 10.        COVENANTS AND CONTINUING AGREEMENTS

10.1        Affirmative Covenants. As long as any Commitments or Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to (and solely for purposes of the last sentence of Section 10.1.8, shall cause each Excluded Subsidiary to):

10.1.1.        Financial Statements. Deliver to Agent (with sufficient copies for each Lender), in form and detail satisfactory to Agent and the Required Lenders:

(a)        as soon as available, but in any event within 90 days after the end of each Fiscal Year of Parent, balance sheets as at the end of such Fiscal Year, and the related statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, on a consolidated basis for Parent, its

Subsidiaries and the Excluded Subsidiaries, setting forth in each case in comparative form the figures for the previous Fiscal Year (it being understood that such comparisons shall not be required to include the figures for the Excluded Subsidiaries prior to consummation of the Top Golf Acquisition), all in reasonable detail and prepared in accordance with GAAP, which consolidated statements (x) shall be audited and accompanied by a report and opinion of an independent certified public accountant or chartered accountant, as applicable, of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (y) shall be accompanied by unaudited consolidating information (which consolidating information shall be in form materially consistent with that provided prior to the Fourth Amendment to Fourth Amended and Restated Effective Date), that summarizes in reasonable detail (but shall not be required to include footnotes) the differences between the information relating to Parent, its Subsidiaries and the Excluded Subsidiaries on a consolidated basis, on the one hand, and the information relating to Parent and its Subsidiaries on a stand-alone consolidated basis, on the other hand, which unaudited consolidating information shall be certified by the chief financial officer of Borrower Agent as having been fairly presented in all material respects; provided, that if Parent obtains audited financial statements on a consolidated basis for Parent and its Subsidiaries, it shall promptly deliver such audited financial statements to Agent;

(b)        as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year of Parent, unaudited balance sheets as at the end of such fiscal quarter, and the related statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of Parent’s fiscal year then ended, on a consolidated basis for Parent, its Subsidiaries and the Excluded Subsidiaries, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (it being understood that such comparisons shall not be required to include the figures for the Excluded Subsidiaries prior to consummation of the Top Golf Acquisition), all in reasonable detail, certified by the chief financial officer of Borrower Agent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Parent, its Subsidiaries and the Excluded Subsidiaries, as applicable, in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, which consolidated statements, shall be accompanied by unaudited consolidating information (which consolidating information shall be in form materially consistent with that provided prior to the Fourth Amendment to Fourth Amended and Restated Effective Date) that summarizes in reasonable detail (but shall not be required to include footnotes) the differences between the information relating to Parent, its Subsidiaries and the Excluded Subsidiaries on a consolidated basis, on the one hand, and the information relating to Parent and its Subsidiaries on a stand-alone consolidated basis, on the other hand, which unaudited consolidating information shall be certified by the chief financial officer of Borrower Agent as having been fairly presented in all material respects; and

(c)        as soon as available, and in any event within 30 days after the end of each month other than the last month of each fiscal quarter of Parent, unaudited balance sheets as at the end of such month, and the related statements of income or operations for such month and for the portion of Parent’s fiscal year then ended, on a consolidated basis for Parent and its Subsidiaries, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief financial officer of Borrower Agent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Parent and its Subsidiaries in accordance with historical practices (in each case, which shall be in form materially consistent with that provided prior to the Fourth Amendment to Fourth Amended and Restated Effective Date).

10.1.2.        Certificates; Other Information. Deliver to Agent, for delivery to each Lender, in form and detail satisfactory to Agent and the Required Lenders:

(a)        concurrently with the delivery of the financial statements referred to in Sections 10.1.1(a), (b) and (c), or more frequently if requested by Agent when a Default or Event of Default exists, a duly completed Compliance Certificate signed by the chief financial officer of the Borrower Agent;

(b)        concurrently with the delivery of financial statements under Section 10.1.1(a), copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Parent by independent accountants in connection with the accounts or books of Borrowers or any Subsidiary, or any audit of any of them;

(c)        promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent, and copies of all annual, regular, periodic and special reports and registration statements which any Obligor may file or be required to file with the Securities and Exchange Commission or any provincial securities commission or regulator, and not otherwise required to be delivered to Agent pursuant hereto;

(d)        promptly following the Agent’s request therefor, all documentation and other information that the Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Proceeds of Crime Act;

(e)        promptly following the Agent’s request therefor, copies of (i) any documents described in Section 101(k)(1) of ERISA that any Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that any Borrower or any of its ERISA Affiliates may request with respect to any Plan or Multiemployer Plan; provided that if any Borrower or any of its ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Plan or Multiemployer Plan prior to the Agent’s request therefor, a Borrower or one of its ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof and promptly after the sending or filing thereof, copies of any annual report to be filed in connection with any Canadian Pension Plan or any Foreign Plan of any Obligor incorporated in the U.K. or Germany;

(f)        promptly after Borrower Agent has notified Agent of any intention by Borrowers to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

(g)        not later than 30 days after the end of each Fiscal Year, projections of Parent’s consolidated balance sheets, results of operations, cash flow, U.S. Availability, U.K./Dutch Availability, German Availability and Canadian Availability for the next Fiscal Year, month by month and in form materially consistent with those provided prior to the Fourth Amendment to Fourth Amended and Restated Effective Date;

(h)        at Agent’s request, a listing of each Obligor’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(i)        within 45 days of the end of each fiscal quarter of Parent, or more frequently if requested by Agent when a Default or Event of Default exists: (i) all Royalties or other compensation (to the extent not previously disclosed to Agent in writing) paid by any Borrower or Subsidiary to any Person with respect to any Intellectual Property, and (ii) all Intellectual Property (to the extent not previously disclosed to Agent in writing) owned, used or licensed by, or otherwise subject to any interests of, any Borrower or Subsidiary (in each case other than the German Domiciled Obligors);

(j)        promptly upon the Agent’s request, a disclosure of all Intellectual Property registrations, filings and applications for registration owned by the German Domiciled Obligors; and

(k)        promptly, such additional information regarding the Collateral or the business, financial or corporate affairs of Borrowers, any Subsidiary or any Excluded Subsidiary, or compliance with the terms of the Loan Documents, as Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 10.1.1(a) or (b) or Section 10.1.2(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower Agent posts such documents, or provides a link thereto on Borrower Agent’s website; or (ii) on which such documents are posted on Borrower Agent’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which Agent and each Lender have access (whether a commercial, third-party website or whether sponsored by Agent); provided that: (i) if any Lender so requests, the Borrower Agent shall deliver paper copies or electronic copies via electronic mail of such documents to Agent or any Lender that requests Borrower Agent to deliver such paper or electronic copies until a written request to cease delivering paper or electronic copies is given by Agent or such Lender and (ii) Borrower Agent shall notify (which may be by facsimile or electronic mail) Agent and each Lender of the posting of any such documents. Notwithstanding anything contained herein, in every instance Borrower Agent shall be required to provide paper copies of the Compliance Certificates required by Section 10.1.2(a) to Agent and each of the Lenders. Except for such Compliance Certificates, Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower Agent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

10.1.3.        Notices. Notify Agent and each Lender:

(a)        Within five (5) Business Days after the occurrence of a Default or Event of Default under Section 11.1(f) and promptly after the occurrence of any other Default or Event of Default;

(b)        Promptly of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including, if applicable (i) breach or non-performance of, or any default under, a Contractual Obligation of any Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Borrower or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws; or (iv) the assertion of any Intellectual Property Claim;

(c)        Promptly of the occurrence of any ERISA Event or Termination Event;

(d)        Promptly of any material change in accounting policies or financial reporting practices by any Borrower or any Subsidiary;

(e)        Promptly after obtaining knowledge of any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract that, in each case, materially and adversely affects any Obligor or any Subsidiary;

(f)        Promptly of any judgment affecting any Obligor in an amount exceeding the Dollar Equivalent of $5,000,000;

(g)        Promptly after the discharge or any withdrawal or resignation by Borrowers’ accountants; and

(h)        At least 30 days prior to any opening of a new office or place of business where Collateral will be located.

Each notice pursuant to this Section shall be accompanied by a statement of a Senior Officer of Borrower Agent setting forth details of the occurrence referred to therein and stating what action Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 10.1.3 shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

10.1.4.        Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities in an aggregate amount in excess of $10,000,000, including (a) all Taxes and tax liabilities, assessments and governmental charges or levies upon it or its Properties, unless such Taxes are being Properly Contested; provided, that all such Taxes, tax liabilities, assessments, governmental charges and levies shall be paid and discharged prior to the date on which a Lien on any Collateral shall attach in an aggregate amount in excess of $250,000 for all federal tax liens and $2,500,000 for all other liens which is senior to Agent’s Lien; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Debt, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Debt.

10.1.5.        Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization except in a transaction permitted by Section 10.2.4 or 10.2.5; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

10.1.6.        Maintenance of Properties. (a) Except for any downsizing, restructuring, closure or partial closure of the golf ball manufacturing operations of Borrowers in existence on the Original Agreement Closing Date, maintain, preserve and protect all of its material properties and material equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

10.1.7.        Maintenance of Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent, with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

10.1.8.        Compliance with Laws. Comply in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Applicable Law or order, write, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or

(b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Materially comply with all Anti-Terrorism Laws.

10.1.9.        Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of each Borrower, each Subsidiary and each Excluded Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over each Borrower, each Subsidiary and each Excluded Subsidiary, as the case may be.

10.1.10.        Inspections; Appraisals.

(a)        Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. For each calendar year, at least one examination will be held by Agent during such calendar year and at least two examinations will be held by Agent during such calendar year if Availability on any day during such year is less than, at any time, an amount equal to 10% of the Maximum Facility Amount. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with any Borrower. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.

(b)        Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to two times per calendar year; (ii) appraisals of Inventory, up to two times per calendar year and (iii) appraisals of Intellectual Property (other than Excluded Intellectual Property), up to one time per calendar year; provided, however, that: (A) Borrowers shall reimburse Agent for all charges, costs and expenses in connection with a third appraisal of Inventory or second appraisal of Intellectual Property (other than Excluded Intellectual Property) in any calendar year if such appraisal is commenced during any Reporting Trigger Period; (B) Borrowers shall reimburse Agent for all charges, costs and expenses in connection with a third examination in any calendar year if such examination is commenced during any Reporting Trigger Period; and (C) if an examination or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Borrowers agree to pay Agent’s then standard charges for examination activities, including the standard charges of Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

10.1.11.        Use of Proceeds. Use the proceeds of the Loans or other extensions of credit (a) to refinance existing indebtedness, (b) to issue standby or commercial letters of credit and (c) to finance ongoing working capital needs and for general corporate purposes (including Permitted Acquisitions) not in contravention of any Applicable Law or of any Loan Document.

10.1.12.        Additional Guarantors. Promptly notify Agent upon any Person becoming a Subsidiary and (a) cause (i)(A) each U.S. Subsidiary and (B) any Foreign Subsidiary that loses its status as a “controlled foreign corporation” under Section 957 of the Code promptly to execute and deliver to Agent a Guarantee (including, if requested by Agent, a joinder to this Agreement in form and substance satisfactory to Agent) in favor of Agent for the benefit of the Secured Parties, and (ii) each Canadian Subsidiary, German Subsidiary and U.K. Subsidiary to execute and deliver to Agent a Canadian Facility

Guarantee, German Facility Guarantee and U.K./Dutch Facility Guarantee (including, if requested by Agent, a joinder to this Agreement in form and substance satisfactory to Agent provided that in case of a Guarantee or joinder to this Agreement in each case delivered by a German Subsidiary, such Guarantee or joinder shall set out any restrictions to the guarantee, indemnity or other collateral granted by such German Subsidiary required to avoid a risk of any personal or criminal liability of any director of such German Subsidiary resulting from the granting of such guarantee, indemnity or collateral) in favor of Agent for the benefit of the Canadian Secured Parties, German Secured Parties and U.K. Secured Parties, (b) cause such Guarantor to deliver to the Agent such certificates of resolutions or other action, incumbency certificates and/or other certificates of Senior Officers or other authorized Persons of such Subsidiary as Agent may require evidencing the identity, authority and capacity of each Senior Officer or other authorized Person thereof in connection with the Guarantee, Canadian Facility Guarantee, German Facility Guarantee, or U.K./Dutch Facility Guarantee, as applicable, to which such Subsidiary is a party and such additional and other documents and certifications as Agent may reasonably require to evidence that such Subsidiary is duly organized or formed and is validly existing, in good standing and qualified to engage in business, in each case to the extent applicable, in jurisdictions reasonably identified by Agent, and (c) cause such Guarantor to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties (in the case of a Subsidiary described in clause (a)(i) above) and the Canadian Secured Parties, the German Secured Parties and U.K. Secured Parties (in the case of a Subsidiary described in clause (a)(ii) above)) on all assets of such Person which are the same type as the Collateral, including delivery of legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate. At the request of Agent at any time, Borrowers shall cause the holders of all Equity Interests of the German Borrower to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent on all such Equity Interests of the German Borrower, including delivery of legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate. Notwithstanding the foregoing or anything to the contrary in this Agreement or in any other Loan Document, in no event shall any Excluded Subsidiary be required to provide a Guarantee, grant any security interest to secure the Obligations or take any other action required by this Section 10.1.12.

10.1.13.        Landlord and Storage Agreements. Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.14.        Licenses. (a) Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and Subsidiaries in full force and effect except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) pay all Royalties when due except as would not materially adversely affect the value of the Collateral; and (d) notify Agent of any default or breach asserted by any Person to have occurred under any License which breach would materially adversely affect the value of the Collateral.

10.1.15.        U.K. Pension Plans. Each U.K. Domiciled Obligor shall ensure that it is not and will not be and none of its U.K. subsidiaries will be at any time: (i) an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004 of the United Kingdom) of an occupational pension scheme which is not a money purchase scheme (as those terms are defined in the Pension Schemes Act 1993 of the United Kingdom); or (ii) “connected” with or an “associate” of the Parent or any of its Subsidiaries which is an employer (as those terms are used in Sections 38 or 43 of the Pensions Act 2004 of the United Kingdom) in relation to an occupational pension scheme in the United Kingdom which is not a money purchase scheme.

10.1.16.        Anti-Corruption Laws. Each Obligor will maintain in effect and enforce policies and procedures designed to ensure compliance by such Obligor, its Subsidiaries, the Excluded Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws of Canada, United Kingdom, United States, and any of the member states of the European Union and applicable Sanctions.

10.1.17.        People with Significant Control Regime. Parent and each of its Subsidiaries shall (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of a Lien in favor of the Agent, and (b) promptly provide the Agent with a copy of such notice.

10.1.18.        Post-Closing.

(a)        Within 90 days of the Closing Date (or such later date as Agent may approve in its sole discretion), the German Domiciled Obligors shall (i) establish a cash management system acceptable to the Agent and (ii) ensure each of its Deposit Account or securities account (except an Excluded Deposit Account) is subject to a fully executed Deposit Account Control Agreement or, in the case of a securities account, similar control agreement in favor of Agent and acceptable to Agent.

(b)        Within 60 days of the Closing Date (or such later date as Agent may approve in its sole discretion), the U.K. Domiciled Obligors shall close each of their Deposit Accounts or securities accounts maintained with Skandinaviska Enskilda Banken.

10.2        Negative Covenants. As long as any Commitments or Obligations are outstanding, each Obligor shall not, and shall cause each Subsidiary not to:

10.2.1.        Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, other than the following (collectively, “Permitted Liens”):

(a)        Liens in favor of Agent;

(b)        Liens existing on the Closing Date that are listed on Schedule 10.2.1;

(c)        Liens for taxes, fees, assessments or other governmental charges not yet delinquent or being Properly Contested;

(d)        carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the Ordinary Course of Business which are not overdue for a period of more than 30 days or which are being Properly Contested;

(e)        pledges or deposits in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)        deposits or other Liens to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business;

(g)        easements, rights-of-way, restrictions and other similar encumbrances affecting Real Estate which, are (i) shown in any lender’s policy of title insurance insuring any Mortgage, or (ii) in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)        Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution (including, without limitation, any Lien arising by entering into standard banking arrangements (AGB-Banken oder AGB-Sparkassen) in Germany);

(i)        Liens securing judgments for the payment of money not constituting an Event of Default under Section 11.1(g) or securing appeal or other surety bonds related to such judgments (so long as such judgments do not constitute an Event of Default under Section 11.1(g));

(j)        Liens securing Debt permitted under Section 10.2.3(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Debt and (ii) the Debt secured thereby does not exceed, on the date of acquisition, the cost or fair market value, whichever is lower, of the property being acquired;

(k)        any Lien existing on any property or asset (other than Accounts, Inventory, Dominion Accounts, the Company Trademark, and Eligible Real Estate) prior to the acquisition thereof by any Obligor or any Subsidiary or existing on any property or asset (other than Accounts, Inventory, Dominion Accounts, the Company Trademark, and Eligible Real Estate) of any Person that becomes an Obligor or Subsidiary after the date hereof prior to the time such Person becomes an Obligor or Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming an Obligor or Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Obligor or Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes an Obligor or Subsidiary, as the case may be, (iv) all obligations secured by a Lien permitted under this clause (k) shall not exceed an aggregate amount of $25,000,000 at any one time outstanding, and (v) if requested by Agent, such Liens will be subject to an intercreditor agreement, in form and substance satisfactory to Agent;

(l)        extensions, renewals and replacements of Liens referred to in clauses (a) through (k) above, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 10.2.3;

(m)        Liens (other than on: (i) Accounts, Inventory, and Dominion Accounts of a Borrower or Guarantor; and (ii) the Company Trademark and Eligible Real Estate) arising under leases, subleases, licenses and rights to use granted to others and permitted under Section 10.2.5(f);

(n)        Liens (other than on: (i) Accounts, Inventory, and Dominion Accounts of a Borrower or Guarantor; and (ii) the Company Trademark and Eligible Real Estate) not expressly permitted by clauses (a) through (m) above and as to which the aggregate amount of obligations secured thereby does not exceed $50,000,000 at any one time;

(o)        Liens securing Debt permitted under Section 10.2.3(q) or (s) so long: (i) such Liens will be subject to an intercreditor agreement, in form and substance satisfactory to Agent; (ii) to the extent any such Liens are on any Collateral (as defined on the First Amendment to Third Amended and Restated Effective Date), such Liens are subordinated to the Liens of Agent pursuant to such intercreditor agreement (provided that, in the case of any Liens securing Debt permitted under Section 10.2.3(s), any such Liens on Term Loan Priority Intellectual Property (as defined in the Intercreditor Agreement) shall be senior to the Liens of Agent hereunder and shall not be subordinated to the Liens of Agent); and (iii) to the extent such Liens extend to Property which does not (or would not) constitute Collateral (as defined on the First

Amendment to Third Amended and Restated Effective Date) (“Additional Collateral”), at the request of the Required Lenders, the Obligors and their Subsidiaries shall execute and deliver such documents, instruments and agreements and take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all Additional Collateral (it being understood that any such Liens held by Agent on Additional Collateral shall be junior to the Liens permitted under this Section 10.2.1(o) as set forth in an intercreditor agreement in form and substance satisfactory to Agent);

(p)        Liens securing Debt permitted under Section 10.2.3~~.~~(r); provided that such Liens do not at any time encumber any property other than the property financed or leased by such Debt;

(q)        With respect to German Domiciled Obligors, any Liens created in respect of section 8a of the German Old Age Employees Part Time Act (Altersteilzeitgesetz) or section 7e of the Fourth Book of the German Social Code (Sozialgesetzbuch IV); ~~and~~

(r)        With respect to German Domiciled Obligors, any Lien arising by operation of law for the benefit of a landlord of any Obligor or Subsidiary of any Obligor in respect of any properties rented by it (Vermieterpfandrecht); and

(s)        Liens or right of set-off arising under the general banking conditions (algemene bankvoorwaarden) or any non-Dutch equivalent thereof.

10.2.2.        Investments. Make any Investments, except:

(a)        advances to officers, directors and employees of the Obligors and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

(b)        Investments in Subsidiaries to the extent existing on the Closing Date and other Investments in existence on the Closing Date and set forth on Schedule 10.2.2;

(c)        Investments by: (i) a U.S. ~~Borrower~~Domiciled Obligor in another U.S. ~~Borrower~~Domiciled Obligor; (ii) a Non-U.S. Domiciled Obligor ~~(~~in any other ~~than~~Non-U.S. Domiciled Obligor or a U.S. ~~Borrower) in another U.S.~~ Domiciled Obligor; (iii) a U.S. Domiciled Obligor in the Canadian Borrower so long as: (A) the aggregate amount of such Investments shall not exceed $10,000,000 at any time outstanding, and (B) no Event of Default has occurred and is continuing at the time of such Investment, or would result therefrom; (iv) a U.S. Domiciled Obligor in Callaway de México, S.A. de C.V. so long as such Investments are in the Ordinary Course of Business and consistent with historical practices; (v) ~~any Canadian Domiciled Obligor, German Domiciled Obligor or U.K. Domiciled Obligor in a Borrower (other than the German Borrower); (vi) a Borrower~~an Obligor in another Obligor or in a ~~Guarantor or~~ Subsidiary that is not ~~a Borrower or Guarantor~~an Obligor so long as: (A) the aggregate amount of such Investments shall not exceed~~: (I)~~ $~~3,000,000 in any calendar year, and (II) $10,000,000~~50,000,000 at any time outstanding, and (B) no Event of Default has occurred and is continuing at the time of such Investment, or would result therefrom; and (~~vii~~vi) a Subsidiary that is not a Borrower or Guarantor in an Obligor or in any other Subsidiary;

(d)        Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)        Investments consisting of Permitted Acquisitions;

(f)        Investments pursuant to Hedging Agreements otherwise permitted hereunder;

(g)        Investments in Cash Equivalents;

(h)        so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments (other than an Acquisition) made after the Fourth Amendment to Fourth Amended and Restated Effective Date in an aggregate amount not to exceed $30,000,000 (such limitation, the “Investment Cap”); provided, however, that no such Investment shall count against the Investment Cap if either: (i) (A) on a pro forma basis after giving effect to such Investment, Net Excess Availability has been greater than an amount equal to the Threshold Percentage of the Maximum Facility Amount at all times during the thirty (30) day period immediately prior to the consummation of such Investment, (B) Net Excess Availability is greater than an amount equal to the Threshold Percentage of the Maximum Facility Amount after giving effect to such Investment, and (C) the Fixed Charge Coverage Ratio, on a pro forma basis after giving effect to such Investment (calculated on a trailing twelve month basis recomputed for the most recent month for which financial statements have been delivered) is not less than 1.0 to 1.0; or (ii) (A) average daily Net Excess Availability, on a pro forma basis after giving effect to such Investment, has been greater than an amount equal to ~~20~~17.5% of the Maximum Facility Amount for the ninety (90) day period immediately prior to the consummation of such Investment and (B) Net Excess Availability is greater than an amount equal to ~~20~~17.5% of the Maximum Facility Amount after giving effect to such Investment;

(i)        Investments by a U.S. Domiciled Obligor in any Subsidiary that is not a Borrower or Guarantor to the extent such Investments are in the form of a transfer of assets (other than any Collateral) of such U.S. Domiciled Obligor so long as: (A) such assets are in existence as of the First Amendment to Second Amended and Restated Effective Date, and (B) such assets are predominantly used in connection with the golf ball manufacturing operations of Parent;

(j)        Investments among German Domiciled Obligors so long as all German Domiciled Obligors (other than Callaway Germany Holdco GmbH) making and/or receiving Investments are each subject to a profit and loss pooling agreement, domination agreement or a combination thereof;

(k)        Investments, so long as: (i) no Default or Event of Default has occurred and is continuing or would result therefrom; (ii) the amount expended in connection with any such Investment either (at the written election of Parent in accordance with the definition of Top Golf Proceeds): (A) is made solely using Top Golf Proceeds contained in the Top Golf Blocked Account, (B) does not exceed the U.S. Top Golf Reserve in effect immediately prior to giving effect to any such expenditures, (C)(1) is made solely using cash proceeds of a substantially contemporaneous (I) dividend from the Canadian Borrower to Parent, or (II) repayment by the Canadian Borrower of an intercompany obligation owing to Parent, and (2) does not exceed the Canadian Top Golf Reserve in effect immediately prior to giving effect to any such expenditures, (D)(1) is made solely using cash proceeds of a substantially contemporaneous (I) dividend from the German Borrower to Parent, or (II) repayment by the German Borrower of an intercompany obligation owing to Parent, and (2) does not exceed the German Top Golf Reserve in effect immediately prior to giving effect to any such expenditures, or (E)(1) is made solely using cash proceeds of a substantially contemporaneous (I) dividend from ~~the~~a U.K./Dutch Borrower to Parent, or (II) repayment by ~~the~~a U.K./Dutch Borrower of an intercompany obligation owing to Parent, and (2) does not exceed the U.K./Dutch Top Golf Reserve in effect immediately prior to giving effect to any such expenditures; (iii) the aggregate amount expended in connection with all such Investments consummated under this clause (k) and transactions consummated under clause 10.2.6(g) does not exceed $150,000,000 in the aggregate; (iv) Parent provides Agent with at least 7 days prior written notice of any such Investment (which notice shall contain the amount to be expended in such transaction and evidence of the source of funds for such expenditure); and (v) Parent provides Agent with evidence of the making of any Investment under this clause (k)~~; and (vi) no Term Loans are outstanding at the time such Investment is made~~.

(l)        additional Investments in Top Golf made after the Fourth Amendment to Fourth Amended and Restated Effective Date in an amount not to exceed $30,000,000 in the aggregate at any time so long as at the time of any such Investment, no Default or Event of Default has occurred and is continuing or would result therefrom;

(m)        Investments by any Obligor in any Subsidiary that is not an Obligor so long as: (i) the aggregate amount of such Investments shall not exceed $10,000,000 at any time outstanding, and (ii) no Event of Default has occurred and is continuing at the time of such Investment, or would result therefrom;

(n)        Investments consisting of (i) the non-exclusive licenses of, and non-exclusive rights to use, intellectual property pursuant to joint marketing or other similar arrangements with other Persons so long as such licenses and rights to use do not interfere in any material respect with the business of Parent and its Subsidiaries, taken as a whole, and (ii) Asset Dispositions permitted by Section 10.2.5(f); and

(o)        Investments consisting of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Parent, its Subsidiaries and the Excluded Subsidiaries in an aggregate amount not to exceed $10,000,000 in any fiscal year of Parent when combined with any Debt incurred pursuant to Section 10.2.3(m) during such fiscal year.

10.2.3.        Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(a)        the Obligations;

(b)        Debt outstanding on the Closing Date and listed on Schedule 10.2.3;

(c)        Debt consisting of unsecured intercompany loans among Parent, any Subsidiary and any Excluded Subsidiary or unsecured guarantees of Parent or any Subsidiary in respect of Debt of Parent, any Subsidiary or any Excluded Subsidiary so long as, in each case, the corresponding Investment is permitted under Section 10.2.2;

(d)        Debt of Parent or any Subsidiary existing or arising under any Hedging Agreement, provided that such Hedging Agreement was entered into by such Person to hedge risks arising in the Ordinary Course of Business and not for speculative purposes or constitutes a customary capped call transaction in connection with convertible debt securities of Parent otherwise permitted to be incurred under this Agreement;

(e)        Debt in respect of Capital Leases, Off-Balance Sheet Liabilities and purchase money obligations for fixed or capital assets (other than Eligible Real Estate); provided, however, that the aggregate amount of all such Debt at any one time outstanding shall not exceed $25,000,000;

(f)        Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by a Borrower or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $25,000,000 in the aggregate at any time;

(g)        Debt of any wholly owned Subsidiary to Parent or another wholly owned Subsidiary constituting the purchase price in respect of intercompany transfers of goods and services made in the Ordinary Course of Business to the extent otherwise permitted by Section 10.2.8 and not constituting Debt for borrowed money;

(h)        Debt of Parent or any Subsidiary in connection with guaranties resulting from endorsement of negotiable instruments in the Ordinary Course of Business;

(i)        Debt on account of surety bonds and appeal bonds in connection with the enforcement of rights or claims of Parent or its Subsidiaries or in connection with judgments not resulting in an Event of Default under Section 11.1(g);

(j)        any refinancings, refundings, renewals or extensions of Debt permitted pursuant to Sections 10.2.3(b), (e) and (l); provided that (i) the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and (ii) Debt subordinated to the Obligations is not refinanced except on subordination terms at least as favorable to Agent and the Lenders and no more restrictive on Parent and its Subsidiaries than the subordinated Debt being refinanced;

(k)        Bank Product Debt (other than Debt arising under Hedging Agreements);

(l)        Debt incurred by Subsidiaries of Parent organized under the laws of Japan, is not secured by a Lien, and does not exceed ¥7,500,000,000 in the aggregate at any time;

(m)        Debt consisting of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Parent, its Subsidiaries and the Excluded Subsidiaries in an aggregate amount not to exceed $10,000,000 in any fiscal year of Parent when combined with any Investments made pursuant to Section 10.2.2(o) during such fiscal year;

(n)        Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien, or is secured by a lien permitted by Section 10.2.1(n), and does not exceed $50,000,000 in the aggregate at any time;

(o)        other Debt that is not included in any of the preceding clauses of this Section so long as such Debt: (i) is not secured by a Lien, (ii) has a maturity date that is at least 6 months after the Facility Termination Date, and (iii) does not have scheduled amortization in excess of 10% per year;

(p)        Debt to the Person, or the beneficial holders of Equity Interests in the Person, whose assets or Equity Interests are acquired in a Permitted Acquisition where such Debt (i) is payable in full no sooner than three years from the date of such Acquisition, (ii) is repayable in installments of no more than one-third of the initial amount in any year after the date of such Permitted Acquisition, (iii) bears interest and fees that are consistent with then available market rates for such Debt, (iv) is not secured by a Lien and (v) does not exceed (together with all other Debt incurred under this clause (p)) $25,000,000 in the aggregate at any time;

(q)        other Debt that is not included in any of the preceding clauses of this Section so long as: (i) such Debt does not exceed $250,000,000 in the aggregate at any one time outstanding, (ii) such Debt is not secured by a Lien, or is secured by a lien permitted by Section 10.2.1(o), (iii) such Debt has a maturity date that is at least 6 months after the Facility Termination Date, (iv) such Debt does not have scheduled amortization in excess of 15% per year, and (v) immediately upon and after giving effect to such Debt, the Leverage Ratio is not greater than 4.5 to 1.0;

(r)        Debt pursuant to equipment financing and/or leases entered into by one or more Obligors, in an aggregate amount not to exceed $50,000,000 at any time outstanding;

(s)        Debt (i) as described in the Project Max Commitment Letter, as may be modified by the market flex conditions referenced in the Fee Letter (as defined in the Project Max Commitment Letter), as disclosed to Agent prior to the First Amendment to Third Amended and Restated Effective Date, so long as: (A) the aggregate outstanding principal amount of such Debt at any one time does not exceed the amount incurred in connection with the consummation of the Acquisition (as defined in the Project Max Commitment Letter) in accordance with the terms of the Project Max Commitment Letter, less any principal payments made on account of such Debt, (B) any Liens securing such Debt are permitted by Section 10.2.1(o), (C) such Debt has a maturity date that is at least 6 months after the Facility Termination Date; and (D) such Debt is incurred in accordance with the terms of the Project Max Commitment Letter as in effect on the First Amendment to Third Amended and Restated Effective Date, or as amended from time to time thereafter so long as such amendments are not materially adverse to the interest of the Lenders and (ii) any refinancings, refundings, renewals or extensions of such Debt permitted in clause (i) hereto, so long as (A) the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to accrued interest, a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, (B) such Debt has a maturity date that is at least 6 months after the Facility Termination Date, (C) such Debt does not have scheduled amortization in excess of 15% per year, (D) any Liens securing such Debt are permitted by Section 10.2.1(o), and (E) other than with respect to any refinancings, refundings, renewals or extensions of such Debt in connection with the Top Golf Acquisition, upon giving effect to it, no Default or Event of Default exists; and

(t)        (x) any loan or other financial assistance received by any Borrower or any of its Subsidiaries from any federal, state, local or foreign government program enacted in response to the COVID-19 outbreak in an aggregate principal amount not to exceed $50,000,000; and (y) any refinancings, refundings, renewals or extensions of Debt permitted pursuant to clause (x) above; provided, that the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder.

10.2.4.        Fundamental Changes.

(a)        Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(i)        Travis Mathew Retail may be dissolved, so long as (A) such dissolution is completed within 30 days of the Second Amendment to Third Amended and Restated Effective Date, and (B) all assets of Travis Mathew Retail are distributed to travisMathew in connection with such dissolution;

(ii)        any Subsidiary may merge or amalgamate with Parent or any other Subsidiary, provided that (A) in such a merger in which a U.S. Borrower is involved, such U.S. Borrower is the continuing or surviving Person, (B) in such a merger or amalgamation in which the

Canadian Borrower is involved (other than with a U.S. Borrower, German Borrower, a U.K. Borrower or the ~~U.K.~~Dutch Borrower), the Canadian Borrower is the continuing or surviving Person, (C) in such a merger or amalgamation in which the U.K. Borrower is involved (other than with a U.S. Borrower, German Borrower ~~or~~, the Canadian Borrower or the Dutch Borrower), the U.K. Borrower is the continuing or surviving Person, (D) in such a merger or amalgamation in which the German Borrower is involved (other than with a U.S. Borrower, Canadian Borrower, the U.K. Borrower or the ~~U.K.~~Dutch Borrower), the German Borrower is the continuing or surviving Person, (E) in such a merger or amalgamation in which the Dutch Borrower is involved (other than with a U.S. Borrower, Canadian Borrower, German Borrower or the U.K. Borrower), the Dutch Borrower is the surviving entity, (F) in such a merger in which a U.S. Domiciled Obligor (other than a U.S. Borrower) is involved (other than with a Borrower), the U.S. Domiciled Obligor is the continuing or surviving Person, (~~F~~G) in such a merger or amalgamation in which a U.K. Domiciled Obligor (other than the U.K. Borrower) is involved (other than with a U.S. Domiciled Obligor, a Canadian Domiciled Obligor, a German Domiciled Obligor, Dutch Domiciled Obligor or the U.K. Borrower), the U.K. Domiciled Obligor is the continuing or surviving Person, (~~G~~H) in such a merger or amalgamation in which a Canadian Domiciled Obligor (other than the Canadian Borrower) is involved (other than with a U.S. Domiciled Obligor, a U.K. Domiciled Obligor, a Dutch Domiciled Obligor, a German Domiciled Obligor, or the Canadian Borrower), the Canadian Domiciled Obligor is the continuing or surviving Person, ~~and (H~~(I) in such a merger or amalgamation in which a German Domiciled Obligor (other than the German Borrower) is involved (other than with a U.S. Domiciled Obligor, a U.K./Dutch Domiciled Obligor, a Canadian Domiciled Obligor, or the German Borrower), the German Domiciled Obligor is the continuing or surviving Person; and (J) in such a merger or amalgamation in which a Dutch Domiciled Obligor (other than the Dutch Borrower) is involved (other than with a U.S. Domiciled Obligor, a U.K. Domiciled Obligor, a German Domiciled Obligor, a Canadian Domiciled Obligor, or the Dutch Borrower), the Dutch Domiciled Obligor is the continuing or surviving Person;

(iii)        any Subsidiary which is not an Obligor may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to its immediate parent or another Obligor;

(iv)        any Immaterial Subsidiary may be wound up, liquidated or dissolved; and

(v)         Parent and its Subsidiaries may make those Asset Dispositions permitted by Section 10.2.5; or

(b)        Change its name; change its tax, charter or other organizational identification number; or change its form or state of organization without 10 Business Days’ prior written notice to Agent.

10.2.5.        Disposition of Assets. Make any Asset Disposition or enter into any agreement to make any Asset Disposition, except:

(a)        Asset Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the Ordinary Course of Business;

(b)        sales of Inventory in the Ordinary Course of Business, and consignments of Inventory in the Ordinary Course of Business so long as the aggregate Value of all such consigned Inventory at any one time does not exceed $15,000,000;

(c)        Asset Dispositions of Equipment or Real Estate (other than Eligible Real Estate unless the U.S. Real Estate Formula Amount has been removed from the U.S. Borrowing Base in accordance with Section 2.1.4(d)) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)        Asset Dispositions by (i) any U.S. ~~Borrower~~Domiciled Obligor to ~~any other~~another U.S. ~~Borrower~~Domiciled Obligor, (ii) any Non-U.S. Domiciled Obligor ~~(other than a U.S. Borrower)~~ to any other Non-U.S. Domiciled Obligor or to a U.S. Domiciled Obligor, and (iii) any ~~Canadian Domiciled Obligor, German Domiciled Obligor or U.K. Domiciled Obligor to any U.S. Borrower, and (iv) any~~ Subsidiary that is not a Borrower or Guarantor to any Obligor or to any other Subsidiary;

(e)        (i) Asset Dispositions permitted by Section 10.2.4, (ii) Investments permitted by Section 10.2.2, and (iii) Distributions permitted by Section 10.2.6;

(f)        leases, subleases, licenses and rights to use granted to others in the Ordinary Course of Business and not otherwise prohibited by this Agreement so long as such leases, subleases, licenses and rights to use do not materially adversely affect the conduct by Parent and its Subsidiaries of their core golf products business or the value of the Collateral;

(g)        Asset Dispositions made in connection with the closure, downsizing, restructuring, closure or partial closure of the golf ball manufacturing operations of Parent;

(h)        (i) Asset Dispositions of excess Real Estate (other than Eligible Real Estate) and related assets made in connection with the consolidation of business activities in other locations (and if such Real Estate is located in Germany, such Asset Dispositions may not be prohibited pursuant to section 1136 of the German Civil Code (BGB)) and (ii) sale and leaseback transactions involving Real Estate (other than Eligible Real Estate unless the U.S. Real Estate Formula Amount has been removed from the U.S. Borrowing Base in accordance with Sections 2.1.4(d)) and related assets;

(i)        Asset Dispositions consisting of Intellectual Property (other than the Company Trademark), manufacturing assets, inventory, accounts, contracts, domain names, marketing materials and marketing related assets related to the brands disclosed to the Agent and the Lenders on the Business Day prior to the Second Amended Original Closing Date; provided, in each case, that (i) at the time of such Asset Disposition, no Event of Default has occurred or is continuing or would result therefrom, (ii) the Borrowers shall have provided Agent with three (3) Business Days prior written notice of any such Asset Disposition, (iii) if any such Asset Disposition includes the disposition of Accounts or Inventory of an Obligor, the Borrowers shall have complied with Section 5.2, and (iv) if any such Asset Disposition includes the disposition of any Eligible Accounts or Eligible Inventory, the Borrowers shall have delivered pro forma Borrowing Base Certificates on or prior to the consummation of such Asset Disposition which give effect to such Asset Disposition; and

(j)        other Asset Dispositions (other than with respect to Accounts, Inventory, the Company Trademark and Eligible Real Estate (unless the U.S. Real Estate Formula Amount has been removed from the U.S. Borrowing Base in accordance with Section 2.1.4(d))) in an aggregate amount in any fiscal year not to exceed 5% of the Consolidated Tangible Assets of Parent and its Subsidiaries as of the end of the most recently ended fiscal year of Parent;

provided, however, that any Asset Disposition pursuant to clauses (a) through (j) shall be for fair market value; provided, further, that Parent or any of its Subsidiaries may enter into an agreement to make an Asset Disposition otherwise prohibited by this Section 10.2.5 if failure to consummate such Asset Disposition would not result in a liability or Debt otherwise prohibited by this Agreement and the consummation of the Asset Disposition contemplated by such agreement is conditioned upon either the termination of this Agreement or receipt of the prior written consent of the Agent and the Required Lenders.

10.2.6.        Distributions. Declare or make, directly or indirectly, any Distribution, or incur any obligation (contingent or otherwise) to do so, except that:

(a)        (i) a U.S. Borrower may make Distributions to another U.S. Borrower; (ii) a U.S. Domiciled Obligor (other than a U.S. Borrower) may make Distributions to another U.S. Domiciled Obligor; (iii) a Canadian Domiciled Obligor may make Distributions to a Borrower; (iv) a U.K./Dutch Domiciled Obligor may make Distributions to a Borrower; (v) a German Domiciled Obligor may make Distributions to a Borrower; and (vi) a Subsidiary that is not a Borrower or Guarantor may make Distributions to Parent or any Subsidiary;

(b)        Parent and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other Equity Interests of such Person;

(c)        so long as no Event of Default has occurred and is continuing or would result therefrom, Parent and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other Equity Interests or warrants or options to acquire any such Equity Interests with the proceeds received from the substantially concurrent issue of new shares of its common stock or other Equity Interests;

(d)        Parent may purchase Equity Interests in any Obligor or options with respect to Equity Interests in any Obligor held by employees or management of any Obligor in connection with the termination of employment of such employees or management so long as: (i) the aggregate amount of such purchases do not exceed $5,000,000 in any fiscal year of Parent, and (ii) no Event of Default has occurred and is continuing at the time of any such purchase or would result therefrom;

(e)        so long as no Event of Default has occurred and is continuing or would result therefrom, Parent and its Subsidiaries may make other Distributions in an aggregate amount not to exceed $~~20,000,000~~50,000,000 during each year (the “Distributions Cap”); provided, however, that no such Distribution shall count against the Distributions Cap if at the time such Distribution is declared (subject to the last sentence of this clause (e)) either: (i) (A) on a pro forma basis after giving effect to such Distribution, Net Excess Availability has been greater than an amount equal to the Threshold Percentage of the Maximum Facility Amount at all times during the thirty (30) day period immediately prior to the making of such Distribution, (B) Net Excess Availability is greater than an amount equal to the Threshold Percentage of the Maximum Facility Amount after giving effect to such Distribution on the date thereof, and (C) the Fixed Charge Coverage Ratio, on a pro forma basis after giving effect to such Distribution (calculated on a trailing twelve month basis recomputed for the most recent month for which financial statements have been delivered) is not less than 1.0 to 1.0; or (ii) (A) average daily Net Excess Availability, on a pro forma basis after giving effect to such Distribution~~,~~ has been greater than an amount equal to ~~20~~17.5% of the Maximum Facility Amount for the ninety (90) day period immediately prior to the making of such Distribution, and (B) Net Excess Availability is greater than an amount equal to ~~20~~17.5% of the Maximum Facility Amount after giving effect to such Distribution~~; provided, however, that, at any time that any Term Loans are outstanding, (i) no Distributions may be made pursuant to the Distribution Cap, (ii) no Distributions may be made pursuant to subclause (ii) above, and (ii) no purchases, redemptions, or other acquisitions or retirement for value of any Equity Interest may be made pursuant to this clause (e);~~ on the date thereof.

(f)        so long as no Event of Default has occurred and is continuing or would result therefrom, Parent may make cash payments in lieu of issuance of fractional shares in connection with the conversion of any convertible stock or debt securities of Parent, in an aggregate amount not to exceed $5,000,000 for all such payments; and

(g)        Parent may make Common Stock Repurchases and pay dividends on Parent’s common stock so long as: (i) no Default or Event of Default has occurred and is continuing or would result therefrom; (ii) the amount expended in connection with any such transaction either (at the written election of Parent in accordance with the definition of Top Golf Proceeds): (A) is made solely using Top Golf Proceeds contained in the Top Golf Blocked Account, (B) does not exceed the U.S. Top Golf Reserve in effect immediately prior to giving effect to any such expenditures, (C)(1) is made solely using cash proceeds of a substantially contemporaneous (I) dividend from the Canadian Borrower to Parent, or (II) repayment by the Canadian Borrower of an intercompany obligation owing to Parent, and (2) does not exceed the Canadian Top Golf Reserve in effect immediately prior to giving effect to any such expenditures, (D)(1) is made solely using cash proceeds of a substantially contemporaneous (I) dividend from the German Borrower to Parent, or (II) repayment by the German Borrower of an intercompany obligation owing to Parent, and (2) does not exceed the German Top Golf Reserve in effect immediately prior to giving effect to any such expenditures, or (E)(1) is made solely using cash proceeds of a substantially contemporaneous (I) dividend from ~~the~~a U.K./Dutch Borrower to Parent, or (II) repayment by ~~the~~a U.K./Dutch Borrower of an intercompany obligation owing to Parent, and (2) does not exceed the U.K./Dutch Top Golf Reserve in effect immediately prior to giving effect to any such expenditures; (iii) the aggregate amount expended in connection with all such transactions consummated under this clause (g) and Investments made under clause 10.2.2(k) does not exceed $150,000,000 in the aggregate; (iv) Parent provides Agent with at least 7 days prior written notice of any such transaction (which notice shall contain the amount to be expended in such transaction and evidence of the source of funds for such expenditure); and (v) Parent provides Agent with evidence of the completion of any such transaction under this clause (g)~~; and (vi) no Term Loans are outstanding at the time any such transaction is consummated~~.

10.2.7.        Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Parent and its Subsidiaries on the date hereof, those lines of business conducted by Top Golf and its subsidiaries on the date of the Top Golf Acquisition, one or more of the leisure goods, products and services businesses generally or, in each case, any business substantially related or incidental thereto.

10.2.8.        Affiliate Transactions. Enter into any transaction of any kind with any Affiliate of Parent, except (a) transactions between or among: (i) the U.S. Borrowers, (ii) the U.S. Domiciled Obligors (other than any U.S. Borrower), (iii) the Canadian Domiciled Obligors, (iv) the U.K./Dutch Domiciled Obligors, (v) the German Domiciled Obligors, and (vi) Subsidiaries that are not Borrowers or Guarantors; (b) transactions constituting Investments in Subsidiaries or Excluded Subsidiaries as permitted by Section 10.2.2, (c) transactions constituting Debt among Parent, any of its Subsidiaries or any Excluded Subsidiaries, in each case as permitted by Section 10.2.3; (d) transactions among Parent or any of its Subsidiaries, in each case as permitted by Section 10.2.4 or Section 10.2.5, (e) transactions constituting Distributions permitted by Section 10.2.6, (f) transactions constituting reasonable fees and compensation paid to (including issuance and grants of securities and stock options, employment agreements and stock option and ownership plans for the benefit of, and indemnities provided on behalf of) officers, directors, employees and consultants of Parent or any Subsidiary, (g) constituting loans or advances to employees and officers of Parent and its Subsidiaries to the extent permitted by Section 10.2.2(a), (h) transactions with Excluded Subsidiaries (including, without limitation, licenses, sub-licenses, leases, sub-leases, purchases and sales of goods and services and joint marketing arrangements, in each case, to the extent not otherwise prohibited hereunder) entered into in the ordinary course of business so long as such transactions do not interfere in any material respect with the business of Parent and its Subsidiaries, taken as a whole, (i)

intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Parent, its Subsidiaries and the Excluded Subsidiaries to the extent permitted pursuant to Sections 10.2.2(o) and 10.2.3(m), and (j) transactions with Affiliates upon terms no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate and not otherwise prohibited by this Agreement.

10.2.9.        Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (a) of any Subsidiary to make Distributions to any Borrower or any Guarantor or to otherwise transfer property to any Borrower or any Guarantor, (b) of Parent or any Subsidiary to incur or repay the Obligations, (c) of Parent or any Subsidiary to grant Liens on any Collateral in favor of the Agent for the benefit of the Lenders, or (d) of any U.S. Subsidiary, U.K. Subsidiary, German Subsidiary, or Canadian Subsidiary to guarantee the Obligations; provided, that the restrictions set forth herein shall not apply to (i) customary restrictions on transfers of property subject to a capital lease as set forth in such capital lease; (ii) customary restrictions with respect to a Subsidiary (other than a Borrower) pursuant to an agreement that has been entered into for the sale or disposition (not otherwise prohibited by this Agreement or any other Loan Document) of all or substantially all of the capital stock or assets of such Subsidiary; (iii) customary prohibitions on assignment in any contract or lease; (iv) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the Ordinary Course of Business; and (v) customary restrictions with respect to Debt permitted under Section 10.2.3(s).

10.2.10.        Restrictions on Payment of Certain Debt. Make any (a) payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Debt which is subordinated to the Obligations (which, for the avoidance of doubt, does not include any Debt permitted under Section 10.2.3(s)), except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); (b) any voluntary payments with respect to any Borrowed Money (other than the Obligations and any intercompany obligations) prior to its due date; provided, however, that the restriction set forth in clause (b) shall not apply to: (x) any voluntary payments made to consummate a refinancing in full of the Debt permitted under Section 10.2.3(s) to the extent such refinancing is permitted under the terms of Section 10.2.3(s); and (y) any payment if either: (A) (1) on a pro forma basis after giving effect to such payment, Net Excess Availability has been greater than an amount equal to ~~15%~~the Threshold Percentage of the Maximum Facility Amount at all times during the thirty (30) day period immediately prior to the making of such payment, (2) Net Excess Availability is greater than an amount equal to ~~15%~~the Threshold Percentage of the Maximum Facility Amount after giving effect to such payment, and (3) the Fixed Charge Coverage Ratio, on a pro forma basis after giving effect to such payment (calculated on a trailing twelve month basis recomputed for the most recent month for which financial statements have been delivered) is not less than 1.0 to 1.0; or (B) (1) average daily Net Excess Availability, on a pro forma basis after giving effect to such payment, has been greater than an amount equal to ~~20~~17.5% of the Maximum Facility Amount for the ninety (90) day period immediately prior to the making of such payment~~,~~ and (2) Net Excess Availability is greater than an amount equal to ~~20~~17.5% of the Maximum Facility Amount after giving effect to such payment~~, and (3) no Term Loans are outstanding at the time such payment is made~~.

10.2.11.        Organic Documents. Amend, modify or otherwise change any of its Organic Documents as in effect on the Original Agreement Closing Date where such amendment, modification or other change would have a Material Adverse Effect.

10.2.12.        Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrowers, Subsidiaries and Excluded Subsidiaries.

10.2.13.        Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14.        Activities of uPlay. Unless Borrowers cause uPlay to become a Guarantor hereunder in accordance with Section 10.1.12, uPlay will not (a) engage in any business or activity or (b) own any assets or have any liabilities (other than liabilities reasonably incurred in connection with its maintenance of its existence).

10.2.15.        Canadian Pension Plans. Without the prior written consent of Agent, no Obligor shall establish, or otherwise incur any obligations or liabilities under or in connection with any Canadian Pension Plan that provides benefits on a defined benefit basis.

10.2.16.        Equity Interests of the German Borrower. Create, incur, assume or suffer to exist any Lien over the Equity Interests in (a) the German Borrower or (b) in each direct or indirect holder of such Equity Interests, in each case, other than such Liens in favor of the Agent.

10.3        Financial Covenants. As long as any Commitments or Obligations are outstanding, Borrowers shall~~:~~

~~(a)         At any time the Term Loans are outstanding as of the last day of any Fiscal Quarter, maintain a Fixed Charge Coverage Ratio, measured at the end of the Fiscal Quarter most recently completed for which financial statements have been delivered pursuant to Section 10.1.1 and at the end of each subsequent Fiscal Quarter while the Term Loans are outstanding, of at least 1.1 to 1.0; and~~

~~(b)         At any time there are no Term Loans outstanding,~~ maintain a Fixed Charge Coverage Ratio, measured on a Fiscal Quarter-end basis, of at least 1.0 to 1.0 as of (a) the end of the last Fiscal Quarter immediately preceding the occurrence of any Covenant Trigger Period for which financial statements have most recently been delivered pursuant to Section 10.1.1, and (b) the end of each Fiscal Quarter for which financial statements are delivered pursuant to Section 10.1.1 during any Covenant Trigger Period.

10.4        Company Trademark. The Obligors shall maintain, defend and preserve the Company Trademark and its value, usefulness, merchantability and marketability in a manner consistent with past practices, and shall not sell, assign, transfer, encumber or license the Company Trademark to any Person (other than Liens created pursuant to the Loan Documents) to the extent that doing so would cause the amount specified in clause (a) of the definition of “U.S. Trademark Formula Amount” to be less than the amount specified in clause (b) of the definition of “U.S. Trademark Formula Amount” without the prior written consent of the U.S. Required Lenders.

SECTION 11.         EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1        Events of Default. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)        An Obligor fails to pay (i) when due (whether at stated maturity, on demand, upon acceleration or otherwise) any amount of principal of any Loan or any reimbursement obligation in respect of any LC Obligation, or (ii) any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a)(i) above), when and as the same shall become due and payable hereunder or under any other Loan Document (whether at stated maturity, on demand, upon acceleration or otherwise), and such failure shall continue unremedied for a period of three Business Days;

(b)        Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)        An Obligor breaches or fail to perform any covenant contained in Section 7.2, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.1.10, 10.2 or 10.3;

(d)        An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period;

(e)        (i) A Guarantor repudiates, revokes or attempts to revoke its Guarantee; (ii) an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or (iii) any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)        Any breach or default of an Obligor occurs under any Hedging Agreement, or any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of the Dollar Equivalent of $10,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g)        Any judgment or order for the payment of money is entered against an Obligor and is unsatisfied for a period of more than 30 days in an amount that exceeds, individually or cumulatively with all other unsatisfied judgments or orders against all Obligors, the Dollar Equivalent of $5,000,000 (net of any insurance coverage therefor acknowledged in writing by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

(h)        A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance (either individually or in the aggregate) exceeds the Dollar Equivalent of $2,500,000;

(i)        (i) An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business and such enjoinment, restraint or prevention could reasonably be expected to have a Material Adverse Effect; (ii) an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business and such loss, revocation or termination could reasonably be expected to have a Material Adverse Effect; (iii) there is a cessation of any material part of an Obligor’s business for a material period of time and such cessation could reasonably be expected to have a Material Adverse Effect; (iv) any material Collateral or Property of an Obligor is taken or impaired through condemnation and such taking or impairment could reasonably be expected to have a Material Adverse Effect; (v) a Borrower agrees to or commences any liquidation, dissolution or winding up of its affairs; or (vi) a Borrower is not Solvent;

(j)        (i) Any Obligor generally fails to pay, or admits in writing its inability or refusal to pay, its debts as they become due; (ii) an Insolvency Proceeding is commenced by any Obligor; (iii) any Obligor agrees to, commences or is subject to a liquidation, dissolution or winding up of its affairs; (iv) any Obligor makes an offer of settlement, extension, proposal (or files a notice of intention to make a proposal), plan of arrangement or composition to its unsecured creditors generally; (v) a Creditor Representative is appointed to take possession of any substantial Property of or to operate or sell any of the business of any Obligor; or (vi) an Insolvency Proceeding is commenced against any Obligor and (A) such Obligor consents to the institution of the proceeding against it, (B) such petition commencing the proceeding is not timely contested by such Obligor, (C) (1) in the case of an Obligor (other than a U.K. Domiciled Obligor) such petition is not dismissed within 30 days after its filing or (2) in the case of a U.K. Domiciled Obligor, such petition is a winding-up petition which is not frivolous or vexatious and is not discharged, stayed or dismissed within 14 days of commencement, or (D) an order for relief is entered in the proceeding;

(k)        (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC in an aggregate amount in excess of $10,000,000, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; (ii) an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or (iii) any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

(l)        (A) a Termination Event shall occur or any Canadian Multi-Employer Plan shall be terminated, in each case, in circumstances which would result or could reasonably be expected to result in a Canadian Facility Obligor required to make a contribution to or in respect of a Canadian Pension Plan or a Canadian Multi-Employer Plan in an aggregate amount in excess of $2,500,000 or results in the appointment, by ~~FSCO~~the FSRA, of an administrator to wind up a Canadian Pension Plan; (B) any Canadian Domiciled Obligor is in default with respect to any required contributions to a Canadian Pension Plan or fails to eliminate a solvency deficiency or keep such plan fully funded; or (C) any Lien arises (save for contribution amounts not yet due) in connection with any Canadian Pension Plan; or

(m)        A Change of Control occurs.

11.2        Remedies upon Default. If an Event of Default described in Section 11.1(j) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)        declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)        terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c)        require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable~~, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of~~

~~Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied)~~; and

(d)        exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC and the PPSA. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Obligors’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Obligor agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3        License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person), exercisable at any time following the occurrence and during the continuation of an Event of Default, any or all Intellectual Property of Obligors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Obligor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4        Setoff. At any time during an Event of Default, Agent, Issuing Banks, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, such Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, such Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, each Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5        Remedies Cumulative; No Waiver.

11.5.1.        Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2.        Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Obligors with any terms of the Loan

Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. It is expressly acknowledged by Obligors that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

11.6        Judgment Currency. If, for purposes of obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Loan Document (“Agreement Currency”) into another currency, the Spot Rate shall be used as the rate of exchange. Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, an Obligor shall discharge its obligation in respect of any sum due under a Loan Document only if, on the Business Day following receipt by Agent or any Secured Party of payment in the Judgment Currency, Agent or such Secured Party can use the amount paid to purchase the sum originally due in the Agreement Currency. If the purchased amount is less than the sum originally due, such Obligor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent and Secured Parties against such loss. If the purchased amount is greater than the sum originally due, Agent or such Secured Party shall return the excess amount to such Obligor (or to the Person legally entitled thereto).

SECTION 12.        AGENT

12.1        Appointment, Authority and Duties of Agent.

12.1.1.        Appointment and Authority.

(a)        Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for the benefit of Secured Parties. Each Secured Party agrees that any action taken by Agent, Required Lenders, U.S. Required Lenders, German Required Lenders, U.K./Dutch Required Lenders, or Canadian Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts, Eligible Inventory or Eligible In-Transit Inventory, whether to impose or release any reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

(b)        For the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Quebec between each Secured Party, taken individually, on the one hand, and the Agent,

on the other hand, each Obligor and each such Secured Party acknowledge and agree with the Agent that such Secured Party and the Agent are hereby conferred the legal status of solidary creditors of each such Obligor in respect of all Obligations owed by each such Obligor to the Agent and such Secured Party hereunder and under the other Loan Documents (collectively, the “Solidary Claim”) and that, accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Quebec, each such Obligor is irrevocably bound towards the Agent and each Secured Party in respect of the entire Solidary Claim of the Agent and such Secured Party. As a result of the foregoing, the parties hereto acknowledge that the Agent and each Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of the Agent and such Secured Party and the right to give full acquittance for it. Accordingly, and without limiting the generality of the foregoing, the Agent, as solidary creditor with each Secured Party, shall at all times have a valid and effective right of action in respect of the Solidary Claim and the right to give a full acquittance for same. By its execution of the Loan Documents to which it is a party, each such Obligor not a party hereto shall also be deemed to have accepted the stipulations hereinabove provided. The parties further agree and acknowledge that such Liens (hypothecs) under the Security Documents and the other Loan Documents shall be granted to the Agent, for its own benefit and for the benefit of the Secured Parties, as solidary creditor as hereinabove set forth.

(c)        Without limiting the foregoing or any powers of Agent, for the purposes of holding any hypothec granted to the Attorney (as defined below) pursuant to the laws of the Province of Québec to secure the prompt payment and performance of any and all Obligations by any Obligor, each of the Secured Parties hereby irrevocably appoints and authorizes Agent and, to the extent necessary, ratifies the appointment and authorization of Agent, to act as the hypothecary representative of the present and future creditors as contemplated under Article 2692 of the Civil Code (in such capacity, the “Attorney”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec. The Attorney shall: (i) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law, and (ii) benefit from and be subject to all provisions hereof with respect to Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties and Obligors. Any person who becomes a Secured Party shall, by its execution of an Assignment and Acceptance, be deemed to have consented to and confirmed the Attorney as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Attorney in such capacity. The substitution of Agent pursuant to the provisions of this Section 12 also constitutes the substitution of the Attorney.

12.1.2.        Duties. Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3.        Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4.        Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against all Claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.1.5.        Agent as Security Trustee. In this Agreement and the U.K. Security Agreements, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of, Agent (or any other Person acting in such capacity) in its capacity as security trustee of Secured Parties to the extent that the rights, deliveries, indemnities or other obligations relate to the U.K. Security Agreements or the security thereby created. Any obligations of Agent (or any other Person acting in such capacity) in this Agreement and U.K. Security Agreements shall be obligations of Agent in its capacity as security trustee of Secured Parties to the extent that the obligations relate to the U.K. Security Agreements or the security thereby created. Additionally, in its capacity as security trustee of Secured Parties Agent (or any other Person acting in such capacity) shall have (i) all the rights, remedies and benefits in favor of Agent contained in the provisions of the whole of this Section 12; (ii) all the powers of an absolute owner of the security constituted by the U.K. Security Agreements ; and (iii) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under the U.K. Security Agreements and/or any of the Loan Documents.

12.1.6.        Appointment of Agent as Security Trustee. Each Secured Party hereby appoints Agent to act as its trustee under and in relation to the U.K. Security Agreements and to hold the assets subject to the security thereby created as trustee for Secured Parties on the trusts and other terms contained in the U.K. Security Agreements and each Secured Party hereby irrevocably authorizes Agent in its capacity as security trustee of Secured Parties to exercise such rights, remedies, powers and discretions as are specifically delegated to Agent as security trustee of Secured Parties by the terms of the U.K. Security Agreements together with all such rights, remedies, powers and discretions as are reasonably incidental thereto.

12.1.7.        Liens. Any reference in this Agreement to Liens stated to be in favor of Agent shall be construed so as to include a reference to Liens granted in favor of Agent in its capacity as security trustee of Secured Parties.

12.1.8.        Successors. Secured Parties agree that, if at any time that the Person acting as security trustee of Secured Parties in respect of the U.K. Security Agreements shall be a Person other than Agent, such other Person shall have the rights, remedies, benefits and powers granted to Agent in its capacity as security trustee of Secured Parties under this Agreement and the U.K. Security Agreements.

12.1.9.        Capacity. Nothing in Sections 12.1.5 to 12.1.8 shall require Agent in its capacity as security trustee of Secured Parties under the U.K. Security Agreements to act as a trustee at common law or to be holding any property on trust, in any jurisdiction outside the U.K. which may not operate under principles of trust or where such trust would not be recognized or its effects would not be enforceable.

12.2        Agreements Regarding Collateral and Field Examination Reports.

12.2.1.        Lien Releases; Care of Collateral. Secured Parties authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrowers certify in writing to Agent is a disposition permitted hereunder or a Lien which Borrowers certify is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not have, when aggregated with all other released Collateral under this clause (c) in any calendar year, a book value greater than $5,000,000; or (d) with the written consent of all Lenders. Secured Parties authorize Agent to release or subordinate its Liens to any Lien permitted under Section 10.2.1(j) or Section 10.2.1(p). Agent shall have no obligation to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2.        Possession of Collateral. Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3.        Reports. Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for Agent with respect to any Obligor or Collateral (“Report”). Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon the applicable Obligors’ books and records as well as upon representations of the applicable Obligors’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except: (i) to such Lender’s Participants, attorneys and accountants, (ii) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates, or (iii) to the extent required by Applicable Law or by any subpoena or other legal process) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of Agent furnishing a Report to such Lender.

12.3        Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4        Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations), or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC or PPSA sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral.

12.5        Ratable Sharing. No Lender shall set off against any Dominion Account without the prior consent of Agent. If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, the U.S. Issuing Bank (if such Obligation is a U.S. Facility Obligation), the Canadian Issuing Bank (if such Obligation is a Canadian Facility Obligation), the German Issuing Bank (if such Obligation is a German Facility Obligation), the U.K./Dutch Issuing Bank (if such Obligation is a U.K. Facility Obligation), and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against any Dominion Account without the prior consent of the Agent

12.6        Indemnification. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE (OTHER THAN CLAIMS THAT ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE), PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any Creditor Representative, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

12.7        Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8        Successor Agent and Co-Agents.

12.8.1.        Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower Agent. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a U.S. Lender or an Affiliate of a U.S. Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrower Agent. If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders or, if no Lender accepts such role, Agent may appoint Required Lenders as successor Agent. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, or upon appointment of Required Lenders as successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent (including as security trustee of Secured Parties under the U.K. Security Agreements) without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent (including as security trustee of Secured Parties under the U.K. Security Agreements) hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2.        Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Secured Parties shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9        Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.10        Remittance of Payments and Collections.

12.10.1.        Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. (Applicable Time Zone) on a Business Day, payment shall be made by Lender not later than 2:00 p.m. (Applicable Time Zone) on such day, and if request is made after 11:00 a.m. (Applicable Time Zone), then payment shall be made by 11:00 a.m. (Applicable Time Zone) on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2.        Failure to Pay. If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Obligors be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.10.3.        Recovery of Payments. If Agent pays any amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Secured Party that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.11        Agent in its Individual Capacity. As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders,” “U.S. Required Lenders,” “German Required Lenders,” “U.K./Dutch Required Lenders,” “Canadian Required Lenders” or any similar term shall include Bank of America, if applicable, in its capacity as a Lender. Bank of America and its Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were not Agent hereunder, without any duty to account therefor to Lenders. In their individual capacities, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Secured Party agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to any Secured Party, if acquired in such individual capacity.

12.12        Agent Titles. Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.13        Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by Section 5.6 and this Section 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations, unless such Claim is caused by the gross negligence or willful misconduct of such Agent Indemnitee.

12.14        No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Obligors or any other Person. As between Obligors and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

SECTION 13.         BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2        Participations.

13.2.1.        Permitted Participants; Effect. Any Lender may, in the Ordinary Course of Business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Obligors shall be determined as if such Lender had not sold such participating interests, and Obligors and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrower Agent agrees otherwise in writing.

13.2.2.        Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Canadian Revolver Commitment Termination Date (if such Participant has an interest in the Canadian Revolver Commitments), U.K./Dutch Revolver Commitment Termination Date (if such Participant has an interest in the U.K./Dutch Revolver Commitments), German Revolver Commitment Termination Date (if such Participant has an interest in the German Revolver Commitments), or U.S. Revolver Commitment Termination Date (if such Participant has an interest in the U.S. Revolver Commitments), or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantial portion of the Collateral.

13.2.3.        Benefit of Set-Off. Obligors agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3        Assignments.

13.3.1.        Permitted Assignments.

(a)        A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (i) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $10,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (ii) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $10,000,000 (unless otherwise agreed by Agent in its discretion); and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (x) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (y) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Obligors to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Obligors’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

(b)        Notwithstanding anything contained herein to the contrary, no assignment may be made unless after giving effect thereto:

(i)        the percentage of each U.S. Lender’s U.S. Revolver Commitment to the aggregate amount of all U.S. Revolver Commitments equals the percentage of such Lender’s and such Lender’s Affiliates’: (1) Canadian Revolver Commitment to the aggregate amount of all Canadian Revolver Commitments, (2) U.K./Dutch Revolver Commitment to the aggregate amount of all U.K./Dutch Revolver Commitments, and (3) German Revolver Commitment to the aggregate amount of all German Revolver Commitments;

(ii)        the percentage of each Canadian Lender’s Canadian Revolver Commitment to the aggregate amount of all Canadian Revolver Commitments equals the percentage of such Lender’s and such Lender’s Affiliates’: (1) U.S. Revolver Commitment to the aggregate amount of all U.S. Revolver Commitments, (2) U.K./Dutch Revolver Commitment to the aggregate amount of all U.K./Dutch Revolver Commitments, and (3) German Revolver Commitment to the aggregate amount of all German Revolver Commitments;

(iii)        the percentage of each German Lender’s German Revolver Commitment to the aggregate amount of all German Revolver Commitments equals the percentage of such Lender’s and such Lender’s Affiliates’: (1) U.S. Revolver Commitment to the aggregate amount of all U.S. Revolver Commitments, (2) U.K./Dutch Revolver Commitment to the aggregate amount of all U.K./Dutch Revolver Commitments, and (3) Canadian Revolver Commitment to the aggregate amount of all Canadian Revolver Commitments; and

(iv)        the percentage of each U.K./Dutch Lender’s U.K./Dutch Revolver Commitment to the aggregate amount of all U.K./Dutch Revolver Commitments equals the percentage of such Lender’s and such Lender’s Affiliates’: (1) U.S. Revolver Commitment to the aggregate amount of all U.S. Revolver Commitments, (2) Canadian Revolver Commitment to the

aggregate amount of all Canadian Revolver Commitments, and (3) German Revolver Commitment to the aggregate amount of all German Revolver Commitments.

13.3.2.        Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit C and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3.        Certain Assignees. No assignment or participation may be made to an Obligor, Affiliate of an Obligor, Defaulting Lender or natural person. In connection with any assignment by a Defaulting Lender, such assignment shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), (a) to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder, and (b) to acquire its Pro Rata share of all Loans and LC Obligations. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

13.4        Replacement of Certain Lenders. If a Lender (a) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, or (b) is a Defaulting Lender, then, in addition to any other rights and remedies that any Person may have, Agent or Borrower Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

SECTION 14.         MISCELLANEOUS

14.1        Consents, Amendments and Waivers.

14.1.1.        Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of the Required Lenders or of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a)        without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)        without the prior written consent of each affected Issuing Bank, no modification shall be effective with respect to any LC Obligations, Section 2.2, Section 2.3, Section 2.4, or any other provision in a Loan Document that relates to any rights, duties or discretion of such affected Issuing Bank;

(c)        without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; (ii)

reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Commitment of such Lender, or (iv) amend this clause (c);

(d)        without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall be effective that would (i) extend the U.S. Revolver Commitment Termination Date, the U.K./Dutch Revolver Commitment Termination Date, the Canadian Revolver Commitment Termination Date, the German Revolver Commitment Termination Date, the Term Loan Maturity Date, or the Facility Termination Date, (ii) alter Section 5.6, 7.1 (except to add Collateral), 12.5 or 14.1.1; (iii) amend the definition of Pro Rata, Supermajority Lenders, or Required Lenders; (iv) increase any advance rate; (v) release Collateral with a book value greater than $5,000,000 during any calendar year, except as currently contemplated by the Loan Documents; or (vi) release any Obligor from liability for any Obligations;

(e)        without the prior written consent of the Supermajority Lenders, no modification shall be effective that would amend (i) the definition of U.S. Borrowing Base (or any defined term used in such definition, including any defined term used therein) to the extent that any such amendment results in more credit being made available to U.S. Borrowers, (ii) the Canadian Borrowing Base (or any defined term used in such definition, including any defined term used therein) to the extent that any such amendment results in more credit being made available to the Canadian Borrower, (iii) the German Borrowing Base (or any defined term used in such definition, including any defined term used therein) to the extent that any such amendment results in more credit being made available to the German Borrower, or (iv) the U.K./Dutch Borrowing Base (or any defined term used in such definition, including any defined term used therein) to the extent that any such amendment results in more credit being made available to the U.K. ~~Borrower~~/Dutch Borrowers;

(f)        without the prior written consent of a Secured Bank Product Provider, no modification shall be effective that affects its relative payment priority under Section 5.6;

(g)        without the prior written consent of all Lenders, (i) the Obligations shall not be subordinated to any other obligations, and (ii) Agent shall not agree to subordinate its Liens in the Collateral to any other Liens except to the extent contemplated by Section 12.2.1;

(h)        without the prior written consent of all: (i) U.S. Lenders, amend the definition of U.S. Required Lenders, (ii) Canadian Lenders, amend the definition of Canadian Required Lenders, (iii) U.K./Dutch Lenders, amend the definition of U.K./Dutch Required Lenders, and (iv) German Lenders, amend the definition of German Required Lenders~~, and (v) U.S. Lenders having Term Loan Commitments, amend the definition of U.S. Required Term Lenders~~; and

(i)        if Real Estate secures any Obligations, no modification of a Loan Document shall add, increase, renew or extend any credit line hereunder until the completion of flood diligence and documentation as required by all Flood Laws.

14.1.2.        Limitations. The agreement of Obligors shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Banks as among themselves. Only the consent of the parties to the Fee Letters or any agreement relating to a Bank Product shall be required for any modification of such agreement, and any non-Lender that is party to a Bank Product agreement shall have no right to participate in any manner in modification of any other Loan Document. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3.        Payment for Consents. No Obligor will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2        Indemnity. EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3        Notices and Communications.

14.3.1.        Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.2, 2.3, 2.4, 3.1.2, or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Obligors.

14.3.2.        Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents, and matters permitted under Section 4.1.4. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3.        Non-Conforming Communications. Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Obligor even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Obligor shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of an Obligor.

14.4        Performance of Obligors’ Obligations. Agent may, in its discretion at any time and from time to time, at the applicable Borrowers’ expense, pay any amount or do any act required of an Obligor under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to U.S. Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5        Credit Inquiries. Each Obligor hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

14.6        Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7        Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8        ~~Counterparts. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement~~Execution; Electronic Records. Any Loan Document, including any required to be in writing, may (if agreed by Agent) be in the form of an Electronic Record and may (if agreed by Agent) be executed using Electronic Signatures. An Electronic Signature on or associated with any Communication shall be valid and binding on each Obligor and other party thereto to the same extent as a manual, original signature, and any Communication entered into by Electronic Signature shall constitute the legal, valid and binding obligation of each party, enforceable to the same extent as if a manually executed original signature were delivered. A Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. The parties may use or accept manually signed paper Communications converted into electronic form (such as scanned into pdf), or electronically signed Communications converted into other formats, for transmission, delivery and/or retention. Agent and Lenders may, at their option, create one or more copies of a Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Person’s business, and may destroy the original paper document. Any Communication in the form or format of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything herein, (a) Agent is under no obligation to accept an Electronic Signature in any form unless expressly agreed by it pursuant to procedures approved by it; (b) each Secured Party shall be entitled to rely on any Electronic Signature purportedly given by or on behalf of an Obligor without further verification and regardless of the appearance or form of such Electronic

Signature; and (c) upon request by Agent, any Loan Document using an Electronic Signature shall be promptly followed by a manually executed, original counterpart.

14.9        Entire Agreement. Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10        Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Obligor.

14.11        Lender Loss Sharing Agreement.

(a)        Definitions. As used in this Section 14.11, the following terms shall have the following meanings:

(i)        CAM: the mechanism for the allocation and exchange of interests in the Loans, participations in Letters of Credit and collections thereunder established under Section 14.11(b).

(ii)        CAM Exchange: the exchange of the U.S. Lenders’ interests, the U.K./Dutch Lenders’ interests, the German Lenders’ interests and the Canadian Lenders’ interests provided for in Section 14.11(b).

(iii)        CAM Exchange Date: the first date after the Closing Date on which there shall occur (a) any event described in Section 11.1(j) with respect to any Borrower, or (b) an acceleration of Loans and termination of the Commitments pursuant to Section 11.2.

(iv)        CAM Percentage: as to each Lender, a fraction, (a) the numerator of which shall be the aggregate amount of such Lender’s Revolver Commitments immediately prior to the CAM Exchange Date and the termination of the Revolver Commitments, and (b) the denominator of which shall be the amount of the Revolver Commitments of all the Lenders immediately prior to the CAM Exchange Date and the termination of the Revolver Commitments.

(v)        Designated Obligations: all Obligations of the Borrowers with respect to (a) principal and interest under the U.S. Revolver Loans, U.K./Dutch Revolver Loans, Canadian Revolver Loans, German Revolver Loans, Overadvance Loans and Protective Advances, (b) unreimbursed drawings under Letters of Credit and interest thereon, and (c) fees under Sections 3.2.1, 3.2.2(a), 3.2.3(a), and 3.2.4(a).

(vi)        Revolver Facilities: the facility established under the U.S. Revolver Commitments, the U.K./Dutch Revolver Commitments, the German Revolver Commitments, and the Canadian Revolver Commitments, and Revolver Facility means any one of such Revolver Facilities.

(b)        CAM Exchange.

(i)        On the CAM Exchange Date,

(A)        the U.S. Revolver Commitments, the U.K./Dutch Revolver Commitments, the German Revolver Commitments, and the Canadian Revolver Commitments shall have terminated in accordance with Section 11.2,

(B)        each U.S. Lender shall fund its participation in any outstanding Protective Advances in accordance with Section 2.1.6, each U.K./Dutch Lender shall fund its participation in any outstanding Protective Advances in accordance with Section 2.1.6, each German Lender shall fund its participation in any outstanding Protective Advances in accordance with Section 2.1.6, and each Canadian Lender shall fund its participation in any outstanding Protective Advances in accordance with Section 2.1.6,

(C)        each U.S. Lender shall fund its participation in any unreimbursed drawings made under the applicable Letters of Credit pursuant to Section 2.3.2(b), each Canadian Lender shall fund its participation in any unreimbursed drawings made under the applicable Letters of Credit pursuant to Section 2.4.2(b), each German Lender shall fund its participation in any unreimbursed drawings made under the applicable Letters of Credit pursuant to Section 2.5.2(b), and each U.K./Dutch Lender shall fund its participation in any unreimbursed drawings made under the applicable Letters of Credit pursuant to Section 2.2.2(b), and

(D)        the Lenders shall purchase at par interests (in Dollars) in the Designated Obligations under each Revolver Facility (and shall make payments to Agent for reallocation to other Lenders to the extent necessary to give effect to such purchases) and shall assume the obligations to reimburse the applicable Issuing Bank for unreimbursed drawings under outstanding Letters of Credit under such Revolver Facility such that, in lieu of the interests of each Lender in the Designated Obligations under the U.S. Revolver Commitments, the U.K./Dutch Revolver Commitments, the German Revolver Commitments, and the Canadian Revolver Commitments in which it shall participate immediately prior to the CAM Exchange Date, such Lender shall own an interest equal to such Lender’s CAM Percentage in each component of the Designated Obligations immediately following the CAM Exchange.

(ii)        Each Lender and each Person acquiring a participation from any Lender as contemplated by Section 13.2 hereby consents and agrees to the CAM Exchange. Each Borrower agrees from time to time to execute and deliver to Lenders all such promissory notes and other instruments and documents as Agent shall reasonably request to evidence and confirm the respective interests and obligations of Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans under this Agreement to Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Lender to deliver or accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(iii)        As a result of the CAM Exchange, from and after the CAM Exchange Date, each payment received by Agent pursuant to any Loan Document in respect of any of the Designated Obligations shall be distributed to Lenders, pro rata in accordance with their respective CAM Percentages.

(iv)        In the event that on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a Letter of Credit by any Issuing Bank that is not reimbursed by the applicable Borrowers, then each Lender shall promptly reimburse such Issuing Bank for its CAM Percentage of such unreimbursed payment.

(c)        Notwithstanding any other provision of this Section 14.11, Agent and each Lender agree that if Agent or a Lender is required under Applicable Law to withhold or deduct any taxes or other amounts from payments made by it hereunder or as a result hereof, such Person shall be entitled to withhold or deduct such amounts and pay over such taxes or other amounts to the applicable Governmental Authority imposing such tax without any obligation to indemnify Agent or any Lender with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by Agent or any Lender subject to such withholding to Agent or any other Lender making such withholding and paying over such amounts, but without diminution of the rights of Agent or such Lender subject to such withholding as against Borrowers and the other Obligors to the extent (if any) provided in this Agreement and the other Loan Documents. Any amounts so withheld or deducted shall be treated as, for the purpose of this Section 14.11, having been paid to Agent or such Lender with respect to which such withholding or deduction was made.

14.12        No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Obligors acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Obligors and such Person; (ii) Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Obligors, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their Affiliates, and have no obligation to disclose any of such interests to Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.13        Confidentiality. Each of Agent, Lenders and Issuing Banks shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process, including the disclosure of any Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents or any transaction carried out in connection with any transaction contemplated by the Loan Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower Agent; or (h) to the extent such

Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, any Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Obligors. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Obligors and a general description of Obligors’ businesses, and may use Obligors’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means all information received from an Obligor, Subsidiary or Excluded Subsidiary relating to it or its business that is identified as confidential when delivered. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information. Each of Agent, Lenders and Issuing Banks acknowledges that (i) Information may include material non-public information concerning an Obligor, Subsidiary or Excluded Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal, state, provincial and territorial securities laws.

14.14        GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW AND FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.15        Consent to Forum; Judicial Reference; Bail-In of Affected Financial Institutions.

14.15.1.        Forum. EACH OBLIGOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK, NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15.2.        Judicial Reference. If any controversy or claim among the parties relating in any way to any Obligations or Loan Documents, including any alleged tort, shall be pending before any court sitting in or with jurisdiction over California or applying California law, then at the request of any party such proceeding shall be referred by the court to a referee (who shall be an active or retired judge) to hear and determine all issues in such proceeding (whether of fact or law) and to report a statement of decision for adoption by the court. Nothing in this Section shall limit any right of Agent or any other Secured Party to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after any judicial reference. The exercise of a remedy does not waive the right of any party to resort to judicial reference. At Agent’s option, foreclosure under a mortgage or deed of trust may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

14.15.3.        Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that, with respect to any Secured Party that is an Affected Financial Institution, any unsecured liability of such Secured Party arising under a Loan Document may be subject to the write-down and conversion powers of the applicable Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liability which may be payable to it by such Secured Party; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent, or a bridge institution that may be issued to the party or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write-Down and Conversion Powers.

14.16        Waivers by Obligors. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which an Obligor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, any Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Banks and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Obligors. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17        Patriot Act and AML Legislation Notice. Agent and Lenders hereby notify Obligors that pursuant to the requirements of the Patriot Act, the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” policies, regulations, laws or rules (the Proceeds of Crime Act and such other applicable policies, regulations, laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act and the AML Legislation. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Obligors’ management and owners, such as legal name, address, social security number and date of birth. Each Obligor shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by Agent, Issuing Bank, any Lender or any prospective assignee or participant of a Lender, in order to comply with any “know your customer,” anti-money laundering rules and regulations, or other requirements of Applicable Law, including the Patriot Act, the Beneficial Ownership Regulation and/or the applicable AML Legislation, whether now or hereafter in existence.

14.18        Canadian Anti-Money Laundering Legislation. If the Agent has ascertained the identity of any Canadian Facility Obligor or any authorized signatories of any Canadian Facility Obligor for the purposes of applicable AML Legislation, then the Agent: (a) shall be deemed to have done so as an agent for each Canadian Lender, and this Agreement shall constitute a “written agreement” in such regard between each Canadian Lender and the Agent within the meaning of the applicable AML Legislation; and (b) shall provide to each Canadian Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Canadian Lenders agrees that Agent has no obligation to ascertain the identity of the Canadian Facility Obligors or any authorized signatories of the Canadian Facility Obligors on behalf of any Canadian Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Facility Obligor or any such authorized signatory in doing so.

14.19        Parallel Debt Undertaking.

14.19.1.        The parallel debt undertaking created hereunder (“Parallel Debt Undertaking”~~) (abstraktes Schuldanerkenntnis~~) is constituted in order to secure the prompt and complete satisfaction of any of the respective German ~~Borrower~~Domiciled Obligor’s German Facility Obligations and/or the Dutch Domiciled Obligor’s U.K./Dutch Facility Obligations. The Parallel Debt Undertaking shall also cover any future extension, prolongation, increase or novation of the German Facility Obligations and the U.K./Dutch Facility Obligations.

14.19.2.        For the purposes of taking and ensuring the continuing validity of security under those security documents subject to the laws of (or to the extent affecting assets situated in) Germany, the Netherlands and such other jurisdictions as the Secured Parties and the Obligors (each acting reasonably) agree, notwithstanding any contrary provision in this Agreement:

(a)        each Obligor undertakes (such undertakings, the “Parallel Obligations”) to pay to the Agent amounts equal to all present and future amounts owing by it to the Secured Parties under the Loan Documents (“Original Obligations”);

(b)        the Agent shall have its own independent right to demand and receive payment under the Parallel Obligations;

(c)        the Parallel Obligations shall, subject to clause (d) below, not limit or affect the existence of the Original Obligations for which the Secured Parties shall have an independent right to demand payment;

(d)        notwithstanding clauses (b) and (c) above, payment by the Obligor of its Parallel Obligations shall to the same extent decrease and be a good discharge of the corresponding Original Obligations owing to the relevant Secured Parties and payment by an Obligor of its Original Obligations to the relevant Secured Parties shall to the same extent decrease and be a good discharge of the Parallel Obligations owing by it to the Agent;

(e)        the Parallel Obligations are owed to the Agent in its own name on behalf of itself and not as agent or representative of any other person nor as trustee;

(f)        without limiting or affecting the Agent’s right to protect, preserve or enforce its rights under any Loan Document, the Agent undertakes to each of the Secured Parties not to exercise its rights in respect of the Parallel Obligations without the consent of the relevant Secured Parties; and

(g)        the Agent shall distribute any amount so received to the Secured Parties in accordance with the terms of this Agreement as if such amounts had been received in respect of the Original Obligations.

14.19.3.        Upon complete and irrevocable satisfaction of the German Facility Obligations and the U.K./Dutch Facility Obligations, the Agent shall without undue delay at the cost and expense of the Obligors release the Parallel Debt Undertaking.

14.20        Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Obligor for liquidation or reorganization, should any Obligor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Obligor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14.21        Nonliability of Lenders. Neither the Agent, any Issuing Bank nor any Lender undertakes any responsibility to any Obligor to review or inform any Obligor of any matter in connection with any phase of any Obligor’s business or operations. Each Obligor agrees, on behalf of itself and each other Obligor, that neither the Agent, any Issuing Bank nor any Lender shall have liability to any Obligor (whether sounding in tort, contract or otherwise) for losses suffered by any Obligor in connection with, arising out of or in any way related to any of the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final, non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought or a breach of obligations under this Agreement by the party from which recovery is sought. NEITHER THE AGENT NOR ANY LENDER SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT.

14.22        Know Your Customer. Nothing in this Agreement shall oblige the Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

14.23        Amendment and Restatement.

14.23.1.        This Agreement amends and restates in its entirety the Third Amended and Restated Loan Agreement and, upon the effectiveness of this Agreement, the terms and provisions of the Third Amended and Restated Loan Agreement shall, subject to Section 14.23.3, be superseded hereby.

14.23.2.        Notwithstanding the amendment and restatement of the Third Amended and Restated Loan Agreement by this Agreement, all of the Obligations under the Third Amended and Restated Loan Agreement which remain outstanding as of the date hereof, shall constitute Obligations owing hereunder. This Agreement is given in substitution for the Third Amended and Restated Loan Agreement, and not as payment of the Obligations of the Borrowers thereunder, and is in no way intended to constitute a novation of the Third Amended and Restated Loan Agreement.

14.23.3.        Upon the effectiveness of this Agreement, unless the context otherwise requires, each reference to the Third Amended and Restated Loan Agreement in any of the Loan Documents and in each document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement. Except as expressly modified as of the Closing Date, all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, all security interests, pledges, assignments and other Liens and Guarantees previously granted by any Obligor pursuant to the Loan Documents executed and delivered in connection with the Original Loan Agreement, the Original Amended and Restated Loan Agreement, the Second Amended and Restated Loan Agreement or the Third Amended and Restated Loan Agreement are hereby reaffirmed, ratified, renewed and continued, and all such security interests, pledges, assignments and other Liens and Guarantees shall remain in full force and effect as security for the Obligations on and after the Closing Date.

14.24        Intercreditor Agreement. Notwithstanding anything herein to the contrary, the priority of the Lien and security interest granted to the Agent pursuant to any Loan Document and the exercise of any right or remedy in respect of the Collateral by the Agent (or any Secured Party) hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreement and in the event of any conflict between the terms of the Intercreditor Agreement and any Loan Document, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of Term Loan Obligations (as defined in the Intercreditor Agreement), (i) the delivery or granting of “control” (as defined in the UCC) to the extent only one Person can be granted “control” therein under applicable law of any Term Loan Collateral (as defined in the Intercreditor Agreement) by the Term Loan Collateral Agent pursuant to the terms of the Term Loan Collateral Documents (as defined in the Intercreditor Agreement) shall satisfy any such “control” requirement hereunder or under any other Loan Document with respect to any Term Loan Collateral to the extent that such “control” is consistent with the terms of the Intercreditor Agreement and (ii) the possession of any Term Loan Collateral by the Term Loan Collateral Agent pursuant to the terms of the Term Loan Collateral Documents shall satisfy any such possession requirement hereunder or under any other Loan Document with respect to Term Loan Collateral to the extent that such possession is consistent with the terms of the Intercreditor Agreement.

14.25        Acknowledgement Regarding Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

14.25.1.        Covered Party. If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. If a Covered Party or BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

14.25.2.        Definitions. As used in this Section, (a) “BHC Act Affiliate” means an “affiliate,” as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) “Default Right” has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) “QFC” means a “qualified financial contract,” as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).

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Annex B

Exhibit A-3

Form of U.K./Dutch Revolver Note

[see attached]

EXHIBIT A-3

to

Fourth Amended and Restated

Loan and Security Agreement

U.K./DUTCH REVOLVER NOTE

[Date]	$	New York, New York

CALLAWAY GOLF EUROPE LTD., a company incorporated under the laws of England and Wales (collectively with any other Person that becomes a “U.K. Borrower” after the date hereof in accordance with the terms of the Loan Agreement, collectively, “U.K. Borrowers”) and CALLAWAY GOLF EU B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands, having its statutory seat in Amsterdam, the Netherlands its registered office at Herikerbergweg 88, 1101 CM Amsterdam, the Netherlands, registered with the Chamber of Commerce (Kamer van Koophandel) under number 86392468 (the “Dutch Borrower” and, collectively with the U.K. Borrowers, the “U.K./Dutch Borrowers”) and for value received, hereby unconditionally promise to pay, on a joint and several basis, to the order of                      (the “U.K./Dutch Lender”), the principal sum of                      DOLLARS ($        ), or such lesser amount as may be advanced by or owed to the U.K./Dutch Lender as U.K./Dutch Revolver Loans and owing as U.K./Dutch LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Terms are used herein as defined in the Fourth Amended and Restated Loan and Security Agreement, dated as of May 17, 2019, among Callaway Golf Company, Callaway Golf Sales Company, Callaway Golf Ball Operations, Inc., Ogio International, Inc., travisMathew, LLC, Jack Wolfskin North America, Inc., Callaway Golf Canada Ltd., JACK WOLFSKIN Ausrüstung für Draussen GmbH & Co. KGaA, the U.K./Dutch Borrowers, certain Affiliates of the foregoing Persons, Bank of America, N.A., as Agent, the U.K./Dutch Lender and certain other financial institutions, as such agreement may be amended, modified, supplemented, renewed or extended from time to time (the “Loan Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences U.K./Dutch Revolver Loans and U.K./Dutch LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of the U.K./Dutch Lender and the duties and obligations of the U.K./Dutch Borrowers. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by the U.K./Dutch Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to U.K./Dutch Revolver Loans and U.K./Dutch LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of the U.K./Dutch Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this Note. The U.K./Dutch Borrowers and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. The U.K./Dutch Borrowers agree, jointly and severally, to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses in connection therewith (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by the U.K./Dutch Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to the U.K./Dutch Borrowers or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that each U.K./Dutch Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by such U.K./Dutch Borrower under Applicable Law.

This Note shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this U.K./Dutch Revolver Note is executed as of the date set forth above.

CALLAWAY GOLF EUROPE LTD., a company incorporated under the laws of England and Wales

By:
Name:
Title:

CALLAWAY GOLF EU B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands

By:
Name:
Title: Director